CARTER VALIDUS MISSION CRITICAL REIT II, INC. $1,000,000,000 Maximum Offering in Shares of Common Stock
Carter Validus Mission Critical REIT II, Inc. is a Maryland corporation incorporated on January 11, 2013 that intends to invest primarily in quality income-producing commercial real estate, with a focus on the data center and healthcare property sectors, leased to long-term and creditworthy tenants, as well as making other real estate investments that relate to such property types. We have elected to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2014.
We commenced our initial public offering of $2,350,000,000 of shares of our common stock, consisting of $2,250,000,000 of shares in our primary offering and up to $100,000,000 of shares pursuant to our distribution reinvestment plan, on May 29, 2014. Commencing on October 1, 2017, we began offering shares of our Class A common stock pursuant to our primary offering at $10.200 per share, shares of our Class I common stock pursuant to our primary offering at $9.273 per share and shares of our Class T common stock pursuant to our primary offering at $9.766 per share, which are based on the most recent estimated per share net asset value, or Estimated Per Share NAV, of $9.18 as of June 30, 2017 of each of our Class A, Class I and Class T shares of common stock, and any applicable upfront selling commissions and dealer manager fees. Commencing on October 1, 2017, we also began offering shares of our Class A common stock, Class I common stock, and Class T common pursuant to our distribution reinvestment plan at $9.18 per Class A share, Class I share and Class T share. We ceased offering shares of common stock pursuant to our initial public offering on November 24, 2017. As of November 22, 2017, we had accepted investors subscriptions for and issued shares of our common stock in our initial public offering, including shares of common stock pursuant to our DRIP resulting in gross proceeds of $1,212,402,000.
We are offering up to $1,000,000,000 in shares of our common stock, consisting of three classes of shares, in any combination: Class A shares of common stock at a price of $10.200 per share, Class I shares of common stock at a price of $9.273 per share, and Class T shares of common stock at a price of $9.766 per share, which we refer to as the "Offering." We currently intend to offer the shares in this Offering for a period of 9-12 months following the effective date of this Registration Statement, unless our board of directors terminates the Offering at an earlier date or all shares being offered have been sold, in which case this Offering will be terminated. This Offering must be registered, or exempt from registration, in every state in which we offer or sell shares. Generally, such registrations are for one year. Therefore, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. We reserve the right to terminate this Offering at any time prior to the stated termination date or if all shares being offered have been sold.
Our shares of common stock are being offered to investors on a best efforts basis through SC Distributors, LLC, our affiliated dealer manager. Our dealer manager is not required to sell any specific number or dollar amount in shares of our common stock, but will use its best efforts to sell the shares of our common stock being offered.
We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. Investing in our common stock involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. See the section entitled “Risk Factors” beginning on page 25 of this prospectus for a discussion of the risks which should be considered in connection with your investment in our common stock, including:

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This is a “blind pool” offering because we have not yet identified all of the properties to acquire with the offering proceeds and we have a limited prior operating history. You will not be able to evaluate our investments prior to purchasing shares. We may change our investment policies without stockholder consent, which could result in investments that are different from those described in this prospectus.

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We depend on Carter Validus Advisors II, LLC, or our advisor, and its key personnel to select investments and conduct our operations. Adverse changes in the financial condition of our advisor or our relationship with our advisor or its key personnel could adversely affect us.

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The offering prices for shares in this Offering, as well as the repurchase price for our shares, are based on the most recent Estimated Per Share NAV, which may not accurately reflect the current or future value of our assets.

•	We may not achieve investment results that will allow us to make periodic distributions or to maintain a specified level of cash distributions.

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We have paid, may continue to pay, and have no limits on the amounts we may pay, distributions from any source, including from sources other than cash flow from operations, which may constitute a return of capital to stockholders. We may use proceeds from this Offering, the sale of assets, advances and financings to fund distributions. Any distributions from sources other than cash flow from operations may reduce the amount of capital we ultimately invest in real estate and negatively impact the value of your investment. As a result, the amount of distributions paid at any time may not reflect the performance of our properties or our cash flow from operations.

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No public market currently exists for our shares of common stock, nor may a public market ever develop, and our shares are illiquid. Therefore, if you purchase shares in this Offering, it will be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount. We are not required to provide for a liquidity event.

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There are substantial conflicts among the interests of our investors, our interests and the interests of our advisor, sponsor, dealer manager and our respective affiliates regarding compensation, including compensation that may be required to be paid to our advisor if our advisor is terminated, investment opportunities and management resources. The agreements governing the fees we pay to affiliates were not all determined on an arms-length basis and may require us to pay more than we would if we were only using unaffiliated third parties.

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We have incurred, and expect to continue to incur additional debt, which could adversely impact your investment if the value of the property securing the debt falls or if we are forced to refinance the debt during adverse economic conditions.

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If we fail to maintain our qualification as a REIT, the amount of income available for distributions to be paid to you would be reduced. To assist us in maintaining our qualification as a REIT, among other purposes, stockholders generally are restricted from owning more than 9.8% in value or in number of the aggregate of our outstanding shares of common stock and more than 9.8% in value of the aggregate of our outstanding shares of stock. In addition, our charter contains various other restrictions on ownership and transfer of our common stock.

•	You will experience substantial dilution in the net tangible book value of your shares equal to the offering costs associated with your shares.

•	We may make non-U.S. investments which involve certain legal, geopolitical, investment, repatriation, and transparency risks not typically associated with U.S. investments.
None of the Securities and Exchange Commission, or the SEC, the Attorney General of the State of New York and any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this Offering. Any representation to the contrary is a criminal offense. The use of projections or forecasts in this Offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any future benefit or tax consequence that may flow from an investment in our common stock is not permitted.

	Aggregate Price to Public(1)	Selling Commissions(3)	Dealer Manager Fee(3)	Proceeds Before Expenses to Us(1)(4)
Per Class A Share	$10.200	$0.714	$0.306	$9.18
Per Class I Share (2)	$9.273	$—	$0.093	$9.18
Per Class T Share (3)	$9.766	$0.293	$0.293	$9.18
Total Maximum Offering	$1,000,000,000	$70,000,000	$30,000,000	$900,000,000

(1)
The aggregate price to the public assumes no purchase price discounts. The offering prices are based on our Estimated Per Share NAV of each of our Class A common stock, Class I common stock and Class T common stock of $9.18 as of June 30, 2017 as determined by our board of directors on September 28, 2017, and any applicable upfront selling commissions and dealer manager fees. The table assumes that all of the gross proceeds come from sales of Class A shares. We reserve the right to reallocate shares being offered between Class A shares, Class I shares and Class T shares.

(2)
The dealer manager may receive up to 2.0% of the gross offering proceeds from the sale of Class I shares as a dealer manager fee, of which 1.0% will be funded by our advisor without reimbursement from us. The 1.0% of the dealer manager fee paid from offering proceeds will be waived in the event an investor purchases Class I shares through a registered investment adviser that is not affiliated with a broker dealer. In such event, the per share purchase price of the Class I shares would be $9.18.

(3)
The table excludes the distribution and servicing fees for Class T shares, which will be paid over time. With respect to Class T shares sold in this Offering, we will pay our dealer manager a distribution and servicing fee that accrues daily equal to 1/365th of 1.0% of the most recent Estimated Per Share NAV per Class T share on a continuous basis from year to year. We will cease paying distribution and servicing fees with respect to all Class T shares sold in this Offering on the earliest to occur of the following: (i) a listing of the Class T shares on a national securities exchange, (ii) following the completion of this Offering, total underwriting compensation in this Offering equaling 10% of the gross proceeds from this Offering less the total amount of distribution and servicing fees waived by participating broker-dealers in this Offering, (iii) there are no longer any Class T shares outstanding, (iv) December 31, 2021, which is the fourth anniversary of the last day of the fiscal quarter in which our primary offering of our initial public offering terminated, (v) with respect to a Class T share sold in this Offering, the date on which a participating broker-dealer receives (a) total underwriting compensation equal to 10% of the gross offering proceeds of such Class T share less (b) the amount of any waived distribution and servicing fees by such participating broker-dealer, or (vi) the date on which the holder of such Class T share or its agent notifies us or our agent that he or she is represented by a new participating broker-dealer; provided that we will continue paying the Class T distribution and servicing fee, which shall be re-allowed to the new participating broker-dealer, if the new participating broker-dealer enters into a participating broker-dealer agreement with our dealer manager or otherwise agrees to provide the services set forth in the dealer manager agreement. We cannot predict when this will occur.

(4)
Proceeds are calculated before deducting issuer costs other than selling commissions and the dealer manager fee. These issuer costs are expected to consist of, among others, expenses of our organization and offering. See the “Plan of Distribution” section of the prospectus.

Prospectus, dated November 27, 2017.

INVESTOR SUITABILITY STANDARDS
An investment in our common stock involves significant risk and is suitable only for persons who have adequate financial means, desire a relatively long-term investment and who will not need immediate liquidity from their investment. Persons who meet this standard and seek to diversify their personal portfolios with a finite-life, real estate-based investment, which among its benefits hedges against inflation and the volatility of the stock market, seek to receive current income, seek to preserve capital, wish to obtain the benefits of potential long-term capital appreciation, and are able to hold their investment for a time period consistent with our liquidity plans, are most likely to benefit from an investment in our company. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, not to consider an investment in our common stock as meeting these needs. Notwithstanding these investor suitability standards, potential investors should note that investing in shares of our common stock involves a high degree of risk and should consider all the information contained in this prospectus, including the “Risk Factors” section contained herein, in determining whether an investment in our common stock is appropriate.
In order to purchase shares in this Offering, you must:

•	meet the applicable financial suitability standards as described below; and

•	purchase at least the minimum number of shares as described below.
The minimum purchase is $2,000 in our shares, except in New York where the minimum purchase is $2,500. After you have purchased the minimum purchase amount, any additional purchase must be in increments of $500 or made pursuant to our distribution reinvestment plan, which may be in lesser amounts. You may not transfer fewer shares than the minimum purchase requirement. In addition, you may not transfer, fractionalize or subdivide your shares so as to retain less than the number of shares required for the minimum purchase. In order to satisfy the minimum purchase requirements for individual retirement accounts, or IRAs, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $500. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code.
We have established suitability standards for initial stockholders and subsequent purchasers of shares from our stockholders. These suitability standards require that a purchaser of shares satisfy the requirements set forth below. Certain states have established suitability requirements that are more stringent than the standards that we have established. Shares will be sold to investors in these states only if they meet the state-specific suitability standards set forth below. In each case, these suitability standards exclude from the calculation of net worth the value of the investor’s home, home furnishings and automobiles. For the purpose of these suitability standards “liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.
General Standards for all Investors.    Investors must have either (a) a net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a minimum net worth of at least $70,000.
Certain states have established suitability requirements in addition to the ones described above. Shares will be sold to investors in those states only if they meet the additional suitability standards set forth below:
Alabama.    In addition to the general suitability standards listed above, Alabama investors must represent that they have a liquid net worth of at least 10 times the amount in the program and its affiliates.
Idaho. An investor must have either (i) an annual income of $85,000 and a net worth of $85,000 or (ii) a liquid net worth of $300,000. In addition, an investor’s total investment in shares of our common stock must not exceed 10% of that investor’s liquid net worth. For these purposes, liquid net worth is defined as that portion of an investor’s net worth that is cash, cash equivalents, and readily marketable securities.
Iowa.    In addition to the general suitability standards listed above, an Iowa investor must have either (a) a minimum net worth of $300,000 (exclusive of home, auto and furnishings) or (b) a minimum annual income of $70,000 and a net worth of $100,000 (exclusive of home, auto and furnishings). In addition, Iowa recommends that an investor’s total investment in this Offering or any of its affiliates and any other non-exchange traded REIT, not exceed 10% of the Iowa resident’s liquid net worth. “Liquid net worth” for purposes of this investment shall consist of cash, cash equivalents and readily marketable securities.
Kansas.    It is recommended by the office of the securities commissioner of Kansas that investors limit their aggregate investment in our securities and the securities of other non-traded real estate investment trusts to not more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents, and readily marketable securities, as determined in conformity with Generally Acceptable Accounting Principles.

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Kentucky.    In addition to the general suitability standards listed above, no Kentucky resident can invest, in aggregate, more than 10% of their liquid net worth (cash, cash equivalents and readily marketable securities) in us or our affiliates' non-publicly traded real estate investment trusts.
Maine.    It is recommended by the Maine Office of Securities that an investor’s aggregate investment in this Offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash-equivalents, and readily marketable securities.
Massachusetts.    In addition to the general suitability standards listed above, Massachusetts investors may not invest more than 10% of their liquid net worth in us or in other illiquid direct participation programs.
Missouri.    In addition to the general suitability requirements listed above, no more than ten percent (10%) of any investor’s liquid net worth shall be invested in the securities registered by the Issuer for this Offering with the Securities Division.
Nebraska.   In addition to the general suitability standards listed above, Nebraska investors must limit their aggregate investment in us and in the securities of other non-publicly traded real estate investment trusts to 10% of such investor’s net worth. Accredited investors in Nebraska, as defined in 17 C.F.R. § 230.501, are not subject to this limitation.
New Jersey.    New Jersey investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of at least $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor’s investment in us, shares of our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.
New Mexico.    In addition to the general suitability standards listed above, a New Mexico investor may not invest more than 10% of their liquid net worth in us, our affiliates and other non-traded real estate investment programs.
North Dakota.    North Dakota investors must represent that, in addition to the stated net income and net worth standards, they have a net worth of at least ten times their investment in us.
Ohio.    It shall be unsuitable for an Ohio investor’s aggregate investment in shares of the issuer, affiliates of the issuer, and in other non-traded real estate investment trusts to exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.
Oregon.    In addition to the general suitability standards listed above, an Oregon investor’s maximum investment in us and our affiliates may not exceed 10% of their liquid net worth.
Pennsylvania. In addition to the general suitability standards listed above, a Pennsylvania investor may not invest more than 10% of their net worth (exclusive of home, furnishings and automobiles) in us.
Tennessee.    In addition to the general suitability standards listed above, Tennessee residents must have a minimum annual gross income of $100,000 and a minimum net worth of $100,000, or a minimum net worth of $500,000 exclusive of home, home furnishings and automobiles. In addition, Tennessee residents’ investment in us must not exceed ten percent (10%) of their liquid net worth.
Vermont. Accredited investors in Vermont, as defined in 17 C.F.R. § 230.501, may invest freely in this offering. In addition to the general suitability standards listed above, non-accredited Vermont investors may not purchase an amount in this offering that exceeds 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings, or automobiles) minus total liabilities.
In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan or pension or profit-sharing plan), these minimum suitability standards must be satisfied by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase our common stock if the donor or the grantor is the fiduciary. Prospective investors with investment discretion over the assets of an IRA, employee benefit plan or other retirement plan or arrangement that is covered by the Employee Retirement Income Security Act of 1974, as amended, or ERISA, or Section 4975 of the Internal Revenue Code should carefully review the information in the section of this prospectus entitled “Investment by Tax-Exempt Entities and ERISA Considerations.” Any such prospective investors are required to consult their own legal and tax advisors on these matters.
In the case of gifts to minors, the minimum suitability standards must be met by the custodian of the account or by the donor.

In order to ensure adherence to the suitability standards described above, requisite criteria must be met, as set forth in the subscription agreement in the form attached hereto as Appendix B.
Our sponsor and each person selling shares on our behalf, including participating broker-dealers and registered investment advisors recommending the purchase of shares in this Offering, are responsible for determining if investors meet the minimum suitability standards for investing in our common stock. In making this determination, our sponsor and dealer manager will reasonably rely on the participating broker-dealers and information provided by investors. In addition to the minimum suitability standards described above, our sponsor or dealer manager and any participating broker-dealers, as our agents are required to make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each investor.
In making this determination, our sponsor or dealer manager and any participating broker-dealers, as our agents will, based on a review of the information provided by you, including your age, investment objectives, income, net worth, financial situation and other investments held by you, consider whether you:

•	meet the minimum income and net worth standards established in your state;

•	can reasonably benefit from an investment in our common stock based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation; and

•	have an apparent understanding of:

•	the fundamental risks of an investment in our common stock;

•	the risk that you may lose your entire investment;

•	the lack of liquidity of our common stock;

•	the restrictions on transferability of our common stock;

•	the background and qualifications of our advisor; and

•	the tax consequences and ERISA implications of an investment in our common stock.
Such persons must maintain records for at least six years of the information used to determine that an investment in the shares is suitable and appropriate for each investor.

RESTRICTIONS IMPOSED BY THE USA PATRIOT ACT AND RELATED ACTS
In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the USA PATRIOT Act) and related acts, the shares offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor,” which means anyone who is acting, directly or indirectly:

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in contravention of any U.S. or international laws and regulations, including without limitation any anti-money laundering or anti-terrorist financing sanction, regulation, or law promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (OFAC) or any other U.S. governmental entity (such sanctions, regulations and laws, together with any supplement or amendment thereto, are referred to herein as the U.S. Sanctions Laws), such that the offer, sale or delivery, directly or indirectly, would contravene such U.S. Sanctions Laws; or

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on behalf of terrorists or terrorist organizations, including those persons or entities that are included on the List of Specially Designated Nationals and Blocked Persons maintained by OFAC, as such list may be amended from time to time, or any other lists of similar import as to any non-U.S. country, individual or entity.

CARTER VALIDUS MISSION CRITICAL REIT II, INC.

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QUESTIONS AND ANSWERS ABOUT THIS OFFERING
Below we have provided some of the more frequently asked questions and answers relating to an offering of this type. See the section entitled “Prospectus Summary” and the remainder of this prospectus for more detailed information about this Offering.
Q: What is a REIT?
A: In general, a REIT is a company that:

•	combines the capital of many investors to acquire a large-scale diversified real estate portfolio under professional management;

•	pays distributions to investors of at least 90% of its taxable income (excluding net capital gain) each year; and

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avoids the “double taxation” treatment of income that generally results from investments in a corporation because a REIT generally is not subject to U.S. federal corporate income tax and excise tax on its net income distributed to stockholders, provided certain tax requirements are satisfied.

Q: What is Carter Validus Mission Critical REIT II, Inc.?
A: Carter Validus Mission Critical REIT II, Inc. is a Maryland corporation that elected to be taxed as a REIT beginning with the taxable year ended December 31, 2014. We expect to use substantially all the net proceeds of this Offering to acquire quality income-producing commercial real estate with a focus on data centers and healthcare properties. In the current market environment, we believe it is possible to buy quality commercial real estate properties at prices that we expect will provide stable, recurring income, with a potential for long-term appreciation. If attractive investment opportunities arise, we also may purchase other types of commercial real estate. We intend to primarily acquire assets located in the United States, however, we may also acquire assets located outside the United States.
Q: What are some of the most significant risks relating to an investment in Carter Validus Mission Critical REIT II, Inc.?
A: Some of the more significant risks relating to this Offering and an investment in shares of our common stock include:

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This is a “blind pool” offering because we have not yet identified all of the properties to acquire with the offering proceeds and we have a limited operating history. You will not be able to evaluate our investments prior to purchasing shares. We may change our investment policies without stockholder consent, which could result in investments that are different from those described in this prospectus.

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We depend on our advisor and its key personnel to select investments and conduct our operations. Adverse changes in the financial condition of our advisor or our relationship with our advisor or its key personnel could adversely affect us.

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The offering prices for shares in this Offering, as well as the repurchase price for our shares, are based on our most recent Estimated Per Share NAV, which may not accurately reflect the current or future value of our assets.

•	We may not achieve investment results that will allow us to make periodic distributions or to maintain a specified level of cash distributions.

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We have paid, may continue to pay, and have no limit on the amounts we may pay, distributions from any source, including from sources other than cash flow from operations. We may use proceeds from this Offering, the sale of assets, advances and financings to fund distributions. Any distributions from sources other than cash flow from operations may reduce the amount of capital we ultimately invest in real estate and negatively impact the value of your investment. As a result, the amount of distributions paid at any time may not reflect the performance of our properties or our cash flow from operations.

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No public market currently exists for our shares of common stock, nor may a public market ever develop and our shares are illiquid. Therefore, if you purchase shares in this Offering, it will be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount. We are not required to provide for a liquidity event.

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There are substantial conflicts among the interests of our investors, our interests and the interests of our advisor, sponsor, dealer manager and our respective affiliates regarding compensation, including compensation that may be required to be paid to our advisor if our advisor is terminated, investment opportunities and management resources. The agreements governing the fees we pay to affiliates were not all determined on an arm's-length basis and may require us to pay more than we would if we were only using unaffiliated third parties.

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We have incurred, and expect to incur additional, debt, which could adversely impact your investment if the value of the property securing the debt falls or if we are forced to refinance the debt during adverse economic conditions.

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If we fail to maintain our qualification as a REIT, the amount of income available for distributions to be paid to you would be reduced. To assist us in maintaining our qualification as a REIT, among other purposes, stockholders generally are restricted from owning more than 9.8% in value or in number of shares (whichever is more restrictive) of the aggregate of our outstanding shares of common stock and more than 9.8% in value of the aggregate of our outstanding shares of common stock. In addition, our charter contains various other restrictions on ownership and transfer of our common stock.

•	You will experience substantial dilution in the net tangible book value of your shares equal to the offering costs associated with your shares.

•	We may make non-U.S. investments which involve certain legal, geopolitical, investment, repatriation, and transparency risks not typically associated with U.S. investments.
Q: Will you invest in anything other than real property?
A: Yes. In addition to real property, we may invest in other real estate-related investments that meet our overall investment strategy and return criteria. Other real estate-related investments may include equity or debt interests, including securities or joint venture interests, in other real estate entities; provided that we do not intend for such investments to constitute a significant portion of our assets, and we will evaluate our assets to ensure that any such investments do not cause us to lose our REIT status, cause us or any of our subsidiaries to be an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act, or cause our advisor to have assets under management that would require our advisor to register as an investment adviser under the Investment Advisers Act of 1940, as amended, or the Investment Advisers Act. We expect our debt originations and acquisitions to be focused on first mortgages.
Q: What is the experience of your sponsor and your advisor?
A: Carter Validus REIT Management Company II, LLC, a Florida limited liability company, which is directly or indirectly controlled by John E. Carter, Michael A. Seton, Todd M. Sakow, Mark Levey, Robert Peterson, Mario Garcia, Jr., Robert M. Winslow and Lisa Drummond, controls our advisor and is our sponsor. An affiliate of our sponsor, Carter Validus Real Estate Management Services II, LLC, provides real estate related services to us.
An affiliate of our sponsor also is the sponsor of Carter Validus Mission Critical REIT, Inc., which is a non-traded REIT. On June 6, 2014, Carter Validus Mission Critical REIT, Inc. terminated its initial public offering; however, it continues to offer shares of common stock pursuant to its distribution reinvestment plan through a registration statement on Form S-3.  As of September 30, 2017, Carter Validus Mission Critical REIT, Inc. had raised a total of approximately $1.9 billion in offering proceeds from its primary offering and distribution reinvestment plan.  As of September 30, 2017, Carter Validus Mission Critical REIT, Inc. had collectively purchased 84 properties (including one property owned through a consolidated partnership) located in 46 metropolitan statistical areas, or MSAs, at an aggregate acquisition cost of approximately $2.2 billion.
Our advisor is Carter Validus Advisors II, LLC, which is responsible for managing our day-to-day operations and our assets. Our advisor also makes recommendations for all of our investment decisions, which are subject to the approval of our board of directors. The five member senior management team of our advisor includes Messrs. Carter, Seton, Sakow, Winslow and Ms. Drummond.
Q: How do you plan to structure the ownership and operation of your assets?
A: We currently own and plan to continue to own substantially all our assets and conduct our operations through our operating partnership named Carter Validus Operating Partnership II, LP. We are the sole general partner of Carter Validus Operating Partnership II, LP. This structure is commonly referred to as an umbrella partnership REIT, or UPREIT, structure. We refer to Carter Validus Operating Partnership II, LP as the “operating partnership” and to partnership interests and special partnership interests in the operating partnership as “OP Units” and “Special OP Units,” respectively. We use an UPREIT structure primarily because it may give us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax consequences that may be avoided by transferring their properties to a partnership in an UPREIT structure.
Q: Do you expect to enter into joint ventures, including joint ventures with affiliates?
A: Yes. We expect that some of our investments may be done in joint ventures or other co-ownership arrangements when we determine it is advantageous to do so. Some possible reasons for entering into a joint venture or other co-ownership arrangement would be to acquire assets we could not otherwise acquire, to reduce our capital commitment to a particular asset or to benefit from certain expertise that a joint venture partner might have. Our joint ventures may be with affiliates of our advisor or with non-affiliated third parties. Any joint venture with an affiliate of our advisor must be approved by a majority of our independent directors and the cost of our investment must be supported by a current appraisal of the asset. Generally, we will only enter into a joint venture in which we have to right to approve major decisions of the joint venture. If we do enter into joint ventures, we may assume liabilities related to a joint venture that exceed the percentage of our investment in the joint venture.
Q: Will distributions to me be taxable as ordinary income?
A: Generally, unless your investment is held in a qualified tax-exempt account, distributions that you receive (not designated as capital gain dividends), including distributions reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are paid from our earnings and profits (as determined for U.S. federal income tax purposes). However, distributions that we designate as capital gain dividends generally will be taxable as long-term capital gain to the extent they do not exceed our actual net capital gain for the taxable year. Some portion of your distributions may not be subject to tax in the year in which they are received. The portion of your distribution that is not designated as a capital gain dividend and is in excess of our current and accumulated earnings and profits is considered a return of capital for U.S. federal income tax purposes and will reduce the adjusted tax basis of your investment, but not below zero, deferring such portion of your tax until your investment is sold or our company is liquidated, at which time you will be taxed at applicable capital gains rates. To the extent such portion of your distribution exceeds the adjusted basis of your investment, such excess will be treated as capital gain. Each investor’s tax considerations are different; therefore, you should consult with your own tax advisor and financial planners prior to making an investment in our shares. You also should review the section of this prospectus entitled “Federal Income Tax Considerations.”
Q: When should I expect to receive distributions?
A: To maintain our qualification as a REIT, we generally are required to make aggregate annual distributions (other than capital gain dividends) to our stockholders of at least 90% of our annual REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gain (which does not equal net income, as calculated in accordance with generally accepted accounting principles in the United States of America, or GAAP).
We currently pay regular monthly distributions to our stockholders. We expect to continue paying monthly distributions unless our results of operations, our general financial condition, general economic conditions or other factors make it imprudent to do so. The timing and amount of distributions will be determined by our board of directors in its sole discretion, may vary from time to time, and will be influenced in part by its intention to comply with REIT qualification requirements of the Internal Revenue Code.
We may pay distributions from any source, including from sources other than cash flow from operations. We may use, and have no limits on the amounts we may use, proceeds from this Offering, the sale of assets, advances and financings to fund distributions. Any distributions from sources other than cash flow from operations may reduce the amount of capital we ultimately invest in real estate and negatively impact the value of your investment. As a result, the amount of distributions paid at any time may not reflect the performance of our properties or our cash flow from operations.
We have not established any limit on the amount of proceeds from this Offering that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would: (1) cause us to be unable to pay our debts as they become due in the usual course of business; (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences, if any or (3) jeopardize our ability to maintain our qualification as a REIT.
Q: What kind of offering is this?
A: Through our affiliated dealer manager, SC Distributors, LLC, we are offering up to $1,000,000,000 of shares of our common stock on a “best efforts” basis. “Best efforts” means that the dealer manager and other brokers participating in the Offering are only required to use their reasonable best efforts to sell the shares and have no firm commitment or obligation to purchase any specific number or dollar amount of shares. We are publicly offering three classes of shares of common stock, Class A shares, Class I shares and Class T shares, in any combination with a dollar value up to the maximum offering amount. The share classes have different selling fees, and there will be an ongoing distribution and servicing fee with respect to Class T shares sold. The offering price for the shares in this Offering shall be $10.200 per Class A share, $9.273 per Class I share and $9.766 per Class T share, as determined by our board of directors on September 28, 2017. We reserve the right to reallocate the shares of common stock we are offering between the share classes.
Q: What will you do with the money raised in this Offering before you invest the proceeds in real estate?
A: Until we invest all of the net proceeds of this Offering in real estate, we will invest the net proceeds in short-term, highly liquid, interest-bearing investments, such as money market mutual funds, certificates of deposit, commercial paper, interest-bearing government securities and other short-term investments. We also may use a portion of the proceeds to fund distributions. We may not be able to invest all of the proceeds in real estate promptly and such short-term investments will not earn as high of a return as we expect to earn on our real estate investments.

Q: Who can buy shares?
A: Generally, you may buy shares pursuant to this prospectus, provided that you have either (a) a net worth of at least $70,000 and a gross annual income of at least $70,000, or (b) a net worth of at least $250,000. For this purpose, net worth does not include your home, home furnishings and automobiles. You may be required to meet certain state suitability standards. In addition, all investors must meet suitability standards determined by his or her broker or financial advisor. You should read carefully the more detailed description under the section entitled “Investor Suitability Standards” immediately following the cover page of this prospectus.
Q: For whom might an investment in our shares be appropriate?
A: An investment in our shares may be appropriate for you if you meet the minimum suitability standards mentioned above, seek to diversify your personal portfolio with a finite-life, real estate-based investment, seek to receive current income, seek to preserve capital, wish to obtain the benefits of potential long-term capital appreciation and are able to hold your investment for a time period consistent with our liquidity plans. Persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, are not appropriate investors for us, as our shares will not meet those needs.
Q: Why are we offering three classes of our common stock, and what are the similarities and differences among the classes?
A: We are offering three classes of our common stock in order to provide investors with more flexibility in making their investment in us and to provide participating broker-dealers more flexibility to facilitate investment in us. Class A and Class T shares are available through brokerage and transaction-based accounts. Class I shares are available for purchase in this offering only (1) through fee-based programs of participating broker-dealers, also known as wrap accounts, that provide access to Class I shares, (2) through registered investment advisers not affiliated with a participating broker-dealer, (3) by endowments, foundations, pension funds and other institutional investors, or (4) other categories of investors that we name in an amendment or supplement to this prospectus. Before making your investment decision, please consult with your investment adviser regarding your account type and the classes of common stock you may be eligible to purchase.
Each share of our common stock, regardless of class, will be entitled to one vote per share on matters presented to the common stockholders for approval, including election of directors. The differences between each class relate to the fees and selling commissions payable in respect of each class. The following summarizes the differences in fees and selling commissions among the classes of our common stock:

	Per Class A Share	Per Class I Share	Per Class T Share
Offering Price	$10.200	$9.273	$9.766
Selling Commissions	7.0%	—	3.0%
Dealer Manager Fee	3.0%	1.0% (1)	3.0%
Distribution and Servicing Fee (3)	—	—	1.0% (2)

(1)
The dealer manager may receive up to 2.0% of the gross offering proceeds from the sale of Class I shares as a dealer manager fee, of which 1.0% will be funded by our advisor without reimbursement from us. The 1.0% of the dealer manager fee paid from offering proceeds will be waived in the event an investor purchases Class I shares through a registered investment adviser that is not affiliated with a broker dealer. In such event, the per share purchase price of the Class I shares would be $9.18. The dealer manager may reallow all or a portion of such dealer manager fee to participating broker-dealers.

(2)
With respect to Class T shares sold in this Offering, we will pay our dealer manager a distribution and servicing fee that accrues daily equal to 1/365th of 1.0% of the most recent Estimated Per Share NAV per Class T share on a continuous basis from year to year. We will cease paying distribution and servicing fees with respect to all Class T shares sold in this Offering on the earliest to occur of the following: (i) a listing of the Class T shares on a national securities exchange, (ii) following the completion of this Offering, total underwriting compensation in this Offering equaling 10.0% of the gross proceeds from this Offering less the total amount of distribution and servicing fees waived by participating broker-dealers in this Offering, (iii) there are no longer any Class T shares outstanding, (iv) December 31, 2021, which is the fourth anniversary of the last day of the fiscal quarter in which the primary offering of our initial public offering terminated, (v) with respect to a Class T share sold in this Offering, the date on which a participating broker-dealer receives (a) total underwriting compensation equal to 10% of the gross offering proceeds of such Class T share less (b) the amount of any waived distribution and servicing fees by such participating broker-dealer; or (vi) the date on which the holder of such Class T share or its agent notifies us or our agent that he or she is represented by a new participating broker-dealer; provided that we will continue paying the Class T distribution and servicing fee, which shall be re-allowed to the new participating broker-dealer, if the new participating broker-dealer enters into a participating broker-dealer agreement with our dealer manager or otherwise agrees to provide the services set forth in the dealer manager agreement. We cannot predict the length of time over which we will pay distribution and servicing fees due to a number of factors that are not within our control, such as the pace of fundraising and the portion of shares sold that are Class A and Class I compared to Class T. Assuming all of the gross proceeds in this Offering are sold on December 1, 2017 and come from the sale of Class T shares, the aggregate amount of distribution and servicing fees we may pay is approximately $40,849,000, assuming no distribution and servicing fees are waived.

(3)
The distribution and servicing fee will be paid with respect to ongoing services provided to our stockholders, which ongoing services may include providing ongoing or regular account or portfolio maintenance for the stockholder, assisting with recordkeeping, responding to investor inquiries regarding distribution payments, providing services to investors related to the share repurchase program, offering to meet with a stockholder to provide overall guidance on the stockholder’s investment in us or to answer questions about the account statement or valuations, and/or providing other similar services as the stockholder may reasonably require in connection with his or her investment. While we expect that the participating broker-dealer of record for a Class A stockholder or Class I stockholder may provide similar services to a Class A stockholder or Class I stockholder, it is under no contractual obligation to do so and we will not pay a distribution and servicing fee for such services.

Class A Shares

•
An upfront selling commission, which is a one-time fee charged at the time of purchase of the shares. The selling commission and, in some cases, the dealer manager fee, will not be charged or may be reduced with regard to shares sold to or for the account of certain categories of purchasers. Class A shares are available through brokerage and transaction-based accounts. See “Plan of Distribution” for additional information.

•	No distribution and servicing fee.

•
Assuming (i) a constant offering price of $10.200 per Class A share; (ii) that shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees; and (iii) that none of the shares purchased are repurchased or otherwise disposed of, we expect that with respect to a one-time $10,000 investment in Class A shares, $700 in selling commissions will be paid at the time of the investment and $300 in dealer manager fees will be paid at the time of investment, for a total of $1,000 in selling commissions and dealer manager fees.

Class I Shares

•	No upfront selling commission and lower dealer manager fee than Class A and Class T shares.

•	No distribution and servicing fee.

•
Class I shares are available for purchase in this offering only (1) through fee-based programs of participating broker-dealers, also known as wrap accounts, that provide access to Class I shares, (2) through registered investment advisers not affiliated with a participating broker-dealer, (3) by endowments, foundations, pension funds and other institutional investors, or (4) other categories of investors that we name in an amendment or supplement to this prospectus.

•
Assuming (i) a constant offering price of $9.273 per Class I share; (ii) that shares are sold with a 1.0% dealer manager fee (ii) that none of the shares purchased are repurchased or otherwise disposed of, we expect that with respect to a one-time $10,000 investment in Class I shares, $100 in dealer manager fees will be paid by an investor at the time of investment. Please see footnote (1) on page 4 of this prospectus for more information on the dealer manager fees payable in connection with Class I shares.

Class T Shares

•
Lower upfront selling commission than Class A shares. The selling commissions and, in some cases, the dealer manager fee, will not be charged or may be reduced with regard to shares sold to or for the account of certain categories of purchasers. Class T shares are available through brokerage and transaction-based accounts. See “Plan of Distribution” for additional information.

•
Class T shares purchased in this Offering pay a distribution and servicing fee which will accrue daily in the amount of 1/365th of 1.0% of the amount of the most recent Estimated Per Share NAV per Class T share on a continuous basis from year to year. Such fee may increase the cost of your investment and may cost you more than paying other types of selling commissions. The distribution and servicing fee paid in respect of Class T shares sold in this Offering will be allocated to the Class T shares as a class cost, and these fees will impact the amount of distributions payable on all Class T shares, including those issued under our distribution reinvestment plan.

•
Assuming (i) a constant offering price of $9.766 per Class T share; (ii) that shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees and (iii) that none of such shares purchased are redeemed or otherwise disposed of and that distribution and servicing fees are paid over four years after the last day of the fiscal quarter in which the primary offering of our initial public offering terminates, we expect that with respect to a one-time investment of $10,000, $300 in selling commissions will be paid at the time of investment, $300 in dealer manager fees will be paid at the time of investment, and approximately $408 in distribution and servicing fees will be deducted from amounts otherwise distributable to Class T stockholders assuming the sale occurred on December 1, 2017 and no distribution and servicing fees are waived.

The fees and expenses listed above, including the distribution and servicing fee, will be allocated on a class-specific basis. The payments of class-specific expenses are expected to result in different amounts of distributions being paid with respect to each class of shares. Specifically, we will reduce the amount of distributions that would otherwise be authorized on Class T shares to account for the ongoing distribution and servicing fee payable on Class T shares. Therefore, distributions on Class T shares are expected to be lower than distributions on Class A shares and Class I shares because Class T shares are subject to ongoing distribution and servicing fees. In addition, as a result of the allocation of the distribution and servicing fee to the Class T shares as a class, the Class T shares could have a lower Estimated Per Share NAV than Class A shares and Class I shares if distributions on the Class T shares are not adjusted to take account of such fee. See “Description of Securities” and “Plan of Distribution” for a discussion of the differences between our classes of shares.
In the event of any voluntary or involuntary liquidation, dissolution or winding up of us, or any liquidating distribution of our assets, then such assets, or the proceeds therefrom, will be distributed between the holders of Class A shares, Class I shares and Class T shares ratably in proportion to their respective Estimated Per Share NAV for each class until the Estimated Per Share NAV for each class has been paid. The Estimated Per Share NAV will be calculated on a company-wide basis, with any adjustments to Class A shares, Class I shares or Class T shares made subsequent to such company-wide calculation. Each holder of shares of a particular class of common stock will be entitled to receive, ratably with each other holder of shares of such class, that portion of such aggregate assets available for distribution as the number of outstanding shares of such class held by such holder bears to the total number of outstanding shares of such class then outstanding. See “Description of Securities” for more details regarding our classes of shares.
Only Class A shares (when Class A shares are purchased through a broker-dealer that sells Class A and Class T shares) and Class T shares (when Class T shares are purchased through a broker-dealer that only sells Class T shares) are available for purchase in this Offering by our executive officers and board of directors and their immediate family members, as well as officers and employees of the advisor and other affiliates of the advisor and their immediate family members and, if approved by our management, joint venture partners, consultants and other service providers. Before making your investment decision, please consult with your financial advisor regarding your account type and the classes of common stock you may be eligible to purchase.
Q: When will you accept and close on subscriptions?
A: A sale of the shares may not be completed until at least five business days after the subscriber receives our final prospectus as filed with the SEC pursuant to Rule 424(b) of the Securities Act of 1933, as amended. Within ten business days of our receipt of each completed subscription agreement, we will accept or reject the subscription. If we accept the subscription, we will mail a confirmation within three days of such acceptance. If for any reason we reject the subscription, we will promptly return the check and the subscription agreement, without interest or deduction, within ten business days after rejecting it.
Q: May I make an investment through my IRA, SEP or other tax-deferred account?
A: Yes. You may make an investment through your IRA, a simplified employee pension, or a SEP, plan or other tax-deferred account. In making these investment decisions, you should consider, at a minimum, (a) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other account, (b) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other account, (c) whether the investment will generate unrelated business taxable income, or UBTI, to your IRA, plan or other account, (d) whether there is sufficient liquidity for such investment under your IRA, plan or other account, (e) the need to value the assets of your IRA, plan or other account annually or more frequently, and (f) whether the investment would constitute a prohibited transaction under applicable law. You should read carefully the more detailed description under the section entitled “Investment by Tax-Exempt Entities and ERISA Considerations” of this prospectus.
Q: Is there any minimum investment required?
A: Yes. Generally, you must invest at least $2,000. Investors who already own our shares can make additional purchases for less than the minimum investment. You should read carefully the more detailed description of the minimum investment requirements appearing under the section entitled “Investor Suitability Standards” immediately following the cover page of this prospectus.

Q: What type of reports on my investment will I receive?
A: We will provide you with periodic updates on the performance of your investment with us, including:

•	four quarterly or 12 monthly distribution reports;

•	three quarterly financial reports, via mailings or website access;

•	an annual report;

•	an annual U.S. Internal Revenue Service, or IRS, Form 1099, if applicable; and

•	supplements to the prospectus during the offering period, via mailings or website access.
Q: How is the Estimated Per Share NAV determined?
A: The per share prices for shares in this Offering are based on the most recent Estimated Per Share NAV divided by the number of shares of our common stock outstanding at the time our board of directors determined our most recent Estimated Per Share NAV, and applicable commissions and fees. Currently, there are no SEC, federal or state rules that establish requirements specifying the methodology to employ in determining an Estimated Per Share NAV. Therefore, our board of directors has the discretion to choose a methodology or combination of methodologies as it deems reasonable for the determination of an Estimated Per Share NAV; provided, however, that the determination of the Estimated Per Share NAV must be conducted by, or with the material assistance or confirmation of, a third-party valuation expert and must be derived from a methodology that conforms to standard industry practice.
On September 28, 2017, our board of directors, at the recommendation of the audit committee, which is comprised solely of independent directors, unanimously approved and established an Estimated Per Share NAV of $9.18 per share of each of our Class A common stock, Class I common stock and Class T common stock, as of June 30, 2017, or the Valuation Date. The Estimated Per Share NAV is based on the estimated value of our assets less the estimated value of our liabilities, divided by the approximate number of shares outstanding on a fully diluted basis, calculated as of the Valuation Date. We provided this Estimated Per Share NAV to assist broker-dealers in connection with their obligations under National Association of Securities Dealers Conduct Rule 2340, as required by the Financial Industry Regulatory Authority, or FINRA, with respect to customer account statements. This valuation was performed in accordance with the provisions of Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs, issued by the Investment Program Association, or the IPA, in April 2013, or the IPA Valuation Guidelines, in addition to guidance from the SEC. We believe that there were no material changes between the Valuation Date and the date of this prospectus that would impact the Estimated Per Share NAV.
The Estimated Per Share NAV is not intended to be related to any values at which individual assets may be carried on financial statements under applicable accounting standards. While the determination of our most recent Estimated Per Share NAV was conducted with the material assistance of a third-party valuation expert, with respect to asset valuations, we are not required to obtain asset-by-asset appraisals prepared by certified independent appraisers, nor must any appraisals conform to formats or standards promulgated by any trade organization. We do not intend to release individual property value estimates or any of the data supporting the Estimated Per Share NAV. We currently expect to utilize an independent valuation firm to update the Estimated Per Share NAV in the second half of 2018, in accordance with IPA Valuation Guidelines, but we are not required to update the Estimated Per Share NAV more frequently than annually.
Q: When will I get my detailed tax information?
A: If applicable, your IRS Form 1099 (or such successor form), which includes tax information, will be placed in the mail by January 31 of each year.
Q: How do I subscribe for shares?
A: If you choose to purchase shares in this Offering and you are not already a stockholder, you will need to complete and sign a subscription agreement, like the one contained in this prospectus as Appendix B, or the multi-product subscription agreement, like the one contained in this prospectus as Appendix F for a specific number of shares and pay for the shares at the time you subscribe. Each investor who is a resident of Alabama, Arkansas, Kentucky, Nebraska, New Jersey and Tennessee may not use the multi-product subscription agreement and must use the subscription agreement solely for Carter Validus Mission Critical REIT II, Inc.

Q: Who is the transfer agent?
A: The name and address of our transfer agent is as follows:
DST Systems, Inc.
P.O. Box 219312
Kansas City, MO 64121-9312
To ensure that any account changes are made promptly and accurately, all changes (including your address, ownership type and distribution mailing address) should be directed to the transfer agent.
Q: Who can help answer my questions?
A: If you have more questions about the Offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:
SC Distributors, LLC
695 Town Center Drive
Suite 600
Costa Mesa, CA 92626
Investor Relations Department: (888) 292-3178

PROSPECTUS SUMMARY
This prospectus summary highlights material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all the information that is important to you. To understand this Offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements, before making a decision to invest in our common stock. Except where the context suggests otherwise, the terms “the company,” “we,” “us” and “our” refer to Carter Validus Mission Critical REIT II, Inc., a Maryland corporation. We refer to Carter Validus Advisors II, LLC, a Delaware limited liability company, as our advisor; Carter Validus Operating Partnership II, LP, a Delaware limited partnership, as our operating partnership; SC Distributors, LLC, a Delaware limited liability company, as our dealer manager; Carter Validus Real Estate Management Services II, LLC, a Delaware limited liability company, as our property manager; and Carter Validus REIT Management Company II, LLC, a Florida limited liability company, as our sponsor.
Carter Validus Mission Critical REIT II, Inc.
Carter Validus Mission Critical REIT II, Inc. is a Maryland corporation incorporated on January 11, 2013 that elected to be taxed as a REIT for U.S. federal income tax purposes beginning with the taxable year ended December 31, 2014. Among other requirements, REITs generally are required to distribute at least 90% of their annual REIT taxable income determined without regard to the dividends-paid deduction and excluding net capital gain.
We expect to use the net proceeds from this Offering primarily to acquire quality income-producing commercial real estate with a focus on data centers and healthcare properties, preferably with long-term leases to creditworthy tenants. In the current market environment, we believe it is possible to buy quality commercial real estate at prices that we expect will provide stable, recurring income, with a potential for long-term appreciation. If attractive investment opportunities arise, we also may purchase other types of commercial real estate. Other real estate investments may include equity or debt interests, including securities, in other real estate entities; provided that we do not intend for such investments to constitute a significant portion of our assets. We intend to continue to primarily acquire assets located in the United States, however, we may also acquire assets located outside the United States.
We may also invest in real estate-related debt and securities that meet our investment strategy and return criteria. We expect the size of individual properties that we purchase to vary significantly, but we expect most of the properties we acquire are likely to have a purchase price between $5 million and $200 million. See the section entitled “Investment Objectives, Strategy and Policies — Investment Limitations” in this prospectus for a more detailed discussion of the limitations of the assets we may acquire.
Our executive offices are located at 4890 West Kennedy Blvd., Suite 650, Tampa, Florida 33609. Our telephone number is (813) 287-0101, our fax number is (813) 287-0397 and the telephone number for our investor relations department is (888) 292-3178. Additional information about us and our affiliates may be obtained at www.cvmissioncriticalreit2.com, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.
Our Investment Objectives
Our investment objectives are to:

•
acquire well-maintained and strategically-located, quality, mission critical commercial real estate properties in high-growth sectors of the U.S. economy, including the data center and healthcare sectors, which provide current cash flow from operations;

•	pay regular cash distributions to stockholders;

•	preserve, protect and return capital contributions to stockholders;

•	realize appreciated growth in the value of our investments upon the sale of such investments in whole or part; and

•	be prudent, patient and deliberate with respect to the purchase and sale of our investments considering current and future real estate markets.
Our Dealer Manager
SC Distributors, LLC, or our dealer manager, is a Delaware limited liability company formed in March 2009 and serves as the dealer manager for our Offering and is affiliated with our advisor.
Our dealer manager coordinates the distribution of the shares of our common stock on a best efforts basis, manages our relationships with participating broker-dealers and provides assistance in connection with compliance matters relating to marketing the Offering. Our dealer manager provides only the foregoing distribution-related services to us on a contractual basis pursuant to the dealer manager agreement and exercises no control or influence over our investment, asset management or accounting functions or any other aspect of our management or operations. Our dealer manager is a member firm of FINRA, and is located at 695 Town Center Drive, Suite 600, Costa Mesa, California 92626.

Our Board of Directors
We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. We have five directors, three of whom are independent of us, our advisor and our sponsor. Each of our directors was recommended because of his qualifications and significant experience in the real estate industry. Each of our executive officers and Messrs. Carter and Winslow are affiliated with our advisor and its affiliates. Our charter requires, subject to limited exceptions, that a majority of our directors be independent of us, our sponsor, our advisor and all of our or their affiliates, and provides that our independent directors are responsible for reviewing the performance of our advisor and must approve certain other matters as set forth in our charter. See the section entitled “Conflicts of Interest — Certain Conflict Resolution Procedures” in this prospectus. Our directors will be elected annually by our stockholders. Although we have executive officers who manage our operations, we do not have any paid employees.
Our Advisor
Carter Validus Advisors II, LLC, a Delaware limited liability company formed on January 10, 2013, is our external advisor and is responsible for managing our affairs on a day-to-day basis. Our advisor’s responsibilities include, among other things, identifying and evaluating potential investments, making investments, asset management, asset dispositions, financial reporting, regulatory compliance, investor relations and other administrative functions on our behalf. Our advisor, an affiliate of our sponsor, may contract with other affiliates or other third parties to perform or assist with these functions.
Our advisor also is the special limited partner of our operating partnership. Through our sponsor’s ownership and control of our advisor, our sponsor may be entitled to certain distributions in connection with our liquidation or listing on a national stock exchange. The payment of these distributions to our advisor is related to our successful performance and is paid indirectly to the sponsor through this entity for tax reasons that are advantageous to our sponsor and that have no impact on us.
Pursuant to the operating agreement of the sole member of our advisor, Strategic Capital Advisory Services, or SCAS, which is owned by the non-controlling member of the sole member of our advisor, generally provides to us, on behalf of our advisor, administrative services relating to communications with our stockholders, public relations services, marketing services, technology support and various operational services, including supervising the performance of our transfer and escrow agents and assisting in the administration of our distribution reinvestment program and our redemption plan. SCAS exercises no control or influence over our investment, asset management or accounting functions or any other aspect of our management or operations.
The “subordinated participation in net sale proceeds,” also known as the “promote,” is success-based performance compensation. The participation is calculated as 15.0% of the remaining net sale proceeds after investors have received a return of net capital contributions and a 6.0% annual cumulative, pre-tax, non-compounded return on their capital contributions. If our net sale proceeds do not result in such an annual cumulative, pre-tax, non-compounded return greater than 6.0%, then our advisor (in its capacity as special limited partner) would not earn this participation. If we list our common stock on a national securities exchange, our advisor (in its capacity as special limited partner) will be entitled to a distribution equal to 15.0% of the amount, if any, by which (a) the adjusted market value of our outstanding common stock plus distributions paid by us prior to listing, exceeds (b) the aggregate capital contributed by investors plus an amount equal to a 6.0% annual cumulative, pre-tax, non-compounded return to investors on their aggregate capital contributed.
In addition, upon termination or non-renewal of the advisory agreement with or without cause, our advisor will be entitled to receive distributions from our operating partnership equal to 15.0% of the amount by which the sum of our adjusted market value plus distributions to investors exceeds the aggregate capital contributed by investors plus an amount equal to a 6.0% annual cumulative, pre-tax, non-compounded return on the investors’ capital contributions.
Investment Committee of the Advisor
Our advisor utilizes the internal committees described below to oversee the implementation of our investment strategy. Two of the investment committee members are not officers or directors of our company and therefore have no policy-making authority for our business.
Investment Committee
Our advisor utilizes the Investment Committee to govern multiple aspects of our portfolio. The Investment Committee monitors our strategy for portfolio allocations among real properties, real estate equity securities and real estate loans consistent with the target allocations approved by our board of directors. The Investment Committee is also responsible for: (1) monitoring liquidity for compliance with our investment guidelines, (2) reviewing our investment guidelines that will be implemented by our advisor and (3) developing, monitoring and implementing financing strategies and material capital expenditures. The Investment Committee monitors our investment strategy and portfolio performance and provides guidance to real estate professionals in order to assist them with meeting our investment objectives. In addition, the Investment Committee evaluates direct investment opportunities in real properties for our portfolio and monitors individual investment exit strategies with respect to our real properties. The Investment Committee reviews and approves each potential real property investment before our advisor considers the opportunity for our portfolio. The Investment Committee also screens and approves investments in real estate loans, including the origination or purchase of debt instruments and the disposition, financing, re-financing, workout or material modification or restructuring of such investments. The members of the Investment Committee are all employees or key personnel of Carter Validus REIT Management Company II, LLC.
Classes of Shares
Class A Shares
Each Class A share issued in this Offering will be subject to selling commissions of up to 7.0% per share and a dealer manager fee of up to 3.0% per share. Class A shares are available for purchase by the general public through brokerage and transaction-based accounts. In addition, our executive officers and board of directors and their immediate family members, as well as officers and employees of the advisor and other affiliates of the advisor and their immediate family members and, if approved by our board of directors, joint venture partners, consultants and other service providers, may only purchase Class A shares if they purchase such shares through a broker-dealer that sells both Class A shares and Class T shares.
Class I Shares
No upfront selling commissions or distribution and servicing fees will be paid for sales of any Class I shares. The dealer manager may receive up to 2.0% of the gross offering proceeds from the sale of Class I shares as a dealer manager fee, of which 1.0% will be funded by our advisor without reimbursement from us. The 1.0% of the dealer manager fee paid from offering proceeds will be waived in the event an investor purchases Class I shares through a registered investment adviser that is not affiliated with a broker dealer. In such event, the per share purchase price of the Class I shares would be $9.18. The dealer manager may reallow all or a portion of such dealer manager fee to participating broker-dealers.
Class I shares are available for purchase in this offering only (1) through fee-based programs of participating broker-dealers, also known as wrap accounts, that provide access to Class I shares, (2) through registered investment advisers not affiliated with a participating broker-dealer, (3) by endowments, foundations, pension funds and other institutional investors, or (4) other categories of investors that we name in an amendment or supplement to this prospectus.
Class T Shares
Each Class T share issued in this Offering is subject to selling commissions of up to 3.0% per share and a dealer manager fee of up to 3.0% per share. In addition, for Class T shares sold in this Offering, we pay our dealer manager on a monthly basis a distribution and servicing fee that accrues daily equal to 1/365th of 1.0% of the amount of the most recent Estimated Per Share NAV per Class T share on a continuous basis from year to year. The payment of distribution and servicing fees with respect to Class T shares sold in this Offering, out of cash otherwise distributable to Class T stockholders, will result in a lower amount of distributions being paid with respect to Class T shares. Class T shares are available for purchase by the general public through brokerage and transaction-based accounts. In addition, our executive officers and board of directors and their immediate family members, as well as officers and employees of the advisor and other affiliates of the advisor and their immediate family members and, if approved by our board of directors, joint venture partners, consultants and other service providers, may purchase Class T shares if they purchase such shares through a broker-dealer that only sells Class T shares.
Other than the different fees with respect to each class described above and the payment of a distribution and servicing fee out of cash otherwise distributable to Class T stockholders, Class A shares, Class I shares and Class T shares have identical rights and privileges, such as identical voting rights. The net proceeds from the sale of the three classes of shares will be commingled for investment purposes and all earnings from all of the investments will proportionally accrue to each share regardless of the class.
The payment of class-specific costs will result in different amounts of distributions being paid with respect to each class of shares. Specifically, we reduce the amount of distributions that would otherwise be authorized on Class T shares to account for the ongoing distribution and servicing fees payable on Class T shares. Therefore, distributions on Class T shares will be lower than distributions on Class A shares and Class I shares because Class T shares are subject to ongoing distribution and servicing fees. Although distribution and servicing fees are not payable with respect to Class T shares sold pursuant to our DRIP, for purposes of calculating the Estimated Per Share NAV of the Class T shares, the distribution and servicing fees payable in respect to Class T shares sold in this Offering will be allocated to the Class T shares as a class cost, and therefore will impact the Estimated Per Share NAV of all Class T shares. As a result of the allocation of the distribution and servicing fee to the Class T shares, each share class could have a different Estimated Per Share NAV if distributions are not adjusted to take account of such fee.
In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, or any liquidating distribution of our assets, such assets, or the proceeds thereof, will be distributed between the holders of Class A shares, Class I shares and Class T shares ratably in proportion to the respective Estimated Per Share NAV for each class until the Estimated

Per Share NAV for each class has been paid. The Estimated Per Share NAV will be calculated on a company-wide basis, with any adjustments to Class A shares, Class I shares or Class T shares made subsequent to such company-wide calculation. Each holder of shares of a particular class of common stock will be entitled to receive, ratably with each other holder of shares of such class, that portion of such aggregate assets available for distribution as the number of outstanding shares of such class held by such holder bears to the total number of outstanding shares of such class then outstanding. See “Description of Securities” for more details regarding our classes of shares.
Our Operating Partnership
We currently own, and expect to continue to own, substantially all our real estate properties through our operating partnership, Carter Validus Operating Partnership II, LP, a Delaware limited partnership formed on January 10, 2013. We may, however, own properties directly, through subsidiaries of Carter Validus Operating Partnership II, LP or through other entities. We are the sole general partner of Carter Validus Operating Partnership II, LP, and our advisor is its special limited partner. Our ownership of properties in our operating partnership is referred to as an UPREIT. This UPREIT structure may enable sellers of properties to transfer their properties to our operating partnership in exchange for limited partnership shares of our operating partnership and defer potential gain recognition for U.S. federal income tax purposes with respect to such transfers of properties. Limited partnership shares of our operating partnership are referred to as OP Units.
Our Property Manager
Our property manager is Carter Validus Real Estate Management Services II, LLC, or Carter Real Estate II, or our property manager, a Delaware limited liability company formed on January 11, 2013. Our property manager, which is wholly-owned by our sponsor and is an affiliate of our advisor, will provide services to us in connection with the rental, leasing, operation and management of our properties. Our property manager is located at 4890 West Kennedy Blvd, Suite 650, Tampa, Florida 33609.
Our REIT Status
We qualified and elected to be taxed as a REIT for federal income tax purposes beginning with the taxable year ended December 31, 2014. As a REIT, we generally will not be subject to U.S. federal income tax on income that we distribute currently to our stockholders. Under the Internal Revenue Code, a REIT is subject to numerous organizational and operational requirements, including a requirement that it generally distribute at least 90% of its annual REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gain, to its stockholders. If we fail to qualify for taxation as a REIT in any year, and the statutory relief provisions of the Internal Revenue Code do not apply, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT, we may still be subject to state and local taxes on our income and property, U.S. federal income and excise taxes on our undistributed income and other U.S. taxes.
Terms of the Offering
We are offering an aggregate of up to $1,000,000,000 in shares of our common stock, consisting of three classes of shares, in any combination: Class A shares of common stock at a price of $10.200 per share, Class I shares of common stock at a price of $9.273 per share and Class T shares of common stock at a price of $9.766 per share. The offering prices are based on our Estimated Per Share NAV of $9.18 of each of our Class A common stock, Class I common stock and Class T common stock and any applicable per share upfront selling commissions and dealer manager fees.
We reserve the right to reallocate the shares of common stock we are offering between the share classes. We intend to offer the shares in this Offering for a period of 9-12 months following the effective date of this Registration Statement, unless our board of directors terminates the Offering at an earlier date or all shares being offered have been sold, in which case this Offering will be terminated.  This offering must be registered, or exempt from registration, in every state in which we offer or sell shares. Generally, such registrations are for one year. Therefore, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. We reserve the right to terminate this Offering at any time prior to the stated termination date or if all shares being offered have been sold.
Our shares of common stock are being offered to investors on a best efforts basis through our dealer manager. Therefore, our dealer manager is not required to sell any specific number or dollar amount in shares of our common stock, but will use its best efforts to sell the shares of our common stock being offered.
On May 29, 2014 our Registration Statement on Form S-11 (File No. 333-191706), registering our initial public offering of up to $2,350,000,000 in shares of common stock, was declared effective by the SEC and we commenced our initial public offering. Through September 30, 2016, we offered up to $2,350,000,000 of shares of our common stock, which consisted of up to $2,250,000,000 in shares of Class A common stock and Class T common stock in our primary offering for $10.00 per Class A share and $9.574 per Class T share, and up to $100,000,000 of shares pursuant to our distribution reinvestment plan, or DRIP, for $9.50 per Class A share and $9.095 per Class T share. As a result of our board of directors' determination of the

Estimated Per Share NAV of $9.07 as of June 30, 2016 for each of our Class A common stock and Class T common stock, our board of directors approved the revised primary offering prices of $10.078 per Class A share and $9.649 per Class T share and revised DRIP offering prices of $9.574 per Class A share and $9.167 per Class T share, effective October 1, 2016. Effective January 1, 2017, we further revised our DRIP offering prices to be $9.07 per share for Class A shares and Class T shares. Commencing on February 10, 2017, we also began offering Class I shares of common stock at a price of $9.162 per share and Class I shares pursuant to our DRIP for $9.07 per Class I share. Our initial offering was terminated on November 24, 2017. As of November 22, 2017, we had accepted investors subscriptions for and issued shares of our common stock in our initial offering, including shares of common stock pursuant to our DRIP, resulting in gross proceeds of $1,212,402,000.
Valuations
The per share price for shares in this Offering are based on our most recent Estimated Per Share NAV divided by the number of shares of our common stock outstanding at the time our board of directors determined our most recent Estimated Per Share NAV, and applicable commissions and fees. Currently, there are no SEC, federal or state rules that establish requirements specifying the methodology to employ in determining an Estimated Per Share NAV. Therefore, our board of directors has the discretion to choose a methodology or combination of methodologies as it deems reasonable for the determination of an Estimated Per Share NAV; provided, however, that the determination of an Estimated Per Share NAV must be conducted by, or with the material assistance or confirmation of, a third-party valuation expert and must be derived from a methodology that conforms to standard industry practice.
On September 29, 2016, our board of directors, at the recommendation of the audit committee, which is comprised solely of independent directors, unanimously approved and established an Estimated Per Share NAV of $9.07 per share of each of our Class A common stock and Class T common stock as of June 30, 2016. On September 28, 2017, our board of directors, at the recommendation of the audit committee, which is comprised solely of independent directors, unanimously approved and established an Estimated Per Share NAV of $9.18 per share of each of our Class A common stock, Class I common stock and Class T common stock, as of June 30, 2017, or the Valuation Date.
The Estimated Per Share NAV is based on the estimated value of our assets less the estimated value of our liabilities, divided by the approximate number of shares outstanding on a fully diluted basis, calculated as of the Valuation Date. We provided this Estimated Per Share NAV to assist broker-dealers in connection with their obligations under National Association of Securities Dealers Conduct Rule 2340, as required by FINRA with respect to customer account statements. This valuation was performed in accordance with the provisions of the IPA Valuation Guidelines, in addition to guidance from the SEC. We believe that there were no material changes between the Valuation Date and the date of this prospectus that would impact the Estimated Per Share NAV.
The Estimated Per Share NAV is not intended to be related to any values at which individual assets may be carried on financial statements under applicable accounting standards. While the determination of the Estimated Per Share NAV was conducted with the material assistance of a third-party valuation expert, with respect to asset valuations, we are not required to obtain asset-by-asset appraisals prepared by certified independent appraisers, nor must any appraisals conform to formats or standards promulgated by any trade organization. We do not intend to release individual property value estimates or any of the data supporting the Estimated Per Share NAV. We currently expect to utilize an independent valuation firm to update the Estimated Per Share NAV in the second half of 2018, in accordance with IPA Valuation Guidelines, but we are not required to update the Estimated Per Share NAV more frequently than annually. For more information regarding our valuation process and approaches, see "Description of Securities — Valuation Policy."
Summary Risk Factors
If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives, and therefore, you should purchase these securities only if you can afford a complete loss of your investment. See the section entitled “Risk Factors” in this prospectus for a discussion of the risks which should be considered in connection with your investment in our common stock. Some of the more significant risks relating to this Offering and an investment in shares of our common stock include:
An investment in our shares involves a high degree of risk and may be considered speculative. You should carefully consider the information found in “Risk Factors” before deciding to invest in our shares. The following are some of the risks you will take in investing in our shares:

•
This is a “blind pool” offering because we have not yet identified all of the properties to acquire with the offering proceeds. You will not be able to evaluate our investments prior to purchasing shares. We may change our investment policies without stockholder consent, which could result in investments that are different from those described in this prospectus.

•
We depend on our advisor and its key personnel to select investments and conduct our operations. Adverse changes in the financial condition of our advisor or our relationship with our advisor or its key personnel could adversely affect us.

•
The offering price for shares in this Offering, as well as the repurchase price for our shares, is based on the most recent Estimated Per Share NAV, which may not accurately reflect the current or future value of our assets.

•	We may not achieve investment results that will allow us to make periodic distributions or maintain a specified level of cash distributions.

•
We have paid, may continue to pay, and have no limits on the amounts we may pay, distributions from any source, including from sources other than cash flow from operations, which may constitute a return of capital to stockholders. We may use, and have no limits on the amounts we may use, proceeds from this Offering, the sale of assets, advances and financings to fund distributions. Any distributions from sources other than cash flow from operations may reduce the amount of capital we ultimately invest in real estate and negatively impact the value of your investment. As a result, the amount of distributions paid at any time may not reflect the performance of our properties or our cash flow from operations.

•
No public market currently exists for our shares of common stock, nor may a public market ever develop and our shares are illiquid. Therefore, if you purchase shares in this Offering, it will be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount.

•
There are substantial conflicts among the interests of our investors, our interests and the interests of our advisor, sponsor, dealer manager and our respective affiliates regarding compensation, including compensation that may be required to be paid to our advisor if our advisor is terminated, investment opportunities and management resources. The agreements governing the fees we pay to affiliates were not all determined on an arms-length basis and may require us to pay more than we would if we were only using unaffiliated third parties.

•
We have incurred, and expect to continue to incur additional debt, which could adversely impact your investment if the value of the property securing the debt falls or if we are forced to refinance the debt during adverse economic conditions.

•
If we fail to maintain our qualification as a REIT, the amount of income available for distributions to be paid to you would be reduced. To assist us in maintaining our qualification as a REIT, among other purposes, stockholders generally are restricted from owning more than 9.8% in value or in number of shares (whichever is more restrictive) of the aggregate of our outstanding shares of common stock and more than 9.8% in value of the aggregate of our outstanding shares of stock. In addition, our charter contains various other restrictions on ownership and transfer of our common stock.

•	You will experience substantial dilution in the net tangible book value of your shares equal to the offering costs associated with your shares.

•	We may make non-U.S. investments which involve certain legal, geopolitical, investment, repatriation, and transparency risks not typically associated with U.S. investments.
Description of Real Estate Investments
We engage in the acquisition and ownership of quality income-producing commercial real estate with a focus on data centers and healthcare properties, preferably with long-term and creditworthy tenants.
As of November 27, 2017, on a portfolio level, we, through wholly-owned subsidiaries of our operating partnership, owned 100% of the fee simple interest and leasehold interest in 67 properties located in various states, consisting of approximately 4,887,000 gross rentable square feet of commercial space. As of November 27, 2017, our properties that are subject to net leases have a consolidated weighted average yield of 7.83%. As of November 27, 2017, our leases have average annual rent escalations of 2.09%.
For a detailed description of our real estate investments, see the section of this prospectus captioned "Investment Objectives, Strategy and Policies—Description of Real Estate Investments."
Carter Real Estate II, an affiliate of our advisor, has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of our properties. In accordance with the property management agreement, we pay Carter Real Estate II 3.0% of gross revenues from the properties managed. Other than as disclosed elsewhere in this prospectus, we currently have no plans for any renovations, improvements or development of any of our properties and we believe each property is adequately insured and is suitable for its present and intended use.

Estimated Use of Proceeds of This Offering
Assuming that 20% of the gross proceeds from this Offering come from the sale of Class A shares, 30% of the gross proceeds from this Offering come from the sale of Class I shares and 50% of the gross proceeds from this Offering come from the sale of Class T shares, our management team expects to invest approximately 90.56% of the gross offering proceeds to make investments in accordance with our investment objectives and by following the strategies described in this prospectus. The actual percentage of offering proceeds used to make investments will depend on the number of shares sold as well as whether we sell more or less than we have assumed of Class A shares, Class I shares and Class T shares and actual organization and offering expenses incurred. See “Estimated Use of Proceeds.”
Prior Offerings
See the section entitled “Prior Performance Summary” in this prospectus for a summary of the prior offerings of our sponsor and its principals.
Distribution Policy
In order to maintain our qualification as a REIT, we generally are required to make aggregate annual distributions to our stockholders of at least 90% of our annual REIT taxable income determined without regard to the dividends-paid deduction and excluding net capital gain. Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.
We currently pay regular monthly distributions to our stockholders. We expect to continue paying monthly distributions unless our results of operations, our general financial conditions, general economic conditions, applicable provisions of Maryland law or other factors make it imprudent to do so. The payment of class-specific expenses will result in different amounts of distributions being paid with respect to each class of shares. Specifically, we expect to reduce the amount of distributions that would otherwise be authorized on Class T shares to account for the ongoing distribution and servicing fees payable on Class T shares. Therefore, distributions on Class T shares will likely be lower than distributions on Class A shares and Class I shares because Class T shares are subject to ongoing distribution and servicing fees. The timing and amount of distributions will be determined by our board of directors, in its discretion, and may vary from time to time. Our board of directors’ discretion will be influenced in substantial part by its obligation to cause us to comply with REIT requirements of the Internal Revenue Code.
If we do not have enough cash to make distributions, we may borrow, use proceeds from this Offering, issue additional securities or sell assets in order to fund distributions. There is no limit to the amount of distributions we may fund from these sources. Until we are generating operating cash flow sufficient to make distributions to our stockholders, we intend to pay all or a substantial portion of our distributions from the proceeds of this Offering or from borrowings, including possible borrowings from our advisor or its affiliates, in anticipation of future cash flow, which may reduce the amount of capital we ultimately invest in properties or other permitted investments, and negatively impact the value of your investment. We have not established any limit on the amount of proceeds from this Offering that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would: (1) cause us to be unable to pay our debts as they become due in the usual course of business; (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences, if any; or (3) jeopardize our ability to maintain our qualification as a REIT. Distributions made from offering proceeds are effectively a return of capital to stockholders from which we will have paid organization and offering expenses in connection with this Offering.
See “Description of Securities — Distribution Policy and Distributions” for information regarding distributions paid to our stockholders.
Leverage Policy
Our charter provides that the maximum amount of our total indebtedness shall not exceed 300% of our total “net assets” (total assets (other than intangibles) at cost, before deducting depreciation, reserves for bad debts or other non-cash reserves, less total liabilities) as of the date of any borrowing (which is the maximum level of indebtedness permitted under the Statement of Policy Regarding Real Estate Investment Trusts revised and adopted by the North American Securities Administrators Association on May 7, 2007, or the NASAA REIT Guidelines, absent a satisfactory showing that a higher level is appropriate), which is generally expected to be approximately 75% of the cost of our investments; however, we may exceed that limit if approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for exceeding such limit. This charter limitation, however, does not apply to individual real estate assets or investments.
In addition, we have adopted a borrowing policy to limit our aggregate borrowings, following completion of this Offering, to 50% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets (calculated after the close of this Offering and once we have invested substantially all the proceeds of this Offering). This limitation, however, will not apply to individual real estate assets or investments. At the date of acquisition of each asset, we anticipate that the cost of investment for such asset will be substantially similar to its fair market value, which will enable us to satisfy requirements under the NASAA REIT Guidelines set forth in our charter. However, subsequent events, including changes in the fair market value of our assets, could result in our exceeding these limits. See the section entitled “Investment Objectives, Strategy and Policies — Financing Strategies and Policies” in this prospectus for a more detailed discussion of our borrowing policies.
Exit Strategy — Liquidity Event
It is our intention to begin the process of achieving a Liquidity Event, as further described below, no later than five to seven years after the termination of the primary offering of our initial public offering; however, we may seek to achieve a liquidity event prior to that time if our board of directors determines that an opportune time is at hand. A “Liquidity Event” could include a sale of all or substantially all our assets, a sale or merger of our company, a listing of our common stock on a national securities exchange (provided we meet the then applicable listing requirements), or other similar transaction. We currently intend to achieve a Liquidity Event by selling our assets; however, we may achieve a Liquidity Event through a sale or merger of our company, a listing of our common stock on a national securities exchange, or other similar transaction if our board of directors determines that such a transaction is in the best interests of our stockholders.
If a Liquidity Event does not occur on or before the seventh anniversary of the completion or termination of the primary offering of our initial public offering, our charter requires that a majority of our board of directors and a majority of our independent directors adopt a resolution either (i) seeking stockholder approval of an amendment to the charter extending or eliminating the Liquidity Event deadline or (ii) seeking stockholder approval of the liquidation of the corporation. If we seek and do not obtain stockholder approval of an amendment to the charter extending or eliminating the Liquidity Event deadline, we would then be required to seek stockholder approval of our liquidation. If we seek and do not obtain stockholder approval of our liquidation and have not already sought stockholder approval of an amendment to the charter extending or eliminating the Liquidity Event deadline, we would then be required to seek stockholder approval of an amendment to the charter extending or eliminating the Liquidity Event deadline. If we seek stockholder approval of both an amendment to the charter extending or eliminating the Liquidity Event deadline and our liquidation and do not obtain either, our charter would not require us to achieve a Liquidity Event or liquidate and we could continue to operate as before. In such event, there will be no public market for shares of our common stock and you may be required to hold the shares indefinitely. See “Description of Securities —Liquidity Events” in this prospectus for a more detailed discussion on this requirement.
Market conditions and other factors could cause us to delay our Liquidity Event beyond the five to seven years following the termination of the primary offering of our initial public offering. Even after we decide to pursue a Liquidity Event, we are under no obligation to conclude our Liquidity Event within a set time frame because the timing of our Liquidity Event will depend on real estate market conditions, financial market conditions, U.S. federal income tax consequences to stockholders, and other conditions that may prevail in the future. We also cannot assure you that we will be able to achieve a Liquidity Event.
Conflicts of Interest
Our advisor will experience potential conflicts of interest in connection with the management of our business affairs, including the following:

•
The management and key personnel of our advisor, each of whom may in the future make investment decisions for other programs sponsored by our sponsor and its affiliates and direct investments, must determine which investment opportunities to recommend to us or another program sponsored by our sponsor and its affiliates or joint venture, and must determine how to allocate resources among us and any other future programs sponsored by our sponsor and its affiliates;

•	Our advisor may structure the terms of joint ventures between us and other programs sponsored by our sponsor and its affiliates;

•	We have retained Carter Validus Real Estate Management Services II, LLC, an affiliate of our advisor, to manage and lease some or all our properties;

•	Our advisor and its affiliates will have to allocate their time between us and other real estate programs and activities in which they may be involved in the future;

•
Our advisor and its affiliates receive fees in connection with transactions involving the purchase, financing, management and sale of our properties, and, because our advisor and its affiliates do not maintain a significant equity interest in us and are entitled to receive substantial minimum compensation regardless of performance, our advisor’s interests are not wholly aligned with those of our stockholders; and

•
Our advisor and its affiliates are compensated on a fee structure that may not be on terms that would result from arm’s-length negotiations, is payable whether or not our stockholders receive distributions, and is based on our Estimated Per

Share NAV, the procedures for which our advisor will assist our board of directors in developing, overseeing, implementing and coordinating.
Our officers and two of our directors also will face these conflicts because of their affiliation with our advisor. The primary responsibility for the investment decisions of our advisor and its affiliates resides with John E. Carter, Michael A. Seton, Mario Garcia, Jr., Mark Levey, Robert Winslow and Robert Peterson. See the sections entitled “Management — Executive Officers and Directors", and “Management — The Advisor” and “Management — Investment Decisions” for detailed descriptions of the Investment Committee and its members. These conflicts of interest could result in decisions that are not in our best interests. See the section entitled “Conflicts of Interest” in this prospectus for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to mitigate a number of these potential conflicts.
The following chart shows the ownership structure of the various entities that are affiliated with us, our sponsor and our advisor.

ORGANIZATIONAL STRUCTURE

Carter & Associates
John E. Carter
Michael Seton
Lisa Drummond
Todd Sakow
Mario Garcia, Jr.
Mark Levey
Robert M. Winslow
Carter Validus Advisory Services II, LLC and Employees
Carter Validus REIT Management Company II, LLC (1)
(Sponsor)
Public Stockholders
Stockholders (more than 99.99% (assuming sale of maximum offering))
100%
100%
Carter Validus Real Estate Management Services II, LLC
(Property Manager)
Carter Validus Advisors II, LLC (2)
(Advisor)
Strategic Capital Management Holdings, LLC (3)
100%
SC Distributors, LLC (2)
(Dealer Manager)
Carter Validus Mission Critical REIT II, Inc.
(REIT)
General Partner
(99.99%)
Special Limited Partner
(.01%)
Carter Validus Operating Partnership II, LP
(Operating Partnership)

1. Sponsor owns 20,000 shares of Class A common stock (less than 0.01% assuming maximum offering).
2. Our advisor and dealer manager are owned through wholly-owned holding companies that are not shown on this Organizational Structure.
3. Strategic Capital Management Holdings, LLC, which is wholly-owned by Validus/Strategic Capital, LLC, and is the owner of Strategic Capital Advisory Services, LLC and SC Distributors, LLC, has a 22.5% participation in gross fees paid to, however, has no voting interest in, Carter Validus Advisors II, LLC.

Compensation to Our Advisor and its Affiliates
We have no paid employees. Our advisor and its affiliates manage our day-to-day affairs. The following table summarizes all of the compensation and fees we pay to our advisor and its affiliates, including amounts to reimburse their costs in providing services. For a more detailed discussion of compensation, see the table included in the “Management Compensation” section of this prospectus, including the footnotes thereto. The selling commissions and dealer manager fees may vary for different categories of purchasers. See the section entitled “Plan of Distribution” in this prospectus for a more detailed discussion of the selling commissions and dealer manager fees we will pay. The table below assumes the shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees.

Type of Compensation/Affiliate	Determination of Amount	Estimated Amount for Maximum Offering
Offering Stage
Selling Commissions – SC Distributors, LLC
We pay the dealer manager selling commissions of up to 7.0% of gross offering proceeds from the sale of Class A shares and up to 3.0% of gross offering proceeds from the sale of Class T shares. All selling commissions are expected to be re-allowed to participating broker-dealers. We will not pay selling commissions with respect to Class I shares.

The actual amount will depend on the number and class of shares sold, the net asset value per share and the type of accounts that purchase shares. Aggregate selling commissions will equal $70,000,000 if we sell the maximum offering, assuming that all shares sold are Class A shares and the maximum selling commission is paid for each share.

Dealer Manager Fee – SC Distributors, LLC
We pay the dealer manager a dealer manager fee of up to 3.0% of gross offering proceeds from the sale of Class A shares and Class T shares. The dealer manager may receive up to 2.0% of the gross offering proceeds from the sale of Class I shares as a dealer manager fee, of which 1.0% will be funded by our advisor without reimbursement from us. The 1.0% of the dealer manager fee paid from offering proceeds will be waived in the event an investor purchases Class I shares through a registered investment adviser that is not affiliated with a broker dealer. In such event, the per share purchase price of the Class I shares would be $9.18. The dealer manager may reallow all or a portion of such dealer manager fee to participating broker-dealers.

Actual amounts depend upon the number and class of shares purchased and, therefore, cannot be determined at this time. The maximum aggregate dealer manager fee we may pay is $30,000,000 if we sell the maximum offering, assuming the maximum dealer manager fee of 3.0% is paid for each Class A or Class T share.

Distribution and Servicing Fee – SC Distributors, LLC
With respect to our Class T shares that are sold in our offering, we pay the dealer manager a distribution and servicing fee that accrues daily in an amount equal to 1/365th of 1.0% of the most recent Estimated Per Share NAV per Class T share on a continuous basis from year to year.

We will cease paying distribution and servicing fees with respect to Class T shares sold in this Offering on the earliest to occur of the following: (i) a listing of the Class T shares on a national securities exchange, (ii) following the completion of this Offering, total underwriting compensation in this Offering equaling 10.0% of the gross proceeds from this Offering less the total amount of distribution and servicing fees waived by participating broker-dealers in this Offering, (iii) such Class T shares no longer being outstanding, (iv) December 31, 2021, which is the fourth anniversary of the last day of the fiscal quarter in which our primary offering of our initial public offering terminated, (v) with respect to a Class T share sold in this Offering, the date on which a participating broker-dealer receives (a) total underwriting compensation equal to 10% of the gross offering proceeds of such Class T share less (b) the amount of any waived distribution and servicing fees by such participating broker-dealer, or (vi) the date on which the holder of such Class T share or its agent notifies us or our agent that he or she is represented by a new participating broker-dealer; provided that we will continue paying the Class T distribution and servicing fee, which shall be re-allowed to the new participating broker-dealer, if the new participating broker-dealer enters into a participating broker-dealer agreement with our dealer manager or otherwise agrees to provide the services set forth in the dealer manager agreement. We cannot predict when this will occur.

The distribution and servicing fee in connection with Class T shares is payable monthly in arrears. We will not pay a distribution and servicing fee with respect to Class A shares or Class I shares.

Actual amounts depend upon the number of Class T shares sold and, therefore, cannot be determined at this time. We currently estimate that we will pay the distribution and servicing fees until December 31, 2021, but in no event will our underwriting expenses exceed 10% of our gross offering proceeds. We cannot predict the length of time over which we will pay distribution and servicing fees due to a number of factors that are not within our control, such as the pace of fundraising and the portion of shares sold that are Class A and Class I compared to Class T. We are registering up to $1,000,000,000 in shares in this Offering. Assuming the full $1,000,000,000 in gross proceeds are sold on December 1, 2017 and come solely from the sale of Class T shares, the aggregate amount of distribution and servicing fees we may pay is approximately $40,849,000, assuming no distribution and servicing fees are waived.

Organization and Offering Expenses – Carter Validus Advisors II, LLC
We reimburse our advisor and its affiliates for organization and offering expenses it incurs on our behalf, but only to the extent the reimbursement would not cause the selling commissions, the dealer manager fee, the distribution and servicing fee and the other organization and offering expenses borne by us to exceed 15.0% of the gross offering proceeds of this Offering. We expect that organization and offering expenses (other than selling commissions, dealer manager fees and the distribution and servicing fee) will be approximately 1.50% of the gross offering proceeds.
$15,000,000 if we sell the maximum number of shares in this Offering.

Type of Compensation/Affiliate	Determination of Amount	Estimated Amount for Maximum Offering

Operational Stage

Acquisition Fees – Carter Validus Advisors II, LLC
We pay to our advisor 2.0% of the contract purchase price of each property or asset acquired and 2.0% of the amount advanced with respect to a mortgage loan. For purposes of this prospectus, “contract purchase price” means the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a property or the amount of funds advanced with respect to a mortgage loan, exclusive of acquisition fees and acquisition expenses.
$18,640,000 (or $37,280,000 assuming that we incur an expected 50.0% leverage as set forth in our investment guidelines).

Acquisition Expenses – Carter Validus Advisors II, LLC
We reimburse our advisor for acquisition expenses incurred in connection with the selection and acquisition of properties or other real estate-related investments (including expenses relating to potential investments that we do not close), such as legal fees and expenses, costs of real estate due diligence, appraisals, non-refundable option payments on property not acquired, travel and communications expenses, accounting fees and expenses and title insurance premiums, whether or not the property was acquired. We expect these expenses will be approximately 0.75% of the purchase price of each property or real estate-related investment.
$6,991,000 (or $13,982,000 assuming that we incur an expected 50.0% leverage as set forth in our investment guidelines).

Asset Management Fee – Carter Validus Advisors II, LLC	The asset management fee is calculated on a monthly basis in an amount equal to 1/12th of 0.75% of our gross assets (including amounts borrowed) and is payable monthly in arrears.	Not determinable at this time.

Operating Expenses – Carter Validus Advisors II, LLC
We reimburse our advisor at the end of each fiscal quarter for operating expenses incurred on our behalf, subject to the limitation that we will not reimburse our advisor for any amount by which our operating expenses (2) (including the asset management fee) in the four immediately preceding fiscal quarters exceeds the greater of (a) 2.0% of average invested assets or (b) 25.0% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period, unless our independent directors have determined that such excess expenses are justified, based on unusual and non-recurring factors that they deem sufficient. Operating expenses do not include the property management and leasing fee or construction management fee. For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate assets before deducting depreciation, bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period. Additionally, we will not reimburse our advisor for personnel costs in connection with services for which our advisor receives acquisition fees or disposition fees.

We perform the above calculation on a quarterly basis to ensure that the operating expense reimbursements are within these limitations.
Not determinable at this time.

Property Management and Leasing Fees – Carter Validus Real Estate Management Services II, LLC (2)
In connection with the rental, leasing, operation and management of our properties, we pay our property manager and its affiliates aggregate fees equal to 3.0% of gross revenues from the properties managed. We also reimburse the property manager and its affiliates for property-level expenses that any of them pay or incur on our behalf, including salaries, bonuses and benefits of persons employed by the property manager and its affiliates except for the salaries, bonuses and benefits of persons who also serve as one of our executive officers. Our property manager and its affiliates may subcontract the performance of their duties to third parties and pay all or a portion of the property management fee to the third parties with whom they contract for these services. If we contract directly with third parties for such services, we will pay them customary market fees and may pay our property manager an oversight fee equal to 1.0% of the gross revenues of the property managed. In no event will we pay our property manager, our advisor or any affiliate both a property management fee and an oversight fee with respect to any particular property.(1)

We also will pay our property manager a separate fee in connection with leasing properties to new tenants or renewals or expansions of existing leases with existing tenants in an amount not to exceed the fee customarily charged in arm’s-length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area and which is typically less than $1,000.
Not determinable at this time. Because the fees are based on a fixed percentage of gross revenue or market rates, there is no maximum dollar amount of these fees.

Type of Compensation/Affiliate	Determination of Amount	Estimated Amount for Maximum Offering
Construction Management Fee – Carter Validus Real Estate Management Services II, LLC (2)
For acting as general contractor and/or construction manager to supervise or coordinate projects or to provide major repairs or rehabilitation on our properties, we may pay up to 5.0% of the cost of the projects, repairs and/or rehabilitation, as applicable.
Not determinable at this time. Because the fee is based on a fixed percentage of certain costs, there is no maximum dollar amount of this fee.

Liquidation/Listing Stage

Disposition Fees – Carter Validus Advisors II, LLC
If our advisor or its affiliates provides a substantial amount of services (as determined by a majority of our independent directors) in connection with the sale of properties, we will pay our advisor a disposition fee, up to the lesser of 1.0% of the contract sales price and one-half of the total brokerage commission paid if a third party broker is also involved; provided, however, that in no event may the disposition fees paid to our advisor, its affiliates and unaffiliated third parties exceed the lesser of 6.0% of the contract sales price and a reasonable, customary and competitive real estate commission in light of the size, type and location of the property.
Not determinable at this time. Because the disposition fees are based on a fixed percentage of the contract price for a sold property, there is no maximum dollar amount of these commissions.

Subordinated Participation in Net Sale Proceeds (payable only if we are not listed on an exchange, which we have no intention to do at this time) – Carter Validus Advisors II, LLC
Our advisor (in its capacity as special limited partner) will receive 15.0% of the remaining net sale proceeds after return of capital contributions plus payment to investors of a 6.0% annual cumulative, non-compounded return on the capital contributed by investors. We cannot assure you that we will provide this 6.0% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ performance compensation.
Not determinable at this time. There is no maximum amount of these payments.

Subordinated Incentive Listing Distribution (payable only if we are listed on an exchange, which we have no intention to do at this time) – Carter Validus Advisors II, LLC
Upon the listing of our shares on a national securities exchange, our advisor (in its capacity as special limited partner) will receive 15.0% of the amount by which the sum of our adjusted market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to a 6.0% annual cumulative, non-compounded return to investors. We cannot assure you that we will provide this 6.0% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ performance compensation.
Not determinable at this time. There is no maximum amount of this distribution.

Subordinated Distribution Upon Termination of the Advisory Agreement –Carter Validus Advisors II, LLC
Upon termination or non-renewal of the advisory agreement with or without cause, our advisor (in its capacity as special limited partner), will be entitled to receive distributions from our operating partnership equal to 15.0% of the amount by which the sum of our adjusted market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6.0% cumulative, pre-tax, non-compounded return to investors. We cannot assure you that we will provide this 6.0% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ incentive compensation. If we do not provide this return, our advisor would not receive this distribution. In addition, our advisor may elect to defer its right to receive a subordinated distribution upon termination until either shares of our common stock are listed and traded on a national securities exchange or another Liquidity Event occurs.
Not determinable at this time. There is no maximum amount of this distribution.

(1)
Notwithstanding the foregoing, our advisor and its affiliates may be entitled to receive higher fees if our property manager demonstrates to the satisfaction of a majority of our directors (including a majority of the independent directors) that a higher competitive fee is justified for the services rendered.

(2)
Property management and leasing fees and construction management fees are not operating expenses and therefore are not subject to the North American Securities Administrators Association, or NASAA, REIT Guidelines' limitations on operating expenses. The construction management fee is considered an acquisition fee pursuant to the NASAA REIT Guidelines and is subject to the NASAA REIT Guidelines' limitations on acquisition fees.

Distribution Reinvestment Plan
You may participate in our distribution reinvestment plan and elect to have the cash distributions attributable to the class of shares owned automatically reinvested in additional shares of the same class. On October 13, 2017, we registered 10,893,246 shares of common stock in our DRIP for a price per share of $9.18 per Class A share, $9.18 per Class I share and $9.18 per Class T share for a proposed maximum offering price of $100,000,000 in shares of common stock under the DRIP pursuant to a registration statement on Form S-3.

Our board of directors may amend, suspend or terminate the distribution reinvestment plan in our discretion at any time upon 10 days’ notice to you. We may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC or (b) in a separate mailing to the participants. Following any termination of the distribution reinvestment plan, all subsequent distributions to stockholders would be made in cash.
Second Amended and Restated Share Repurchase Program
Our Class A shares, Class I shares and Class T shares are currently not listed on a national securities exchange and we will not seek to list our stock unless and until such time as our independent directors believe that the listing of our stock would be in the best interests of our stockholders. In order to provide stockholders with the benefit of some interim liquidity, our board of directors has adopted a share repurchase program that enables our stockholders to sell their shares back to us after they have held them for at least one year, subject to the significant conditions and limitations in our share repurchase program. The terms of our share repurchase program are more flexible in cases involving the death or disability of a stockholder, or certain exigent circumstances.
Repurchases of shares of our common stock, when requested, are at our sole discretion and generally will be made monthly. We will limit the number of shares repurchased during any calendar year to 5.0% of the number of shares of our common stock outstanding on December 31st of the previous calendar year. In addition, we are only authorized to repurchase shares using the proceeds received from the sale of shares under our distribution reinvestment plan during the prior calendar year and other operating funds, if any, as our board of directors, in its sole discretion may reserve for this purpose. Due to these limitations, we cannot guarantee that we will be able to accommodate all repurchase requests.
A stockholder must have beneficially held its Class A shares, Class I shares or Class T shares, as applicable for at least one year prior to offering them for sale to us through our share repurchase program, unless the Class A shares, Class I shares or Class T shares, as applicable, are being repurchased in connection with a stockholder’s death, Qualifying Disability, or certain other exigent circumstances. The purchase price for shares repurchased under our share repurchase program will be 100.0% of the most recent Estimated Per Share NAV of the Class A common stock, Class I common stock, or Class T common stock, as applicable (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). Our board of directors reserves the right, in its sole discretion, at any time and from time to time, to waive the one-year holding period requirement in the event of the death or Qualifying Disability of a stockholder, other involuntary exigent circumstances such as bankruptcy, or a mandatory distribution requirement under a stockholder’s IRA.
The share repurchase program will immediately terminate if our shares are listed on any national securities exchange. In addition, our board of directors may suspend (in whole or in part) the share repurchase program at any time and from time to time upon notice to our stockholders and amend or terminate the share repurchase program at any time upon 30 days’ prior written notice to our stockholders. We will notify our stockholders of such developments (1) in a Current Report on Form 8- K, in an annual or quarterly report, or (2) by means of a separate mailing to you. Further, our board of directors reserves the right, in its sole discretion, to reject any requests for repurchases. For additional information on our share repurchase program and the shares, if any, purchased thereunder, refer to the section of this prospectus captioned “Share Repurchase Program."
Emerging Growth Company
We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Although these exemptions will be available to us, they will not have a material impact on our public reporting and disclosure. We are deemed a “non-accelerated filer” under the Securities Exchange Act of 1934, or the Exchange Act, and as a non-accelerated filer, we are permanently exempt from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. In addition, because we have no employees, we do not have any executive compensation or golden parachute payments to report in our periodic reports and proxy statements.
Additionally, under Section 107 of the JOBS Act, an “emerging growth company” may take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, for complying with new or revised accounting standards. This means an “emerging growth company,” can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. However, we are electing to “opt out” of such extended transition period, and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of such extended transition period for compliance with new or revised accounting standards is irrevocable.

We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier. We will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year during which our total annual revenues equal or exceed $1 billion (subject to adjustment for inflation), (ii) the last day of the fiscal year following the fifth anniversary of our initial public offering, (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt, or (iv) the date on which we are deemed a “large accelerated filer” under the Exchange Act.
Investment Company Act of 1940 Considerations
We intend to conduct our operations so that we and each of our subsidiaries are exempt from registration as an investment company under the Investment Company Act of 1940, or the Investment Company Act. Under Section 3(a)(1)(A) of the Investment Company Act, a company is an “investment company” if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Under Section 3(a)(1)(C) of the Investment Company Act, a company is deemed to be an “investment company” if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” “Investment securities” excludes U.S. Government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.
We intend to acquire real estate and real estate-related assets directly, for example, by acquiring fee interests in real property, or by purchasing interests, including controlling interests, in REITs or other “real estate operating companies,” such as real estate management companies and real estate development companies, that own real property. We also may acquire real estate assets through investments in joint venture entities, including joint venture entities in which we may not own a controlling interest. We anticipate that our assets generally will be held in wholly and majority-owned subsidiaries of the company, each formed to hold a particular asset.
Because we are organized as a holding company that will conduct its business primarily through our operating partnership, which in turn is a holding company that will conduct its business through its subsidiaries, we intend to conduct our operations and the operations of our operating partnership so that each will comply with the 40% test. In addition, we expect that our wholly-owned and majority-owned subsidiaries will not be relying on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in these subsidiaries (which are expected to constitute most, if not all, of our assets) generally will not constitute “investment securities.” Accordingly, we believe that the company and its wholly-owned and majority-owned subsidiaries will not be considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.
In addition, we believe that we, our operating partnership and any subsidiaries of our operating partnership will not be considered investment companies under Section 3(a)(1)(A) of the Investment Company Act because none of these entities will engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we, our operating partnership and any subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, we expect that we, our operating partnership and any subsidiaries will be able to conduct our respective operations such that none of these entities will be required to register as an investment company under the Investment Company Act.
The determination of whether an entity is a majority-owned subsidiary of our company is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We intend to treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We do not intend to request that the SEC staff approve our treatment of any particular entity as a majority-owned subsidiary. If the SEC staff were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to comply with the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.
Even if the value of investment securities held by any of our wholly-owned or majority-owned subsidiaries were to exceed 40% of their respective total assets (exclusive of government securities and cash items), we expect that such subsidiaries would be able to rely on the exclusion from the definition of “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities primarily engaged in the business of “purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exclusion, as interpreted by the staff of the SEC, generally requires that at least 55% of an entity’s assets must be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying assets,” and at least 80% of the entity’s assets must be comprised of qualifying assets and a broader category of assets that we refer to as “real estate-related assets” under the Investment Company Act. Additionally, no more than 20% of the entity’s assets may be comprised of miscellaneous assets. For purposes of the exclusions provided by Section 3(c)(5)(C), we will classify our investments based on no-action letters issued by the SEC staff and other SEC interpretive guidance.
Qualification for exemption from the definition of “investment company” under the Investment Company Act will limit our ability to make certain investments. For example, these restrictions may limit the ability of the company and its subsidiaries to invest directly in mortgage-backed securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities and real estate companies or in assets not related to real estate. Although we intend to monitor our portfolio, there can be no assurance that we will be able to maintain this exemption from registration for our company or each of our subsidiaries.
To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon the definition of investment company and the exceptions to that definition, we may be required to adjust our investment strategy accordingly. For example, on August 31, 2011, the SEC issued a concept release requesting comments regarding a number of matters relating to the exemption provided by Section 3(c)(5)(C) of the Investment Company Act, including the nature of assets that qualify for purposes of the exemption and whether mortgage REITs should be regulated in a manner similar to investment companies. Additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen.
Description of Securities
Uncertificated Shares
Our board of directors has authorized the issuance of shares of our stock without certificates. Instead, your investment will be recorded on our books only. Our transfer agent maintains a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the record owner and the new owner delivers a properly executed stock transfer form to us, along with a fee to cover reasonable transfer costs, in an amount determined by our board of directors. We will provide the required stock transfer form to you upon request.
Stockholder Meetings
We will hold annual meetings of our stockholders for the purpose of electing our directors and conducting other business matters that may be presented at such meetings. We also may call special meetings of stockholders from time to time. You are entitled to one vote for each share of common stock you own at any of these meetings on all matters to which a common stockholder is entitled to vote.
Restriction on Share Ownership and Transfer
Our charter contains restrictions on ownership and transfer of the shares that, among other restrictions, prevent any one person from owning directly or indirectly more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of our common stock, unless exempted (prospectively or retroactively) by our board of directors. Your ability to transfer your shares to prospective stockholders also will be limited unless (a) they meet the minimum suitability standards regarding income or net worth, which are described in the “Investor Suitability Standards” section immediately following the cover page of this prospectus, and (b) the transfer complies with minimum purchase requirements, which are described in the sections of this prospectus entitled “Investor Suitability Standards” and “Plan of Distribution.” For a more complete description of the shares, including this and other restrictions on the ownership and transfer of our shares, please see the section entitled “Description of Securities” in this prospectus.
ERISA Considerations
Prospective investors with investment discretion over the assets of an IRA, employee benefit plan or other retirement plan or arrangement that is covered by ERISA or Section 4975 of the Internal Revenue Code should carefully review the information in the section of this prospectus entitled “Investment by Tax-Exempt Entities and ERISA Considerations.” Any such prospective investors are required to consult their own legal and tax advisors on these matters.

RISK FACTORS
An investment in our common stock involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our common stock. The risks discussed in this prospectus can adversely affect our business, operating results, prospects and financial condition. These risks could cause the value of our common stock to decline and could cause you to lose all or part of your investment. The risks and uncertainties described below represent those risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition as of the date of this prospectus. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may harm our business.
Risks Related to an Investment in Carter Validus Mission Critical REIT II, Inc.
The prior performance of real estate investment programs sponsored by affiliates of our advisor may not be an indication of our future results.
We were incorporated on January 11, 2013 and, therefore, have a limited operating history and you should not rely upon our past performance or the past performance of other real estate investment programs sponsored by affiliates of our advisor to predict our future results. Although members of our advisor’s management have significant experience in the acquisition, finance, management and development of commercial real estate, our prior performance or the prior performance of real estate investment programs sponsored by the members of our advisor's management team and other affiliates of our advisor may not be indicative of our future results.
We may not succeed in achieving our goals, and our failure to do so could cause you to lose all or a portion of your investment.
Because this is a “blind pool” offering, you will not have the opportunity to evaluate our investments before we make them, which makes an investment in us more speculative.
We have not identified all of the properties we will acquire with the net proceeds from this Offering. Additionally, we will not provide you with information to evaluate our investments prior to our acquisition of properties. Since we currently have not identified all of the properties we intend to purchase, this Offering is considered to be a “blind pool” offering. We intend to invest the net offering proceeds in net-leased properties, primarily in data centers and healthcare sectors, preferably with long-term leases to creditworthy tenants located throughout the continental United States. We also may, in the discretion of our advisor, invest in other types of real estate or in entities that invest in real estate.
The shares sold in this Offering will not be listed on an exchange for the foreseeable future, if ever, and we are not required to provide for a liquidity event. Therefore, if you purchase shares in this Offering, it will be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount.
The shares offered by us are illiquid assets for which there is not expected to be any secondary market nor is it expected that any will develop in the future. Moreover, you should not rely on our share repurchase program as a method to sell shares promptly because our share repurchase program includes numerous restrictions that limit your ability to sell your shares to us, and our board of directors may amend, suspend or terminate our share repurchase program at any time. In particular, the share repurchase program provides that we may make repurchase offers only if you have held our shares for a minimum of one year, we have sufficient funds available for repurchase and to the extent the total number of shares for which repurchase is requested does not exceed 5% of the number of shares of our common stock outstanding on December 31st of the previous calendar year. See “Share Repurchase Program” for a description of our share repurchase program. Our board of directors may reject any request for repurchase of shares, suspend (in whole or in part) the share repurchase program at any time and from time to time upon notice to our stockholders and amend or terminate our share repurchase program at any time upon 30 days’ notice to our stockholders. Therefore, it will be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you may only be able to sell them at a substantial discount from the price you paid. Investor suitability standards imposed by certain states may also make it more difficult to sell your shares to someone in those states. The shares should be purchased as a long-term investment only.
In the future, our board of directors may consider various forms of liquidity, each of which is referred to as a Liquidity Event, including, but not limited to: (1) dissolution and winding up our assets; (2) merger or sale of all or substantially all of our assets; or (3) the listing of shares on a national securities exchange. In the event that a Liquidity Event does not occur on or before the seventh anniversary of the completion or termination of the primary offering of our initial public offering, then a majority of our board and a majority of the independent directors must either (a) adopt a resolution that sets forth a proposed amendment to the charter extending or eliminating this deadline, or the Extension Amendment, declaring that the Extension Amendment is advisable and directing that the proposed Extension Amendment be submitted for consideration at either an annual or special meeting of our stockholders, or (b) adopt a resolution that declares that a proposed liquidation of the company is advisable on substantially the terms and conditions set forth in, or referred to, in the resolution, or the Plan of Liquidation, and directing that the proposed Plan of Liquidation be submitted for consideration at either an annual or special meeting of our stockholders. If our board seeks the Extension Amendment as described above and the stockholders do not approve such amendment, then our board shall seek the Plan of Liquidation as described above. If the stockholders do not then approve the Plan of Liquidation, the company will continue its business. If our board seeks the Plan of Liquidation as described above and the stockholders do not approve the Plan of Liquidation, then our board will seek the Extension Amendment as described above. If the stockholders do not then approve the Extension Amendment, the company will continue its business. In the event that listing on a national stock exchange occurs on or before the seventh anniversary of the completion or termination of the primary offering of our initial public offering, the company will continue perpetually unless dissolved pursuant to any applicable provision of the Maryland General Corporation Law.
We may be unable to liquidate all assets. After we adopt a Plan of Liquidation, we would likely remain in existence until all our investments are liquidated. If we do not pursue a liquidity transaction, or delay such a transaction due to market conditions, your shares may continue to be illiquid and you may, for an indefinite period of time, be unable to convert your investment to cash easily and could suffer losses on your investment.
We may suffer from delays in locating suitable investments, which could adversely affect our ability to make distributions and the value of your investment.
We may suffer from delays in locating suitable investments, particularly as a result of our reliance on our advisor at times when management of our advisor is simultaneously seeking to locate suitable investments for other affiliated programs. Delays we encounter in the selection, acquisition and, if we develop properties, development of income-producing properties, likely would adversely affect our ability to make distributions and the value of your overall returns. In such event, we may pay all or a substantial portion of our distributions from the proceeds of this Offering or from borrowings in anticipation of future cash flow, which may constitute a return of your capital. Distributions from the proceeds of this Offering or from borrowings also could reduce the amount of capital we ultimately invest in properties. This, in turn, would reduce the value of your investment. In particular, if we acquire properties prior to the start of construction or during the early stages of construction, it typically will take at least several months to complete construction and rent available space. Therefore, you could suffer delays in the receipt of cash distributions attributable to those particular properties. If our advisor is unable to obtain suitable investments for us, we will hold the uninvested proceeds of this Offering in an interest-bearing account or invest such proceeds in short-term, investment-grade investments. If we cannot invest all of the proceeds from this Offering within a reasonable amount of time, or if our board of directors determines it is in the best interests of our stockholders, we will return the uninvested proceeds to investors and you may receive less than the amount you initially invested.
The Estimated Per Share NAV of each of our Class A common stock, Class I common stock and Class T common stock are estimates as of a given point in time and likely will not represent the amount of net proceeds that would result if we were liquidated or dissolved or completed a merger or other sale of the company.
The offering prices per Class A share, Class I share and Class T share are based on our Estimated Per Share NAV of each of our Class A common stock, Class I common stock and Class T common stock as of June 30, 2017, as determined by our board of directors on September 28, 2017, which we refer to collectively as our Estimated Per Share NAV, and any applicable per share upfront selling commissions and dealer manager fees. The price at which stockholders purchase shares and any subsequent values are likely to differ from the price at which a stockholder could resell such shares because: (1) there is no public trading market for our shares at this time; (2) the price does not reflect, and will not reflect, the fair value of our assets as we acquire them, nor does it represent the amount of net proceeds that would result from an immediate liquidation of our assets or sale of the company, because the amount of proceeds available for investment from this offering is net of selling commissions, dealer manager fees, other organization and offering expense reimbursements and acquisition fees and expenses; (3) the Estimated Per Share NAV does not take into account how market fluctuations affect the value of our investments, including how the current conditions in the financial and real estate markets may affect the value of our investments; (4) the Estimated Per Share NAV does not take into account how developments related to individual assets may increase or decrease the value of our portfolio; and (5) the Estimated Per Share NAV does not take into account any portfolio premium or premiums to value that may be achieved in a liquidation of our assets or sale of our portfolio. Further, the value of our shares will fluctuate over time as a result of, among other things, developments related to individual assets and responses to the real estate and capital markets. The Estimated Per Share NAV does not reflect a discount for the fact that we are externally managed, nor does it reflect a real estate portfolio premium/discount versus the sum of the individual property values. The Estimated Per Share NAV also does not take into account estimated disposition costs and fees for real estate properties that are not held for sale. There are currently no SEC, federal and state rules that establish requirements specifying the methodology to employ in determining an Estimated Per Share NAV; provided, however, that pursuant to FINRA rules, the determination of the Estimated Per Share NAV must be conducted by, or with the material assistance or confirmation of, a third-party valuation expert and must be derived from a methodology that conforms to standard industry practice. Subsequent estimates of our Estimated Per Share NAV will be done at least annually. Our Estimated Per Share NAV is an estimate as of a given point in time and likely does not represent the amount of net proceeds that would result from an immediate sale of our assets.

The purchase prices you pay for shares of our Class A common stock, Class I common stock and Class T common stock are based on the Estimated Per Share NAV of each of our Class A common stock, Class I common stock and Class T common stock at a given point in time, and any applicable per share upfront selling commissions and dealer manager fees. Our Estimated Per Share NAV is based upon a number of estimates, assumptions, judgments and opinions that may not be, or may later prove not to be, accurate or complete, which could make the estimated valuations incorrect. As a result, our Estimated Per Share NAV may not reflect the amount that you might receive for your shares in a market transaction, and the purchase price you pay may be higher than the value of our assets per share of common stock at the time of your purchase.
The per share price for Class A shares, Class I shares and Class T shares in this Offering are based on our most recent Estimated Per Share NAV of each of our Class A common stock, Class I common stock and Class T common stock and applicable upfront commissions and fees. Currently, there are no SEC, federal or state rules that establish requirements specifying the methodology to employ in determining an Estimated Per Share NAV. The audit committee of our board of directors, pursuant to authority delegated by our board of directors, was responsible for the oversight of the valuation process, including the review and approval of the valuation process and methodology used to determine our Estimated Per Share NAV, the consistency of the valuation and appraisal methodologies with real estate industry standards and practices and the reasonableness of the assumptions used in the valuations and appraisals. Pursuant to the prior approval of the audit committee of our board of directors, which is solely comprised of our independent directors, in accordance with the valuation policies previously adopted by our board of directors, we engaged Robert A. Stanger & Co., Inc., or Stanger, an independent third-party valuation firm, to assist with determining the Estimated Per Share NAV. Our Estimated Per Share NAV was determined after consultation with our advisor and Stanger. Stanger prepared an appraisal report summarizing key information and assumptions and providing a value on 49 of our 62 properties in our portfolio as of June 30, 2017. In addition, Stanger relied upon the appraisal reports prepared by third parties other than Stanger on 11 properties acquired in the six months preceding June 30, 2017 and the book value of two properties, which were under development as of June 30, 2017. Stanger also prepared a net asset value report, which estimates the Estimated Per Share NAV of each of our Class A, Class I and Class T common stock as of June 30, 2017. The valuation was based upon the estimated value of our assets less the estimated value of our liabilities divided by the number of shares outstanding on an adjusted fully diluted basis, calculated as of June 30, 2017, and was performed in accordance with the valuation guidelines established by the Investment Program Association Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs. The Estimated Per Share NAV was determined by our board of directors. Subsequent estimates of our Estimated Per Share NAV for each of our Class A common stock, Class I common stock and Class T common stock will be prepared at least annually. Our Estimated Per Share NAV is an estimate as of a given point in time and likely does not represent the amount of net proceeds that would result from an immediate sale of our assets. The Estimated Per Share NAV is not intended to be related to any values at which individual assets may be carried on financial statements under applicable accounting standards. While the determination of our most recent Estimated Per Share NAV was conducted with the material assistance of a third-party valuation expert, with respect to asset valuations, we are not required to obtain asset-by-asset appraisals prepared by certified independent appraisers, nor must any appraisals conform to formats or standards promulgated by any trade organization. Other than the information included in our Current Report on Form 8-K filed on September 28, 2017 regarding the Estimated Per Share NAV, we do not intend to release individual property value estimates or any of the data supporting the Estimated Per Share NAV.
It may be difficult to accurately reflect material events that may impact our Estimated Per Share NAV between valuations, and accordingly we may be selling and repurchasing shares at too high or too low a price.
Our independent third-party valuation expert will calculate estimates of the market value of our principal real estate and real estate-related assets, and our board of directors will determine the net value of our real estate and real estate-related assets and liabilities taking into consideration such estimates provided by the independent third-party valuation expert. Our board of directors is ultimately responsible for determining the Estimated Per Share NAV. Since our board of directors will determine our Estimated Per Share NAV at least annually, there may be changes in the value of our properties that are not fully reflected in the most recent Estimated Per Share NAV. As a result, the published Estimated Per Share NAV may not fully reflect changes in value that may have occurred since the prior valuation. Furthermore, our advisor will monitor our portfolio, but it may be difficult to reflect changing market conditions or material events that may impact the value of our portfolio between valuations, or to obtain timely or complete information regarding any such events. Therefore, the Estimated Per Share NAV published before the announcement of an extraordinary event may differ significantly from our actual Estimated Per Share NAV until such time as sufficient information is available and analyzed, the financial impact is fully evaluated, and the appropriate adjustment is made to our Estimated Per Share NAV, as determined by our board of directors. Any resulting disparity may be to the detriment of a purchaser of our shares or a stockholder selling shares pursuant to our share repurchase program.

We expect that most of our properties will continue to be located in the continental United States and would be affected by economic downturns, as well as economic cycles and risks inherent to that area.
We expect to use a significant portion of the net proceeds of this Offering to acquire commercial real estate located in the continental United States; however, we may purchase properties in other jurisdictions. Real estate markets are subject to economic downturns, as they have been in the past, and we cannot predict how economic conditions will impact this market in both the short and long term. Declines in the economy or a decline in the real estate market in the continental United States could hurt our financial performance and the value of our properties. The factors affecting economic conditions in the continental United States include, but are not limited to:

•	financial performance and productivity of the publishing, advertising, financial, technology, retail, insurance and real estate industries;

•	business layoffs or downsizing;

•	industry slowdowns;

•	relocations of businesses;

•	changing demographics;

•	increased telecommuting and use of alternative work places;

•	infrastructure quality;

•	any oversupply of, or reduced demand for, real estate;

•	concessions or reduced rental rates under new leases for properties where tenants defaulted;

•	increased insurance premiums; and

•	increased interest rates.
Our stockholders may be more likely to sustain a loss on their investment because our sponsor does not have as strong an economic incentive to avoid losses as do sponsors who have made significant equity investments in their companies.
Our sponsor has only invested $200,000 in us through the purchase of 20,000 Class A shares of our common stock at $10.00 per share and may not have as much economic incentive as do sponsors who have invested more equity in their companies. Additionally, if we are successful in raising enough proceeds to be able to reimburse our sponsor for our significant organization and offering expenses, our sponsor will have little exposure to loss in value of our shares. Without this exposure, our investors may be at a greater risk of loss because our sponsor may have less to lose from a decrease in the value of our shares as does a sponsor that makes more significant equity investments in its company.
Distributions paid from sources other than our cash flows from operations, including from the proceeds of this Offering, will result in us having fewer funds available for the acquisition of properties and real estate-related investments, which may adversely affect our ability to fund future distributions with cash flows from operations and may adversely affect your overall return.
We have paid, and may continue to pay, distributions from sources other than from our cash flows from operations. For the nine months ended September 30, 2017, our cash flows provided by operations of approximately $40.3 million was a shortfall of approximately $3.1 million, or 7.1%, of our distributions (total distributions were approximately $43.4 million, of which $20.4 million was cash and $23.0 million was reinvested in shares of our common stock pursuant to our DRIP) during such period and such shortfall was paid from proceeds from our DRIP Offering. For the year ended December 31, 2016, our cash flows provided by operations of approximately $25.0 million was a shortfall of approximately $15.6 million, or 38.4%, of our distributions (total distributions were approximately $40.6 million, of which $17.7 million was cash and $22.9 million was reinvested in shares of our common stock pursuant to our DRIP) during such period and such shortfall was paid from proceeds from our DRIP Offering. Until we acquire additional properties or real estate-related investments, we may not generate sufficient cash flows from operations to pay distributions. Our inability to acquire additional properties or real estate-related investments may result in a lower return on your investment than you expect.
We may pay, and have no limits on the amounts we may pay, distributions from any source, such as from borrowings, the sale of assets, the sale of additional securities, advances from our Advisor, our Advisor’s deferral, suspension and/or waiver of its fees and expense reimbursements and Offering proceeds. Funding distributions from borrowings could restrict the amount we can borrow for investments, which may affect our profitability. Funding distributions with the sale of assets may affect our ability to generate cash flows. Funding distributions from the sale of additional securities could dilute your interest in us if we sell shares of our common stock to third party investors. Funding distributions from the proceeds of our Offering will result in us having less funds available for acquiring properties or real estate-related investments. Our inability to acquire additional properties or real estate-related investments may have a negative effect on our ability to generate sufficient cash flow from operations from which to pay distributions. As a result, the return investors may realize on their investment may be reduced and investors who invest in us before we generate significant cash flow may realize a lower rate of return than later investors. Payment of distributions from any of the aforementioned sources could restrict our ability to generate sufficient cash flow from operations, affect our profitability and/or affect the distributions payable upon a liquidity event, any or all of which may have an adverse effect on an investment in us.
If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make and the value of your investment in us will fluctuate with the performance of the specific properties we acquire.
We are dependent upon the net proceeds we receive from this Offering to conduct our activities. If we are unable to raise substantial proceeds from this offering, we will make fewer investments, resulting in less diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make. In such event, the likelihood of our profitability being affected by the performance of any one of our investments will increase. Additionally, subject to our investment policies, we are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. Your investment in our shares will be subject to greater risks to the extent that we lack a diversified portfolio of investments. In addition, our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, and our financial condition and ability to pay distributions could be adversely affected.
A high concentration of our properties in a particular geographic area, or of tenants in a similar industry, would magnify the effects of downturns in that geographic area or industry.
As of September 30, 2017, we owned 49 real estate investments, located in 36 metropolitan statistical areas, or MSAs, and one micropolitan statistical area, two of which accounted for 10.0% or more of our contractual rental revenue. Real estate investments located in the Oklahoma City, Oklahoma MSA and the Atlanta-Sandy Springs-Roswell, Georgia MSA accounted for approximately 10.5% and 10.0%, respectively, of our contractual rental revenue for the nine months ended September 30, 2017. In the event that we have a concentration of properties in any particular geographic area, any adverse situation that disproportionately effects that geographic area would have a magnified adverse effect on our portfolio. Similarly, if tenants of our properties become concentrated in a certain industry or industries, any adverse effect to that industry generally would have a disproportionately adverse effect on our portfolio.
If our advisor loses or is unable to obtain key personnel, our ability to implement our investment strategies could be delayed or hindered, which could adversely affect our ability to make distributions and the value of your investment.
Our success depends to a significant degree upon the contributions of certain of our executive officers and other key personnel of our advisor, including John E. Carter, Michael A. Seton, Todd M. Sakow and Lisa A. Drummond, who would be difficult to replace. Our advisor does not have an employment agreement with any of these key personnel and we cannot guarantee that all, or any particular one, will remain affiliated with us and/or our advisor. If any of our key personnel were to cease their affiliation with our advisor, our operating results could suffer. Further, we do not currently intend to separately maintain key person life insurance on John E. Carter, Michael A. Seton, Todd M. Sakow and Lisa A. Drummond or any other person. We believe that our future success depends, in large part, upon our advisor’s ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that our advisor will be successful in attracting and retaining such skilled personnel. If our advisor loses or is unable to obtain the services of key personnel, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline.
Our rights and the rights of our stockholders to recover claims against our officers, directors and our advisor are limited, which could reduce your and our recovery against them if they cause us to incur losses.
Maryland law provides that a director has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in the corporation’s best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In addition, subject to certain limitations set forth therein or under Maryland law, our charter provides that no director or officer will be liable to us or our stockholders for money damages, requires us to indemnify and advance expenses to our directors, officers and advisor and our advisor’s affiliates and permits us, with approval of our board of directors or a committee of the board of directors to indemnify our employees and agents. Although our charter does not allow us to indemnify or hold harmless an indemnitee to a greater extent than permitted under Maryland law and the NASAA REIT Guidelines, we and our stockholders may have more limited rights against our directors, officers, employees and agents, and our advisor and its affiliates, than might otherwise exist under common law, which could reduce your and our ability to recover against them. In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees and agents or our advisor and its affiliates in some cases, which would decrease the cash otherwise available for distribution to you. See the section entitled “Management — Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents” elsewhere herein.

The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to pay distributions, make additional investments and service our debt.
We currently have cash and cash equivalents and restricted cash deposited in certain financial institutions in excess of federally insurable levels. The Federal Deposit Insurance Corporation only insures interest-bearing accounts in amounts up to $250,000 per depositor per insured bank. While we monitor our cash balance in our operating accounts, if any of the banking institutions in which we deposit funds ultimately fails, we may lose our deposits over $250,000. The loss of our deposits may have a material adverse effect on our financial condition.
Cybersecurity risks and cyber incidents may adversely affect our business by causing a disruption to our operations, a compromise or corruption of our confidential information, and/or damage to our business relationships, all of which could negatively impact our financial results.
A cyber incident is considered to be any adverse event that threatens the confidentiality, integrity or availability of our information resources. These incidents may be an intentional attack or an unintentional event and could involve gaining unauthorized access to our information systems for purposes of misappropriating assets, stealing confidential information, corrupting data or causing operational disruption. The result of these incidents may include disrupted operations, misstated or unreliable financial data, liability for stolen assets or information, increased cybersecurity protection and insurance costs, litigation and damage to our tenant and investor relationships. As our reliance on technology has increased, so have the risks posed to our information systems, both internal and those we have outsourced. There is no guarantee that any processes, procedures and internal controls we have implemented or will implement will prevent cyber intrusions, which could have a negative impact on our financial results, operations, business relationships or confidential information.
Risks Related to Conflicts of Interest
We are subject to conflicts of interest arising out of our relationships with our advisor and its affiliates, including the material conflicts discussed below. The “Conflicts of Interest” section of this prospectus provides a more detailed discussion of the conflicts of interest between us and our advisor and its affiliates, and our policies to reduce or eliminate certain potential conflicts.
Our advisor faces potential conflicts of interest relating to the purchase and leasing of properties, and such conflicts may not be resolved in our favor, which could adversely affect our investment opportunities.
Affiliates of our advisor have sponsored and may sponsor one or more other real estate investment programs in the future. We may buy properties at the same time as one or more of the other programs sponsored by affiliates of our advisor and managed by officers and key personnel of our advisor. There is a risk that our advisor will choose a property that provides lower returns to us than a property purchased by another program sponsored by affiliates of our advisor. We cannot be sure that officers and key personnel acting on behalf of our advisor and on behalf of managers of other programs sponsored by affiliates of our advisor will act in our best interests when deciding whether to allocate any particular property to us. In addition, we may acquire properties in geographic areas where other programs sponsored by affiliates of our advisor own properties. Also, we may acquire properties from, or sell properties to, other programs sponsored by affiliates of our advisor. If one of the other programs sponsored by affiliates of our advisor attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays in locating another suitable tenant. You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making your investment.
Our advisor faces conflicts of interest relating to joint ventures with its affiliates, which could result in a disproportionate benefit to the other venture partners at our expense.
We may enter into joint ventures with other programs sponsored by affiliates of our advisor for the acquisition, development or improvement of properties. Our advisor may have conflicts of interest in determining which program sponsored by affiliates of our advisor should enter into any particular joint venture agreement. In addition, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer managing the joint venture. Since our advisor and its affiliates will control both the affiliated co-venturer and, to a certain extent, us, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers, which may result in the co-venturer receiving benefits greater than the benefits that we receive. In addition, we may assume liabilities related to the joint venture that exceed the percentage of our investment in the joint venture.
Our advisor and its officers and certain of its key personnel face competing demands relating to their time, and this may cause our operating results to suffer.
Our advisor and its officers and employees and certain of our key personnel and their respective affiliates are key personnel, general partners and sponsors of other real estate programs having investment objectives and legal and financial obligations similar to ours and may have other business interests as well. Because these persons have competing demands on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and fewer resources to our business than is necessary or appropriate. If this occurs, the returns on our investments may suffer.
Our officers and directors face conflicts of interest related to the positions they hold with affiliated entities, which could hinder our ability to successfully implement our business strategy and generate returns to you.
Certain of our executive officers and directors, including John E. Carter, who also serves as the chairman of our board of directors, Todd M. Sakow, Michael A. Seton and Lisa A. Drummond, also are officers and/or directors of our advisor, our property manager and/or other affiliated entities. As a result, these individuals owe fiduciary duties to these other entities and their stockholders and limited partners, which fiduciary duties may conflict with the duties that they owe to us and our stockholders. Their loyalties to these other entities could result in actions or inactions that are detrimental to our business, which could harm the implementation of our business strategy and our investment and leasing opportunities. Conflicts with our business and interests are most likely to arise from involvement in activities related to:

•	allocation of new investments and management time and services between us and the other entities;

•	our purchase of properties from, or sale of properties to, affiliated entities;

•	the timing and terms of the investment in or sale of an asset;

•	development of our properties by affiliates;

•	investments with affiliates of our advisor;

•	compensation to our advisor; and

•	our relationship with our property manager.
If we do not successfully implement our business strategy, we may be unable to generate cash needed to make distributions to you and to maintain or increase the value of our assets.
Our advisor faces conflicts of interest relating to the performance fee structure under the advisory agreement, which could result in actions that are not necessarily in the long-term best interests of our stockholders.
Under the advisory agreement, our advisor or its affiliates are entitled to fees that are structured in a manner intended to provide incentives to our advisor to perform in our best interests and in the best interests of our stockholders. However, because our advisor does not maintain a significant equity interest in us and is entitled to receive substantial minimum compensation regardless of performance, our advisor’s interests are not wholly aligned with those of our stockholders. In that regard, our advisor could be motivated to recommend riskier or more speculative investments, or to use additional debt when acquiring assets, in order for us to generate the specified levels of performance or sales proceeds that would entitle our advisor to fees. In addition, our advisor’s or its affiliates’ entitlement to fees upon the sale of our assets and to participate in sale proceeds could result in our advisor recommending sales of our investments at the earliest possible time at which sales of investments would produce the level of return that would entitle our advisor to compensation relating to such sales, even if continued ownership of those investments might be in our best long-term interest. The advisory agreement requires us to pay a performance-based termination fee to our advisor or its affiliates if we terminate the advisory agreement and have not paid our advisor a subordinated incentive listing fee in connection with the listing of our shares for trading on an exchange. To avoid paying this fee, our independent directors may decide against terminating the advisory agreement prior to our listing of our shares even if, but for the termination fee, termination of the advisory agreement would be in our best interest. In addition, the requirement to pay the fee to our advisor or its affiliates at termination could cause us to make different investment or disposition decisions than we would otherwise make in order to satisfy our obligation to pay the fee to the terminated advisor. Moreover, our advisor will have the right to terminate the advisory agreement upon a change of control of our company and thereby trigger the payment of the performance fee, which could have the effect of delaying, deferring or preventing the change of control.
There is no separate counsel for us and our affiliates, which could result in conflicts of interest.
Morris, Manning & Martin, LLP acts as legal counsel to us and also represents our advisor and some of its affiliates. There is a possibility in the future that the interests of the various parties may become adverse and, under the Code of Professional Responsibility of the legal profession, Morris, Manning & Martin, LLP may be precluded from representing any one or all such parties. If any situation arises in which our interests appear to be in conflict with those of our advisor or its affiliates, additional counsel may be retained by one or more of the parties to assure that their interests are adequately protected. Moreover, should a conflict of interest not be readily apparent, Morris, Manning & Martin, LLP may inadvertently act in derogation of the interest of the parties, which could affect our ability to meet our investment objectives.

Risks Related to This Offering and Our Corporate Structure
The limit on the number of shares a person may own may discourage a takeover that could otherwise result in a premium price to our stockholders and may hinder your ability to dispose of your shares.
Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. In this respect, among other things, unless exempted (prospectively or retroactively) by our board of directors, no person may own more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% (in value or number, whichever is more restrictive) of the aggregate of the outstanding shares of our common stock. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all our assets) that might provide a premium price for holders of our common stock and may make it more difficult for you to dispose of your shares. See the section entitled “Description of Securities — Restrictions on Ownership and Transfer” in this prospectus.
Our charter permits our board of directors to issue stock with terms that may subordinate the rights of common stockholders or discourage a third party from acquiring us in a manner that might result in a premium price to our stockholders.
Our charter permits our board of directors to issue up to 500,000,000 shares of common stock, of which 175,000,000 are designated as Class A shares, 75,000,000 are designated as Class I shares, 175,000,000 are designated as Class T shares and 75,000,000 are designated as Class T2 shares, and 100,000,000 shares of preferred stock. We are not currently offering Class T2 shares in the Offering. In addition, our board of directors, without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series of stock that we have authority to issue. Our board of directors may classify or reclassify any unissued common stock or preferred stock into other classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of repurchase of any such stock. Thus, if also approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or independent legal counsel, our board of directors could authorize the issuance of additional preferred stock with terms and conditions that could have a priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all our assets) that might provide a premium price for holders of our common stock. See the section entitled “Description of Securities — Preferred Stock” in this prospectus.
Maryland law prohibits certain business combinations, which may make it more difficult for us to be acquired and may limit your ability to exit the investment.
The Maryland Business Combination Act provides that, certain “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or

•
an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if our board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of the approval, with any terms and conditions determined by our board of directors.
After the five-year prohibition, any such business combination between the Maryland corporation and an interested stockholder generally must be recommended by our board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation; and

•
two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the Maryland Business Combination Act, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. The Maryland Business Combination Act permits various exemptions from its provisions, including business combinations that are exempted by our board of directors prior to the time that the interested stockholder becomes an interested stockholder. Our board of directors has exempted from the Maryland Business Combination Act any business combination involving our advisor or any of its affiliates. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and our advisor or any of its affiliates. As a result, our advisor and any of its affiliates may be able to enter into business combinations with us that may not be in the best interests of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the Maryland Business Combination Act. The Maryland Business Combination Act may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. For a more detailed discussion of the Maryland laws governing us and the ownership of our shares of common stock, see the section entitled “Description of Securities — Business Combinations” in this prospectus.
Maryland law limits the ability of a third-party to buy a large stake in us and exercise voting power in electing directors.
The Maryland Control Share Acquisition Act provides that a holder of “control shares” of a Maryland corporation acquired in a “control share acquisition” has no voting rights except to the extent approved by stockholders by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquirer, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer can exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer, directly or indirectly, to exercise or direct the exercise of voting power of shares of stock in electing directors within specified ranges of voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares. The Maryland Control Share Acquisition Act does not apply (a) to shares acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction, or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws contain a provision exempting from the Maryland Control Share Acquisition Act any and all acquisitions of our stock by any person. There can be no assurance that this provision will not be amended or eliminated at any time in the future. For a more detailed discussion on the Maryland laws governing control share acquisitions, see the section of this prospectus captioned “Description of Securities — Control Share Acquisitions.”
Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.
Neither we nor any of our subsidiaries are registered, and do not intend to register, as an investment company under the Investment Company Act. If we or any of our subsidiaries become obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.
We intend to continue to conduct our operations directly and through our wholly or majority-owned subsidiaries, so that we and each of our subsidiaries do not fall within the definition of an “investment company” under the Investment Company Act. Under Section 3(a)(1)(A) of the Investment Company Act, a company is deemed to be an “investment company” if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Under Section 3(a)(1)(C) of the Investment Company Act, a company is deemed to be an “investment company” if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis, or the “40% Test.”
We intend to continue to conduct our operations so that we and most, if not all, of our wholly and majority-owned subsidiaries will comply with the 40% Test. We will continuously monitor our holdings on an ongoing basis to determine that we and each of our wholly and majority-owned subsidiaries comply with this test. We expect that most, if not all, of our wholly-owned and majority-owned subsidiaries will not be relying on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in these subsidiaries (which are expected to constitute most, if not all, of our assets) generally will not constitute “investment securities.” Accordingly, we believe that we and most, if not all, of our wholly and majority-owned subsidiaries will not be considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.
Since we are primarily engaged in the business of acquiring real estate, we believe that we and most, if not all, of our wholly and majority-owned subsidiaries will not be considered investment companies under Section 3(a)(1)(A) of the Investment Company Act. If we or any of our wholly or majority-owned subsidiaries would ever inadvertently fall within one of the definitions of “investment company,” we intend to rely on the exception provided by Section 3(c)(5)(C) of the Investment Company Act.
Under Section 3(c)(5)(C), the SEC staff generally requires a company to maintain at least 55% of its assets directly in qualifying assets and at least 80% of the entity’s assets in qualifying assets and in a broader category of real estate-related assets to qualify for this exception. Mortgage-related securities may or may not constitute such qualifying assets, depending on the characteristics of the mortgage-related securities, including the rights that we have with respect to the underlying loans. Our ownership of mortgage-related securities, therefore, is limited by provisions of the Investment Company Act and SEC staff interpretations. See the section entitled “Investment Objectives, Strategies and Policies — Investment Company Act Considerations” in this prospectus.
The method we use to classify our assets for purposes of the Investment Company Act will be based in large measure upon no-action positions taken by the SEC staff in the past. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than twenty years ago. Accordingly, no assurance can be given that the SEC staff will concur with our classification of our assets. In addition, the SEC staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of qualifying for an exclusion from regulation under the Investment Company Act. If we are required to re-classify our assets, we may no longer be in compliance with the exclusion from the definition of an “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act.
A change in the value of any of our assets could cause us or one or more of our wholly or majority-owned subsidiaries to fall within the definition of an “investment company” and negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To avoid being required to register ourself or any of our subsidiaries as an investment company under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy.
To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon the definition of investment company and the exceptions to that definition, we may be required to adjust our investment strategy accordingly. For example, on August 31, 2011, the SEC issued a concept release requesting comments regarding a number of matters relating to the exemption provided by Section 3(c)(5)(C) of the Investment Company Act, including the nature of assets that qualify for purposes of the exemption and whether mortgage REITs should be regulated in a manner similar to investment companies. Additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen.
If we are required to register as an investment company but fail to do so, we will be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.
The change in U.S. accounting standards for leases could reduce the overall demand to lease our properties.
The existing accounting standards for leases require lessees to classify their leases as either capital or operating leases. Under a capital lease, both the leased asset, which represents the tenant’s right to use the property, and the contractual lease obligation are recorded on the tenant’s balance sheet if one of the following criteria are met: (i) the lease transfers ownership of the property to the lessee by the end of the lease term; (ii) the lease contains a bargain purchase option; (iii) the non-cancellable lease term is more than 75% of the useful life of the asset; or (iv) the present value of the minimum lease payments equals 90% or more of the leased property’s fair value. If the terms of the lease do not meet these criteria, the lease is considered an operating lease, and no leased asset or contractual lease obligation is recorded by the tenant.
In order to address concerns raised by the SEC regarding the transparency of contractual lease obligations under the existing accounting standards for operating leases, the U.S. Financial Accounting Standards Board, or FASB, issued Accounting Standards Update, or ASU, 2016-02, Leases, or ASU 2016-02, on February 25, 2016, which substantially changes the current lease accounting standards, primarily by eliminating the concept of operating lease accounting. As a result, a lease asset and obligation will be recorded on the tenant’s balance sheet for all lease arrangements. In addition, ASU 2016-02 will impact the method in which contractual lease payments will be recorded. In order to mitigate the effect of the new lease accounting, tenants may seek to negotiate certain terms within new lease arrangements or modify terms in existing lease arrangements, such as shorter lease terms, which would generally have less impact on tenant balance sheets. Also, tenants may reassess their lease-versus-buy strategies. This could result in a greater renewal risk, a delay in investing our offering proceeds, or shorter lease terms, all of which may negatively impact our operations and our ability to pay distributions to you. The leasing standard is effective on January 1, 2019, with early adoption permitted. We are in the process of evaluating the impact the adoption of ASU 2016-02 will have on our consolidated financial statements.
If you do not agree with the decisions of our board of directors, you only have limited control over changes in our policies and operations and may not be able to change such policies and operations.
Our board of directors determines our major policies, including our policies regarding investments, financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders except to the extent that such policies are set forth in our charter. Under the Maryland General Corporation Law and our charter, our stockholders have a right to vote only on the following:

•	the election or removal of directors;

•
the amendment of our charter (including a change in our investment objectives), except that our board of directors may amend our charter without stockholder approval to (a) increase or decrease the aggregate number of our shares or the number of shares of any class or series that we have the authority to issue, (b) effect certain reverse stock splits, and (c) change our name or the name or other designation or the par value of any class or series of our stock and the aggregate par value of our stock;

•	our liquidation or dissolution; and

•
certain mergers, reorganizations of our company (including statutory share exchanges), consolidations or sales or other dispositions of all or substantially all our assets, as provided in our charter and under Maryland law.

All other matters are subject to the discretion of our board of directors.
Our board of directors may change our investment policies without stockholder approval, which could alter the nature of your investments.
Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interest of the stockholders. These policies may change over time. The methods of implementing our investment objectives and strategies also may vary, as new real estate development trends emerge and new investment techniques are developed. Except to the extent that policies and investment limitations are included in our charter, our investment policies, the methods for their implementation, and our other objectives, policies and procedures may be altered by our board of directors without the approval of our stockholders. As a result, the nature of your investment could change without your consent.
Because of our holding company structure, we depend on our operating subsidiary and its subsidiaries for cash flow and we will be structurally subordinated in right of payment to the obligations of such operating subsidiary and its subsidiaries.
We are a holding company with no business operations of our own. Our only significant asset is and will be the general partnership interests of our operating partnership. We intend to conduct substantially all of our business operations through our operating partnership. Accordingly, our only source of cash to pay our obligations will be distributions from our operating partnership and its subsidiaries of their net earnings and cash flows. We cannot assure you that our operating partnership or its subsidiaries will be able to, or be permitted to, make distributions to us that will enable us to make distributions to our stockholders from cash flows from operations. Each of our operating partnership’s subsidiaries is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from such entities. In addition, because we are a holding company, your claims as stockholders will be structurally subordinated to all existing and future liabilities and obligations of our operating partnership and its subsidiaries. Therefore, in the event of our bankruptcy, liquidation or reorganization, our assets and those of our operating partnership and its subsidiaries will be able to satisfy your claims as stockholders only after all of our and our operating partnership’s and its subsidiaries’ liabilities and obligations have been paid in full.
Your interest in us will be diluted if we issue additional shares.
Existing stockholders and potential investors in this Offering do not have preemptive rights to any shares issued by us in the future. Our charter authorizes 600,000,000 shares of stock, of which 500,000,000 shares are classified as common stock and 100,000,000 are classified as preferred stock. Of the 500,000,000 shares of common stock, 175,000,000 shares are designated as Class A shares, 75,000,000 shares are designated as Class I shares, 175,000,000 shares are designated as Class T shares and 75,000,000 shares are designated as Class T2 shares. We are not currently offering Class T2 shares in the Offering. Other than the differing fees with respect to each class and the payment of a distribution and servicing fee in connection with Class T shares, Class A shares, Class I shares and Class T shares have identical rights and privileges, such as identical voting rights. The net proceeds from the sale of the classes of shares will be commingled for investment purposes and all earnings from all of the investments will proportionally accrue to each share regardless of the class. Subject to any limitations set forth under Maryland law, our board of directors may amend our charter from time to time to increase or decrease the aggregate number of authorized shares of stock or the number of shares of any class or series of stock that we have authority to issue, or reclassify any unissued shares into other classes or series of stock without the necessity of obtaining stockholder approval. All such shares may be issued in the discretion of our board of directors except that issuance of preferred stock must also be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel. Further, we have adopted the Carter Validus Mission Critical REIT II, Inc. 2014 Restricted Share Plan, or the Incentive Plan, pursuant to which we will have the power and authority to grant restricted or deferred stock awards to persons eligible under the Incentive Plan. We have authorized and reserved 300,000 of our Class A shares for issuance under the Incentive Plan and we granted 3,000 restricted shares of Class A common stock to each of our independent directors at the time we satisfied the minimum offering requirement and broke escrow and we granted 3,000 restricted shares of Class A common stock to each of our independent directors when they were re-elected to the board of directors. We will also grant 3,000 shares of Class A common stock in connection with such independent director’s subsequent election or re-election, as applicable. Existing stockholders and investors purchasing shares in this Offering likely will suffer dilution of their equity investment in us, if we:

•	sell shares in this Offering or sell additional shares in the future, including those issued pursuant to our distribution reinvestment plan;

•	sell securities that are convertible into shares of our common stock;

•	issue shares of our common stock in a private offering of securities to institutional investors;

•	issue restricted share awards to our directors;

•	issue shares to our advisor or its successors or assigns, in payment of an outstanding fee obligation as set forth under our advisory agreement; or

•	issue shares of our common stock to sellers of properties acquired by us in connection with an exchange of limited partnership interests of Carter Validus Operating Partnership II, LP.
In addition, the partnership agreement for our operating partnership contains provisions that would allow, under certain circumstances, other entities, including other programs affiliated with our advisor and its affiliates, to merge into or cause the exchange or conversion of their interest for interests of our operating partnership. Because the limited partnership interests of our operating partnership may, at the discretion of our board of directors, be exchanged for shares of our common stock, any merger, exchange or conversion between our operating partnership and another entity ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders. Because of these and other reasons described in this “Risk Factors” section, you should not expect to be able to own a significant percentage of our shares.
If we internalize our management functions, the percentage of our outstanding common stock owned by our other stockholders could be reduced, and we could incur other significant costs associated with being self-administered.
In the future, our board of directors may consider internalizing the functions performed for us by our advisor. The method by which we could internalize these functions could take many forms, including without limitation, acquiring our advisor. There is no assurance that internalizing our management functions would be beneficial to us and our stockholders. Any internalization transaction could result in significant payments to the owners of our advisor, including in the form of our stock, which could reduce the percentage ownership of our then existing stockholders and concentrate ownership in the owners of our advisor. Additionally, we may not realize the perceived benefits, we may not be able to properly integrate a new staff of managers and employees or we may not be able to effectively replicate the services provided previously by our advisor, property manager or their affiliates. Internalization transactions involving the acquisition of advisors or property managers affiliated with entity sponsors have also, in some cases, been the subject of litigation. Even if these claims are without merit, we could be forced to spend significant amounts of money defending claims, which would reduce the amount of funds available for us to invest in properties or other investments and to pay distributions. All of these factors could have a material adverse effect on our results of operations, financial condition and ability to pay distributions. See the section entitled “Management — The Advisor” of this prospectus for more information about the potential internalization of our management functions.
Payment of fees and expenses to our advisor and our property manager will reduce the cash available for distribution and will increase the risk that you will not be able to recover the amount of your investment in our shares.
Our advisor and our property manager perform services for us in connection with this Offering, including, among other things, the selection and acquisition of our investments, the management of our assets, dispositions of assets and certain administrative services. We will pay our advisor and our property manager fees and expense reimbursements for these services, which will reduce the amount of cash available for further investments or distribution to our stockholders.
We may be unable to pay or maintain cash distributions or increase distributions over time.
There are many factors that can affect the availability and timing of cash distributions to stockholders. Until we acquire additional properties or other real estate-related investments, we may not generate enough cash flow from operations from which to pay distributions. The amount of cash available for distributions is affected by many factors, such as our ability to buy properties as offering proceeds become available, rental income from such properties and our operating expense levels, as well as many other variables. Actual cash available for distributions may vary substantially from estimates. We cannot assure you that we will be able to pay or maintain our current level of distributions or that distributions will increase over time. We also cannot give any assurance that rents from the properties will increase, that the securities we buy will increase in value or provide constant or increased distributions over time, or that future acquisitions of real properties or any investments in securities will increase our cash available for distributions to stockholders. Our actual results may differ significantly from the assumptions used by our board of directors in establishing the distribution rate to stockholders. We may not have sufficient cash from operations to make a distribution required to maintain our REIT status. We may make distributions from the proceeds of this Offering or from borrowings in anticipation of future cash flow. Any such distributions will constitute a return of capital and may reduce the amount of capital we ultimately invest in properties and negatively impact the value of your investment. For a description of the factors that can affect the availability and timing of cash distributions to stockholders, see the section entitled “Description of Securities — Distribution Policy and Distributions” in this prospectus.
Our Dealer Manager is one of our affiliates; therefore, you will not have the benefit of the type of independent review of the Offering or us as customarily performed in underwritten offerings.
Our Dealer Manager is one of our affiliates and will not conduct an independent review of us or the Offering. Accordingly, you will have to rely on your own broker-dealer to conduct an independent review of the terms of this Offering. If your broker-dealer does not conduct such a review, you will not have the benefit of an independent review of the terms of this Offering. Further, the due diligence investigation of us by our Dealer Manager cannot be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer or investment banker. In addition, we do not, and do not expect to, have research analysts reviewing our performance or our securities on an ongoing basis. Therefore, you will not have an independent review of our performance and the value of our common stock relative to publicly traded companies.
General Risks Related to Investments in Real Estate
Our operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market in general, which may prevent us from being profitable or from realizing growth in the value of our real estate properties.
Our operating results are subject to risks generally incident to the ownership of real estate, including:

•	changes in general economic or local conditions;

•	changes in supply of or demand for similar or competing properties in an area;

•	changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;

•	changes in tax, real estate, environmental and zoning laws; and

•	periods of high interest rates and tight money supply.
These and other reasons may prevent us from being profitable or from realizing growth or maintaining the value of our real estate properties.
If a tenant declares bankruptcy, we may be unable to collect balances due under relevant leases, which would reduce our cash flow from operations and the amount available for distributions to you.
Any of our tenants, or any guarantor of a tenant’s lease obligations, could be subject to a bankruptcy proceeding pursuant to Title 11 of the bankruptcy laws of the United States. Such a bankruptcy filing would bar all efforts by us to collect pre-bankruptcy debts from these entities or their properties, unless we receive an enabling order from the bankruptcy court. Post-bankruptcy debts would be paid currently. If a lease is assumed, all pre-bankruptcy balances owing under it must be paid in full. If a lease is rejected by a tenant in bankruptcy, we would have a general unsecured claim for damages. If a lease is rejected, it is unlikely we would receive any payments from the tenant because our claim is capped at the rent reserved under the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not greater than three years, plus rent already due but unpaid. This claim could be paid only if funds were available, and then only in the same percentage as that realized on other unsecured claims.
A tenant or lease guarantor bankruptcy could delay efforts to collect past due balances under the relevant leases, and could ultimately preclude full collection of these sums. Such an event could cause a decrease or cessation of rental payments that would mean a reduction in our cash flow and the amount available for distributions to you. In the event of a bankruptcy, we cannot assure you that the tenant or its trustee will assume our lease. If a given lease, or guaranty of a lease, is not assumed, our cash flow and the amounts available for distributions to you may be adversely affected.
Our investments in properties where the underlying tenant has a below investment grade credit rating, as determined by major credit rating agencies, or unrated tenants, may have a greater risk of default and therefore may have an adverse impact on our returns on that asset and our operating results.
As of September 30, 2017, approximately 11.9% of our tenants had an investment grade credit rating from a major ratings agency, 19.3% of our tenants were rated but did not have an investment grade credit rating from a major ratings agency and 68.8% of our tenants are not rated.  Approximately 17.3% of our non-rated tenants were affiliates of companies having an investment grade credit rating. Our investments with tenants that do not have an investment grade credit rating from a major ratings agency or were not rated and are not affiliated with companies having an investment grade credit rating may have a greater risk of default and bankruptcy than investments in properties leased exclusively to investment grade tenants. When we invest in properties where the tenant does not have a publicly available credit rating, we use certain credit assessment tools as well as rely on our own estimates of the tenant’s credit rating which includes reviewing the tenant’s financial information (i.e., financial ratios, net worth, revenue, cash flows, leverage and liquidity). If our lender or a credit rating agency disagrees with our ratings estimates, or our ratings estimates are otherwise inaccurate, we may not be able to obtain our desired level of leverage or our financing costs may exceed those that we projected. This outcome could have an adverse impact on our returns on that asset and hence our operating results.
If a sale-leaseback transaction is re-characterized in a tenant’s bankruptcy proceeding, our financial condition could be adversely affected.
We have entered and may continue to enter into sale-leaseback transactions, whereby we would purchase a property and then lease the same property back to the person from whom we purchased it. In the event of the bankruptcy of a tenant, a transaction structured as a sale-leaseback may be re-characterized as either a financing or a joint venture, either of which outcome could adversely affect our business. If the sale-leaseback were re-characterized as a financing, we might not be considered the owner of the property, and as a result would have the status of a creditor in relation to the tenant. In that event, we would no longer have the right to sell or encumber our ownership interest in the property. Instead, we would have a claim against the tenant for the amounts owed under the lease, with the claim arguably secured by the property. The tenant/debtor might have the ability to propose a plan restructuring the term, interest rate and amortization schedule of its outstanding balance. If confirmed by the bankruptcy court, we could be bound by the new terms, and prevented from foreclosing our lien on the property. If the sale-leaseback were re-characterized as a joint venture, our lessee and we could be treated as co-venturers with regard to the property. As a result, we could be held liable, under some circumstances, for debts incurred by the lessee relating to the property. Either of these outcomes could adversely affect our cash flow and the amount available for distributions to you.
Properties that have vacancies for a significant period of time could be difficult to sell, which could diminish the return on your investment.
A property may incur vacancies either by the continued default of tenants under their leases or the expiration of tenant leases. If vacancies continue for a long period of time, we may suffer reduced revenues, resulting in less cash to be distributed to stockholders. In addition, because properties’ market values depend principally upon the value of the properties’ leases, the resale value of properties with prolonged vacancies could suffer, which could further reduce your return.
We may obtain only limited warranties when we purchase a property and would have only limited recourse if our due diligence did not identify any issues that lower the value of our property.
The seller of a property often sells such property in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. The purchase of properties with limited warranties increases the risk that we may lose some or all of our invested capital in the property as well as the loss of rental income from that property.

We may be unable to secure funds for future tenant improvements or capital needs, which could adversely impact our ability to pay cash distributions to our stockholders.
When tenants do not renew their leases or otherwise vacate their space, it is usual that, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. In addition, although we expect that our leases with tenants will require tenants to pay routine property maintenance costs, we will likely be responsible for any major structural repairs, such as repairs to the foundation, exterior walls and rooftops. We will use substantially all of this Offering’s gross proceeds to buy real estate and pay various fees and expenses. Accordingly, if we need additional capital in the future to improve or maintain our properties or for any other reason, we will have to obtain financing from other sources, such as cash flow from operations, borrowings, property sales or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, our investments may generate lower cash flows or decline in value, or both.
Our inability to sell a property when we desire to do so could adversely impact our ability to pay cash distributions to you.
The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property.
We may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements. Moreover, in acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These provisions would restrict our ability to sell a property.
We may not be able to sell a property at a price equal to, or greater than, the price for which we purchased such property, which may lead to a decrease in the value of our assets and a reduction in the value of your shares.
Some of our leases will not contain rental increases over time, or the rental increases may be less than the fair market rate at a future point in time. Therefore, the value of the property to a potential purchaser may not increase over time, which may restrict our ability to sell a property, or if we are able to sell such property, may lead to a sale price less than the price that we paid to purchase the property.
We may acquire or finance properties with lock-out provisions, which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties.
A lock-out provision is a provision that prohibits the prepayment of a loan during a specified period of time. Lock-out provisions could materially restrict us from selling or otherwise disposing of or refinancing properties. These provisions would affect our ability to turn our investments into cash and thus affect cash available for distributions to you. Lock-out provisions may prohibit us from reducing the outstanding indebtedness with respect to any properties, refinancing such indebtedness on a non-recourse basis at maturity, or increasing the amount of indebtedness with respect to such properties. Lock-out provisions could impair our ability to take other actions during the lock-out period that could be in the best interests of our stockholders and, therefore, may have an adverse impact on the value of the shares, relative to the value that would result if the lock-out provisions did not exist. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our stockholders.
Rising expenses could reduce cash flow and funds available for future acquisitions or distributions to you.
Our properties and any other properties that we buy in the future will be subject to operating risks common to real estate in general, any or all of which may negatively affect us. If any property is not fully occupied or if rents are being paid in an amount that is insufficient to cover operating expenses, we could be required to expend funds with respect to that property for operating expenses. The properties will be subject to increases in tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance and administrative expenses. While we expect that many of our properties will continue to be leased on a triple-net-lease basis or require the tenants to pay all or a portion of such expenses, renewals of leases or future leases may not be negotiated on that basis, in which event we may have to pay those costs. If we are unable to lease properties on a triple-net-lease basis or on a basis requiring the tenants to pay all or some of such expenses, or if tenants fail to pay required tax, utility and other impositions, we could be required to pay those costs, which could adversely affect funds available for future acquisitions or cash available for distributions.

If we suffer losses that are not covered by insurance or that are in excess of insurance coverage, we could lose invested capital and anticipated profits.
We will carry comprehensive general liability coverage and umbrella liability coverage on all our properties with limits of liability which we deem adequate to insure against liability claims and provide for the costs of defense. Similarly, we are insured against the risk of direct physical damage in amounts we estimate to be adequate to reimburse us on a replacement cost basis for costs incurred to repair or rebuild each property, including loss of rental income during the rehabilitation period. Material losses may occur in excess of insurance proceeds with respect to any property, as insurance may not be sufficient to fund the losses. However, there are types of losses, generally of a catastrophic nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are either uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorism acts could sharply increase the premiums we will pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that commercial property owners purchase specific coverage against terrorism as a condition for providing mortgage loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our potential properties. In these instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate, or any, coverage for such losses. The Terrorism Risk Insurance Act of 2002 is designed for a sharing of terrorism losses between insurance companies and the federal government, and extends the federal terrorism insurance backstop through December 31, 2020, pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015. We cannot be certain how this act will impact us or what additional cost to us, if any, could result. If such an event damaged or destroyed one or more of our properties, we could lose both our invested capital and anticipated profits from such property.
Real estate-related taxes may increase and if these increases are not passed on to tenants, our income will be reduced.
Some local real property tax assessors may seek to reassess some of our properties as a result of our acquisition of such properties. From time to time our property taxes may increase as property values or assessment rates change or for other reasons deemed relevant by the assessors. An increase in the assessed valuation of a property for real estate tax purposes will result in an increase in the related real estate taxes on that property. Although some tenant leases may permit us to pass through such tax increases to the tenants for payment, there is no assurance that renewal leases or future leases will be negotiated on the same basis. Increases not passed through to tenants will adversely affect our income, cash available for distributions, and the amount of distributions to you.
Covenants, conditions and restrictions may restrict our ability to operate our properties.
Some of our properties may be contiguous to other parcels of real property, comprising part of the same commercial center. In connection with such properties, there are significant covenants, conditions and restrictions, or “CC&Rs,” restricting the operation of such properties and any improvements on such properties, and related to granting easements on such properties. Moreover, the operation and management of the contiguous properties may impact such properties. Compliance with CC&Rs may adversely affect our operating costs and reduce the amount of funds that we have available to pay distributions.
Our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks.
We may use proceeds from this Offering to acquire and develop properties upon which we will construct improvements. We will be subject to uncertainties associated with re-zoning for development, environmental concerns of governmental entities and/or community groups, and our builder’s ability to build in conformity with plans, specifications, budgeted costs, and timetables. A builder’s performance also may be affected or delayed by conditions beyond the builder’s control. Delays in completion of construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other such factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer.
We may invest in unimproved real property, subject to the limitations on investments in unimproved real property contained in our charter, which complies with the NASAA REIT Guidelines limitation restricting us from investing more than 10% of our total assets in unimproved real property. For purposes of this paragraph, “unimproved real property” is real property which has not been acquired for the purpose of producing rental or other operating income, has no development or construction in process and on which no construction or development is planned in good faith to commence within one year. Returns from development of unimproved properties are also subject to risks associated with re-zoning the land for development and environmental concerns of governmental entities and/or community groups. Although we intend to limit any investment in unimproved property to property we intend to develop, your investment nevertheless is subject to the risks associated with investments in unimproved real property.
Competition with third parties in acquiring properties and other investments may impede our ability to make future acquisitions or may increase the cost of these acquisitions and reduce our profitability and the return on your investment.
We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, real estate limited partnerships, other entities engaged in real estate investment activities and private equity firms, many of which have greater resources than we do. Competition for properties may significantly increase the price we must pay for properties or other assets we seek to acquire and our competitors may succeed in acquiring those properties or assets themselves. In addition, our potential acquisition targets may find our competitors to be more attractive because they may have greater resources, may be willing to pay more for the properties or may have a more compatible operating philosophy. Larger entities may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. Further, the number of entities and the amount of funds competing for suitable investments may increase. This competition will result in increased demand for these assets and therefore increased prices paid for them. Because of an increased interest in single-property acquisitions among tax-motivated individual purchasers, we may pay higher prices if we purchase single properties in comparison with portfolio acquisitions. If we pay higher prices for properties and other investments, our profitability will be reduced and you may experience a lower return on your investment.
We will be subject to additional risks of our joint venture partner or partners when we enter into a joint venture, which could reduce the value of our investment.
We may enter into joint ventures with other real estate groups. The success of a particular joint venture may be limited if our joint venture partner becomes bankrupt or otherwise is unable to perform its obligations in accordance with the terms of the particular joint venture arrangement. The joint venture partner may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, a dispute with our joint venture partners may result in litigation, which may cause us to incur additional expenses, require additional time and resources from our advisor and result in liability, each of which could adversely affect our operating results and your investment. In addition, we may assume liabilities related to the joint venture that exceed the percentage of our investment in the joint venture.
Our properties face competition that may affect tenants’ willingness to pay the amount of rent requested by us and the amount of rent paid to us may affect the cash available for distributions and the amount of distributions.
There will be numerous other properties within the market area of each of our properties that will compete with us for tenants. The number of competitive properties could have a material effect on our ability to rent space at our properties and the amount of rents charged. We could be adversely affected if additional competitive properties are built in locations competitive with our properties, causing increased competition for customer traffic and creditworthy tenants. This could result in decreased cash flow from tenants and may require us to make capital improvements to properties that we would not have otherwise made, thus affecting cash available for distributions and the amount available for distributions to you.
Delays in acquisitions of properties may have an adverse effect on your investment.
There may be a substantial period of time before all of the proceeds of this Offering are invested. Delays we encounter in the selection, acquisition and/or development of properties could adversely affect your returns. When properties are acquired prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the payment of cash distributions attributable to those particular properties.
Costs of complying with governmental laws and regulations, including those relating to environmental matters, may adversely affect our income and the cash available for any distributions.
All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Environmental laws and regulations may impose joint and several liability on tenants, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal. This liability could be substantial. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect our ability to sell, rent or pledge such property as collateral for future borrowings.
Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require material expenditures by us. Future laws, ordinances or regulations may impose material environmental liability. Additionally, our tenants’ operations, the existing condition of land when we buy it, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties, may affect our properties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply, and that may subject us to liability in the form of fines or damages for noncompliance. Any material expenditures, fines, or damages we must pay will reduce our ability to make distributions and may reduce the value of your investment.
One particular federal law is The Comprehensive Environmental Response, Compensation, and Liability Act of 1980, or CERCLA, which established a regulatory and remedial program intended to provide for the investigation and clean-up of facilities where, or from which, a release of any hazardous substance into the environment has occurred or is threatened. CERCLA’s primary mechanism for remedying such problems is to impose strict joint and several liability for clean-up of facilities on current owners and operators of the site, former owners and operators of the site at the time of the disposal of the hazardous substances, any person who arranges for the transportation, disposal or treatment of the hazardous substances, and the transporters who select the disposal and treatment facilities, regardless of the care exercised by such persons. CERCLA also imposes liability for the cost of evaluating and remedying any damage to natural resources. The costs of CERCLA investigation and clean-up can be very substantial. CERCLA also authorizes the imposition of a lien in favor of the United States on all real property subject to, or affected by, a remedial action for all costs for which a party is liable. Subject to certain procedural restrictions, CERCLA gives a responsible party the right to bring a contribution action against other responsible parties for their allocable shares of investigative and remedial costs. Our ability to obtain reimbursement from others for their allocable shares of such costs would be limited by our ability to find other responsible parties and prove the extent of their responsibility, their financial resources, and other procedural requirements. Various state laws also impose strict joint and several liability for investigation, clean-up and other damages associated with hazardous substance releases.
State and federal laws in this area are constantly evolving, and we intend to monitor these laws and take commercially reasonable steps to protect ourselves from the impact of these laws, including obtaining environmental assessments of most properties that we acquire; however, we will not obtain an independent third-party environmental assessment for every property we acquire. In addition, any such assessment that we do obtain may not reveal all environmental liabilities or that a prior owner of a property did not create a material environmental condition not known to us. The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims would materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you. See the section entitled “Investment Objectives, Strategy and Policies —Investment Strategy — Investing in Real Property” in this prospectus.
If we sell properties by providing financing to purchasers, defaults by the purchasers would adversely affect our cash flows.
In some instances we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk that the purchaser may default, which could negatively impact our cash distributions to stockholders. Even in the absence of a purchaser default, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other assets, will be delayed until the promissory notes or other property we may accept upon the sale are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price, and subsequent payments will be spread over a number of years. If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to pay cash distributions to our stockholders.
Our recovery of an investment in a mortgage loan that has defaulted may be limited.
There is no guarantee that the mortgage, loan or deed of trust securing an investment will, following a default, permit us to recover the original investment and interest that would have been received absent a default. The security provided by a mortgage, deed of trust or loan is directly related to the difference between the amount owed and the appraised market value of the property. Although we intend to rely on a current real estate appraisal when we make the investment, the value of the property is affected by factors outside our control, including general fluctuations in the real estate market, rezoning, neighborhood changes, highway relocations and failure by the borrower to maintain the property. In addition, we may incur the costs of litigation in our efforts to enforce our rights under defaulted loans.
Our costs associated with complying with the Americans with Disabilities Act may affect cash available for distributions.
Our properties are subject to the Americans with Disabilities Act of 1990, or the Disabilities Act. Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services, including restaurants and retail stores, be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties, or, in some cases, an award of damages. We will attempt to acquire properties that comply with the Disabilities Act or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the Disabilities Act. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for Disabilities Act compliance may affect cash available for distributions and the amount of distributions to you.
Risks Associated with Investments in the Healthcare Property Sector
Our real estate investments are currently concentrated in healthcare properties, making us more vulnerable economically than if our investments were diversified.
We are subject to risks inherent in concentrating investments in real estate. These risks resulting from a lack of diversification are even greater as a result of our business strategy to invest to a substantial degree in healthcare properties. A downturn in the commercial real estate industry generally could significantly adversely affect the value of our properties. A downturn in the healthcare industry could negatively affect our lessees’ ability to make lease payments to us and our ability to make distributions to our stockholders. These adverse effects could be more pronounced than if we diversified our investments outside of real estate or if our portfolio did not include a concentration in healthcare properties. Our investments in healthcare properties accounted for 56.5% and 79.5% of our contractual rental revenue for the nine months ended September 30, 2017 and the year ended December 31, 2016, respectively.
Certain of our properties may not have efficient alternative uses, so the loss of a tenant may cause us to not be able to find a replacement or cause us to spend considerable capital to adapt the property to an alternative use.
Some of the properties we have acquired and seek to acquire are healthcare properties that may only be suitable for similar healthcare-related tenants. If we or our tenants terminate the leases for these properties or our tenants lose their regulatory authority to operate such properties, we may not be able to locate suitable replacement tenants to lease the properties for their specialized uses. Alternatively, we may be required to spend substantial amounts to adapt the properties to other uses. Any loss of revenues or additional capital expenditures required as a result may have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our stockholders.
Our healthcare properties and tenants may be unable to compete successfully, which could result in lower rent payments, reduce our cash flows from operations and amount available for distributions to you.
The healthcare properties we have acquired or seek to acquire in the future may face competition from nearby hospitals and other healthcare properties that provide comparable services. Some of those competing facilities are owned by governmental agencies and therefore are supported by tax revenues, and others are owned by non-profit corporations and therefore are supported to a large extent by endowments and charitable contributions. Not all of our properties will be affiliated with non-profit corporations and receive such support. Similarly, our tenants will face competition from other healthcare practices in nearby hospitals and other healthcare properties. Our tenants’ failure to compete successfully with these other practices could adversely affect their ability to make rental payments, which could adversely affect our rental revenues. Further, from time to time and for reasons beyond our control, referral sources, including physicians and managed care organizations, may change their lists of hospitals or physicians that are permitted to participate in the payer program. This could adversely affect our tenants’ ability to make rental payments, which could adversely affect our rental revenues. Any reduction in rental revenues resulting from the inability of our healthcare properties and our tenants to compete successfully may have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our stockholders.
Reductions in reimbursement from third party payors, including Medicare and Medicaid, could adversely affect the profitability of our tenants and hinder their ability to make rental payments to us.
Sources of revenue for our tenants may include the federal Medicare program, state Medicaid programs, private insurance carriers and health maintenance organizations, among others. Efforts by such payors to reduce healthcare costs will likely continue, which may result in reductions or slower growth in reimbursement for certain services provided by some of our tenants. In addition, the healthcare billing rules and regulations are complex, and the failure of any of our tenants to comply with various laws and regulations could jeopardize their ability to continue participating in Medicare, Medicaid and other government sponsored payment programs. Moreover, the state and federal governmental healthcare programs are subject to reductions by state and federal legislative actions. The American Taxpayer Relief Act of 2012 prevented the reduction in physician reimbursement of Medicare from being implemented in 2013. The Protecting Access to Medicare Act of 2014 prevented the reduction of 24.4% in the physician fee schedule by replacing the scheduled reduction with a 0.5% increase to the physician fee schedule through December 31, 2014, and a 0% increase for January 1, 2015 through March 31, 2015. The potential 21.0% cut in reimbursement that was to be effective April 1, 2015 was removed by the Medicare Access & CHIP Reauthorization Act of 2015 (MACRA) and replaced with two new methodologies that will focus upon payment based upon quality outcomes. The first model is the Merit-Based Incentive Payment System, or MIPS, which combines the Physician Quality Reporting System, or PQRS, and Meaningful Use program with the Value Based Modifier program to provide for one payment model based upon (i) quality, (ii) resource use, (iii) clinical practice improvement and (iv) advancing care information through the use of certified Electronic Health Record, or EHR, technology. The second model is the Advanced Alternative Payment Models, or APM, which requires the physician to participate in a risk share arrangement for reimbursement related to his or her patients while utilizing a certified health record and reporting on specific quality metrics. There are a number of physicians that will not qualify for the APM payment method. Therefore, this change in reimbursement models may impact our tenants’ payments and create uncertainty in the tenants’ financial condition.
The healthcare industry continues to face various challenges, including increased government and private payor pressure on healthcare providers to control or reduce costs. It is possible that our tenants will continue to experience a shift in payor mix away from fee-for-service payors, resulting in an increase in the percentage of revenues attributable to reimbursement based upon value based principles and quality driven managed care programs, and general industry trends that include pressures to control healthcare costs. The federal government's goal is to move approximately ninety percent (90%) of its reimbursement for providers to be based upon quality outcome models. Pressures to control healthcare costs and a shift away from traditional health insurance reimbursement to payment based upon quality outcomes have increased the uncertainty of payments.
In 2014, state insurance exchanges were implemented, which provide a new mechanism for individuals to obtain insurance. At this time, the number of payers that are participating in the state insurance exchanges varies, and in some regions there are very limited insurance plans available for individuals to choose from when purchasing insurance. In addition, not all healthcare providers will maintain participation agreements with the payers that are participating in the state health insurance exchange. Therefore, it is possible that our tenants may incur a change in their reimbursement if the tenant does not have a participation agreement with the state insurance exchange payers and a large number of individuals elect to purchase insurance from the state insurance exchange. Further, the rates of reimbursement from the state insurance exchange payers to healthcare providers will vary greatly. The rates of reimbursement will be subject to negotiation between the healthcare provider and the payer, which may vary based upon the market, the healthcare provider’s quality metrics, the number of providers participating in the area and the patient population, among other factors. Therefore, it is uncertain whether healthcare providers will incur a decrease in reimbursement from the state insurance exchange, which may impact a tenant’s ability to pay rent.
The insurance plans that participated on the health insurance exchanges created by the Patient Protection and Affordable Care Act of 2010 (“Healthcare Reform Act”) were expecting to receive risk corridor payments to address the high risk claims that it paid through the exchange product. However, the federal government currently owes the insurance companies approximately $8.3 billion under the risk corridor payment program that is currently disputed by the federal government. The federal government is currently defending several lawsuits from the insurance plans that participate on the health insurance exchange. If the insurance companies do not receive the payments, the insurance companies may cease to participate on the insurance exchange which limits insurance options for patients. If patients do not have access to insurance coverage it may adversely impact the tenant’s revenues and the tenant’s ability to pay rent.
In addition, the healthcare legislation passed in 2010 included new payment models with new shared savings programs and demonstration programs that include bundled payment models and payments contingent upon reporting on satisfaction of quality benchmarks. The new payment models will likely change how physicians are paid for services. These changes could have a material adverse effect on the financial condition of some or all of our tenants. The financial impact on our tenants could restrict their ability to make rent payments to us, which would have a material adverse effect on our business, financial condition and results of operations and our ability to pay distributions to stockholders.
Furthermore, beginning in 2016, the Centers for Medicare and Medicaid Services has applied a negative payment adjustment to individual eligible professionals, Comprehensive Primary Care practice sites, and group practices participating in the Physician Quality Reporting System, or PQRS, group practice reporting option (including Accountable Care Organizations) that do not satisfactorily report PQRS in 2014. Program participation during a calendar year will affect payments after two years, such that individuals and groups that receive the 2016 negative payment adjustment will not receive a 2014 PQRS incentive payment. Providers can appeal the determination, but if the provider is not successful, the provider’s reimbursement may be adversely impacted, which could adversely impact a tenant’s ability to make rent payments to us.
Moreover, President Trump signed an Executive Order on January 20, 2017 to “ease the burden of Obamacare”.
On May 4, 2017, members of the House of Representatives approved legislation to repeal portions of the Healthcare Reform Act, which legislation was submitted to the Senate for approval. On July 25, 2017, the Senate rejected a complete repeal and, further, on July 27, 2017, the Senate rejected a repeal on the Healthcare Reform Act’s individual and employer mandates and a temporary repeal on the medical device tax. Furthermore, on October 12, 2017, President Trump signed an Executive Order the purpose of which was to, among other things, (i) cut healthcare cost-sharing reduction subsidies, (ii) allow more small businesses to join together to purchase insurance coverage, (iii) extend short-term coverage policies, and (iv) expand employers’ ability to provide workers cash to buy coverage elsewhere. The Executive Order required the government agencies to draft regulations for consideration related to Associated Health Plans ("AHP"), short term limited duration insurance ("STLDI") and health reimbursement arrangements ("HRA"). At this time the proposed legislation has not been drafted. The Trump Administration also ceased to provide the cost-share subsidies to the insurance companies that offered the silver plan benefits on the Health Information Exchange. The termination of the cost-share subsidies would impact the subsidy payments due in 2017 and will likely adversely impact the insurance companies, causing an increase in the premium payments for the individual beneficiaries in 2018. Nineteen State Attorney Generals filed suit to force the Trump Administration to reinstate the cost shares subsidy payments. On October 25, 2017, a California Judge ruled in favor of the Trump Administration and found that the federal government was not required to immediately reinstate payment for the cost shares subsidy. The injunction sought by the Attorney Generals’ lawsuit was denied. Therefore, our tenants will likely see an increase in individuals who are self-pay or have a lower health benefit plan due to the increase in the premium payments. Our tenants’ collections and revenues may be adversely impacted by the change in the payor mix of their patients and it may adversely impact the tenants’ ability to make rent payments.
On October 17, 2017, Senate health committee leaders proposed a bill to address funding for the cost-sharing subsidies and the Healthcare Reform Act’s outreach funding. At this time, it is uncertain whether any healthcare reform legislation will ultimately become law. If our tenants’ patients do not have insurance, it could adversely impact the tenants’ ability to pay rent and operate a practice.
In addition, the current Administration has commented on the possibility that it may seek to cease the additional subsidies to the qualified health plans that provide coverage for beneficiaries on the health insurance exchange.  There are also multiple lawsuits in several judicial districts brought by qualified health plans to recover the prior risk corridor payments that were anticipated to be paid as part of the health insurance exchange program.  The multiple lawsuits are moving through the judicial process.  Further, there is a current lawsuit, United States House of Representatives vs. Price, which alleges that the Executive Branch of the United States of America exceeded its authority in implementing the risk corridor payments under the HealthCare Reform and therefore the payments should not be made. At this time, the case is pending. If the Administration or the court system determines that risk corridor or risk share payments are not required to be paid to the qualified health plans offering insurance coverage on the health insurance exchange program, the insurance companies may cease offering the Health Insurance Exchange product to the current beneficiaries. Therefore, our tenants may have an increase of self-pay patients and collections may decline, adversely impacting the tenants’ ability to pay rent.
The healthcare industry is heavily regulated, and new laws or regulations, changes to existing laws or regulations, loss of licensure or failure to obtain licensure could result in the inability of our tenants to make rent payments to us.
The healthcare industry is heavily regulated by federal, state and local governmental bodies. The tenants in our healthcare properties generally will be subject to laws and regulations covering, among other things, licensure, certification for participation in government programs, and relationships with physicians and other referral sources. Changes in these laws and regulations could negatively affect the ability of our tenants to make lease payments to us and our ability to make distributions to our stockholders. Many of our healthcare properties and their tenants may require a license or certificate of need, or CON, to operate. Failure to obtain a license or CON, or loss of a required license or CON, would prevent a facility from operating in the manner intended by the tenant. These events could materially adversely affect our tenants’ ability to make rent payments to us. State and local laws also may regulate expansion, including the addition of new beds or services or acquisition of healthcare equipment, and the construction of healthcare properties, by requiring a CON or other similar approval. State CON laws are not uniform throughout the United States and are subject to change; therefore, this may adversely impact our tenants’ ability to provide services in different states. We cannot predict the impact of state CON laws on our development of facilities or the operations of our tenants. In addition, state CON laws often materially impact the ability of competitors to enter into the marketplace of our facilities. The repeal of CON laws could allow competitors to freely operate in previously closed markets. This could negatively affect our tenants’ abilities to make current payments to us. In limited circumstances, loss of state licensure or certification or closure of a facility could ultimately result in loss of authority to operate the facility and require new CON authorization to re-institute operations. As a result, a portion of the value of the facility may be reduced, which would adversely impact our business, financial condition and results of operations and our ability to make distributions to our stockholders.
Tenants of our healthcare properties are subject to anti-fraud and abuse laws, the violation of which by a tenant may jeopardize the tenant’s ability to make rent payments to us.
There are various federal and state laws prohibiting fraudulent and abusive business practices by healthcare providers who participate in, receive payments from or are in a position to make referrals in connection with government-sponsored healthcare programs, including the Medicare and Medicaid programs. Our lease arrangements with certain tenants may also be subject to these anti-fraud and abuse laws. These laws include the Federal Anti-Kickback Statute, which prohibits, among other things, the offer, payment, solicitation or receipt of any form of remuneration in return for, or to induce, the referral of any item or service reimbursed by Medicare or Medicaid; the Federal Physician Self-Referral Prohibition, which, subject to specific exceptions, restricts physicians from making referrals for specifically designated health services for which payment may be made under Medicare or Medicaid programs to an entity with which the physician, or an immediate family member, has a financial relationship; the False Claims Act, which prohibits any person from knowingly presenting false or fraudulent claims for payment to the federal government, including claims paid by the Medicare and Medicaid programs; the Civil Monetary Penalties Law, which authorizes the U.S. Department of Health and Human Services to impose monetary penalties or exclusion from participation in state or federal healthcare programs for certain fraudulent acts; the Health Insurance Portability and Accountability Act (“HIPAA”) Fraud Statute, which makes it a federal crime to defraud any health benefit plan, including private payers; and Exclusions Law, which authorizes U.S. Department of Health and Human Services to exclude someone from participation in state or federal healthcare programs for certain fraudulent acts. Each of these laws includes criminal and/or civil penalties for violations that range from punitive sanctions, damage assessments, penalties, imprisonment, denial of Medicare and Medicaid payments and/or exclusion from the Medicare and Medicaid programs. Certain laws, such as the False Claims Act, allow for individuals to bring whistleblower actions on behalf of the government for violations thereof. Additionally, states in which the healthcare properties are located may have similar anti-fraud and abuse laws. Investigation by a federal or state governmental body for violation of anti-fraud and abuse laws or imposition of any of these penalties upon one of our tenants could jeopardize that tenant’s ability to operate or to make rent payments, which may have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our stockholders.
Adverse trends in healthcare provider operations may negatively affect our lease revenues and our ability to make distributions to our stockholders.
The healthcare industry is currently experiencing changes in the demand for and methods of delivering healthcare services; changes in third party reimbursement policies; significant unused capacity in certain areas, which has created substantial competition for patients among healthcare providers in those areas; continuing pressure by private and governmental payors to reduce payments to providers of services; increased scrutiny of billing, referral and other practices by federal and state authorities; changes in federal and state healthcare program payment models; increase and expansion of government audits related to compliance with the HIPAA privacy and security rules; continued consolidation of providers; and increased emphasis on compliance with privacy and security requirements related to personal health information. In addition, the fines and penalties for a breach of the HIPAA privacy and security rules increased in 2013. If a tenant breaches a patient's protected health information and is fined by the federal government, the tenant's ability to operate and pay rent may be adversely impacted. These factors may adversely affect the economic performance of some or all of our tenants and, in turn, our lease revenues and our ability to make distributions to our stockholders.
Tenants of our healthcare properties may be subject to significant legal actions that could subject them to increased operating costs and substantial uninsured liabilities, which may affect their ability to pay their rent payments to us.
As is typical in the healthcare industry, certain types of tenants of our healthcare properties may often become subject to claims that their services have resulted in patient injury or other adverse effects. Many of these tenants may have experienced an increasing trend in the frequency and severity of professional liability and general liability insurance claims and litigation asserted against them. The insurance coverage maintained by these tenants may not cover all claims made against them nor continue to be available at a reasonable cost, if at all. In some states, insurance coverage for the risk of punitive damages arising from professional liability and general liability claims and/or litigation may not, in certain cases, be available to these tenants due to state law prohibitions or limitations of availability. As a result, these types of tenants of our healthcare properties operating in these states may be liable for punitive damage awards that are either not covered or are in excess of their insurance policy limits. We also believe that there has been, and will continue to be, an increase in governmental investigations of certain healthcare providers, particularly in the area of Medicare/Medicaid false claims, as well as an increase in enforcement actions resulting from these investigations. Insurance may not be available to cover such losses. Any adverse determination in a legal proceeding or governmental investigation, whether currently asserted or arising in the future, could have a material adverse effect on a tenant’s financial condition. If a tenant is unable to obtain or maintain insurance coverage, if judgments are obtained in excess of the insurance coverage, if a tenant is required to pay uninsured punitive damages, or if a tenant is subject to an uninsurable government enforcement action, the tenant could be exposed to substantial additional liabilities, which may affect the tenant’s ability to pay rent, which in turn could have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our stockholders.
Comprehensive healthcare reform legislation, the effects of which are not yet known, could materially and adversely affect our business, financial condition and results of operations and our ability to pay distributions to our stockholders.
On March 23, 2010, the President signed into law the Patient Protection and Affordable Care Act of 2010, or the Patient Protection and Affordable Care Act, and on March 30, 2010, the President signed into law the Health Care and Education Reconciliation Act of 2010, or the Reconciliation Act, which in part modified the Patient Protection and Affordable Care Act. Together, the two acts serve as the primary vehicle for comprehensive healthcare reform in the U.S (collectively, the “Healthcare Reform Act”). The acts are intended to reduce the number of individuals in the U.S. without health insurance and effect significant other changes to the ways in which healthcare is organized, delivered and reimbursed. Included with the legislation is a limitation on physician-owned hospitals from expanding, unless the facility satisfies very narrow federal exceptions to this limitation. Therefore, if our tenants are physicians that own and refer to a hospital, the hospital would be limited in its operations and expansion potential, which may limit the hospital’s services and resulting revenues and may impact the owner’s ability to make rental payments. The legislation will become effective through a phased approach, beginning in 2010 and concluding in 2018. On June 28, 2012, the United States Supreme Court upheld the individual mandate under the healthcare reform legislation, although substantially limiting the legislation’s expansion of Medicaid. At this time, the effects of healthcare reform and its impact on our properties are not yet known but could materially and adversely affect our business, financial condition, results of operations and ability to pay distributions to our stockholders. See the risk factor entitled "Reductions in reimbursement from third party payors, including Medicare and Medicaid, could adversely affect the profitability of our tenants and hinder their ability to make rental payments to us" above for information on legislation surrounding healthcare reform.
Risks Associated with Investments in the Data Center Property Sector
Our data center properties depend upon the technology industry and a reduction in the demand for technology-related real estate could adversely impact our ability to find or keep tenants for our data center properties, which would adversely affect our results of operations.
A portion of our portfolio of properties consists of data center properties. A decline in the technology industry or a decrease in the adoption of data center space for corporate enterprises could lead to a decrease in the demand for technology-related real estate, which may have a greater adverse effect on our business and financial condition than if we owned a portfolio with a more diversified tenant base. We are susceptible to adverse developments in the corporate and institutional data center and broader technology industries (such as business layoffs or downsizing, industry slowdowns, relocations of businesses, costs of complying with government regulations or increased regulation and other factors) and the technology-related real estate market (such as oversupply of or reduced demand for space). In addition, the rapid development of new technologies or the adoption of new industry standards could render many of our tenants’ current products and services obsolete or unmarketable and contribute to a downturn in their businesses, thereby increasing the likelihood that they default under their leases, become insolvent or file for bankruptcy.
Our data center properties may not be suitable for lease to certain data center, technology or office tenants without significant expenditures or renovations.
Because many of our data center properties will contain extensive tenant improvements installed at our tenants’ expense, they may be better suited for a specific corporate enterprise data center user or technology industry tenant and could require modification in order for us to re-lease vacant space to another corporate enterprise data center user or technology industry tenant. For the same reason, our properties also may not be suitable for lease to traditional office tenants without significant expenditures or renovations.
Our tenants may choose to develop new data centers or expand their existing data centers, which could result in the loss of one or more key tenants or reduce demand for our newly developed data centers.
Our larger tenants may choose to develop new data centers or expand any existing data centers of their own. In the event that any of our key tenants were to do so, it could result in a loss of business to us or put pressure on our pricing. If we lose a tenant, there is no guarantee that we would be able to replace that tenant at a competitive rate or at all.
Our data center infrastructure may become obsolete or less marketable and we may not be able to upgrade our power and cooling, security or connectivity systems cost-effectively or at all.
The markets for data centers, as well as the industries in which data center tenants operate, are characterized by rapidly changing technology, evolving industry standards, frequent new service introductions, shifting distribution channels and changing tenant demands. The data center infrastructure in some of the data centers that we have acquired or may acquire in the future may become obsolete or less marketable due to demand for new processes and/or technologies, including, without limitation: (i) new processes to deliver power to, or eliminate heat from, computer systems; (ii) demand for additional redundancy capacity; or (iii) new technology that permits lower levels of critical load and heat removal than our data centers are currently designed to provide.  In addition, the systems that connect our data centers to the Internet and other external networks may become outdated, including with respect to latency, reliability and diversity of connectivity.  When tenants demand new processes or technologies, we may not be able to upgrade our data centers on a cost effective basis, or at all, due to, among other things, increased expenses to us that cannot be passed on to the tenant or insufficient revenue to fund the necessary capital expenditures. The obsolescence of the power and cooling systems in such data centers and/or our inability to upgrade our data centers, including associated connectivity, could have a material negative impact on our business. Furthermore, potential future regulations that apply to industries we serve may require users in those industries to seek specific requirements from their data centers that we are unable to provide. These may include physical security regulations applicable to the defense industry and government contractors and privacy and security requirements applicable to the financial services and health care industries. Such regulations could have a material adverse effect on us. If our competitors offer data center space that our existing or potential data center users perceive to be superior to ours based on numerous factors, including power, security considerations, location or network connectivity, or if they offer rental rates below our or current market rates, we may lose existing or potential tenants, incur costs to improve our properties or be forced to reduce our rental rates.
Risks Associated with Debt Financing and Investments
We expect to incur mortgage indebtedness and other borrowing, which could adversely impact your investment if the value of the property securing the debt falls or if we are forced to refinance the debt during adverse economic conditions.
We expect that in most instances, we will continue to acquire real properties by using either existing financing or borrowing new funds. In addition, we may incur mortgage debt and pledge all or some of our real properties as security for that debt to obtain funds to acquire additional real properties. We may borrow if we need funds to satisfy the REIT tax qualification requirement that we distribute at least 90% of our annual REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gain, to our stockholders. We also may borrow if we otherwise deem it necessary or advisable to assure that we qualify, or maintain our qualification, as a REIT.
We believe that utilizing borrowing is consistent with our objective of maximizing the return to investors. There is no limitation on the amount we may borrow against any single improved property. Our charter provides that, until such time as shares of our common stock are listed on a national securities exchange or traded in the over-the-counter market, our borrowings may not exceed 300% of our total “net assets” as of the date of any borrowing (which is the maximum level of indebtedness permitted under the NASAA REIT Guidelines absent a satisfactory showing that a higher level is appropriate), which is generally expected to be approximately 75% of the cost of our investments; however, we may exceed that limit if approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for exceeding such limit. This charter limitation, however, does not apply to individual real estate assets or investments. In addition, our board of directors has adopted investment policies that prohibit us from borrowing, following the completion of this Offering, in excess of 50% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets, unless borrowing a greater amount is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report along with justification for the excess; provided, however, that this policy limitation does not apply to individual real estate assets or investments. At the date of acquisition of each asset, we anticipate that the cost of investment for such asset will be substantially similar to its fair market value, which will enable us to comply with the limitations of the NASAA REIT Guidelines set forth in our charter. However, subsequent events, including changes in the fair market value of our assets, could result in our exceeding these limitations. We expect that from time to time during the period of this Offering, we will seek independent director approval of borrowings in excess of these limitations since we will then be in the process of raising our equity capital to acquire our portfolio. As a result, we expect that our debt levels will be higher until we have invested most of our capital, which may cause us to incur higher interest charges, make higher debt service payments or be subject to restrictive covenants.
If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on a property, then the amount available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For U.S. federal income tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. In such event, we may be unable to pay the amount of distributions required in order to maintain our REIT status. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we provide a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders will be adversely affected which could result in our losing our REIT status and would result in a decrease in the value of your investment.
Changes in the debt markets could have a material adverse impact on our earnings and financial condition.
The domestic and international commercial real estate debt markets are subject to volatility resulting in, from time to time, the tightening of underwriting standards by lenders and credit rating agencies, which results in lenders increasing the cost for debt financing. Should the overall cost of borrowings increase, either by increases in the index rates or by increases in lender spreads, we will need to factor such increases into the economics of future acquisitions. This may result in future acquisitions generating lower overall economic returns and potentially reducing future cash flow available for distribution. If these disruptions in the debt markets persist, our ability to borrow monies to finance the purchase of, or other activities related to, real estate assets will be negatively impacted. If we are unable to borrow monies on terms and conditions that we find acceptable, we likely will have to reduce the number of properties we can purchase, and the return on the properties we do purchase may be lower. In addition, we may find it difficult, costly or impossible to refinance indebtedness which is maturing.
In addition, the state of the debt markets could have an impact on the overall amount of capital invested in real estate, which may result in price or value decreases of real estate assets. Although this may benefit us for future acquisitions, it could negatively impact the current value of our existing assets.
High mortgage rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make.
If we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when the properties are refinanced, we may not be able to finance the properties and our income could be reduced. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing more stock or by borrowing more money.
Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.
In connection with providing us financing, certain of our lenders have and may impose restrictions on us that affect our distribution, investment and operating policies and our ability to incur additional debt. Loan documents we have entered into and may continue to enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage or replace Carter Validus Advisors II, LLC as our advisor. These or other limitations may adversely affect our flexibility and our ability to achieve our investment and operating objectives. Additionally, such restrictions could make it difficult for us to satisfy the requirements necessary to maintain our qualification as a REIT for U.S. federal income tax purposes.
Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to pay distributions to our stockholders.
As of September 30, 2017, we had $501.3 million of fixed interest rate principal debt outstanding, of which $286.6 million was fixed through interest rate swaps, and $132.5 million of variable rate principal debt outstanding. As of September 30, 2017, our weighted average interest rate was 3.91%. Increases in interest rates would increase our interest costs, if we obtain additional variable rate debt, which could reduce our cash flows and our ability to pay distributions to you. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times that may not permit realization of the maximum return on such investments.
We may invest in collateralized mortgage-backed securities, which may increase our exposure to credit and interest rate risk.
We may invest in collateralized mortgage-backed securities, or CMBS, which may increase our exposure to credit and interest rate risk. We have not adopted, and do not expect to adopt, any formal policies or procedures designed to manage risks associated with our investments in CMBS. In this context, credit risk is the risk that borrowers will default on the mortgages underlying the CMBS. We intend to manage this risk by investing in CMBS guaranteed by U.S. government agencies, such as the Government National Mortgage Association, or GNMA, or U.S. government sponsored enterprises, such as the Federal National Mortgage Association, or FNMA, or the Federal Home Loan Mortgage Corporation, or FHLMC. Interest rate risk occurs as prevailing market interest rates change relative to the current yield on the CMBS. For example, when interest rates fall, borrowers are more likely to prepay their existing mortgages to take advantage of the lower cost of financing. As prepayments occur, principal is returned to the holders of the CMBS sooner than expected, thereby lowering the effective yield on the investment. On the other hand, when interest rates rise, borrowers are more likely to maintain their existing mortgages. As a result, prepayments decrease, thereby extending the average maturity of the mortgages underlying the CMBS. We intend to manage interest rate risk by purchasing CMBS offered in tranches, or with sinking fund features, that are designed to match our investment objectives. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to pay distributions to you will be adversely affected.
Any real estate debt security that we originate or purchase is subject to the risks of delinquency and foreclosure.
We may originate and purchase real estate debt securities, which are subject to risks of delinquency and foreclosure and risks of loss. Typically, we will not have recourse to the personal assets of our borrowers. The ability of a borrower to repay a real estate debt security secured by an income-producing property depends primarily upon the successful operation of the property, rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the real estate debt security may be impaired. A property’s net operating income can be affected by, among other things:

•	increased costs, added costs imposed by franchisors for improvements or operating changes required, from time to time, under the franchise agreements;

•	property management decisions;

•	property location and condition;

•	competition from comparable types of properties;

•	changes in specific industry segments;

•	declines in regional or local real estate values, or occupancy rates; and

•	increases in interest rates, real estate tax rates and other operating expenses.
We bear the risks of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the real estate debt security, which could have a material adverse effect on our cash flow from operations and limit amounts available for distribution to you. In the event of the bankruptcy of a real estate debt security borrower, the real estate debt security to that borrower will be deemed to be collateralized only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the real estate debt security will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a real estate debt security can be an expensive and lengthy process that could have a substantial negative effect on our anticipated return on the foreclosed real estate debt security. We also may be forced to foreclose on certain properties, be unable to sell these properties and be forced to incur substantial expenses to improve operations at the property.
U.S. Federal Income Tax Risks
Failure to maintain our qualification as a REIT would adversely affect our operations and our ability to make distributions.
In order for us to maintain our qualification as a REIT, we must satisfy certain requirements set forth in the Internal Revenue Code and Treasury Regulations and various factual matters and circumstances that are not entirely within our control. We intend to structure our activities in a manner designed to satisfy all of these requirements. However, if certain of our operations were to be recharacterized by the Internal Revenue Service, or IRS, such recharacterization could jeopardize our ability to satisfy all of the requirements for qualification as a REIT.
If we fail to maintain our qualification as a REIT for any taxable year and we do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends-paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax. Our failure to qualify as a REIT would adversely affect the return of your investment.
To maintain our qualification as a REIT, we must meet annual distribution requirements, which may result in us distributing amounts that may otherwise be used for our operations and which could result in our inability to acquire appropriate assets.
To maintain the favorable tax treatment afforded to REITs under the Internal Revenue Code, we generally will be required each year to distribute to our stockholders at least 90% of our REIT taxable income determined without regard to the dividends-paid deduction and excluding net capital gain. To the extent that we do not distribute all of our net capital gains or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will have to pay tax on those amounts at regular ordinary and capital gains corporate tax rates. Furthermore, if we fail to distribute during each calendar year at least the sum of (a) 85% of our ordinary income for that year, (b) 95% of our capital gain net income for that year, and (c) any undistributed taxable income from prior periods, we would have to pay a 4% nondeductible excise tax on the excess of the required distribution over the sum of (a) the amounts that we actually distributed and (b) the amounts we retained and upon which we paid income tax at the corporate level. These requirements could cause us to distribute amounts that otherwise would be spent on investments in real estate assets, and it is possible that we might be required to borrow funds, possibly at unfavorable rates, or sell assets to fund these distributions. In addition, we could pay part of these required distributions in shares of our common stock, which would result in shareholders having tax liabilities from such distributions in excess of the cash they receive. The treatment of such taxable share distributions is not clear, and it is possible the taxable share distribution will not count towards our distribution requirement, in which case adverse consequences could apply. Although we intend to continue to make distributions sufficient to meet the annual distribution requirements and to avoid U.S. federal income and excise taxes, it is possible that we might not always be able to do so. See the section entitled “Federal Income Tax Considerations” in this prospectus.

You may have current tax liability on distributions you elect to reinvest in our common stock but would not receive cash from such distributions, and therefore you would need to use funds from another source to pay such tax liability.
If you participate in our distribution reinvestment plan, you will be deemed to have received, and for U.S. federal income tax purposes will be taxed on, the amount reinvested in common stock to the extent the amount reinvested was not a tax-free return of capital. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the distributions reinvested in our shares.
Certain of our business activities are potentially subject to the prohibited transaction tax, which could reduce the return on your investment.
Our ability to dispose of a property during the first few years following its acquisition is restricted to a substantial extent as a result of our REIT status. Whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. Properties we own, directly or through any subsidiary entity, including our operating partnership, but generally excluding our taxable REIT subsidiaries, may, depending on how we conduct our operations, be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business. Under applicable provisions of the Internal Revenue Code regarding prohibited transactions by REITs, we would be subject to a 100% tax on any gain recognized on the sale or other disposition of any property (other than foreclosure property) that we own, directly or through any subsidiary entity, including our operating partnership, but generally excluding our taxable REIT subsidiaries, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of trade or business. Any taxes we pay would reduce our cash available for distribution to you. Our concern over paying the prohibited transactions tax may cause us to forego disposition opportunities that would otherwise be advantageous if we were not a REIT.
In certain circumstances, we may be subject to U.S. federal, state and local income taxes as a REIT, which would reduce our cash available for distribution to you.
Even if we maintain our qualification as a REIT, we may be subject to U.S. federal, state and local income taxes. For example, net income from the sale of properties that are “dealer” properties sold by a REIT (a “prohibited transaction” under the Code) will be subject to a 100% excise tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We also may decide to retain net capital gain we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability unless they file U.S. federal income tax returns and thereon seek a refund of such tax. Further, a 100% excise tax would be imposed on certain transactions between us and any potential taxable REIT subsidiaries that are not conducted on an arm’s-length basis. We also may be subject to state and local taxes on our income or property, either directly or at the level of Carter Validus Operating Partnership II, LP or at the level of the other companies through which we indirectly own our assets. Any taxes we pay would reduce our cash available for distribution to you.
The use of taxable REIT subsidiaries, which may be required for REIT qualification purposes, would increase our overall tax liability and thereby reduce our cash available for distribution to you.
Some of our assets may need to be owned by, or operations may need to be conducted through, one or more taxable REIT subsidiaries. Any of our taxable REIT subsidiaries would be subject to U.S. federal, state and local income tax on its taxable income. The after-tax net income of our taxable REIT subsidiaries would be available for distribution to us. Further, we would incur a 100% excise tax on transactions with our taxable REIT subsidiaries that are not conducted on an arm’s-length basis. For example, to the extent that the rent paid by one of our taxable REIT subsidiaries exceeds an arm’s-length rental amount, such amount would be potentially subject to a 100% excise tax. While we intend that all transactions between us and our taxable REIT subsidiaries would be conducted on an arm’s-length basis, and therefore, any amounts paid by our taxable REIT subsidiaries to us would not be subject to the excise tax, no assurance can be given that no excise tax would arise from such transactions.
Complying with REIT requirements may force us to forgo and/or liquidate otherwise attractive investment opportunities.
To maintain our qualification as a REIT, we must ensure that we meet the REIT gross income tests annually and that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified real estate assets, including certain mortgage loans and certain kinds of mortgage-related securities. The remainder of our investment in securities (other than government securities, taxable REIT subsidiaries and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets can consist of the securities (other than government securities, taxable REIT subsidiaries, and qualified real estate assets) of any one issuer. For the 2017 taxable year, no more than 25% of the value of our total assets can be represented by securities of one or more taxable REIT subsidiaries. For taxable years beginning after December 31, 2017, no more than 20% of the value of our total assets can be represented by securities of one or more taxable REIT subsidiaries. If we fail to comply with these requirements at the end of any calendar quarter other than our first REIT calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate from our portfolio or not make otherwise attractive investments in order to maintain our qualification as a REIT. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.
If we fail to invest a sufficient amount of the net proceeds from selling our common stock in real estate assets within one year from the receipt of the proceeds, we could fail to qualify as a REIT.
Temporary investment of the net proceeds from sales of our common stock in short-term securities and income from such investment generally will allow us to satisfy various REIT income and asset requirements, but only during the one-year period beginning on the date we receive the net proceeds. If we are unable to invest a sufficient amount of the net proceeds from sales of our common stock in qualifying real estate assets within such one-year period, we could fail to satisfy one or more of the gross income or asset tests and/or we could be limited to investing all or a portion of any remaining funds in cash or cash equivalents. If we fail to satisfy any such income or asset test, unless we are entitled to relief under certain provisions of the Code, we could fail to qualify as a REIT. See “Federal Income Tax Considerations.”
Recharacterization of sale-leaseback transactions may cause us to lose our REIT status, which would subject us to U.S. federal income tax at corporate rates, which would reduce the amounts available for distribution to you and threaten our ability to remain qualified as a REIT.
We have and may continue to purchase properties and lease them back to the sellers of such properties. While we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease,” thereby allowing us to be treated as the owner of the property for U.S. federal income tax purposes, the IRS could challenge such characterization. In the event that any such sale-leaseback is challenged and recharacterized as a financing transaction or loan for U.S. federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the REIT qualification asset tests or income tests and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated, which also might cause us to fail to meet the annual distribution requirement for a taxable year in the event we cannot make a sufficient deficiency dividend.
If our leases are not respected as true leases for U.S. federal income tax purposes, we would fail to qualify as a REIT.
To qualify as a REIT, we must satisfy two gross income tests, under which specified percentages of our gross income must be derived from certain sources, such as “rents from real property.” See “Federal Income Tax Considerations - Gross Income Tests”. In order for rent paid to us to qualify as “rents from real property” for purposes of the REIT gross income tests, the leases must be respected as true leases for U.S. federal income tax purposes and not be treated as service contracts, joint ventures, or some other type of arrangement. If our leases are not respected as true leases for U.S. federal income tax purposes, we would fail to qualify as a REIT, which would materially adversely impact the value of an investment in our securities and in our ability to pay dividends to our stockholders.
The leasing of our properties to a TRS is subject to special requirements.
Under the provisions of the REIT Investment Diversification and Empowerment Act of 2007 (“RIDEA”), we may lease certain “qualified health care properties” to a TRS (or a limited liability company of which a TRS is a member). The TRS in turn would contract with a third party operator to manage the health care operations at these properties. The rents paid by a TRS in this structure would be treated as qualifying rents from real property for purposes of the REIT requirements only if (i) they are paid pursuant to an arm’s-length lease of a qualified health care property and (ii) the operator qualifies as an “eligible independent contractor” with respect to the property. An operator will qualify as an eligible independent contractor if it meets certain ownership tests with respect to us, and if, at the time the operator enters into the property management agreement, the operator is actively engaged in the trade or business of operating qualified health care properties for any person who is not a related person to us or the TRS. If any of the above conditions were not satisfied, then the rents would not be considered income from a qualifying source for purposes of the REIT rules, which could cause us to incur penalty taxes or to fail to qualify as a REIT.
Legislative or regulatory action could adversely affect the returns to our investors.
In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of U.S. federal income tax laws applicable to investments in shares of our common stock. Additional changes to the tax laws are likely to continue to occur and may take effect retroactively, and we cannot assure our stockholders that any such changes will not adversely affect how we are taxed and the taxation of our stockholders. Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our assets. Our stockholders are urged to consult with their own tax advisor with respect to the impact of recent legislation on their investment in our shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our shares. Our stockholders also should note that our counsel’s tax opinion was based upon existing law, applicable as of the date of its opinion, all of which may be subject to change, either prospectively or retroactively.
Although REITs continue to receive substantially better tax treatment than entities taxed as corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be taxed for U.S. federal income tax purposes as a corporation. As a result, our charter provides our board of directors with the power, in the event that our board of directors determines that it is no longer in our best interest to continue to be qualified as a REIT, to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and our stockholders and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interests of our stockholders.
Dividends payable by REITs generally do not qualify for reduced tax rates under current law.
The maximum U.S. federal income tax rate for certain qualified dividends payable to U.S. stockholders that are individuals, trusts and estates generally is 20%. Dividends payable by REITs, however, are generally not eligible for the reduced rates and therefore may be subject to a 39.6% maximum U.S. federal income tax rate on ordinary income when paid to such stockholders. The more favorable rates applicable to regular corporate dividends under current law could cause investors who are individuals, trusts and estates or are otherwise sensitive to these lower rates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common stock.
If our operating partnership fails to maintain its status as a partnership, its income may be subject to taxation, which would reduce the cash available for distribution to you and threaten our ability to remain qualified as a REIT.
We intend to maintain the status of the operating partnership as a partnership for U.S. federal income tax purposes. However, if the IRS were to successfully challenge the status of the operating partnership as a partnership or disregarded entity for such purposes, it would be taxable as a corporation. In such event, this would reduce the amount of distributions that the operating partnership could make to us. This would also result in our losing REIT status, and becoming subject to a corporate level tax on our own income. This would substantially reduce our cash available to pay distributions and the yield on your investment. In addition, if any of the partnerships or limited liability companies through which the operating partnership owns its properties, in whole or in part, loses its characterization as a partnership and is otherwise not disregarded for U.S. federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to the operating partnership. Such a recharacterization of an underlying property owner could also threaten our ability to maintain REIT status.
Foreign purchasers of our common stock may be subject to FIRPTA tax upon the sale of their shares or upon the payment of a capital gain dividend, which would reduce any gains they would otherwise have on their investment in our shares.
A foreign person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to the Foreign Investment in Real Property Tax Act of 1980, as amended, or FIRPTA, on the gain recognized on the disposition. However, certain foreign pension plans and certain foreign publicly traded entities are exempt from FIRPTA withholding. Further, such FIRPTA tax does not apply to the disposition of stock in a REIT if the REIT is “domestically controlled.” A REIT is “domestically controlled” if less than 50% of the REIT’s stock, by value, has been owned directly or indirectly by persons who are not qualifying U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence. We cannot assure you that we will qualify as a “domestically controlled” REIT. If we were to fail to so qualify, any gain realized by foreign investors on a sale of our shares would be subject to FIRPTA tax, unless our shares were traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 10% of the value of our outstanding common stock. See the section entitled “Federal Income Tax Considerations — Taxation of Non-U.S. Stockholders — Sales of Shares” in this prospectus.
A foreign investor also may be subject to FIRPTA tax upon the payment of any capital gain dividend by us, which dividend is attributable to gain from sales or exchanges of U.S. real property interests. See the section entitled “Federal Income Tax Considerations — Taxation of Non-U.S. Stockholders” in this prospectus. We encourage you to consult your own tax advisor to determine the tax consequences applicable to you if you are a foreign investor.
Employee Benefit Plan, IRA, and Other Tax-Exempt Investor Risks
We, and our stockholders that are employee benefit plans, IRAs, annuities described in Sections 403(a) or (b) of the Internal Revenue Code, Archer MSAs, health savings accounts, or Coverdell education savings accounts (referred to generally as Benefit Plans and IRAs) will be subject to risks relating specifically to our having such Benefit Plan and IRA stockholders, which risks are discussed below. See the “Investment by Tax-Exempt Entities and ERISA Considerations” section of this prospectus for a more detailed discussion of these Benefit Plan and IRA investor risks.
If you fail to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in shares of our common stock, you could be subject to civil penalties and criminal penalties (if the failure is willful).
There are special considerations that apply to Benefit Plans or IRAs investing in shares of our common stock. If you are investing the assets of a Benefit Plan or IRA in us, you should consider:

•
whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code, or any other applicable governing authority in the case of a government plan, foreign plan or other plan not subject to ERISA or the Internal Revenue Code;

•	whether your investment is made in accordance with the documents and instruments governing your Benefit Plan or IRA, including any investment policy;

•	whether your investment satisfies the prudence, diversification and other fiduciary requirements of Section 404(a)ERISA or any similar rule under other applicable laws or regulations;

•	whether your investment will impair the liquidity needs and distribution requirements of the Benefit Plan or IRA;

•
whether your investment will constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code, or any similar rule under other applicable laws or regulations;

•	whether your investment will produce or result in “unrelated business taxable income” or UBTI, as defined in Sections 511 through 514 of the Internal Revenue Code, to the Benefit Plan or IRA; and

•	your need to value the assets of the Benefit Plan or IRA annually (or more frequently) in accordance with ERISA and the Internal Revenue Code.
In addition to considering your fiduciary responsibilities under ERISA and the prohibited transaction rules of ERISA and the Internal Revenue Code, a Benefit Plan or IRA purchasing shares of our common stock should consider the effect of the plan asset regulations found in the U.S. Department of Labor Regulation Section 2510.3-101, as modified by ERISA Section 3(42). To avoid our assets from being considered "plan assets" under the plan asset regulation, our charter prohibits “benefit plan investors” from owning 25% or more of the shares of our common stock prior to the time that the common stock qualifies as a class of "publicly-offered securities," within the meaning of the plan assets regulation. However, we cannot assure you that those provisions in our charter will be effective in limiting benefit plan investors' ownership to less than the 25% limit. For example, the limit could be unintentionally exceeded if a benefit plan investor misrepresents its status as a benefit plan. Even if our assets are not considered to be "plan assets," a prohibited transaction could occur if we or any of our affiliates is a fiduciary (within the meaning of ERISA) with respect to a Benefit Plan or IRA purchasing shares of our common stock, and, therefore, in the event any such persons are fiduciaries (within the meaning of ERISA) of your Benefit Plan or IRA, you should not purchase shares of our common stock unless an administrative or statutory exemption applies to your purchase. Due to the complexity of these rules and the potential penalties that may be imposed, it is important that fiduciaries or other persons considering investing in our common stock on behalf of or with "plan assets" of any Benefit Plan or IRA consult with their own advisors regarding the potential applicability of ERISA, the Internal Revenue Code and any similar applicable law.
The U.S. Department of Labor has issued a final regulation revising the definition of “fiduciary” and the scope of “investment advice” under ERISA, which may have a negative impact on our ability to raise capital.
On April 8, 2016, the U.S. Department of Labor issued a final regulation that substantially expands the range of activities that would be considered to be fiduciary investment advice under ERISA and the Internal Revenue Code, which may make it more difficult to qualify for a prohibited transaction exemption. This new regulation could have negative implications on our ability to raise capital from potential investors, including those investing through IRAs or other arrangements. Prior to the issuance of the new regulation, ERISA and the Internal Revenue Code broadly defined fiduciaries to include persons who give investment advice for a fee, regardless of whether that fee is paid directly by the customer or by a third party. However, prior law required that advice must be given on a “regular basis” before a fiduciary standard would apply, and that a mutual agreement or understanding between the customer and the adviser that the advice would serve as a primary basis for the investment decision would also be required. Under the new regulation, a person is a fiduciary if the person receives compensation for providing advice (a “recommendation” or “communication that would reasonably be viewed as a suggestion that the recipient engage in or refrain from taking a particular course of action”) with the understanding it is based on the particular needs of the person being advised or that it is directed to a specific plan sponsor, plan participant, or IRA owner. Such decisions can include, but are not limited to, what assets to purchase or sell and (unlike under prior law) whether to rollover from an employment-based plan to an IRA. The fiduciary can be a broker, registered investment adviser or other type of adviser, some of which are subject to federal securities laws and some of which are not. The final regulation and the related exemptions were expected to become applicable for investment transactions on and after April 10, 2017. However, on February

3, 2017, the President asked for additional review of this regulation, the results of such review are unknown. In response, on March 2, 2017, the U.S. Department of Labor published a notice seeking public comments on, among other things, a proposal to adopt a 60-day delay of the April 10 applicability date of the final regulation. On April 7, 2017, the U.S. Department of Labor published a final rule extending for 60 days the applicability date of the final regulation, to June 9, 2017. However, certain requirements and exemptions under the regulation are implemented through a phased-in approach. Therefore, certain requirements and exemptions will not take effect until January 1, 2018 and other key requirements and exemptions will not take effect until July 1, 2019. On November 2, 2017, the U.S. Department of Labor sent a final rule for an 18-month delay of the remaining elements of the fiduciary rule set to take effect in January 2018 to the Office of Management and Budget for review.
The final regulation and the accompanying exemptions are complex, and plan fiduciaries and the beneficial owners of IRAs are urged to consult with their own advisors regarding this development. The final regulation could have negative implications on our ability to raise capital from potential investors, including those investing through IRAs.
If you invest in our shares through a retirement plan or IRA, you may be limited in your ability to make distributions.
Potential retirement plan or IRA investors who intend to purchase our shares should consider the limited liquidity of an investment in our shares as it relates to the retirement plan's or IRA's ability to make distributions when they are due, including pursuant to the minimum distribution requirements under the Internal Revenue Code, if applicable. Our stock will be highly illiquid, and our share repurchase program only offers limited liquidity. Please see the section of this prospectus captioned “Share Repurchase Program” for additional information about our share repurchase program. If you require liquidity, you may generally sell your shares, but such sale may be at a price less than the price at which you initially purchased your shares of our common stock. If you fail to withdraw required minimum distributions from your plan or IRA as required, you may be subject to certain taxes and tax penalties.
Specific rules apply to foreign, governmental and church plans.
As a general rule, certain employee benefit plans, including foreign pension plans, governmental plans established or maintained in the United States (as defined in Section 3(32) of ERISA), and certain church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA and are not “benefit plan investors” within the meaning of the plan assets regulation. Any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code and, under certain circumstances in the case of church plans, Section 4975 of the Internal Revenue Code. Also, some foreign plans and governmental plans may be subject to foreign, state, or local laws which are, to a material extent, similar to the prohibited transaction rules in ERISA or the Internal Revenue Code. Each fiduciary of a plan subject to any such similar law should make its own determination as to the need for, and the availability of, any exemption relief.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus includes forward-looking statements that reflect our expectations and projections about our future results, performance, prospects and opportunities. We have attempted to identify these forward-looking statements by using words such as “may,” “will,” “expects,” “anticipates,” “believes,” “intends,” “should,” “estimates,” “could,” “would” or similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among other things, those discussed under the heading “Risk Factors.” We do not undertake publicly to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required to satisfy our obligations under federal securities law.

ESTIMATED USE OF PROCEEDS
The following table sets forth our best estimate of how we intend to use the gross and net proceeds from this Offering assuming that we sell specified numbers of shares pursuant to this Offering. The number of shares to be offered and the other terms of any offering under this prospectus, may vary from these assumptions. Shares in this Offering are being publicly offered on a best efforts basis at $10.200 per Class A share, $9.273 per Class I share and $9.766 per Class T share. The offering prices are based on the Estimated Per Share NAV as determined by our board of directors on September 28, 2017, and any applicable per share upfront selling commissions and dealer manager fees. In the event we update our Estimated Per Share NAV during the period of this Offering, we expect to adjust the offering prices per share accordingly.
The table below assumes that 20% of gross offering proceeds come from sales of Class A shares, 30% of gross offering proceeds come from the sale of Class I shares and 50% of gross offering proceeds come from the sale of Class T shares, based on an offering price of $10.200 per Class A share, $9.273 per Class I share and $9.766 per Class T share sold in this Offering. We have assumed what percentage of shares of each class will be sold based on discussions with the Dealer Manager and participating broker-dealers, but there can be no assurance as to how many shares of each class will be sold. The table also assumes that the full dealer manager fee and selling commissions are paid on all shares offered in this Offering to the public on a best efforts basis. The selling commissions and, in some cases, all or a portion of the dealer manager fees, may be reduced or eliminated in connection with certain categories of sales. The reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price but will not affect the amounts available to us for investments. After paying the selling commissions and dealer manager fees, and, in the case of Class T shares, distribution and servicing fees, we will use the net proceeds of the Offering to acquire investments and to pay the fees set forth in the table below. Because amounts in the following table are estimates, they may not accurately reflect the actual receipt or use of the offering proceeds. Further, the fees, compensation, income, expense reimbursements, interests and other payments described above, payable to our advisor, our dealer manager and their respective affiliates, may increase or decrease during or after this Offering.
If we encounter delays in the selection, acquisition or development of income-producing properties, we may pay some or all of our distributions from other sources, such as cash advances by our advisor, cash resulting from a waiver or deferral of fees, borrowings and/or proceeds from this Offering. We have not placed a cap on the amount of our distributions that may be paid from cash resulting from a waiver or deferral of fees, and/or proceeds from this Offering.
The following table sets forth information about how we intend to use the proceeds raised in this Offering, assuming that we sell $1,000,000,000 in shares, the maximum offering amount, in this Offering. We reserve the right to reallocate the shares we are offering between the different share classes. The number of shares of each class sold and the relative proportions in which the classes of shares are sold are uncertain and may differ significantly from what is shown in the tables below. Therefore, the figures set forth below cannot be precisely calculated at this time and will depend on a number of factors, including, but not limited to, any potential reallocation of shares among the different classes of shares. As a result, we cannot accurately predict the net proceeds we will realize from this Offering.
The following table is presented solely for informational purposes (amounts in thousands):

	Maximum Sale of $200,000,000 in Class A Shares in this Offering		Maximum Sale of $300,000,000 in Class I Shares in this Offering		Maximum Sale of $500,000,000 in Class T Shares in this Offering		Maximum Sale of $1,000,000,000 in Class A Shares, Class I Shares and Class T Shares in this Offering
	Amount	% of Proceeds	Amount	% of Proceeds	Amount	% of Proceeds	Amount	% of Proceeds
Gross Offering Proceeds	$200,000	100.00%	$300,000	100.00%	$500,000	100.00%	$1,000,000	100.00%
Less Offering Expenses:
Selling Commissions(1)(2)	14,000	7.00%	—	—%	15,000	3.00%	29,000	2.90%
Dealer Manager Fee(1)(2)	6,000	3.00%	6,000	2.00%	15,000	3.00%	27,000	2.70%
Advisor Funding of Dealer Manager Fee(3)	—	—%	(3,000)	(1.00)%	—	—%	(3,000)	(0.30)%
Organization and Offering Expense Reimbursement(4)	3,000	1.50%	4,500	1.50%	7,500	1.50%	15,000	1.50%
Net Proceeds Available for Investment(5)(6)	$177,000	88.50%	$292,500	97.50%	$462,500	92.50%	$932,000	93.20%
Acquisition:
Acquisition Fees(7)	$3,540	1.77%	$5,850	1.95%	$9,250	1.85%	$18,640	1.86%
Acquisition Expenses(8)	1,328	0.66%	2,194	0.73%	3,469	0.69%	6,991	0.70%
Working Capital Reserve(9)	159	0.08%	263	0.09%	416	0.08%	838	0.08%
Total Proceeds to be Invested in Properties(10)	$171,973	85.99%	$284,193	94.73%	$449,365	89.88%	$905,531	90.56%

(1)
This table excludes the distribution and servicing fees for Class T shares, which will be paid over time. With respect to Class T shares sold in this Offering, we will pay our dealer manager a distribution and servicing fee that accrues daily equal to 1/365th of 1.0% of the most recent Estimated Per Share NAV per Class T share on a continuous basis from year to year, payable out of amounts that otherwise would be distributed to holders of Class T shares. We will cease paying distribution and servicing fees with respect to all Class T shares sold in this Offering on the earliest to occur of the following: (i) a listing of the Class T shares on a national securities exchange, (ii) following the completion of this Offering, total underwriting compensation in this Offering equaling 10.0% of the gross proceeds from this Offering less the total amount of distribution and servicing fees waived by participating broker-dealers in this Offering, (iii) there are no longer any Class T shares outstanding, (iv) December 31, 2021, which is the fourth anniversary of the last day of the fiscal quarter in which the primary offering of our initial public offering is terminated, (v) with respect to a Class T share sold in this Offering, the date on which a participating broker-dealer receives (a) total underwriting compensation equal to 10% of the gross offering proceeds of such Class T share less (b) the amount of any waived distribution and servicing fees by such participating broker-dealer, or (vi) the date on which the holder of such Class T share or its agent notifies us or our agent that he or she is represented by a new participating broker-dealer; provided that we will continue paying the Class T distribution and servicing fee, which shall be re-allowed to the new participating broker-dealer, if the new participating broker-dealer enters into a participating broker-dealer agreement with our dealer manager or otherwise agrees to provide the services set forth in the dealer manager agreement. We cannot predict when this will occur.

(2)
The dealer manager, in its sole discretion, may reallow all or a portion of the selling commissions attributable to the shares sold by other broker-dealers participating in this Offering to them and may also reallow all or a portion of its dealer manager fee for reimbursement of marketing expenses. The maximum amount of reimbursement will be based on such factors as the number of shares sold by participating broker-dealers and the assistance of such participating broker-dealers in marketing the Offering. The maximum compensation payable to members of FINRA participating in this Offering will not exceed 10.0% of the aggregate gross offering proceeds from the sale of shares sold in the primary offering.

(3)
The dealer manager may receive up to 2.0% of the gross offering proceeds from the sale of Class I shares as a dealer manager fee, of which 1.0% will be funded by our advisor without reimbursement from us. The 1.0% of the dealer manager fee paid from offering proceeds will be waived in the event an investor purchases Class I shares through a registered investment adviser that is not affiliated with a broker dealer. In such event, the per share purchase price of the Class I shares would be $9.18. The dealer manager may reallow all or a portion of such dealer manager fee to participating broker-dealers.

(4)
Amount reflected is an estimate. Organization and offering expenses paid by us in connection with the organization and formation of our company and this Offering include legal, accounting and printing expenses, expenses associated with stockholder relations, escrow agent and transfer agent fees, fulfillment costs, blue sky, SEC and FINRA filing fees, expenses associated with advertising and sales literature prepared by us and detailed and itemized due diligence reimbursements. A portion of our organizational and offering expenses are anticipated to be used for accountable or non-accountable expense reimbursement of cumulative organization and offering expenses which will be deemed additional underwriting compensation pursuant to FINRA Rule 2310. We will not pay or reimburse any of the foregoing costs to the extent such payment would cause total underwriting compensation to exceed 10.0% of the gross proceeds of this Offering as of the termination of the Offering, as required by the rules of FINRA. We will reimburse the advisor and its affiliates for these costs and for future organization and offering expenses they may incur on our behalf, but only to the extent that the reimbursement would not cause the selling commissions, the dealer manager fee and the other organization and offering expenses borne by us to exceed 15.0% of gross offering proceeds as of the date of reimbursement.

(5)
Until required in connection with our targeted investments, substantially all of the net proceeds of the Offering and, thereafter, our working capital reserves, may be invested in short-term, highly liquid investments, including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors. The amount of investments that we are able to make will depend on several factors, including the amount of capital raised in this Offering, the extent to which proceeds from our distribution reinvestment plan are used to repurchase shares under our share repurchase program and whether we use offering proceeds to make distributions. We are not able to estimate the amount of investments we may make assuming the sale of any particular number of shares. However, in general we expect that the concentration risk of our portfolio of investments will be inversely related to the number of shares sold in this Offering. Before we substantially invest the net proceeds of this Offering, our distributions may exceed our funds from operations and may be paid from offering proceeds, borrowings and other sources, which would reduce the amount of offering proceeds available for investment, or require us to repay such borrowings, both of which could reduce your overall return.

(6)
We may incur capital expenses and acquisition expenses relating to our investments. At the time we make an investment, we will establish estimates of the capital needs of such investments through the anticipated hold period of the investments. We do not anticipate that we will establish a permanent reserve for expenses relating to our investment through the anticipated hold period of the investment. However, to the extent that we have insufficient funds for such purposes, we may establish reserves from gross offering proceeds, out of cash flow generated by our investments or out of the net cash proceeds received by us from any sale or payoff of our investments.

(7)
Acquisition fees are defined generally as fees and commissions paid by any party to any person in connection with identifying, reviewing, evaluating, investing in and purchasing of properties. Acquisition fees exclude acquisition expenses and any construction fee paid to a person who is not our affiliate in connection with construction of a project after our acquisition of a property. We will pay to our advisor acquisition fees of 2.0% of the contract purchase price of each property or asset we acquire (including our pro rata share of debt attributable to such property) and 2.0% of the amount advanced with respect to a mortgage loan or other real estate-related investment (including our pro rata share of debt attributable to such investment). If we raise the maximum amount of $1,000,000,000 in this Offering and our investments are 50% leveraged, the total acquisition and advisory fees payable will be approximately $37,280,000.

(8)
Acquisition expenses include, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, commissions to non-affiliated third parties, accounting fees and expenses, title insurance premiums and expenses and other miscellaneous expenses relating to the selection, evaluation and acquisition of real estate properties, including closing costs and non-refundable option payments, whether or not the property is acquired. For purposes of this table, we have assumed expenses of 0.75% of the purchase price of each property (including our pro rata share of debt attributable to such property) or other real estate-related investments; however, expenses on a particular acquisition or investment may be higher. Acquisitions fees and expenses for any particular property will not exceed 6.0% of the contract purchase price of each property (including our pro rata share of debt attributable to such property) or 6.0% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment) unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, approve fees and expenses in excess of these limits if they determine the transaction to be commercially competitive, fair and reasonable to us.

(9)
Working capital reserves will be maintained at the property level and are typically utilized for extraordinary expenses that are not covered by revenue generation of the property, such as tenant improvements, leasing commissions and major capital expenditures. Alternatively, a lender party may require its own formula for escrow of working capital reserves.

(10)
Includes amounts anticipated to be invested in properties net of fees and expenses. Subject to certain limitations, this amount may be used to fund distributions. See "Description of Securities — Distribution Policy and Distributions".

MARKET OVERVIEW
The leadership team of Carter Validus REIT Management Company II, LLC, our sponsor, has over 100 years of combined real estate experience and approximately 10 years of experience working together. We believe that our long standing relationships place us in a unique position to take advantage of the current and impending real estate investment opportunities.
Growth of the Healthcare Industry and Property Sector
We believe that the healthcare property sector is uniquely poised to enter an expansion phase based on an aging population, fundamental changes to the healthcare system, medical innovation and a near shut down in speculative medical office development in the past few years. According to the Centers for Medicare & Medicaid Services, healthcare spending accounted for 17.8% of the U.S. gross domestic product, or GDP, reaching $3.2 trillion in 2015 and is projected to grow at an average of 5.6% annually until 2025, when it is expected to account for nearly 20% of the GDP.
Demographics
The aging U.S. population, combined with emerging differences in the way generations process healthcare information, have been significant drivers in the nation’s healthcare industry. As the 65-and-older age segment increases by 20 million individuals over the next 10 years, we believe demand for healthcare services will rise. Patients in this 65+ age segment generate a disproportionate number of physician visits and medical procedures when compared to other age groups. Representing 15.2% of the population, patients 65 and over generate approximately 37% of all in-patient procedures, nearly half of all diagnostic treatments and tests, and more than one-third of all healthcare expenditures nationwide. 1

•
According to the U.S. Census Bureau, the population aged 65 and older is now the largest in terms of size and percent of the population, and is expected to increase by more than 60% between 2015 and 2030; and by 2060, one in four U.S. residents will be 65 years or older. [2]

With such a tremendous increase in the aging population, we believe that healthcare real estate space in all U.S. markets will be in demand for much of the foreseeable future.
Recent Performance and Projection of National Health Expenditures
According to Colliers International Colliers International 3, 2016 U.S. Healthcare Market Research & Forecast Report, the core business of healthcare is inherently driven by demand for patient care, providing a stable foundation to support investment in the sector. The population is steadily aging, with data from the U.S. Census Bureau estimating a spike in the population aged 65 and older translating into a sizable bump in revenue streams as demand increases for healthcare. The need for more facilities and services to manage the chronic illnesses of this aging population will be a major driver for growth in healthcare spending overall, and healthcare as a percentage of total GDP. According to the Centers for Medicaid and Medicare Services, or CMS: 4

•	National health spending is projected to grow at an average rate of 5.6% per year from 2016 to 2025, and 4.7% per year on a per capita basis;

[1]	US Census Bureau, https://www.census.gov/quickfacts/fact/table/US/PST045216, last visited Oct. 17, 2017.

[2]	US Census Bureau, https://www.census.gov/newsroom/facts-for-features/2017/cb17-ff08.html, last visited Oct. 17, 2017.

[3]	http://www.colliers.com/en-us/texas/houstonoccupieradvisorsteam/marketnews/ush2016/financialhealth, last visited Oct 17, 2017.

[4]
National health Expenditures Projections 2016-2025. CMS.gov. https://www.cms.gov/Research-Statistics-Data-and-Systems/Statistics-Trends-and-Reports/NationalHealthExpendData/Downloads/proj2016.pdf., last visited Oct 17, 2017.

•
Health spending is projected to grow 1.2 percentage points faster than GDP per year over the 2016 to 2025 period; as a result, the health share of GDP is expected to rise from 18% in 2015 to 20% by 2025; and

•
Health spending growth by federal and state & local governments is projected to outpace growth by private businesses, households, and other private payers over the projection period (5.9% compared to 5.4%, respectively) in part due to ongoing strong enrollment growth in Medicare by the baby boomer.

5
Employment Growth
Healthcare job growth has set record highs in the recent years. In 2015, healthcare jobs accounted for 18% of all occupations in the U.S. According to the U.S. Bureau of Labor Statistics (BLS), by 2024, the healthcare and social assistance major sector is expected to become the largest employing major sector, overtaking the state and local government major sector and the professional and business services major sector. 6

•	In 2016, healthcare created 394,000 new jobs, nearly 33,000 new jobs per month. Healthcare employs about 15.8 million people, according to BLS. [7]

•	Out of all non-farm jobs created in the first six months of 2016, healthcare jobs represented 23% of the growth. [8]
Employment of healthcare occupations is projected to grow much faster than the average for all occupations during 2014-2024, adding about 2.3 million new jobs. During this 10-year period, healthcare job growth will be over five times the average of the other 13 largest non-agriculture industries. 9

[5]
National health Expenditures Projections 2016-2025 available at https://www.cms.gov/Research-Statistics-Data-and-Systems/Statistics-Trends-and-Reports/NationalHealthExpendData/Downloads/proj2016.pdf, last visited Oct. 17, 2017.

[6]	Commins, John, Healthcare Job Growth Slows in 2017, http://www.healthleadersmedia.com/hr/healthcare-job-growth-slows-2017# Healthleadersmedia, May 8, 2017, last visited Oct. 17, 2017.

[7]	Commins, John, Healthcare Job Growth Slows in 2017, http://www.healthleadersmedia.com/hr/healthcare-job-growth-slows-2017# Healthleadersmedia, May 8, 2017, last visited Oct. 17, 2017.

[8]	Commins, John, Healthcare Job Growth Slows in 2017, http://www.healthleadersmedia.com/hr/healthcare-job-growth-slows-2017# Healthleadersmedia, May 8, 2017, last visited Oct. 17, 2017.

[9]	Commins, John, Healthcare Job Growth Slows in 2017, http://www.healthleadersmedia.com/hr/healthcare-job-growth-slows-2017# Healthleadersmedia, May 8, 2017, last visited Oct. 17, 2017.

10
Medical Innovation
We believe technology, innovation and research and development will play crucial roles in healthcare reform, providing yet another potential demand driver for medical space. The medical landscape is changing rapidly as new treatments, drugs and devices become available. We also believe that such change will result in increased spending on research, including investments in studies in the comparative effectiveness of drugs and treatment, thereby generating demand for research and development facilities and traditional medical office space. In addition, we believe these enhanced technologies will drive healthcare services that historically were provided in large, general hospitals to specialty out-patient and other dedicated specialty facilities that we believe are more efficiently designed.
Growth in Third-Party Ownership of Healthcare Real Estate
We believe that increased demand for newer, more convenient, technologically advanced and clinically efficient healthcare properties will cause existing and newly-formed medical service providers to modernize their facilities by renovating existing properties and building new facilities. Additionally, in order to operate profitably within a managed care environment, medical service providers are aggressively trying to increase patient populations, while maintaining lower overhead costs by building new healthcare facilities in areas of population and patient growth. Capital constraints aside, these medical service providers are likely to be less adept at managing and owning real estate and will tend to outsource these functions to third-parties. We further believe these trends encourage third-party ownership of existing and newly developed healthcare properties and will result in third-parties, including REITs, owning an increasing percentage of institutional-quality healthcare facilities.
Acquisition Strategy
Prior to acquiring a property, our experienced advisor staff will complete a comprehensive tenant, market and building analysis. In addition, we intend to utilize independent qualified third party firms to complete a review and evaluate the tenant, market and building. Our strong underwriting approach anticipates assembling a portfolio with high quality tenants with tenant and geographic diversification which is designed to achieve the highest possible value upon exit.

[10]	Commins, John, Healthcare Job Growth Slows in 2017, http://www.healthleadersmedia.com/hr/healthcare-job-growth-slows-2017# Healthleadersmedia, May 8, 2017, last visited Oct. 17, 2017.

With the combination of the portfolio aspects: long term net leases, high quality tenants and diversified base of assets, we believe our portfolio will be more attractive to potential buyers who will be willing to pay a higher purchase price due to the reduced risks associated with this diversified portfolio. We also believe our focus on acquiring mission critical properties in two high-growth industries maximizes our flexibility and our alternative exit options. This focus enables the opportunity to choose to list entire portfolio publicly, sell to one net lease buyer, to list by property type separately or to sell to two separate buyers - a healthcare investor and a data center investor. This strategy broadens our options as we assemble our portfolio of both healthcare and data center assets, ensuring the best execution for our stockholders.
We focus on the following facility types:

•
Inpatient rehabilitation facilities - Inpatient rehabilitation facilities are hospitals that provide inpatient rehabilitation services for patients recovering from injuries, organ transplants, amputations, cardiovascular surgery, strokes, and complex neurological, orthopedic, and other conditions. These hospitals are often the best medical alternative to traditional acute care hospitals, which receive reimbursement based upon diagnostic-related groups and thus are pressured to discharge patients to lower-cost, post-acute care settings after the patient becomes medically stable.

•
Long-term acute care hospitals - Long-term acute care hospitals are hospitals that focus on extended hospital care, generally at least 25 days, for the medically complex patient. Long-term acute care hospitals have arisen from a need to provide care to patients in acute care settings, including daily physician observation and treatment, before they are able to go home or into a rehabilitation hospital.

•
Acute care hospitals - Acute care hospitals are general medical and surgical hospitals providing both inpatient and outpatient medical services and are owned and/or operated either by a non-profit or for-profit hospital or hospital system. These facilities often act as feeder hospitals to dedicated specialty facilities.

•
Medical office buildings - Medical office buildings are buildings occupied by physician practices located near or adjacent to acute care hospitals or other facilities where healthcare services are rendered. Medical office buildings can be leased by physicians, physician practice groups, hospitals or hospital systems. We intend to target primarily those medical office buildings that have at least one creditworthy tenant.

•
Ambulatory surgery centers - Ambulatory surgery centers are freestanding facilities designed to allow patients to have surgery, spend a short time recovering at the center, then return home to complete their recovery. Ambulatory surgery centers offer a lower cost alternative to general acute care hospitals for many surgical procedures in an environment that is more convenient for both patients and physicians. Procedures commonly performed include those related to dermatology, ear, nose and throat/audiology, pain, ophthalmology, orthopedics and sports health, and urology.

•
Other dedicated specialty acute care hospitals - Other dedicated specialty acute care hospitals are medical and surgical hospitals dedicated to specialized services, such as orthopedic hospitals, cardiac hospitals, hospitals and psychiatric hospitals. These hospitals typically are located in urban and suburban areas, and offer their specialized services in a lower cost setting than in a general acute care hospital.

•
Integrated medical facilities - Integrated medical facilities are facilities containing multiple healthcare operators. These facilities typically contain a surgery center, diagnostic center and physician or physician clinic offices in a single building, and typically will have a hospital or hospital system operator as the single tenant/operator under a master lease.

•	Single-tenant/operator physician clinics - Single-tenant/operator physician clinics are freestanding physician clinics occupied by a single, creditworthy physician group.
We intend to acquire healthcare properties from healthcare operators and from developers. Once we acquire a property, we will either (i) lease the property back to the original operator or to a third-party operator pursuant to a long-term net lease that provides for annual rent increases and inflation protection, (ii) assume a lease with a third party operator from the developer from whom we have acquired the property, or (iii) lease the property, on an arm’s-length basis, to a taxable REIT subsidiary and contract with the operator to manage the healthcare operations at the property. If we lease certain of our properties to a taxable REIT subsidiary, we will be able to benefit from the growth in property-specific, after-tax cash flows generated by the operator engaged by our taxable REIT subsidiary and we will have more control over the operator’s performance. We seek to utilize our network of relationships with healthcare operators and third-party owners to source investments in properties with the following attributes:

•
Strong asset quality. We seek to acquire properties that are suitable for their intended use with a quality of construction that is capable of sustaining the property’s investment potential for the long-term, assuming funding of budgeted maintenance, repairs and capital improvements.

•
Favorable demographic trends. We seek to acquire properties in local or regional markets that have potential for stable and growing property level cash flow over the long-term. These determinations are based in part on an evaluation of local economic, demographic and regulatory factors affecting the property and any competitive influences thereto. For instance, we favor markets that indicate a growing population and employment base and will limit our investments in areas that have limited potential for growth.

•
Stable cash flow. We seek to acquire properties where the current and projected cash flow, including the potential for appreciation in value, would allow us to meet our overall investment objectives. We evaluate cash flow as well as expected growth and the potential for appreciation.

•
Strong lease coverage. For our leased properties, we seek to acquire properties where the tenants/operators’ operating profits comfortably support the ability to meet contractual rental obligations and to provide an adequate cushion to absorb decreases in the tenants/operators’ operating profits. We will apply the same discipline to properties we intend to lease to any taxable REIT subsidiary.

•
Predictable capital needs. We seek to acquire properties where the future expected capital needs can be reasonably projected and allow us to meet our objectives of growth in cash flow and preservation of capital.

Technology Industry and Data Center Property Sector
A data center is a structure utilized by a company to house and operate its computer operations, including hardware, software applications, communications and all support mechanicals (MEP) necessary to the company’s operation. These specialized facilities typically house technical equipment, such as servers, routers and switches in secure, highly improved and resilient environments that run 24 hours a day, 365 days a year. Data centers are utilized by major corporations in all types of industries.
Data centers are the cornerstone of our economy today, driving electronic and mobile commerce, social media, video traffic and the back office systems of virtually all bricks and mortar companies. 11We believe demand for quality built “scalable” data centers will increase due to:

•	An increase in the number of internet-connected devices per user, which will cause a growth in demand for bandwidth;

•	Growth in overall data production, including IP traffic, data transfer/storage, and cloud-based platforms;

•	Federal regulations surrounding data security, access and storage; and

•	The functional and economic obsolescence of existing data center facilities. [12]
Connected Devices, Data Production and Storage Growth
The growth of data production from a growing number of devices and network connections from all locations - and the storage and processing required to support this growth - has been fundamental drivers for the increase in demand for data centers. These trends are forecasted to continue as outlined by Cisco’s 2016 Visual Networking Index (VNI) Forecast. 13

[11]
VNI Complete Forecast Highlights, available at https://www.cisco.com/c/dam/m/en_us/solutions/service-provider/vni-forecast-highlights/pdf/North_America_2021_Forecast_Highlights.pdf, Cisco, July 1, 2016, last visited Oct. 17, 2017.

[12]
VNI Complete Forecast Highlights, available at https://www.cisco.com/c/dam/m/en_us/solutions/service-provider/vni-forecast-highlights/pdf/North_America_2021_Forecast_Highlights.pdf, Cisco, July 1, 2016, last visited Oct. 17, 2017.

[13]
VNI Complete Forecast Highlights, available at https://www.cisco.com/c/dam/m/en_us/solutions/service-provider/vni-forecast-highlights/pdf/North_America_2021_Forecast_Highlights.pdf, Cisco, July 1, 2016, last visited Oct. 17, 2017.

In North America:

•	Internet traffic will grow 2.9-fold from 2016 to 2021, a compound annual growth rate of 24%. This will be equivalent to 154x the volume of the entire North American Internet in 2005.

•	There will be 4.8 billion networked devices in 2021, up from 2.8 billion in 2016.

•
Each person will have 5 additional networked devices, for a total of 12.9 networked devices per capita in 2021 compared to 7.7 per capita in 2016. North America will have the largest regional share of wearables in the world in 2021.

•
The average Internet user will generate 180.1 Gigabytes of Internet traffic per month in 2021, up 165% from 67.9 Gigabytes per month in 2016, a CAGR of 22%. The average Internet household will generate 437.2 Gigabytes of Internet traffic per month in 2021.

•	Mobile data traffic will grow 4-fold from 2016 to 2021, a compound annual growth rate of 34%.

•	65% of mobile users consume more than 2 GB per month.
Globally:

•
There will be 4.6 billion total Internet users (58% of population) in 2021, up from 3.3 billion (44% of population) in 2016 and internet traffic will grow 3.2-fold from 2016 to 2021, a compound annual growth rate of 26%.

•	There will be 27.1 billion networked devices in 2021 (3.5 per capita) up from 17.1 billion (2.3 per capita) in 2016 and 43% of all networked devices will be mobile-connected in 2021.

•	IP traffic will grow 3-fold from 2016 to 2021, a compound annual growth rate of 24%.

•
Mobile data traffic grew 63 percent in 2016 and will grow 7-fold from 2016 to 2021, a compound annual growth rate of 46%. Mobile data traffic has grown 18-fold over the past 5 years and almost half a billion (429 million) mobile devices and connections were added in just 2016.

Data Center Demand Growth
Users appear to have an insatiable appetite for data and content which is expected to continue to grow. The increase in the usage of mobile devices as part of internet traffic and data transfer are creating an increased need of cloud storage, which is contributing to what is projected to be a huge surge in cloud traffic of up to a 30% compound annual growth rate, according to Cisco: 14
We believe that this increasing interest in the cloud by consumers and businesses results in a greater need for data center services and space. Overall data center workloads are expected to more than double (2.6-fold) from 2015 to 2020. Spending on public cloud Infrastructure as a Service hardware and software is forecast to reach $173B in 2026. 15

[14]
VNI Complete Forecast Highlights, available at https://www.cisco.com/c/dam/m/en_us/solutions/service-provider/vni-forecast-highlights/pdf/North_America_2021_Forecast_Highlights.pdf, Cisco, July 1, 2016, last visited Oct. 17, 2017.

[15]
Columbus, Louis, Roundup Of Cloud Computing Forecasts And Market Estimates, Mar. 13, 2016, Forbes, https://www.forbes.com/sites/louiscolumbus/2016/03/13/roundup-of-cloud-computing-forecasts-and-market-estimates-2016/#31dfd542187f, last visited Oct. 17, 2017.

# Public Cloud Spending ($Billions)

SAAS
PAAS
IAAS
80
60
40
20
0
2016
2017
2018
2019
2020

http://www.gartner.com/newsroom/id/3616417

16
Data Center Market
Although some enterprises continue to own and operate in-house datacenters, their growing use of colocation, private cloud (dedicated hosting), public cloud (IaaS) and other elements of outsourcing has boosted demand for multi-tenant data centers from both the enterprises themselves and those serving them. Many companies are realizing that managing their own data centers and their own servers is not a core competence and that they are much better off outsourcing and buying “computing power” instead of buying or maintaining servers and data center space.
This, combined with enterprises’ growing dependence on cloud services and the massive volumes of data expected to come from Internet-connected devices, will put pressure on the Internet’s current infrastructure. In many cases it will be less expensive, quicker and easier to put data and compute power in small data centers close to end users rather than sending large amounts of data over networks to centralized facilities. Some providers are already building out modest-sized datacenters in smaller cities to meet this need. However, this market is in its infancy and more demand for these sites will be generated over the next several years, as mobile content and the number of connected devices continue to grow.
According to 451 Research, Market Forecast: Multi-Tenant Datacenter Global Providers, December 2015, global multi-tenant data center revenue is expected to increase from $26,367,000,000 in 2015 to $41,627,000,000 in 2018 at a compound annual growth rate of 12.1% and the North American data center market represents roughly 44% of the global datacenter market. 17
Property Types
We will focus on acquiring net leased enterprise, colocation and wholesale data centers:

•
Enterprise data centers are private facilities used and owned by one company, which typically is a larger enterprise or technology company, that designs, builds, and operates the facility. As opposed to internet data centers that host a few applications for many users, enterprise data centers typically host many applications that serve a limited number of users and have specific requirements around security, uptime and availability.

16 Gartner Says Worldwide Public Cloud Services Market to Grow 18 percent in 2017, Feb. 22, 2017, Gartner, https://www.gartner.com/newsroom/id/3616417, last visited Oct. 17, 2017.
17 Data Center Outlook, Strong Demand, Smart Growth. JLL N.A. 2016, available at http://www.us.jll.com/united-states/en-us/Research/US-North-America-Data-Center-Outlook-2016-JLL.PDF, last visited Oct. 17, 2017.

•
Colocation data centers have equipment, space, and bandwidth available for rent to multiple retail customers. Colocation facilities provide space, power, cooling, and physical security for the server, storage, and networking equipment of other firms and connect them to a variety of telecommunications and network service providers at minimum cost and complexity.

•
Wholesale data centers are designed, supplied, built, or installed fully complete and ready to operate. They typically have data center space available for rent in larger capacities than a colocation model and have fewer customers, or may house build-to-suit space for a single tenant.

Regarding all property types, we will seek to utilize our network of relationships with operators and third-party real estate brokers to source investments in properties with the following attributes.

•
Strong asset quality. We seek to acquire properties that are suitable for their intended use with a quality of construction that is capable of sustaining the property’s investment potential for the long-term, assuming funding of budgeted maintenance, repairs and capital improvements. Data center properties are different from other types of real estate, as they need specific floor loads, clear heights, and large amounts of power as well as fiber connectivity from diverse providers.

•
Favorable demographic trends. We seek to acquire properties in local or regional markets that have potential for stable and growing property level cash flow over the long-term. These determinations are based in part on an evaluation of local economic, demographic and regulatory factors affecting the property and any competitive influences thereto. For instance, we favor markets that indicate a growing population and employment base and will limit our investments in areas that have limited potential for growth.

•
Stable cash flow. We seek to acquire properties where the current and projected cash flow, including the potential for appreciation in value, would allow us to meet our overall investment objectives. We evaluate cash flow as well as expected growth and the potential for appreciation.

•
Strong lease coverage. For our leased properties, we seek to acquire properties where the tenants/operators’ operating profits comfortably support the ability to meet contractual rental obligations and to provide an adequate cushion to absorb decreases in the tenants/operators’ operating profits. We will apply the same discipline to properties we intend to lease to any taxable REIT subsidiary.

•
Predictable capital needs. We seek to acquire properties where the future expected capital needs can be reasonably projected and allow us to meet our objectives of growth in cash flow and preservation of capital.

We expect the significant majority of our investments will continue to be in our targeted properties. However, while it is not a primary focus of our investment strategy, we may opportunistically invest in debt secured by healthcare and data center properties and other real estate-related investments that otherwise would meet our investment criteria.

MANAGEMENT
General
We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors is responsible for the overall management and control of our affairs. Our board of directors has retained Carter Validus Advisors II, LLC, our advisor, to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to our board of directors’ supervision. As described in greater detail under the section entitled “— The Advisor” below, our advisor will be responsible for making investment decisions subject, in most cases, to the approval of our board of directors.
As required by the NASAA REIT Guidelines, our charter was reviewed and ratified by our board of directors, including all of the independent directors.
Our charter provides that an “independent director,” is a person who is not and within the last two years has not been, directly or indirectly, associated with our sponsor or advisor by virtue of (i) ownership of an interest in our sponsor, our advisor or any of their affiliates; (ii) employment by our advisor, our sponsor or any of their affiliates, or by us or any of our affiliates; (iii) service as an officer of our sponsor, our advisor or any of their affiliates; (iv) performance of services for us; (v) service as a director or trustee, including as a member of our board of directors, of more than three REITs organized by our sponsor or advised by our advisor; or (vi) maintenance of a “material” business or professional relationship with the sponsor, the advisor or any of their affiliates. A business or professional relationship qualifies as “material” per se if the aggregate gross revenue derived by the director from our sponsor, our advisor and their affiliates exceeds 5% of either the director’s annual gross revenue, derived from all sources, during either of the last two years or the director’s net worth on a fair market value basis. An indirect association includes circumstances in which a spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law of the director is or has been associated with our sponsor, our advisor, any of their affiliates or us.
Our charter and bylaws provide that the number of our directors shall not be fewer than three, which number may be increased or decreased from time to time by a majority of our entire board of directors; provided, however, that the number of directors will not be fewer than three nor more than ten, each of whom (other than a director elected to fill the unexpired term of another director) is elected by our stockholders and serves a term of one year, until our next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Our directors may be reelected for an unlimited number of successive one-year terms. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director. We have a total of five directors, including at least three independent directors, each of whom is “independent” in accordance with the NASAA REIT Guidelines. Our charter provides that a majority of our directors must be independent directors except for a period of up to 60 days after the death, resignation or removal of an independent director. There are no family relationships among any of our directors or officers, or officers of our advisor. Each director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by us. In addition, at least one of our independent directors must have at least three years of relevant real estate experience, and at least one of our independent directors must be a financial expert with at least three years of relevant financial experience.
Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast generally in the election of directors, subject to the rights of any preferred stockholders to vote for such director. The notice of any special meeting called to remove a director will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed. Neither our advisor nor any member of our board of directors nor any of their affiliates may vote or consent on matters submitted to the stockholders regarding the removal of our advisor or any director or any of their affiliates or any transaction between us and any of them. In determining the requisite percentage in interest required to approve such a matter, any shares owned by such persons will not be included.
Any vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies. Independent directors shall nominate replacements for vacancies in the independent director positions. If at any time there are no directors in office, successor directors shall be elected by the stockholders. Each director will be bound by the charter and the bylaws.
Our directors are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties require. Our directors will meet quarterly or more frequently, if necessary. Consequently, in the exercise of their responsibilities, our directors heavily rely on our advisor. Our directors have a fiduciary duty to our stockholders to supervise the relationship between us and our advisor. Our board of directors is empowered to fix the compensation of all officers that it selects and approve the payment of compensation to directors for services rendered to us in any other capacity. During the discussion of a proposed transaction, independent directors may offer ideas for ways in which transactions may be structured to offer the greatest value to us, and our management will take these suggestions into consideration when structuring transactions.
Our board of directors has established written policies on investments and borrowing, the general terms of which are set forth in this prospectus. Our directors may establish further policies on investments and borrowings and monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interests of our stockholders.
In general, a majority of our independent directors are required to approve matters relating to minimum capital, duties of our directors, the advisory agreement, liability and indemnification of our directors, advisor and affiliates, advisor and affiliate fees, compensation and expenses, investment objectives and strategies, leverage and borrowing policies, meetings of stockholders, stockholders’ election of directors, and our distribution reinvestment plan.
Our independent directors are responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are reasonable in light of our investment performance, our net assets, our net income and the fees and expenses of other comparable unaffiliated REITs. Each determination and the basis therefor shall be set forth in the minutes of the meetings of our board of directors. In addition, a majority of our directors, including a majority of our independent directors, who are not otherwise interested in the transaction, are required to determine that any transaction with our advisor or its affiliates is fair and reasonable to us. Our independent directors also are responsible for reviewing the performance of our advisor and determining that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services to be performed and our investment performance and that the provisions of the advisory agreement are being carried out. This evaluation is based on the following factors as well as any other factors deemed relevant by the independent directors:

•	the amount of the fees paid to our advisor or its affiliates in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating appropriate investment opportunities;

•	rates charged to other REITs, especially REITs of similar structure, and other investors by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by our advisor;

•	the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by our advisor.
Neither our advisor nor any of its affiliates, nor any director of our advisor or its affiliates, may vote or consent to the voting of shares of our common stock they now own or hereafter acquire on matters submitted to the stockholders regarding either (1) the removal of such director or Carter Validus Advisors II, LLC as our advisor, or (2) any transaction between us and Carter Validus Advisors II, LLC, such director or any of their respective affiliates. In determining the requisite percentage in interest of shares necessary to approve a matter on which a director, our advisor or any of their respective affiliates may not vote or consent, any shares owned by such director, our advisor or any of their respective affiliates will not be included.
Committees of the Board of Directors
Our entire board of directors considers all major decisions concerning our business. However, our charter and bylaws provide that, subject to Maryland law, our board of directors may establish such committees as our board of directors believes appropriate. Our board of directors will appoint the members of the committee in our board of director’s discretion, provided a majority of the members of each committee of our board of directors must be comprised of independent directors.
Audit Committee
Our board of directors has established an audit committee, which must be comprised of a minimum of two individuals appointed by our board of directors, with one member appointed as a chairperson. The audit committee must consist entirely of independent members of our board of directors. The audit committee, by approval of at least a majority of the members, selects the independent registered public accounting firm to audit our annual financial statements, reviews with the independent registered public accounting firm the plans and results of the audit engagement, approves the audit and non-audit services provided by the independent registered public accounting firm, reviews the independence of the independent registered public accounting firm, considers the range of audit and non-audit fees charged by the independent registered public accounting firm and reviews the adequacy of our internal accounting controls. Jonathan Kuchin, one of our independent directors, is designated as the audit committee financial expert and currently serves as the chairperson of the audit committee. Each of our independent directors serve as members of the audit committee. Our board of directors has adopted a charter for the audit committee that sets forth its specific functions and responsibilities.
Executive Officers and Directors
We have provided below certain information about our executive officers and directors.

Name	Age	Position(s)
John E. Carter	57	Chairman of the Board and Chief Executive Officer
Robert M. Winslow	68	Director
Randall Greene	68	Independent Director
Jonathan Kuchin	66	Independent Director
Ronald Rayevich	74	Independent Director
Lisa A. Drummond	53	Chief Operating Officer and Secretary
Todd M. Sakow	45	Chief Financial Officer and Treasurer
Michael A. Seton	45	President
The information presented above is as of the date hereof.
John E. Carter has served as our Chief Executive Officer and Chairman of our board of directors since January 2013 and has served as Chief Executive Officer and Chairman of the board of directors of Carter Validus Mission Critical REIT, Inc. since December 2009. Mr. Carter also served as our President from January 2013 to March 2015 and served as President of Carter Validus Mission Critical REIT, Inc. from December 2009 to March 2015. He also has served as Co-Chief Executive Officer since August 2015, a member of the Investment Committee of Carter Validus Advisors II, LLC and Chief Executive Officer of Carter Validus Real Estate Management Services II, LLC since January 2013 and Co-Chief Executive Officer of our sponsor, Carter Validus REIT Management Company II, LLC, since July 2015. Mr. Carter also served as the Chief Executive Officer of Carter Validus REIT Management Company II, LLC from January 2013 to July 2015. Mr. Carter also served as Chief Executive Officer of Carter Validus Advisors II, LLC from January 2013 to August 2015. He has also served as Co-Chief Executive Officer of Carter/Validus Advisors, LLC since August 2015, a member of the Investment Management Committee of Carter/Validus Advisors, LLC and Chief Executive Officer of Carter Validus Real Estate Management Services, LLC since December 2009 and Co-Chief Executive officer of Carter/Validus REIT Investment Management Company since July 2015. Mr. Carter also served on the Board of Managers for Validus/Strategic Capital Partners, LLC (now Strategic Capital Management Holdings, LLC) from November 2010 to August 2014. Mr. Carter has more than 33 years of real estate experience in all aspects of leasing, asset management, acquisitions, finance, investment and corporate advisory services. Mr. Carter served as Vice Chairman and a principal of Carter & Associates, L.L.C., or Carter & Associates, one of the principals of our sponsor, from January 2000 to June 2016. Mr. Carter has served in such capacities since he merged his company, Newport Partners, LLC, or Newport Partners, to Carter & Associates in January 2000. Mr. Carter founded Newport Partners in November 1989 and grew the company into a full-service real estate firm with approximately 63 associates throughout Florida. Prior to November 1989, Mr. Carter worked for two years at Trammel Crow Company. In the early 1980s, he spent five years at Citicorp where he focused primarily on tax shelter, Industrial Revenue Bonds (IRBs) and other real estate financing transactions. He also was a founding board member of GulfShore Bank, a community bank located in Tampa, Florida, serving on the Board from August 2007 until April 2017. Mr. Carter obtained a Bachelor’s degree in Economics with a minor in Mathematics from St. Lawrence University in Canton, New York in 1982 and a Masters in Business Administration from Harvard University in Cambridge, Massachusetts in 1989. Mr. Carter was selected to serve as a director because he is the Company’s Chief Executive Officer and has significant real estate experience in various areas. He has expansive knowledge of the real estate industry and has relationships with chief executives and other senior management at numerous real estate companies. Mr. Carter brings a unique and valuable perspective to our board of directors.
Robert M. Winslow has been a director since July 2016. Mr. Winslow has served as the Executive Vice President of Construction, Development and Special Projects since May 2015 and a member of the Investment Committee of Carter Validus Advisors II, LLC since January 2013. Mr. Winslow also served as the Executive Vice President of Asset Management of Carter Validus Advisors II, LLC from January 2013 to May 2015. He has also served as Executive Vice President of Construction, Development and Special Projects since May 2015 and a member of the Management Committee and Investment Committee of Carter/Validus Advisors, LLC since December 2009. Mr. Winslow also served as the Executive Vice President of Asset Management of Carter/Validus Advisors, LLC from December 2009 to May 2015. He has more than 35 years of real estate experience throughout the United States. Mr. Winslow has packaged and managed more than 50 commercial investments in hotels, offices, shopping centers and industrial properties with a value exceeding $300 million. He has served as President and Chief Executive Officer of Global Building and Consulting Corporation, a multi-service residential and commercial investment company specializing in performance-oriented management of real estate assets since 1996. From 1987 to 1989, Mr. Winslow structured a joint venture with Prentiss Properties to serve as the Florida Development Manager for proposed office projects for tenants including, among others, AT&T and Loral Federal Systems. In July 1980, Mr. Winslow founded and served as managing General Partner of Global Properties, LTD through 1985. Global Properties, LTD was a full service real estate brokerage firm that grew to 120 sales associates, and was the first firm with whom Merrill Lynch Realty signed a Letter of Intent to purchase when it entered the Orlando market. Prior to founding Global Properties, LTD in 1980, Mr. Winslow served as Vice President of Winter Park Land Company, an old line private real estate holding company where he reversed two unprofitable divisions and created compatible new construction and real estate brokerage strategies. Mr. Winslow obtained a Bachelor of Arts from Rollins College in Business Administration/Economics in 1971 and an MBA in International Finance from the Roy E. Crummer Graduate School of Business at Rollins College in Winter Park, Florida in 1973. Mr. Winslow was selected to serve as a director because of his significant real estate experience and his expansive knowledge in real estate industries.
Randall Greene has been an independent director since April 2014. Mr. Greene has also served as a director of Carter Validus Mission Critical REIT, Inc. since March 2011. He has 40 years of experience in real estate management, mortgage banking, construction and property development. Mr. Greene served as Vice President of Charter Mortgage Co. and as President of its subsidiary, St. John’s Management Company, from 1975 to 1977, in which he managed more than 3500 multifamily units and 300,000 square feet of commercial and retail space throughout Florida. He also was President and Chief Executive Officer of Coastland Corporation of Florida (formerly Nasdaq: CLFL), a community developer in Florida, from 1976 to 1986, in which he supervised the development of more than 2000 acres of residential and commercial properties, the construction of more than 500 homes and a number of commercial and retail developments. From 1986 to 1993, Mr. Greene was the President and a director of Beggins/Greene, Inc., which was the principal developer of Symphony Isles, a waterfront community in Apollo Beach, Florida. From 1992 to 1995, Mr. Greene was a consultant for Eastbrokers, A.B., in which he consulted on the acquisition of hotels and commercial properties throughout Eastern Europe.
Mr. Greene currently serves as the Managing Partner and a director for Greene Capital Partners, LLC, an investment and advisory firm, and has been in this position since 1999, as well as President and a Director of ITR Capital Management, LLC, an investment management firm, since September 2009. Mr. Greene served as the Chief Operating Officer of the Florida Department of Environmental Protection from September 2011 through March 2015. Mr. Greene has also been an executive coach for more than 50 Tampa-area CEOs through Vistage Florida, since November 2004, and currently coaches 20 CEOs.
Mr. Greene was a member of the Florida Chapter of the Young Presidents’ Organization from 1980-1999 and served as Florida Chapter Chairman in 1995. He is a member of the World Presidents’ Organization, Tampa Young Presidents’ Organization Forum III, Association for Corporate Growth, Leadership Tampa Alumni, and the Financial Planning Association. Mr. Greene is also a Certified Financial Planner. He has been honored as an Outstanding Young Man of America, as an Alumnus of the Year by Phi Kappa Tau Fraternity and is a member of Florida Blue Key. Mr. Greene obtained a Bachelor’s degree, with distinction, from Eckerd College in St. Petersburg, Florida in 1986 and a Masters in Business Administration from The Wharton School, University of Pennsylvania in Philadelphia, Pennsylvania in 1988.
Mr. Greene was selected to serve as a director due to his knowledge of the real estate and mortgage banking industries and his previous service as the President and Chief Executive Officer of a public company that was a community developer. Mr. Greene’s experience assists the company in managing and operating as a public company in the real estate industry.
Jonathan Kuchin has been an independent director since April 2014. Mr. Kuchin has also been serving as a director of Carter Validus Mission Critical REIT, Inc. since March 2011. Mr. Kuchin, a certified public accountant, has more than 29 years of experience in public accounting, focusing on public companies and their financial and tax issues, including initial public offerings, public financings, mergers and acquisitions, compensation issues (i.e., options, warrants, phantom stock, restricted stock), and implementation and compliance with the Sarbanes-Oxley Act of 2002, or SOX. On June 30, 2010, Mr. Kuchin retired as a tax partner from PricewaterhouseCoopers, or PwC. At retirement, he was a real estate tax partner in the New York City office, where he focused on public and private REIT clients and on SEC reporting aspects of public REITs, including accounting for income taxes and uncertainty of income taxes as well as compliance with SOX. He served in that capacity from June 2006 until his retirement date. From September 2004 to June 2006, Mr. Kuchin was a tax service partner for large corporations at PwC in the New York City office, where he focused on PwC audit clients and their issues relating to accounting for income taxes, compliance with SOX, deferred tax studies, first SEC filings and conversion to GAAP. Prior to June 2006, Mr. Kuchin served as the tax partner in charge of the PwC Seattle office and focused his practice on large public companies and the issues related to SEC filings, accounting for income taxes, SOX, and all other tax issues for public companies. In addition to his client responsibilities in Seattle, he managed the tax practice of 85 tax professionals including partners specializing in international tax, state and local tax, financial service tax and private companies. From October 1988 to July 1997, when he was admitted to the Coopers and Lybrand partnership, Mr. Kuchin held various positions with Coopers & Lybrand. Mr. Kuchin obtained a Bachelor’s degree in Business Economics from the University of California, Santa Barbara in March of 1981. Mr. Kuchin was selected to serve as an independent director because of his significant real estate experience and his expansive knowledge in the public accounting and real estate industries.
Ronald Rayevich has been active in residential and commercial real estate and investment management since 1965. In 1995 following an early retirement, Ron formed Raymar Associates, Inc., and since that time has been active as a real estate consultant. Recent clients include the Carlyle Realty, L.P., a Washington, DC based real estate investment arm of the Carlyle Group from 1996 to 2011, where he served as an advisor and Independent Director for special purpose entities. Current clients are Advance Realty, a New Jersey based real estate investment and development company (1995 through 2012 and 2015 to date), where he serves as a member of its Advisory Board. Since 2010, Ron has been and Independent Board Member of Carter Validus Mission Critical REIT, a $2.5 billion data center and healthcare properties non-traded, SEC registered, real estate investment trust. In 2014 Ron joined the board of Carter Validus MC REIT II, a second REIT organized to raise and deploy $2.2 billion in data center and healthcare properties.
Ron Rayevich spent most of his career with Prudential Insurance Company (now Prudential Financial) (1965 to 1979 and from 1985 to the end of 1994), last servicing as President and COO of The Prudential Realty Group with responsibility for the management of the insurance company’s then $6.5 billion commercial real estate portfolio. From 1982 to 1985, Ron was Managing Director, Investment Banking with Prudential-Bache Securities (now Wells Fargo Advisors). And from 1979 to 1982, he served as Vice President for Investments at Columbia University with management responsibility for the university’s entire endowment.
Ron Rayevich holds a BA in History from The Citadel (1964) and an MBA in Finance from Florida State University (1971). In 1997 he served as National President (now-Chairman) of NAIOP, the Commercial Real Estate Development Association. As a Director Emeritus of this 17,000-member commercial real estate association, he was the founder of its National Forums program and founding Chairman and Governor of the NAIOP Research Foundation, where he continues to be active as Chair of its Audit and Investment Committees. Since 1991 he has been a Full Member of the Urban Land Institute. He has served for 12 years (2003 - 2015) as a member of The Citadel Trust, which manages a $90 million portion of The Citadel’s endowment and was elected its Chairman for the maximum term of six years. Ron is active in Rotary International through its Rotary Club of Sarasota; The Salvation Army where he serves on the Sarasota Area Command Advisory Board; and the Church of the Redeemer in Sarasota, Florida, where he serves on its Finance and Building Committees.
Lisa A. Drummond has served as our Chief Operating Officer and Secretary as well as Chief Operating Officer and Secretary of Carter Validus Advisors II, LLC since January 2013. She has also served as Secretary of Carter Validus Mission Critical REIT, Inc. and Chief Operating Officer and Secretary of Carter/Validus Advisors, LLC since December 2009. Ms. Drummond has more than 28 years of real estate experience involving real estate accounting, asset management, property management and financial analysis. Ms. Drummond joined Carter & Associates in January 2000 as a Vice President in its Transaction Services Group, as part of the merger of Newport Partners LLC and Carter & Associates. In such capacity, Ms. Drummond’s responsibility and focus was on all aspects of asset management, financial analysis, and acquisition and financing, including overseeing the due diligence work and support for acquisition and disposition transactions. From December 2003 to December 2010, Ms. Drummond was actively involved in the acquisition and financing process of over $3.5 billion in real estate transactions. Prior to the merger with Carter & Associates, Ms. Drummond was with Newport Partners LLC since July 1996, serving as its Controller. Prior to joining Newport Partners LLC in July 1996, Ms. Drummond worked with JPI Multifamily for two years and Anterra Realty Corporation for five years, both of which are located in Dallas, Texas. Ms. Drummond obtained a Bachelor’s degree in Accountancy from the University of Missouri in Columbia, Missouri in 1985.
Todd M. Sakow is our Chief Financial Officer and Treasurer and Chief Financial Officer and Treasurer of Carter Validus Advisors II, LLC. He has also served as Chief Financial Officer and Treasurer of Carter Validus Mission Critical REIT, Inc. and of Carter/Validus Advisors, LLC since August 2010. Mr. Sakow has more than 15 years of real estate and tax experience in the REIT industry and is a Certified Public Accountant. From January 2002 until July 2010, Mr. Sakow worked for American Land Lease, Inc. (formerly NYSE: ANL). From January 2006 through July 2010, he served as its Vice President of Finance, from April 2003 through January 2010, he served as Tax Director and from January 2002 through January 2006, he served as Assistant Corporate Controller. Mr. Sakow’s responsibilities included SEC reporting, REIT tax compliance, and treasury management functions. Prior to joining American Land Lease, Inc., Mr. Sakow was a senior auditor at Ernst & Young, LLP from June 1999 through January 2002. Mr. Sakow received a B.S. in Accounting and a Masters in Accounting from the University of Florida, in 1997 and 1999, respectively. Mr. Sakow has been a board member of the Friends of Joshua House since 2014.
Michael A. Seton has served as our President and also the President of Carter Validus Mission Critical REIT, Inc. since March 2015. He also has served as Co-Chief Executive Officer since August 2015 and the President and a member of the Investment Committee of Carter Validus Advisors II, LLC, the President of our sponsor, Carter Validus REIT Management Company II, LLC, since January 2013 and the Co-Chief Executive Officer of Carter Validus REIT Management Company II, LLC since July 2015. He has also served as the Co-Chief Executive Officer of Carter/Validus Advisors, LLC since August

2015, the President of Carter/Validus Advisors, LLC and the President of Carter/Validus REIT Investment Management Company, LLC since December 2009 and Co-Chief Executive Officer of Carter/Validus REIT Investment Management Company since July 2015. Mr. Seton has more than 20 years of real estate investment and finance experience. From December 1996 until June 2009, Mr. Seton worked for Eurohypo AG (including its predecessor organizations) in New York, New York. At Eurohypo AG, Mr. Seton was a Managing Director and Division Head in the Originations Group, leading a team of 12 professionals in the origination, structuring, documenting, closing and syndication of real estate financings for private developers and owners, REITs, and real estate operating companies. Real estate finance transactions in which Mr. Seton was involved included both on and off-balance sheet executions, including senior debt and mezzanine financings. Mr. Seton has been directly involved in over $35 billion in acquisitions and financings during his real estate career. Mr. Seton obtained a Bachelor of Science in Economics from Vanderbilt University in Nashville, Tennessee in 1994.
Compensation of Directors
We pay each of our independent directors a retainer of $40,000 per year (the chairperson of the audit committee will receive an additional retainer of $7,500 per year), plus $2,000 for each board of directors or board committee meeting the director attends in person ($2,500 for attendance by the chairperson of the audit committee at each meeting of the audit committee) and $500 for each meeting the director attends by telephone. If there is a meeting of our board of directors and one or more of its committees in a single day, the fees will be limited to $2,500 per day ($3,000 for the chairperson of the audit committee if there is a meeting of such committee). All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors and for attending conferences on our behalf or that will benefit the REIT. If a director also is an employee of our advisor or its affiliates or otherwise not an “independent director,” we do not pay compensation for services rendered as a director.
Restricted Share Plan
Our board of directors has adopted the Carter Validus Mission Critical REIT II, Inc. 2014 Restricted Share Plan, pursuant to which we have the authority and power to grant restricted or deferred stock awards to eligible persons in order to:

•	furnish incentives to individuals chosen to receive restricted shares because they are considered capable of improving our operations and increasing profits;

•	encourage selected persons to accept or continue employment with our advisor and its affiliates; and

•	increase the interest of our employees, officers and directors in our welfare through their participation in the growth in the value of our common stock.
Our incentive restricted share plan provides us with the ability to grant awards of restricted shares to our directors, officers and employees (if we ever have employees), employees of our advisor and its affiliates, employees of entities that provide services to us, directors of our advisor or of entities that provide services to us, certain of our consultants and certain consultants to our advisor and its affiliates or to entities that provide services to us. Our board of directors authorized 300,000 shares of our Class A common stock for issuance under the incentive restricted share plan on a fully diluted basis at any time.
Restricted share awards granted under the restricted share plan entitle the recipient to common stock from us under terms that provide for vesting over a specified period of time or upon attainment of pre-established performance objectives. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or other relationship with us. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive cash dividends prior to the time that the restrictions on the restricted shares have lapsed. Any dividends payable in common stock shall be subject to the same restrictions as the underlying restricted shares.
Pursuant to the restricted share plan, we granted 3,000 restricted shares of Class A common stock to each of our independent directors in connection with each independent directors initial election or appointment to the board of directors at the time we satisfied the minimum offering requirement and broke escrow in our initial public offering. The restricted share plan also provides for an annual grant of 3,000 restricted shares of Class A common stock to each of our independent directors in connection with such independent director’s subsequent re-election to our board of directors, provided, such independent director is an independent director of our company during such annual period. Restricted stock issued to our independent directors will vest over a four-year period following the first anniversary of the date of grant in increments of 25% per annum.
Compliance with the American Jobs Creation Act
As part of our strategy for compensating our independent directors, we intend to continue to issue restricted share awards under our incentive restricted share plan, which is described above. This method of compensating individuals may possibly be considered to be a “nonqualified deferred compensation plan” under Section 409A of the Internal Revenue Code.

Under Section 409A, “nonqualified deferred compensation plans” must meet certain requirements regarding the timing of distributions or payments and the timing of agreements or elections to defer payments, and must also prohibit any possibility of acceleration of distributions or payments, as well as certain other requirements. The guidance under Section 409A of the Internal Revenue Code provides that there is no deferral of compensation merely because the value of property (received in connection with the performance of services) is not includible in income by reason of the property being substantially nonvested (as defined in Section 83 of the Internal Revenue Code). Accordingly, it is intended that the restricted share awards will not be considered “nonqualified deferred compensation.”
If Section 409A applies to any of the awards issued under either plan described above, or if Section 409A applies to any other arrangement or agreement that we may make, and if such award, arrangement or agreement does not meet the timing and other requirements of Section 409A, then (i) all amounts deferred for all taxable years under the award, arrangement or agreement would be currently includible in the gross income of the recipient of such award or of such deferred amount to the extent not subject to a substantial risk of forfeiture and not previously included in the gross income of the recipient, (ii) interest at the underpayment rate plus 1% would be imposed on the underpayments that would have occurred had the compensation been includible in income when first deferred (or, if later, when not subject to a substantial risk of forfeiture) would be imposed upon the recipient and (iii) a 20% additional tax would be imposed on the recipient with respect to the amounts required to be included in the recipient’s income. Furthermore, if the affected individual is our employee, we would be required to withhold U.S. federal income taxes on the amount deferred but includible in income due to Section 409A, although there may be no funds currently being paid to the individual from which we could withhold such taxes. We would also be required to report on an appropriate form (W-2 or 1099) amounts which are deferred, whether or not they meet the requirements of Section 409A, and if we fail to do so, penalties could apply.
We do not intend to issue any award, or enter into any agreement or arrangement that would be considered a “nonqualified deferred compensation plan” under Section 409A, unless such award, agreement or arrangement complies with the timing and other requirements of Section 409A. It is our current belief, based upon the statute, the regulations issued under Section 409A and legislative history, that the restricted share awards we currently intend to grant will not be subject to taxation under Section 409A because such restricted share awards will not be considered a “nonqualified deferred compensation plan.” Nonetheless, there can be no assurances that any restricted share awards that we grant will not be affected by Section 409A, or that any such restricted share awards will not be subject to income taxation under Section 409A.
Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents
We are permitted to limit the liability of our directors and officers to us and our stockholders for monetary damages and to indemnify and advance expenses to our directors, officers and other agents, only to the extent permitted by Maryland law and the NASAA REIT Guidelines.
Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to our stockholders and us for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and that is material to the cause of action.
The Maryland General Corporation Law requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.
A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. The Maryland General Corporation Law permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Our charter limits, subject to Maryland law and certain provisions in our charter, directors’ and officers’ liability to us and our stockholders for money damages, requires us to indemnify and advance expenses in advance of final disposition of a proceeding to our directors, our officers, our advisor and any of our advisors’ affiliates and will permit us, with approval of our board of directors or a committee of the board of directors to provide such indemnification and advancement of expenses to our employees and agents. This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances.
However, as required by the NASAA REIT Guidelines, our charter further limits our ability to indemnify our directors, our advisor and its affiliates for losses or liability suffered by them and to hold them harmless for losses or liability suffered by us by requiring that all of the following additional conditions are met:

•	the person seeking indemnification has determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;

•	the person seeking indemnification was acting on our behalf or performing services for us; and

•
the liability or loss was not the result of negligence or misconduct on the part of the person seeking indemnification, except that if the person seeking indemnification is or was an independent director, the liability or loss was not the result of gross negligence or willful misconduct.

In any such case, the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the assets of our stockholders.
In addition, we will not indemnify any director, our advisor or any of its affiliates for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the particular person seeking indemnification;

•	the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•
a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and the published position of any state securities regulatory authority of a jurisdiction in which our securities were offered or sold as to indemnification for securities law violations.

We have agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement. As a result, our stockholders and we may be entitled to a more limited right of action than they and we would otherwise have if these indemnification rights were not included in the advisory agreement.
The general effect to investors of any arrangement under which we agree to insure or indemnify any persons against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or indemnification payments in excess of amounts covered by insurance. In addition, indemnification could reduce the legal remedies available to our stockholders and us against the officers and directors.
Finally, our charter provides that we may pay or reimburse reasonable legal expenses and other costs incurred by a director, our advisor or any of its affiliates in advance of final disposition of a proceeding only if all of the following conditions are satisfied:

•	the proceeding relates to acts or omissions relating to the performance of duties or services for us or on our behalf by the person seeking indemnification;

•
the proceeding is initiated by a third party who is not a stockholder, or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves advancement;

•	the person seeking indemnification provides us with a written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and

•
the person seeking indemnification undertakes in writing to repay us the advanced funds, together with interest at the applicable legal rate of interest, if the person seeking indemnification is found not to have complied with the requisite standard of conduct.

On September 30, 2016, we entered into an indemnification agreement with each of our current directors and executive officers, each referred to herein as an Indemnitee. Each indemnification agreement obligates us to indemnify the respective Indemnitee to the maximum extent permitted by Maryland law against all judgments, penalties, fines and amounts paid in settlement and all expenses actually and reasonably incurred by the Indemnitee or on his or her respective behalf in connection with a proceeding. Each Indemnitee is not entitled to indemnification if it is established that one of the exceptions to indemnification under Maryland law, as set forth in each indemnification agreement, exists.
In addition, each indemnification agreement requires us to advance reasonable expenses incurred by or on behalf of the respective Indemnitee within ten days of our receipt of a statement from the Indemnitee requesting the advance. Each indemnification agreement also provides for procedures for the determination of entitlement to indemnification.
The Advisor
Our advisor is Carter Validus Advisors II, LLC. Our officers and one other director also are officers, key personnel and/or members of our advisor. Our advisor has contractual responsibility to us and our stockholders pursuant to the advisory agreement. Our advisor is indirectly majority-owned and controlled by Messrs. Carter and Garcia, Jr.
The officers and key personnel of our advisor are as follows:

Name	Age	Position(s)
John E. Carter	57	Co-Chief Executive Officer and Member of Investment Committee
Michael A. Seton	45	Co-Chief Executive Officer, President and Member of Investment Committee
Lisa A. Drummond	53	Chief Operating Officer and Secretary
Todd M. Sakow	45	Chief Financial Officer and Treasurer
Alex Stacy	41	Chief Acquisitions Officer, Healthcare
Robert M. Winslow	68	Executive Vice President of Construction, Development and Special Projects and Member of Investment Committee
James MacQueen	55	Senior Vice President of Asset Management
Kay C. Neely	41	Senior Vice President of Accounting
Jamie Yoakum	46	Senior Vice President of Accounting
Mario Garcia, Jr.	47	Member of Investment Committee
Robert Peterson	65	Member of Investment Committee
Mark Levey	55	Member of Investment Committee
The backgrounds of John E. Carter, Michael A. Seton, Lisa A. Drummond, Todd M. Sakow and Robert M. Winslow are described in the “Management — Executive Officers and Directors” section of this prospectus.
Mario Garcia, Jr. currently serves, since February 2014, as a member of the Investment Committee of Carter Validus Advisors II, LLC. Mr. Garcia, Jr. has been a director of Carter Validus Mission Critical REIT, Inc. since November 2010. Mr. Garcia, Jr. has been a member of the Investment Management Committee of Carter Validus Advisor, LLC since November 2010. Mr. Garcia, Jr. has over 15 years of real estate experience. Mr. Garcia, Jr. helped found the sponsor of the Company and Carter Validus Mission Critical REIT, Inc. He helped found and served on the Board of Managers of Validus/Strategic Capital Partners, LLC (now known as Strategic Capital Management Holdings, LLC) from November 2010 to August 2014 and has served on the Board of Managers of Validus/Strategic Capital, LLC since December 2015.
In 2004, Mr. Garcia, Jr., as CEO and Managing Partner, formed Validus Group Partners, Ltd. (“Validus Group”), an investment firm based in Tampa, Florida that develops, owns and manages real estate and real estate related businesses. Validus Group is one of the principals of our sponsor. Mr. Garcia, Jr. served as the founding chairman of GulfShore Bank, a Tampa Bay area community bank focused on serving small to medium sized companies that he helped start in 2007, from August 2007 through April 2017. He served as a board member at both the Bank and the Bank’s holding company from August 2007 through April 2017. In 2013, Mr. Garcia, Jr. helped found Validus Senior Living, a senior lifestyle company that owns and operates senior living communities. Validus Senior Living also provides property development, acquisition and management expertise. Mr. Garcia, Jr. also has been since 1995 the Chairman and Founder of Electrostim Medical Services, Inc. (“EMSI”), a national medical device company which he established in 1995 as a start-up business.
Mr. Garcia, Jr. has been a board member of the Boys & Girls Club of Tampa Bay since March 2017. He has served as a founding board member of the Neurostimulation Device Alliance Board since February 2012. Mr. Garcia, Jr. is a member of Vistage International, a networking group of Chief Executive Officers managing business throughout the world. Mr. Garcia, Jr. and his businesses support Metropolitan Ministries, the American Cancer Society, the Cattle Baron’s Ball and a variety of other charitable foundations.

Robert Peterson is a member of the Investment Committee of Carter Validus Advisors, LLC and Carter Validus Advisors II, LLC. He is a co-founder of Carter Validus, LLC, where he has served on the Management Committee since 2010. Mr. Peterson has more than 38 years of commercial real estate industry experience. Mr. Peterson joined Carter in May 2001 as a principal owner and executive vice president, assuming the role of chairman and CEO by December 2002. He has led Carter’s transformation from a full-service commercial real estate firm into a highly-focused real estate investment, development, and advisory firm. Prior to joining Carter, Bob was managing director of CarrAmerica Realty Company (NYSE: CRE) and president of CarrAmerica Development Inc. from 1996 through 1999. He also served as CEO of Peterson Properties, a full-service commercial real estate company, which he founded in 1979 and sold to CarrAmerica in October 1996. Peterson Properties developed over 30 office and industrial projects totaling four million square feet, and handled more than $1 billion in investment transactions over a 17-year period. Mr. Peterson obtained a Bachelor of Science from the University of North Carolina in Chapel Hill, North Carolina in 1974.
Mark Levey is a member of the Investment Committee of Carter Validus Advisors II, LLC. Mr. Levey manages over $30 million in real estate assets in retail, office, residential and raw land. Additionally, Mr. Levey is a pioneer in the field of cloud based computing. In 1999 he co-founded Investment Cafe and, by leveraging the growing use of Data Centers, he grew Investment Cafe into one of the largest cloud-based providers to private equity firms. In October 2012, Mr. Levey successfully engineered the sale of Investment Cafe. Prior to 1999, Mr. Levey founded Accelerated Computer Technologies and built an enterprise-level software company that supplied technology to some fortune 500 companies. Mr. Levey ran Accelerated Computer Technologies from 1986 to 1999. In addition to his technology accomplishments, Mr. Levey is still active in many companies including Grape A Day Distribution, which he co-founded in January 2016, Carbon Craft, which he co-founded in July 2010, and Gulfshore Bank. Grape A Day is a growing beverage distributor, Carbon Craft is a manufacturer of yacht tenders and Gulfshore Bank is a local Tampa Bay community bank. Mr. Levey has served as a director of Gulfshore Bank since 2007. Mr. Levey and his companies support Pediatric Cancer Foundation and Juvenile Diabetes. Mr. Levey obtained a Bachelor’s degree in computer science from The State University of New York at Oswego in 1984.
Alex Stacy has served as Chief Acquisitions Officer, Healthcare of Carter Validus Advisors II, LLC and Carter/Validus Advisors, LLC since August 2015. From April 2012 to August 2015, Mr. Stacy served as Senior Vice President of Healthcare of Carter Validus Advisors II, LLC and Carter/Validus Advisors, LLC. Mr. Stacy has over 14 years of experience in real estate and finance, specializing in healthcare and retail investment sales, leasing, development, and acquisitions. Prior to joining Carter Validus in April 2012, Mr. Stacy was Senior Director of Corporate Real Estate and Construction for Novant Health where he was responsible for managing all leasing and development activities, and advising market leaders on strategic real estate decisions. Additionally, he led an eight-person property management team responsible for approximately five million square feet of real estate, as well as a team responsible for approximately $250 million in sale-leaseback transactions. From 2003 to 2005, Mr. Stacy served as Vice President of Contracts and Government Sales for Drexel Heritage Furniture where he advised on site selections and lease negotiations. Prior to 2003, Mr. Stacy was an investment associate for Edens & Avant, Inc., a private retail REIT. Mr. Stacy received a Bachelor’s degree in Business Economics from Wofford College in 1998 and a Master’s degree in Business Administration from the University of South Carolina, Darla Moore School of Business in 2001.
James MacQueen has served as Senior Vice President of Asset Management of Carter Validus Advisors II, LLC since September 2017. Mr. MacQueen has also served as Senior Vice President of Asset Management of Carter/Validus Advisors, LLC since September 2017. Mr. MacQueen has 30 years of asset management experience, having spent his career providing asset management services to various investment companies and financial institutions. He has helped manage real estate portfolios in excess of $2 billion and has extensive experience in the areas of property management, repositioning, workouts, credit, development, leasing, servicing, special assets, underwriting, acquisitions and dispositions.
Previously, Mr. MacQueen served as Vice President in the Asset Management Unit at Capital Crossing Servicing Company, a boutique investment firm located in Boston, MA that specializes in the acquisition and repositioning of distressed real estate portfolios from November 2013 until March 2017, where he was responsible for the oversight and work-out of a $300 million national real estate portfolio. Prior to joining Capital Crossing Servicing Company, Mr. MacQueen served as Vice President, Senior Real Estate Officer at FirstMerit Bank, N.A. from October 2010 until April 2013, where he was responsible for a $250 million special assets portfolio and various strategic initiatives. Prior to joining FirstMerit Bank, N.A., he worked at KeyBank Real Estate Capital, the real estate business unit of KeyCorp as a Senior Vice President, Director of Asset Management in the Private Equity Group from September 2003 until May 2009. While at KeyBank Real Estate Capital, Mr. MacQueen was responsible for the asset management function located in three offices in Cleveland, OH, Denver, CO and Carlsbad, CA with a total of 22 full time employees and a $2 billion national high leverage real estate portfolio. From 1995 until 2002, Mr. MacQueen served as a District Manager in the Asset Management department at GE Capital Real Estate, a division of GE Capital, which engaged national and international real estate financing, investment and joint ventures and was responsible for its Gulf States Region office, which covered the states of Louisiana, Alabama, Mississippi and Florida, with a staff of 15 full time employees and a $1.5 billion real estate portfolio. He has also participated in international consulting assignments from 1996 through 2002 that involved portfolio acquisitions, operational analysis and setting up platforms on behalf of various GE Capital divisions. Mr. MacQueen is a FDIC approved contractor, most recently as part of the Asset Management Team working on the receivership of the First NBC Bank takeover in New Orleans, LA.
Mr. MacQueen received a Bachelor’s degree in Economics and History from Duke University in 1984 and a Master of Business Administration, with concentration in Finance and Real Estate, from Jones Graduate School of Business at Rice University in 1986.
Kay C. Neely has served as Senior Vice President of Accounting of Carter Validus Advisors II, LLC and Carter/Validus Advisors, LLC since February 2016. In these roles, Ms. Neely is responsible for the oversight of the accounting and financial reporting functions, as well as managing all accounting department personnel. Ms. Neely brings over 11 years of real estate accounting experience from her various roles at KPMG LLP. Ms. Neely began her career with KPMG LLP in 1999 as a staff accountant in the audit practice and became a manager in June 2003, serving in such capacity until June 2005. From June 2005 to January 2008, Ms. Neely was an audit senior manager with KPMG LLP, where she planned, organized, staffed and administered audit engagements for public and private entities primarily in the real estate sector, including real estate investment trusts and investment funds. From March 2010 to January 2016, Ms. Neely was Associate Director of Audit Resource Management at KPMG LLP, where she managed the daily operations and financial planning for audit practices in 10 offices located in the Southeast and Puerto Rico, which consisted of over 400 audit partners, managers and staff. Ms. Neely graduated in the top 10% of her class at Emory University, Goizueta Business School in Atlanta, Georgia in 1998 with a Bachelor in Business Administration with concentrations in Accounting and Finance. She holds a current Certified Public Accountant license in the state of Georgia.
Jamie Yoakum has served as Senior Vice President of Accounting of Carter Validus Advisors II, LLC and Carter/Validus Advisors, LLC since August 2015. From September 2011 to August 2015, Mr. Yoakum served as Vice President Corporate Controller of Carter Validus Advisors II, LLC and Carter/Validus Advisors, LLC. Mr. Yoakum is responsible for the oversight of the accounting and financial reporting functions, as well as managing all accounting department personnel. Mr. Yoakum brings more than 14 years of real estate accounting experience where he served in various accounting capacities. From October 2007 through June 2011 Mr. Yoakum was the Controller and Chief Financial Officer for RMC Property Group where he was responsible for overseeing the Company’s accounting and financial operations. Mr. Yoakum was Controller with Euro American Advisors, Inc., or Euro American, at its US headquarters in Tampa. Mr. Yoakum subsequently served as Vice President of Finance and Administration for Euro American. In this role, Mr. Yoakum had overall responsibility of all accounting functions, financial analysis and fiscal reporting of Euro American and its real estate investments. Mr. Yoakum worked at Euro American from April 2006 through September 2007. From February 2005 through April 2006, he worked for Fifth Third Bank where he underwrote corporate lines of credit and mortgages for diverse real estate properties. From May 2001 through February 2005, he worked at CASTO as Assistant Corporate Controller / Financial Analyst where he was responsible for corporate financial reporting.
Mr. Yoakum’s career commenced with the international accounting firm of Deloitte & Touche (now Deloitte) as a staff accountant in the Real Estate Tax Department from January 1999 through May 2001. While at Deloitte, Mr. Yoakum’s primary clients were public and privately-held real estate companies. Mr. Yoakum graduated summa cum laude from Franklin University in Columbus, Ohio, in 1999 and 2000 with Bachelor’s degrees in Finance and Accounting, respectively, and holds a current Certified Public Accountant license in the state of Ohio.
The Advisory Agreement
Many of the services we expect our advisor to perform in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions that our advisor performs for us as our advisor pursuant to the advisory agreement, and it is not intended to include all of the services that may be provided to us by third parties. Under the terms of the advisory agreement, Carter Validus Advisors II, LLC will undertake to use its commercially reasonable best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors. In its performance of this undertaking, our advisor, either directly or indirectly by engaging a duly qualified and licensed affiliate or unaffiliated third party, shall, among other duties and subject to the authority of our board of directors:

•	find, evaluate, present and recommend to us investment opportunities consistent with our investment policies and objectives;

•	serve as our, and our operating partnership’s, investment and financial advisor and provide research, economic and statistical data in connection with our assets and our investment policies;

•	provide the daily management and perform and supervise the various administrative functions reasonably necessary for our, and our operating partnership’s, management and operations;

•	investigate, select, and, on our behalf, engage and conduct business with such third parties as our advisor deems necessary to the proper performance of its obligations under the advisory agreement;

•	consult with our officers and board of directors and assist our board of directors in formulating and implementing our financial policies;

•	structure and negotiate the terms and conditions of our real estate acquisitions, sales or joint ventures;

•	review and analyze each property’s operating and capital budget;

•	acquire properties and make investments on our behalf in compliance with our investment objectives and policies;

•	arrange, structure and negotiate financing and refinancing of properties;

•
enter into leases of property and service contracts for assets and, to the extent necessary, perform all other operational functions for the maintenance and administration of such assets, including the servicing of mortgages; and

•	assist us in preparing all reports and returns required by the SEC, IRS and other state or federal governmental agencies.
Our advisor may purchase on our account, without the specific prior approval of the board of directors, properties with a purchase price of less than $15,000,000, so long as the investment in the property would not, if consummated, violate our investment guidelines or any restrictions on indebtedness and the consideration to be paid for such properties does not exceed the fair market value of such properties. Where the purchase price is equal to or greater than $15,000,000, or otherwise does not meet certain investment guidelines, investment decisions must be approved by our board of directors upon recommendation of our advisor. The advisory agreement has an initial term of one year and may be renewed for an unlimited number of successive one-year periods. Our directors will evaluate the performance of the advisor before renewing the advisory agreement, and the criteria used in such evaluation will be reflected in the minutes of the meeting of our board of directors. Our board of directors, including all of our independent directors, will approve the renewal of the advisory agreement with Carter Validus Advisors II, LLC, or our advisor, based upon an evaluation of (i) the advisor’s performance to date; (ii) the expenses incurred by us in light of our investment performance, net assets and net income; (iii) the compensation paid to our advisor in relation to the nature and quality of services performed (and such compensation being within the limits prescribed by our charter); (iv) the amount of the fees paid to our advisor in relation to the size, composition and performance of our portfolio; (v) the success of our advisor in generating opportunities that meet our investment objectives; (vi) rates charged to other unaffiliated real estate investment trusts and to investors other than real estate investment trusts by advisors performing the same or similar services; (vii) the performance of our portfolio, including income, conservation or appreciation of capital, frequency of problem investments; and (viii) the quality of our portfolio relative to the investments generated by our advisor for its own account.
On May 4, 2017, our board of directors, including our independent directors, after review of our advisor’s performance during the last year, authorized us to execute a mutual consent to renew the advisory agreement by and among us, our operating partnership and our advisor, dated June 10, 2014, as amended and renewed. The renewal is for a one-year term and became effective on June 10, 2017. Unless terminable earlier, the advisory agreement may be renewed for an additional one-year term upon written mutual consent of the parties to the agreement. The advisory agreement will automatically terminate upon the listing and trading of shares of our common stock on a national securities exchange, and may be terminated without cause or penalty by us (upon approval of a majority of independent directors) or our advisor upon 60 days’ written notice. If the advisory agreement is terminated, the advisor must cooperate with us and take all reasonable steps requested by us to assist it in making an orderly transition of the advisory function. In addition, upon termination of the agreement, our advisor will be entitled to a subordinated termination fee, as described below.
We reimburse our advisor and its affiliates for organization and offering expenses it incurs on our behalf, but only to the extent the reimbursement would not cause the selling commissions, the dealer manager fee, the distribution and servicing fee and the other organization and offering expenses borne by us to exceed 15.0% of the gross offering proceeds of this Offering. We expect that organization and offering expenses (other than selling commissions, dealer manager fees and the distribution and servicing fee) will be approximately 1.50% of the gross offering proceeds.
We pay our advisor 2.0% of the contract purchase price of each property or asset acquired and 2.0% of the amount advanced with respect to a mortgage loan. For purposes of this prospectus, “contract purchase price” means the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a property or the amount of funds advanced with respect to a mortgage loan, exclusive of acquisition fees and acquisition expenses. We reimburse our advisor for acquisition expenses incurred in connection with the selection and acquisition of properties or other real estate-related investments (including expenses relating to potential investments that we do not close), such as legal fees and expenses, costs of real estate due diligence, appraisals, non-refundable option payments on property not acquired, travel and communications expenses, accounting fees and expenses and title insurance premiums, whether or not the property was acquired. We expect these expenses will be approximately 0.75% of the purchase price of each property or real estate-related investments. The total of all acquisition fees and acquisition expenses payable with respect to a particular investment will not exceed 6.0% of the contract purchase price of each property (or, if a mortgage loan, 6.0% of the amount advanced) unless a majority of our directors, including a majority of our independent directors not otherwise interested in the transaction, approve fees and expenses in excess of these limits if they determine the transaction to be commercially competitive, fair and reasonable to us.
In consideration for asset management services our advisor provides on our behalf, the asset management fee will be calculated on a monthly basis in an amount equal to 1/12th of 0.75% of our gross assets (including amounts borrowed) and is payable monthly in arrears. For a more comprehensive description of the performance fee and related calculations, see the section entitled “Management Compensation” in this prospectus.
If our advisor or its affiliates provides a substantial amount of services (as determined by a majority of our independent directors) in connection with the sale of properties, we will pay our advisor or its affiliate a disposition fee paid on the sale of property, up to the lesser of 1.0% of the contract sales price and one-half of the total brokerage commission paid if a third party broker is also involved.
Our advisor, as special limited partner of our operating partnership, will receive a subordinated participation in net sale proceeds equal to 15.0% of the remaining net sale proceeds after return of capital contributions plus payment to investors of a 6.0% annual cumulative, pre-tax, non-compounded return on the capital contributed by investors. In addition, if we list our common stock on a national securities exchange, our advisor will receive a subordinated incentive listing distribution equal to 15.0% of the amount, if any, by which the sum of our adjusted market value plus distributions to investors exceeds the sum of the aggregate capital contributed by investors plus an amount equal to a 6.0% annual cumulative, pre-tax, non-compounded annual return on the investors’ capital contributed. However, our advisor cannot earn both the subordinated participation in net sale proceeds and the subordinated incentive listing distribution.
If for any reason our independent directors determine that we should become “self-administered,” including in contemplation of a listing on a national securities exchange, we may, among other methods, acquire the business conducted by our advisor after a good faith negotiation with our advisor. Alternatively, if at any time our shares become listed on a national securities exchange and our independent directors determine that we should not become “self-administered,” we will negotiate in good faith with our advisor a fee structure appropriate for an entity with a perpetual life. Our independent directors must approve the new fee structure negotiated with our advisor. The market value of our outstanding common stock will be calculated based on the average market value of the shares of common stock issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed or included for quotation. We have the option to pay the subordinated incentive listing fee in the form of stock, cash, a promissory note or any combination thereof. If any previous payments of the subordinated participation in net sale proceeds will offset the amounts due pursuant to the subordinated incentive listing fee, then we will not be required to pay our advisor any further subordinated participation in net sale proceeds.
Upon termination of the advisory agreement, our advisor will be entitled to a performance fee similar to the subordinated performance fee it would have been entitled to had the portfolio been liquidated (based on an independent appraised value of the portfolio) on the date of termination.
Our advisor and its officers, employees and affiliates engage in other business ventures and, as a result, their resources are not dedicated exclusively to our business. However, pursuant to the advisory agreement, our advisor is required to devote sufficient resources to our administration to discharge its obligations. Our advisor currently has no paid employees; however, as of the date of this prospectus, its affiliates had 82 full time employees, each of whom may dedicate a portion of his or her time providing services to our advisor. Our advisor is responsible for a pro rata portion of each employee’s compensation based upon the approximate percentage of time the employee dedicates to our advisor. Our advisor may assign the advisory agreement to an affiliate upon approval of our board of directors, including a majority of our independent directors.
The fees payable to our advisor or its affiliates under the advisory agreement are described in further detail in the section captioned “Management Compensation” section of this prospectus. We also describe in that section our obligation to reimburse our advisor for organization and offering expenses, administrative and management services, and payments made by our advisor to third parties in connection with potential acquisitions.
Affiliated Companies
Property Manager
Our properties are managed and leased initially by Carter Validus Real Estate Management Services II, LLC, our property manager. Carter Validus Real Estate Management Services II, LLC is wholly-owned by Carter Validus REIT Management Company II, LLC. Mr. Carter serves as the Chief Executive Officer of our property manager.
The background of Mr. Carter is described in the “— Executive Officers and Directors” section above.
Carter Validus Real Estate Management Services II, LLC was organized on January 10, 2013 to lease and manage properties that we or our affiliated entities acquire. In accordance with the property management and leasing agreement, we pay our property manager and its affiliates aggregate fees equal to 3.0% of gross revenues from the properties managed.

Notwithstanding the foregoing, our property manager and its affiliates may be entitled to receive higher fees if our property manager demonstrates to the satisfaction of a majority of our directors (including a majority of the independent directors) that a higher competitive fee is justified for the services rendered. We also will reimburse the property manager and its affiliates for property-level expenses that they pay or incur on our behalf, including salaries, bonuses and benefits of persons employed by the property manager and its affiliates except for the salaries, bonuses and benefits of persons who also serve as one of our executive officers or as an executive officer of the property manager or its affiliates. The property manager and its affiliates may subcontract the performance of their duties to third parties and pay all or a portion of the property management fee to the third parties with whom they contract for these services. If we contract directly with third parties for such services we will pay them customary market fees and will pay Carter Validus Real Estate Management Services II, LLC an oversight fee equal to 1.0% of the gross revenues of the property managed. In no event will we pay our property manager or an affiliate both a property management fee and an oversight fee with respect to any particular property. Carter Validus Real Estate Management Services II, LLC derives substantially all of its income from the property management and leasing services it performs for us.
If Carter Validus Real Estate Management Services II, LLC assists a tenant with tenant improvements, a separate fee may be charged to, and payable by, us. This fee will not exceed 5.0% of the cost of the tenant improvements. The property manager will only provide these services if it does not cause any of our income from the applicable property to be treated as other than rents from real property for purposes of the applicable REIT requirements described under “Federal Income Tax Considerations.”
The management agreement between Carter Validus Real Estate Management Services II, LLC, our operating partnership and us had an initial one-year term, which may be renewed for an unlimited number of successive one-year terms upon the mutual consent of the parties. On May 4, 2017, our board of directors, including our independent directors, after review of our property manager’s performance during the last year, authorized us to execute a mutual consent to renew the management agreement by and among us, our property manager and our operating partnership, dated May 19, 2014, as amended and renewed. The renewal is for a one-year term and became effective on May 19, 2017. Our board of directors, including all independent directors, approve the renewal of the management agreement with Carter Validus Real Estate Management Services II, LLC for a one-year term based upon an evaluation of (i) the property manager’s performance to date; (ii) the compensation paid to our property manager in relation to the nature and quality of services performed; (iii) rates charged to other unaffiliated real estate investment trusts by property managers performing the same or similar services; and (iv) the quality and extent of service furnished by our property manager.
Carter Validus Real Estate Management Services II, LLC hires, directs and establishes policies for employees who have direct responsibility for the operations of each property we acquire, which may include, but is not limited to, on-site managers and building and maintenance personnel. Certain employees of the property manager may be employed on a part-time basis and also may be employed by our advisor or certain companies affiliated with it.
Our property manager will also direct the purchase of equipment and supplies, and supervise all maintenance activity for our properties. The management fees paid to our property manager cover, without additional expense to us, all of our property manager’s general overhead costs. The principal office of our property manager is located at 4890 West Kennedy Blvd., Suite 650, Tampa, Florida 33609.
Dealer Manager
SC Distributors, LLC, or our dealer manager, was organized in March 2009 and is an affiliate of our advisor. SC Distributors, LLC is a member firm of FINRA and is registered under the applicable federal and state securities laws and qualified to do business as a securities broker-dealer throughout the United States. Patrick J. Miller, the president of our dealer manager, has over 25 years of experience in the financial services business, including extensive experience overseeing national sales and marketing.
Our dealer manager provides certain wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. It also may sell a limited number of shares at the retail level. The compensation we pay to SC Distributors, LLC in connection with this Offering is described in the section of this prospectus captioned “Management Compensation.” See also “Plan of Distribution — Dealer Manager and Underwriting Compensation.”
The current officers of SC Distributors, LLC are:

Name	Age	Position(s)
Patrick Miller	54	President
Michael McDaniel	50	Vice President and Secretary

Patrick Miller is a co-founder of SC Distributors, LLC and has served as President since its formation in March 2009. He also served as the Executive Vice President of Carter Validus Advisors II, LLC from January 2013 until February 2015 and Executive Vice President of Carter/Validus Advisors, LLC from December 2009 until February 2015. He is co-founder and Managing Director of Strategic Capital Companies, LLC, a distribution and advisory business focused on marketing alternative investment products via professional financial intermediaries which was formed in June 2009. Mr. Miller is responsible for overall strategy and new business development at Strategic Capital Companies, LLC. Prior to founding Strategic Capital Companies, LLC, he served as President of KBS Capital Markets Group, LLC, or KBS, since the company’s inception in October 2005. During his tenure, KBS raised approximately $1.7 billion in investment capital for KBS Real Estate Investment Trust and successfully launched KBS Real Estate Investment Trust II, Inc. From 2002 until joining KBS Capital Markets Group in October 2005, Mr. Miller served as President and Chief Executive Officer of Financial Campus, an online education and training company serving the financial services industry. He was responsible for facilitating the successful acquisition of the company by the Thomson Corporation in 2004. Mr. Miller also served as Chief Executive Officer of Equitable Distributors Inc., the wholesale distribution subsidiary of AXA Financial until 2001. Mr. Miller was elected Chief Executive Officer in 2000 after having joined Equitable Distributors at its inception in 1996 as President of the Wirehouse Division. Mr. Miller obtained a Bachelor of Arts from the University of California at Los Angeles in 1985.
Michael McDaniel is a co-founder of SC Distributors, LLC and has been its Chief Sales Officer since the company’s formation in June 2009. Mr. McDaniel is responsible for overall sales, wholesaling and strategic relationship management at SC Distributors. Prior to co-founding SC Distributors, Mr. McDaniel served as National Sales Manager of KBS Capital Markets Group, LLC from October 2005 to May 2009. During Mr. McDaniel’s tenure, KBS Capital Markets Group, LLC assembled a team of 18 wholesalers and raised approximately $2 billion of investment capital for KBS Real Estate Investment Trust, Inc. and KBS Real Estate Investment Trust II, Inc. From 1996 to 2005, Mr. McDaniel served as Senior Vice President and National Sales Manager at AXA Financial, Inc. During his nine years at AXA Financial, Mr. McDaniel held several positions, including Regional Vice President and Divisional Vice President, and, in 2000, Mr. McDaniel was named President and National Sales Manager for the Broker Dealer Channel. While in senior management at AXA Financial, Mr. McDaniel’s broker dealer channels were responsible for raising in excess of $20 billion in assets. From 1995 to 1996, Mr. McDaniel was the Midwest Director of Mutual Fund Sales for Mainstay Funds, a division of New York Life Insurance, a mutual life insurance provider. Mr. McDaniel is a graduate of Rollins College in Winter Park, FL in 1989.
Investment Decisions
The primary responsibility for the investment decisions of our advisor and its affiliates, the negotiation for these investments, and the property management and leasing of these investment properties resides with the Investment Committee, which is currently comprised of Messrs. Carter, Garcia, Jr., Seton, Winslow, Peterson and Levey. Investment decisions require the approval of at least four members of the committee to acquire, or recommend acquisition of, a property. Our advisor seeks to invest in commercial properties on our behalf that satisfy our investment objectives. Except as described below, a majority of our directors will approve the consideration paid for properties we invest in based on the fair market value of the properties. Notwithstanding the foregoing, our advisor may purchase on our account, without the specific prior approval of the board of directors, properties with a purchase price of less than $15,000,000, so long as the investment in the property would not, if consummated, violate our investment guidelines or any restrictions on indebtedness and the consideration to be paid for such properties does not exceed the fair market value of such properties.
We will maintain all appraisals in our records for at least five years, and copies of each appraisal will be available for review by stockholders upon their request; however, appraisals are estimates of value and should not be relied on as measures of true worth or realizable value.

MANAGEMENT COMPENSATION
We have no paid employees. Carter Validus Advisors II, LLC, our advisor, and its affiliates, manages our day-to-day affairs. The following table summarizes all of the compensation and fees we will pay to our advisor and its affiliates, including amounts to reimburse their costs in providing services. The selling commissions and the dealer manager fee may vary for different categories of purchasers. See the section entitled “Plan of Distribution” in this prospectus for a more detailed discussion of the selling commissions and dealer manager fees we will pay. The table below assumes the shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees.

Type of Compensation/Affiliate	Determination of Amount	Estimated Amount for Maximum Offering(1)
Offering Stage
Selling Commission – SC Distributors, LLC
We pay the dealer manager selling commissions of up to 7.0% of gross offering proceeds from the sale of Class A shares and up to 3.0% of gross offering proceeds from the sale of Class T shares. All selling commissions are expected to be re-allowed to participating broker-dealers. We will not pay selling commissions with respect to Class I shares.

The actual amount will depend on the number and class of shares sold, the net asset value per share and the type of accounts that purchase shares. Aggregate selling commissions will equal $70,000,000 if we sell the maximum offering, assuming that all shares sold are Class A shares and the maximum selling commission is paid for each share.

Dealer Manager Fee – SC Distributors, LLC
We pay the dealer manager a dealer manager fee of up to 3.0% of gross offering proceeds from the sale of Class A shares and Class T shares. The dealer manager may receive up to 2.0% of the gross offering proceeds from the sale of Class I shares as a dealer manager fee, of which 1.0% will be funded by our advisor without reimbursement from us. The 1.0% of the dealer manager fee paid from offering proceeds will be waived in the event an investor purchases Class I shares through a registered investment adviser that is not affiliated with a broker dealer. In such event, the per share purchase price of the Class I shares would be $9.18. The dealer manager may reallow all or a portion of such dealer manager fee to participating broker-dealers.

Actual amounts depend upon the number and class of shares purchased and, therefore, cannot be determined at this time. The maximum aggregate dealer manager fee we may pay is $30,000,000 if we sell the maximum offering, assuming the maximum dealer manager fee of 3.0% is paid for each Class A or Class T share.

Distribution and Servicing Fee – SC Distributors, LLC
With respect to our Class T shares that are sold in our offering, we pay the dealer manager a distribution and servicing fee that accrues daily in an amount equal to 1/365th of 1.0% of the most recent Estimated Per Share NAV per Class T share on a continuous basis from year to year.

We will cease paying distribution and servicing fees with respect to Class T shares sold in this Offering on the earliest to occur of the following: (i) a listing of the Class T shares on a national securities exchange, (ii) following the completion of this Offering, total underwriting compensation in this Offering equaling 10.0% of the gross proceeds from this Offering less the total amount of distribution and servicing fees waived by participating broker-dealers in this Offering, (iii) such Class T shares no longer being outstanding, (iv) December 31, 2021, which is the fourth anniversary of the last day of the fiscal quarter in which our primary offering of our initial public offering terminated, (v) with respect to a Class T share sold in this Offering, the date on which a participating broker-dealer receives (a) total underwriting compensation equal to 10% of the gross offering proceeds of such Class T share less (b) the amount of any waived distribution and servicing fees by such participating broker-dealer, or (vi) the date on which the holder of such Class T share or its agent notifies us or our agent that he or she is represented by a new participating broker-dealer; provided that we will continue paying the Class T distribution and servicing fee, which shall be re-allowed to the new participating broker-dealer, if the new participating broker-dealer enters into a participating broker-dealer agreement with our dealer manager or otherwise agrees to provide the services set forth in the dealer manager agreement. We cannot predict when this will occur.

The distribution and servicing fee in connection with Class T shares is payable monthly in arrears. We will not pay a distribution and servicing fee with respect to Class A shares or Class I shares.

Actual amounts depend upon the number of Class T shares sold and, therefore, cannot be determined at this time. We currently estimate that we will pay the distribution and servicing fees until December 31, 2021, but in no event will our underwriting expenses exceed 10% of our gross offering proceeds. We cannot predict the length of time over which we will pay distribution and servicing fees due to a number of factors that are not within our control, such as the pace of fundraising and the portion of shares sold that are Class A and Class I compared to Class T. We are registering up to $1,000,000,000 in shares in this Offering. Assuming the full $1,000,000,000 in gross proceeds are sold on December 1, 2017 and come solely from the sale of Class T shares, the aggregate amount of distribution and servicing fees we may pay is approximately $40,849,000, assuming no distribution and servicing fees are waived.

Type of Compensation/Affiliate	Determination of Amount	Estimated Amount for Maximum Offering(1)

Organization and Offering Expenses – Carter Validus Advisors II, LLC (2)
We reimburse our advisor and its affiliates for organization and offering expenses it incurs on our behalf, but only to the extent the reimbursement would not cause the selling commissions, the dealer manager fee, the distribution and servicing fee and the other organization and offering expenses borne by us to exceed 15.0% of the gross offering proceeds of this Offering. We expect that organization and offering expenses (other than selling commissions, dealer manager fees and the distribution and servicing fee) will be approximately 1.50% of the gross offering proceeds.
$15,000,000 if we sell the maximum number of shares in this Offering.

Type of Compensation/Affiliate	Determination of Amount	Estimated Amount for Maximum Offering(1)
Operational Stage

Acquisition Fees – Carter Validus Advisors II, LLC (3)
We pay to our advisor 2.0% of the contract purchase price of each property or asset acquired and 2.0% of the amount advanced with respect to a mortgage loan. For purposes of this prospectus, “contract purchase price” means the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a property or the amount of funds advanced with respect to a mortgage loan, exclusive of acquisition fees and acquisition expenses.
$18,640,000 (or $37,280,000 assuming that we incur an expected 50.0% leverage as set forth in our investment guidelines).

Acquisition Expenses – Carter Validus Advisors II, LLC
We reimburse our advisor for acquisition expenses incurred in connection with the selection and acquisition of properties or other real estate-related investments (including expenses relating to potential investments that we do not close), such as legal fees and expenses, costs of real estate due diligence, appraisals, non-refundable option payments on property not acquired, travel and communications expenses, accounting fees and expenses and title insurance premiums, whether or not the property was acquired. We expect these expenses will be approximately 0.75% of the purchase price of each property or real estate-related investment.
$6,991,000 (or $13,982,000 assuming that we incur an expected 50.0% leverage as set forth in our investment guidelines).

Asset Management Fee – Carter Validus Advisors II, LLC	The asset management fee is calculated on a monthly basis in an amount equal to 1/12th of 0.75% of our gross assets (including amounts borrowed) and is payable monthly in arrears.	Not determinable at this time.

Operating Expenses - Carter Validus Advisors II, LLC
We reimburse our advisor at the end of each fiscal quarter for operating expenses incurred on our behalf, subject to the limitation that we will not reimburse our advisor for any amount by which our operating expenses (2) (including the asset management fee) in the four immediately preceding fiscal quarters exceeds the greater of (a) 2.0% of average invested assets or (b) 25.0% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period, unless our independent directors have determined that such excess expenses are justified, based on unusual and non-recurring factors that they deem sufficient. Operating expenses do not include the property management and leasing fee or construction management fee. For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate assets before deducting depreciation, bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period. Additionally, we will not reimburse our advisor for personnel costs in connection with services for which our advisor receives acquisition fees or disposition fees.

We perform the above calculation on a quarterly basis to ensure that the operating expense reimbursements are within these limitations.
Not determinable at this time.

Type of Compensation/Affiliate	Determination of Amount	Estimated Amount for Maximum Offering(1)
Property Management and Leasing Fees – Carter Validus Real Estate Management Services II, LLC (8)
In connection with the rental, leasing, operation and management of our properties, we pay our property manager and its affiliates aggregate fees equal to 3.0% of gross revenues from the properties managed. We also reimburse the property manager and its affiliates for property-level expenses that any of them pay or incur on our behalf, including salaries, bonuses and benefits of persons employed by the property manager and its affiliates except for the salaries, bonuses and benefits of persons who also serve as one of our executive officers. Our property manager and its affiliates may subcontract the performance of their duties to third parties and pay all or a portion of the property management fee to the third parties with whom they contract for these services. If we contract directly with third parties for such services, we will pay them customary market fees and may pay our property manager an oversight fee equal to 1.0% of the gross revenues of the property managed. In no event will we pay our property manager, our advisor or any affiliate both a property management fee and an oversight fee with respect to any particular property. (4)

We also will pay our property manager a separate fee in connection with leasing properties to new tenants or renewals or expansions of existing leases with existing tenants in an amount not to exceed the fee customarily charged in arm’s-length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area and which is typically less than $1,000.
Not determinable at this time. Because the fees are based on a fixed percentage of gross revenue or market rates, there is no maximum dollar amount of these fees.

Construction Management Fee – Carter Validus Real Estate Management Services II, LLC (8)
For acting as general contractor and/or construction manager to supervise or coordinate projects or to provide major repairs or rehabilitation on our properties, we may pay up to 5.0% of the cost of the projects, repairs and/or rehabilitation, as applicable.
Not determinable at this time. Because the fee is based on a fixed percentage of certain costs, there is no maximum dollar amount of this fee.

Type of Compensation/Affiliate	Determination of Amount	Estimated Amount for Maximum Offering(1)

Liquidation/Listing Stage

Disposition Fees – Carter Validus Advisors II, LLC
If our advisor or its affiliates provides a substantial amount of services (as determined by a majority of our independent directors) in connection with the sale of properties, we will pay our advisor a disposition fee, up to the lesser of 1.0% of the contract sales price and one-half of the total brokerage commission paid if a third party broker is also involved; provided, however, that in no event may the disposition fees paid to our advisor, its affiliates and unaffiliated third parties exceed the lesser of 6.0% of the contract sales price and a reasonable, customary and competitive real estate commission in light of the size, type and location of the property.
Not determinable at this time. Because the commission is based on a fixed percentage of the contract price for a sold property, there is no maximum dollar amount of these commissions.

Subordinated Participation in Net Sale Proceeds (payable only if we are not listed on an exchange)(5)(6) – Carter Validus Advisors II, LLC
Our advisor (in its capacity as special limited partner) will receive 15.0% of the remaining net sale proceeds after return of capital contributions plus payment to investors of a 6.0% annual cumulative, non-compounded return on the capital contributed by investors. We cannot assure you that we will provide this 6.0% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ performance compensation.
Not determinable at this time. There is no maximum amount of these payments.

Type of Compensation/Affiliate	Determination of Amount	Estimated Amount for Maximum Offering(1)
Subordinated Incentive Listing Distribution (payable only if we are listed on an exchange, which we have no intention to do at this time)(5)(6) – Carter Validus Advisors II, LLC
Upon the listing of our shares on a national securities exchange, our advisor (in its capacity as special limited partner) will receive 15.0% of the amount by which the sum of our adjusted market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to a 6.0% annual cumulative, non-compounded return to investors. We cannot assure you that we will provide this 6.0% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ performance compensation.
Not determinable at this time. There is no maximum amount of this distribution.

Subordinated Distribution Upon Termination of the Advisory Agreement –Carter Validus Advisors II, LLC (7)
Upon termination or non-renewal of the advisory agreement with or without cause, our advisor (in its capacity as special limited partner), will be entitled to receive distributions from our operating partnership equal to 15.0% of the amount by which the sum of our adjusted market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6.0% cumulative, pre-tax, non-compounded return to investors. We cannot assure you that we will provide this 6.0% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ incentive compensation. If we do not provide this return, our advisor would not receive this distribution. In addition, our advisor may elect to defer its right to receive a subordinated distribution upon termination until either shares of our common stock are listed and traded on a national securities exchange or another Liquidity Event occurs.
Not determinable at this time. There is no maximum amount of this distribution.

(1)	The estimated maximum dollar amounts are based on the sale to the public of $1,000,000,000 in Class A shares, Class I shares and Class T shares in this Offering.

(2)
These organization and offering expenses include, without limitation, all expenses (other than selling commissions and the dealer manager fees and distribution and servicing fees) incurred and to be paid by us in connection with this Offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder and transfer agents, due diligence expense reimbursements to participating broker-dealers included in a detailed and itemized invoice, and amounts to reimburse our advisor for its portion of the salaries of the employees of its affiliates who provide services to our advisor and other costs in connection with administrative oversight of the offering and marketing process and preparing supplemental sales materials, holding educational conferences and attending retail seminars conducted by broker-dealers. As of September 30, 2017, we incurred expenses of approximately 2.0% of the aggregate gross offering proceeds which related to organization and offering expenses. Of this amount, expenses of 1.0% of the aggregate gross offering proceeds relating to training and education meetings and non-accountable due diligence expenses constituted underwriting compensation. We reimburse our advisor and its affiliates for organization and offering expenses it incurs on our behalf, but only to the extent the reimbursement would not cause the selling commissions, the dealer manager fee, the distribution and servicing fee and the other organization and offering expenses borne by us to exceed 15.0% of the gross offering proceeds of this Offering. We also pay a $25.00 fee per subscription agreement to one of our affiliates for reviewing and processing subscription agreements.

(3)
In addition, if during the period ending two years after the close of our initial public offering, we sell an asset and then reinvest the proceeds from such sale in other assets, we will pay to our advisor 2.0% of the contract purchase price of each property acquired with reinvested proceeds (including our pro rata share of debt attributable to such property) and 2.0% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment); provided, however, that in no event shall the aggregate acquisition fee paid in respect of such sale or reinvestment exceed 6.0% of the contract purchase price of each property (including our pro rata share of debt attributable to such property) or 6.0% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment), unless a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction determine the transaction to be commercially competitive, fair and reasonable to us and approve excess fees.

(4)
Notwithstanding the foregoing, our advisor and its affiliates may be entitled to receive higher fees if our property manager demonstrates to the satisfaction of a majority of our directors (including a majority of the independent directors) that a higher competitive fee is justified for the services rendered.

(5)
Our advisor cannot earn both the subordinated participation in net sale proceeds and the subordinated incentive listing distribution. The subordinated incentive listing distribution will be paid in the form of a non-interest bearing promissory note that will be repaid from the net sale proceeds of each sale after the date of the listing. At the time of such sale, we may, however, at our discretion, pay all or a portion of such promissory note with shares of our common stock or cash. If shares are used for payment, we do not anticipate that they will be registered under the Securities Act and, therefore, will be subject to restrictions on transferability. Any portion of the subordinated participation in net sale proceeds that our advisor receives prior to our listing will offset the amount otherwise due pursuant to the subordinated incentive listing distribution. In no event will the amount paid to our advisor (as the special limited partner) under the promissory note, if any, exceed the amount considered presumptively reasonable by the NASAA REIT Guidelines.

(6)
If for any reason our independent directors determine that we should become “self-administered,” including in contemplation of a listing on a national securities exchange, we may, among other methods, acquire the business conducted by our advisor after a good faith negotiation with our advisor. Alternatively, if at any time the shares become listed on a national securities exchange and our independent directors determine that we should not become “self-administered,” we will negotiate in good faith with our advisor a fee structure appropriate for an entity with a perpetual life. Our independent directors must approve the new fee structure negotiated with our advisor. The market value of our outstanding common stock will be calculated based on the average market value of the shares of common stock issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed or included for quotation. We have the option to pay the subordinated incentive listing distribution in the form of stock, cash, a promissory note or any combination thereof. Any previous payments of the subordinated participation in net sale proceeds will offset the amounts due pursuant to the subordinated incentive listing distribution, then we will not be required to pay our advisor (as special limited partner) any further subordinated participation in net sale proceeds.

(7)
The subordinated distribution upon termination of the advisory agreement, if any, will equal to the sum of: (A) 15.0% of the amount, if any, by which (1) the sum of (v) the fair market value (determined by appraisal as of the termination date) of our investments on the termination date, less (w) any loans secured by such investments, plus (x) total distributions paid through the termination date on shares issued in the offerings through the termination date, less (y) any amounts distributable as of the termination date to limited partners who received OP Units in connection with the acquisition of any investments upon the liquidation or sale of such investments (assuming the liquidation or sale of such investments on the termination date), exceeds (2) the sum of the gross proceeds raised in the offerings through the termination date (less amounts paid on or prior to the termination date to repurchase any shares of our common stock pursuant to our share repurchase plan) and the total amount of cash paid to those stockholders who purchased shares of our common stock in an offering on or prior to the termination date, that provided such stockholders, on an aggregate basis, an annual 6.0% cumulative, non-compounded return on the gross proceeds raised in the offerings through the termination date, measured for the period from inception through the termination date, less (B) any prior payments to our advisor as the special limited partner of the subordinated participation in net sales proceeds or the subordinated incentive listing distribution, as applicable. In addition, our advisor may elect to defer its right to receive such subordinated distribution until either a listing or another Liquidity Event occurs, including a liquidation or the sale of all or substantially all of our investments (regardless of the form in which such sale shall occur).

(8)
Property management and leasing fees and construction management fees are not operating expenses and therefore are not subject to the North American Securities Administrators Association, or NASAA REIT Guidelines' limitations on operating expenses. The construction management fee is considered an acquisition fee pursuant to the NASAA REIT Guidelines and is subject to the NASAA REIT Guidelines' limitations on acquisition fees.

The following tables summarize the cumulative compensation, fees and reimbursements discussed in the management compensation table above related to the offering stage of our offerings during the period reflected below and amounts outstanding during the periods reflected below (amounts are rounded):

	Incurred	Outstanding
	As of September 30, 2017	As of September 30, 2017
Offering Stage:
Selling commissions (1)	$55,249,000	$—
Dealer manager fee (2)	30,259,000	—
Distribution and servicing fees (3)	13,244,000	11,506,000
Other offering expenses (4)	21,875,000	566,000
	$120,627,000	$12,072,000

(1)	Our dealer manager re-allowed approximately $55,249,000 of the selling commissions incurred as of September 30, 2017.

(2)	Our dealer manager re-allowed approximately $10,072,000 of the dealer manager fees incurred as of September 30, 2017.

(3)
Our dealer manager re-allowed approximately $1,738,000 of the distribution and servicing fees that were paid as of September 30, 2017. As of September 30, 2017, we had accrued approximately $11,506,000 of distribution and servicing fees, which represents the maximum amount the Company may pay in the future with respect to Class T shares issued in the primary portion of our initial offering.

(4)
We reimbursed our advisor or its affiliates approximately $15,926,000 in other offering costs as of September 30, 2017, and we paid our advisor or its affiliates $404,000 in other offering costs related to subscription agreements as of September 30, 2017.

	Incurred		Outstanding
	As of December 31, 2016	As of December 31, 2015	As of December 31, 2016	As of December 31, 2015
Offering Stage:
Selling commissions (1)	$45,794,000	$30,559,000	$22,000	$—
Dealer manager fee (2)	23,391,000	14,080,000	15,000	1,000
Distribution and servicing fees (3)	6,213,000	—	5,750,000	—
Other offering expenses (4)	12,965,000	10,258,000	289,000	250,000
	$88,363,000	$54,897,000	$6,076,000	$251,000

(1)	Our dealer manager re-allowed approximately $45,794,000 and $30,559,000 of the selling commissions incurred as of December 31, 2016 and December 31, 2015, respectively.

(2)	Our dealer manager re-allowed approximately $7,312,000 and $4,358,000 of the dealer manager fees incurred as of December 31, 2016 and December 31, 2015, respectively.

(3)
Our dealer manager re-allowed approximately $463,000 of the distribution and servicing fees that were paid as of December 31, 2016. As of December 31, 2016, we had accrued approximately $5,750,000 of distribution and servicing fees, which we may pay in future on the Class T shares issued in our initial offering.

(4)
We reimbursed our advisor or its affiliates approximately $12,211,000 and $8,351,000 in other offering costs as of December 31, 2016 and December 31, 2015, respectively, and we paid our advisor or its affiliates $465,000 and $341,000 in other offering costs related to subscription agreements as of December 31, 2016 and December 31, 2015, respectively.

The following tables summarize the cumulative compensation, fees and reimbursements discussed in the management compensation table above related to the operational stage as of the periods reflected below (amounts are rounded):

	Incurred	Outstanding
	As of September 30, 2017	As of September 30, 2017
Acquisitions and Operations Stage:
Acquisition fees	$29,810,000	$—
Asset management fees	13,947,000	928,000
Property management and leasing fees and expenses	5,249,000	1,322,000
Construction management fees	1,329,000	67,000
Operating expenses	3,603,000	156,000
	$53,938,000	$2,473,000
As of September 30, 2017, no commissions or fees were incurred for services provided by our advisor and its affiliates related to the liquidation/listing stage.

	Incurred		Outstanding
	As of December 31, 2016	As of December 31, 2015	As of December 31, 2016	As of December 31, 2015
Acquisitions and Operations Stage:
Acquisition fees	$20,834,000	$9,319,000	$5,000	$4,000
Asset management fees	6,892,000	1,967,000	627,000	290,000
Property management and leasing fees and expenses	2,020,000	547,000	252,000	101,000
Construction management fees	754,000	—	323,000	—
Operating expenses	2,375,000	1,118,000	138,000	96,000
	$32,875,000	$12,951,000	$1,345,000	$491,000
As of December 31, 2016, no commissions or fees were incurred for services provided by our advisor and its affiliates related to the liquidation/listing stage.
Pursuant to Item 404 of Regulation S-K promulgated under the Securities Act of 1933, as amended, a “related party transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, or will be, a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. An immediate family member of a director or an executive officer is considered a “related person” for purposes of Item 404 of Regulation S-K. On May 15, 2017, Carter Validus Advisors II, LLC, our advisor and affiliate, engaged Gael Ragone, who is the daughter of John E. Carter, our chief executive officer and chairman of our board of directors, as Vice President of Product Management of Carter Validus Advisors II, LLC. We will reimburse our advisor for any amounts of Ms. Ragone’s salary that are allocable to us, which may exceed $120,000 during a fiscal year. Our board of directors, including a majority of the independent directors, approved and authorized our reimbursement of Ms. Ragone’s salary to our advisor as being fair and reasonable to us. For the nine months ended September 30, 2017, the Advisor allocated approximately $58,000 of Ms. Ragone's salary which was reimbursed by the Company.

PRINCIPAL STOCKHOLDERS
The following table provides, as of the date of this prospectus, information regarding the number and percentage of shares of our common stock beneficially owned by each director, each executive officer, all directors and executive officers as a group and any person known to us to be the beneficial owner of more than 5.0% of our outstanding shares. As of November 22, 2017, we had 26,225 stockholders of record and 80,739,000, 6,156,000 and 35,068,000 shares of Class A, Class I and Class T common stock outstanding, respectively. Beneficial ownership includes outstanding shares and shares which are not outstanding, but that any person has the right to acquire within 60 days after the date of this prospectus. However, any such shares that are not outstanding are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person. Except as otherwise provided, the person named in the table has sole voting and investing power with respect to all shares beneficially owned by it.

Beneficial Owner(1)	Number of Class A Shares Beneficially Owned	Percent of Class
Carter Validus REIT Management Company II, LLC	20,000	*
Directors
John E. Carter	(2)	*
Robert M. Winslow	(3)	*
Jonathan Kuchin	13,578	*
Randall Greene	13,699	*
Ronald Rayevich	12,000	*
Executive Officers
Lisa A. Drummond	(4)	*
Todd M. Sakow	(5)	*
Michael A. Seton	(6)	*
All executive officers and directors as a group (8 persons)	59,277	*

*	Represents less than 1.0% of the outstanding common stock.

(1)	The business address of the beneficial owner is 4890 W. Kennedy Blvd., Suite 650, Tampa, FL 33609.

(2)
Mr. Carter is the Co-Chief Executive Officer of Carter Validus REIT Management Company II, LLC, which directly owns 20,000 shares of Class A common stock in our company. Mr. Carter disclaims beneficial ownership of the shares held by Carter Validus REIT Management Company II, LLC, except to the extent of his pecuniary interest.

(3)
Mr. Winslow directly or indirectly controls Carter Validus REIT Management Company II, LLC, which directly owns 20,000 shares of Class A common stock in our company. Mr. Winslow disclaims beneficial ownership of the shares held by Carter Validus REIT Management Company II, LLC, except to the extent of his pecuniary interest.

(4)
Ms. Drummond is the Chief Operating Officer of Carter Validus REIT Management Company II, LLC, which directly owns 20,000 shares of Class A common stock in our company. Ms. Drummond disclaims beneficial ownership of the shares held by Carter Validus REIT Management Company II, LLC, except to the extent of her pecuniary interest.

(5)
Mr. Sakow is the Chief Financial Officer of Carter Validus REIT Management Company II, LLC, which directly owns 20,000 shares of Class A common stock in our company. Mr. Sakow disclaims beneficial ownership of the shares held by Carter Validus REIT Management Company II, LLC, except to the extent of his pecuniary interest.

(6)
Mr. Seton is the Co-Chief Executive Officer of Carter Validus REIT Management Company II, LLC, which directly owns 20,000 shares of Class A common stock in our company. Mr. Seton disclaims beneficial ownership of the shares held by Carter Validus REIT Management Company II, LLC, except to the extent of his pecuniary interest.

CONFLICTS OF INTEREST
We are subject to various conflicts of interest arising out of our relationship with Carter Validus Advisors II, LLC, our advisor, and its affiliates, including conflicts related to the arrangements pursuant to which our advisor and its affiliates will be compensated by us. Our agreements and compensation arrangements with our advisor and its affiliates were not determined by arm’s-length negotiations. See the section entitled “Management Compensation” in this prospectus. Some of the potential conflicts of interest in our transactions with our advisor and its affiliates, and the limitations on our advisor adopted to address these conflicts, are described below.
Affiliates of our advisor have sponsored and may sponsor one or more other real estate investment programs in the future. The officers and key personnel of our advisor may spend a portion of their time on activities unrelated to us. Our advisor and its affiliates employ personnel who have extensive experience in selecting and managing commercial properties similar to the properties sought to be acquired by us. As of the date of this prospectus, our advisor is the sole limited partner of our operating partnership.
We may buy properties at the same time as one or more of the other programs affiliated with our advisor and/or managed by officers and key personnel of our advisor. As a result, they owe duties to each of these entities, their members and limited partners and investors, which duties may from time to time conflict with the fiduciary duties that they owe to us and our stockholders. However, to the extent that our advisor or its affiliates take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to you and the value of our stock. In addition, our directors and officers and certain of our stockholders may engage for their own account in business activities of the types conducted or to be conducted by our subsidiaries and us. For a discussion of the restrictions included in our charter relating to limits placed upon our directors, officers and certain of our stockholders, see the section of entitled “— Certain Conflict Resolution Procedures” below. In addition, for a description of some of the risks related to these conflicts of interest, see the section of this prospectus captioned “Risk Factors — Risks Related to Conflicts of Interest.”
Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise.
Interests in Other Real Estate Programs
Affiliates of our advisor act as executive officers of our advisor and as directors and/or officers of Carter Validus Mission Critical REIT, Inc., which is the other publicly registered, non-traded REIT currently managed by affiliates of our advisor. Affiliates of our officers and entities owned or managed by such affiliates may acquire or develop real estate for their own accounts, and have done so in the past. Furthermore, affiliates of our officers and entities owned or managed by such affiliates may form additional real estate investment entities in the future, whether public or private, which may have the same investment objectives and policies as we do and which may be involved in the same geographic area, and such persons may be engaged in sponsoring one or more of such entities at approximately the same time as our shares of common stock are being offered. Our advisor, its affiliates and affiliates of our officers are not obligated to present to us any particular investment opportunity that comes to their attention, unless such opportunity is of a character that might be suitable for investment by us. Our advisor and its affiliates likely will experience conflicts of interest as they simultaneously perform services for us and other affiliated real estate programs.
Any affiliated entity, whether or not currently existing, could compete with us in the sale or operation of the properties. We will seek to achieve any operating efficiency or similar savings that may result from affiliated management of competitive properties. However, to the extent that affiliates own or acquire property that is adjacent, or in close proximity, to a property we own, our property may compete with the affiliate’s property for tenants or purchasers.
Every transaction that we enter into with our advisor or its affiliates is subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our advisor or any of its affiliates.
Other Activities of Our Advisor and Its Affiliates
We rely on our advisor for the day-to-day operation of our business. As a result of the interests of members of its management in other programs sponsored by affiliates of our advisor and the fact that they also are engaged, and will continue to engage, in other business activities, our advisor and its affiliates have conflicts of interest in allocating their time between us and other programs sponsored by affiliates of our advisor and other activities in which they are involved. However, our advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the programs sponsored by affiliates of our advisor and other ventures in which they are involved. The allocation of these corporate resources, and the related expense that may be reimbursed by us, will not be determined on an arm's-length basis.

In addition, each of our executive officers also serves as an officer of our advisor, our property manager and/or other affiliated entities. As a result, these individuals owe fiduciary duties to these other entities, which may conflict with the fiduciary duties that they owe to us and our stockholders.
We may purchase properties or interests in properties from affiliates of our advisor. The prices we pay to affiliates of our advisor for these properties will not be the subject of arm’s-length negotiations, which could mean that the acquisitions may be on terms less favorable to us than those negotiated with unaffiliated parties. However, our charter provides that the purchase price of any property acquired from our advisor, our sponsor, their affiliates or a director may not exceed its current appraised value, as determined by an independent appraiser, that is, a person with no material current or prior business or personal relationship with our advisor or directors and who is engaged to a substantial extent in the business of rendering opinions regarding the value of real estate of the type held by us. In addition, the price must be approved by a majority of our directors (including a majority of the independent directors) not otherwise interested in the transaction as fair and reasonable to us. If the price to us exceeds the cost paid, our board of directors (including a majority of the independent directors) not otherwise interested in the transaction must determine that there is substantial justification for the excess cost and that the excess is reasonable. There is no dollar or number limitation on transactions with our advisor and its affiliates.
Competition in Acquiring, Leasing and Operating Properties
Conflicts of interest will exist to the extent that we may acquire, or seek to acquire, properties in the same geographic areas where properties owned by Carter Validus Mission Critical REIT, Inc., the other publicly registered, non-traded REIT managed by affiliates of our advisor, or any other programs which may be sponsored by affiliates of our advisor in the future are located. In such a case, a conflict could arise in the acquisition or leasing of properties if we and another program sponsored by affiliates of our advisor were to compete for the same properties or tenants in negotiating leases, or a conflict could arise in connection with the resale of properties if we and another program sponsored by affiliates of our advisor were to attempt to sell similar properties at the same time. Conflicts of interest also may exist at such time as we or our affiliates managing property on our behalf seek to employ developers, contractors or building managers, as well as under other circumstances. Our advisor will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons. In addition, our advisor will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. However, these conflicts cannot be fully avoided in that there may be established differing compensation arrangements for employees at different properties or differing terms for resales or leasing of the various properties.
Affiliated Dealer Manager
Since SC Distributors, LLC, our dealer manager, is an affiliate of our advisor, we will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. See the section entitled “Plan of Distribution” in this prospectus.
Affiliated Property Manager
Our properties are managed and leased by our property manager, Carter Validus Real Estate Management Services II, LLC, which is an affiliate of our advisor, pursuant to a management agreement. Our agreement with our property manager has a one-year term, which may be renewed for an unlimited number of successive one-year terms upon the mutual consent of the parties. Each renewal shall be for a term of no more than one year. It is the duty of our board of directors to evaluate the performance of the property manager annually before renewing the agreement. On May 4, 2017, we, along with our operating partnership and our property manager, executed a mutual consent to renew the management agreement, as amended. The renewal is for a one-year term and became effective on May 19, 2017. As a result of the renewal, the management agreement was extended through May 19, 2018. We may terminate the agreement in the event of gross negligence or willful misconduct on the part of our property manager. We expect our property manager to also serve as property manager for properties owned by affiliated real estate programs, some of which may be in competition with our properties. Management fees to be paid to our property manager are based on a percentage of the rental income received by the managed properties. For a more detailed discussion of the anticipated fees to be paid for property management services, see the section entitled “Management Compensation” in this prospectus.
Lack of Separate Representation
Morris, Manning & Martin, LLP acts, and may in the future act, as counsel to us, Carter Validus Advisors II, LLC, SC Distributors, LLC, Carter Validus Real Estate Management Services II, LLC and their affiliates in connection with this Offering or otherwise. There is a possibility that in the future the interests of the various parties may become adverse, and under the Code of Professional Responsibility of the legal profession, Morris, Manning & Martin, LLP may be precluded from representing any one or all of such parties. If a dispute were to arise between us, Carter Validus Advisors II, LLC, SC

Distributors, LLC, Carter Validus Real Estate Management Services II, LLC or any of their affiliates, separate counsel for such matters will be retained as and when appropriate.
Joint Ventures With Affiliates of Our Advisor
We may enter into joint ventures with other programs sponsored by affiliates of our advisor (as well as other parties) for the acquisition, development or improvement of properties. See the section entitled “Investment Objectives, Strategy and Policies — Investment Strategy — Joint Ventures” in this prospectus. We will not enter into a joint venture with our sponsor, our advisor, any director or any affiliate thereof, unless a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction, approve the transaction as being fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint ventures. Our advisor and its affiliates may have conflicts of interest in determining a program sponsored by affiliates of our advisor should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the co-venturer and in managing the joint venture. Since our advisor and its affiliates will control both us and any affiliated co-venturer, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers.
Receipt of Fees and Other Compensation by Our Advisor and Its Affiliates
A transaction involving the purchase and sale of properties may result in the receipt of commissions, fees and other compensation by our advisor and its affiliates, including acquisition and advisory fees, property management and leasing fees, disposition fees, and participation in net sale proceeds. Subject to oversight by our board of directors, our advisor has considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, our advisor may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that such fees generally will be payable to our advisor and its affiliates regardless of the quality of the properties acquired or the services provided to us. See the section entitled “Management Compensation” in this prospectus.
We may also pay significant fees during our listing/liquidation stage. Although most of the fees payable during our listing/liquidation stage are contingent on our investors first receiving agreed-upon investment returns, affiliates of our advisor could also receive significant payments even without our reaching the investment-return thresholds should we seek to become self-managed. Due to the apparent preference of the public markets for self-managed companies, a decision to list our shares on a national securities exchange might well be preceded by a decision to become self-managed. Given our advisor’s familiarity with our assets and operations, we might prefer to become self-managed by acquiring entities affiliated with our advisor. Such an internalization transaction could result in significant payments to affiliates of our advisor irrespective of whether you receive the returns on which we have conditioned other incentive compensation. Therefore, our advisor may have conflicts of interest concerning our listing/liquidation stage, particularly due to the fact that, depending on our advisor’s tax situation, capital needs and exit horizon, our advisor may receive more value from a listing rather than a liquidation.
In an effort to continue to align its incentive payments with the value created to our stockholders, in the event we determine to internalize the management team (or a portion thereof) of our advisor in connection therewith, we will not pay our advisor an internalization fee as a result of such transaction.
Certain Conflict Resolution Procedures
Every transaction that we enter into with our advisor or its affiliates will be subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our advisor or any of its affiliates.
In order to reduce or eliminate certain potential conflicts of interest, (A) our charter contains a number of restrictions relating to (1) transactions we enter into with our sponsor, our directors, our advisor and any of their respective affiliates, and (2) certain future offerings, and (B) the advisory agreement contains procedures and restrictions relating to the allocation of investment opportunities among entities affiliated with our advisor. These restrictions include, among others, the following:

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We will not purchase or lease properties from our sponsor, our advisor, any of our directors, or any of their respective affiliates without a determination by a majority of our directors, including a majority of our independent directors not otherwise interested in such transaction, that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its current appraised value, as determined by an independent appraiser. We will not sell or lease properties to our sponsor, our advisor, any of our directors, or any of their respective affiliates unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction determines that the transaction is fair and reasonable to us.

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We will not make any loans to our sponsor, our advisor, any of our directors, or any of their respective affiliates, except that we may make or invest in mortgage loans involving our sponsor, our advisor, our directors or their respective affiliates, if such mortgage loan is insured or guaranteed by a government or government agency or provided, among other things, that an appraisal of the underlying property is obtained from an independent appraiser and the transaction is approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction as fair and reasonable to us and on terms no less favorable to us than those available from unaffiliated third parties. We may also make loans to any of our wholly-owned subsidiaries. In addition, our sponsor, our advisor, any of our directors, and any of their respective affiliates will not make loans to us or to joint ventures in which we are a joint venture partner unless approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

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Our advisor and its affiliates will be entitled to reimbursement, at cost, at the end of each fiscal quarter for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner; provided, however, that we will not reimburse our advisor at the end of any fiscal quarter for the amount, if any, by which our total operating expenses, including the advisor asset management fee, paid during the four consecutive fiscal quarters then ended exceeded the greater of: (i) 2.0% of our average invested assets for such period, or (ii) 25.0% of our net income, before any additions to reserves for depreciation, bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for such period. Our independent directors have a fiduciary responsibility to ensure that we do not exceed these limits. Our independent directors may, however, permit us to exceed these limits if they determine that doing so is justified because of unusual and non-recurring expenses that they deem sufficient.

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If an investment opportunity becomes available that is deemed suitable, after our advisor’s and our board of directors’ consideration of pertinent factors, for both us and one or more other entities affiliated with our advisor, and for which more than one of such entities has sufficient uninvested funds, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity. In determining whether or not an investment opportunity is suitable for more than one such entity, our advisor and our board of directors shall examine, among others, the following factors:

•	the anticipated cash flow of and the cash requirements of each such entity;

•	the effect of the acquisition both on diversification of each program’s investments by type of property, geographic area and tenant concentration;

•	the policy of each program relating to leverage of properties;

•	the income tax effects of the purchase to each program;

•	the size of the investment; and

•	the amount of funds available to each program and the length of time such funds have been available for investment.
If a subsequent development, such as a delay in the closing of the acquisition or construction of a property, causes any such investment, in the opinion of our advisor, to be more appropriate for a program other than the program that committed to make the investment, our advisor may determine that another program affiliated with our advisor or its affiliates will make the investment. Our board of directors, including our independent directors, has a duty to ensure that the method used by our advisor for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties is reasonable and applied fairly to us.
We adopted an asset allocation policy to allocate property acquisitions among Carter Validus Mission Critical REIT II, Inc. and any other program sponsored by Carter Validus REIT Management Company II, LLC and its affiliates. All transactions will be allocated among us, Carter Validus Mission Critical REIT, Inc. and any other programs sponsored by Carter Validus REIT Management Company II, LLC by the investment committee in a manner consistent with the general investment allocation policy we adopted.

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We will not accept goods or services from our sponsor, our advisor, our directors, or any of their respective affiliates or enter into any other transaction with our sponsor, our advisor, our directors, or any of their respective affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approve such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Independent Directors
In order to reduce the risks created by conflicts of interest, our charter requires our board of directors to be comprised of a majority of persons who are independent directors. Our charter also authorizes the independent directors to retain their own legal and financial advisors. A majority of the independent directors must approve matters relating to, or act upon:

•	the requirement that a majority of directors and of independent directors review and ratify the charter at or before the first meeting of the board of directors;

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the duty of our board of directors to establish written policies on investments and borrowing and to monitor the administrative procedures, and our, and our advisor’s, investment operations and performance to assure that such policies are carried out;

•	our minimum capitalization;

•	the advisory agreement;

•	liability and indemnification;

•	the reasonableness of our fees and expenses;

•	limitations on organization and offering expenses;

•	limitations on acquisition fees and acquisition expenses;

•	limitations on total operating expenses;

•	limitations on real estate expenses;

•	limitations on incentive fees;

•	independent director or advisor compensation;

•	the independent directors’ periodic duty to review our investment policies;

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the authority of a majority of the independent directors to select an independent appraiser to determine the fair market value that we pay for real estate that we acquire both (a) when a majority of the independent directors determine to appoint an independent appraiser to determine fair market value in connection with any acquisition by us and (b) whenever we acquire property from our sponsor, the advisor, our directors or their respective affiliates;

•	the restrictions and procedures relating to meetings of stockholders;

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the authority of holders of a majority of stock present in person or by proxy at an annual meeting at which a quorum is present, without the necessity for concurrence by our board of directors, to vote to elect our directors;

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those requirements of any reinvestment plan that our board of directors establishes, relating to periodic distribution of certain material information to stockholders and opportunity for participating stockholders to withdraw; and

•	the adoption of an amendment to the charter extending or eliminating the Liquidity Event deadline or the approval of a plan of liquidation.
The following chart shows the ownership structure of the various entities that are affiliated with us, our sponsor and our advisor.

Organizational Structure

INVESTMENT OBJECTIVES, STRATEGY AND POLICIES
Investment Objectives
Our investment objectives are to:

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acquire well-maintained and strategically-located, quality, mission critical real estate properties in high-growth sectors of the U.S. economy, including the data center and healthcare sectors, which provide current cash flow from operations;

•	pay regular cash distributions to stockholders;

•	preserve, protect and return capital contributions to stockholders;

•	realize appreciated growth in the value of our investments upon the sale of such investments in whole or in part; and

•	be prudent, patient and deliberate with respect to the purchase and sale of our investments considering current and future real estate markets.
We cannot assure you that we will be able to continue to attain these objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, our advisor has substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets, subject to the approval of our board of directors.
Investment Strategy
Primary Investment Focus
There is no limitation on the number, size or type of properties we may acquire or the percentage of net proceeds of this Offering that may be invested in a single investment. We “focus” our investment activities on acquiring mission critical net-leased properties, preferably with long-term leases, to creditworthy tenants that are primarily in the data center and healthcare sectors. We expect that most of our properties will be located throughout the continental United States; however, we may purchase properties in other jurisdictions. We may also invest in real-estate related debt and securities that meet our investment strategy and return criteria, provided that we do not intend for such investments to constitute a significant portion of our assets, and we will evaluate our assets to ensure that any such investments do not cause us to lose our REIT status, cause us or any of our subsidiaries to be an investment company under the Investment Company Act or cause our advisor to have assets under management that would require our advisor to register as an investment adviser under the Investment Advisers Act. We expect the size of individual properties that we purchase to vary significantly, but we expect most of the properties we acquire are likely to have a purchase price between $5 million and $200 million. The number and mix of properties and other real estate-related investments comprising our portfolio will depend upon real estate market conditions and other circumstances existing at the time we acquire the properties and other real estate-related investments, and the amount of proceeds raised in this Offering.
Investing in Real Property
Our advisor generally uses the following criteria to evaluate potential investment opportunities:

•	assets that we determine are important to the use of our tenants, or “mission critical”;

•	leased to tenants with acceptable credit profiles;

•	leased with terms of at least seven to ten years (on average if multi-tenant building), or we believe otherwise have a strong likelihood of renewing; and

•	geographically diverse locations with good accessibility.
We believe that net-leased properties, as generally compared to properties with other lease structures, offer a distinct investment advantage since such properties typically provide more stable and predictable returns to the property owner, require less operating capital, have less recurring tenant turnover and, with respect to single-tenant properties, often are located in superior locations that are less dependent on the financial stability of adjoining tenants. Further, since we intend to acquire properties that are geographically diverse, we expect to minimize the potential adverse impact of economic slowdowns or downturns in specific geographic markets. We believe that a portfolio consisting of freestanding, both single-tenant and multi-tenant mission critical properties, that are long-term, net-leased to creditworthy tenants will enhance our liquidity opportunities for investors by making the sale of individual properties, multiple properties or our investment portfolio as a whole attractive to institutional investors and by making a potential listing of our shares attractive to the public investment community.
We consider “mission critical” properties as those properties that are essential to the successful operations of the companies within the industries in which such companies operate.

When and as determined appropriate by our advisor, we may acquire properties in various stages of development or that require substantial refurbishment or renovation. Our advisor will make this determination based upon a variety of factors, including the available risk-adjusted returns for such properties when compared with other available properties, the effect such properties would have on the diversification of our portfolio, and our investment objectives of realizing both current income and capital appreciation upon the sale of such properties.
To the extent feasible, we will continue to seek to achieve a well-balanced portfolio diversified by geographic location, age and lease maturities of the various properties in our portfolio. We also focus on acquiring properties in multiple high-growth sectors, that is, the data center and healthcare sectors. Tenants of our properties are generally diversified between national, regional and local companies. We generally will target properties with lease terms of six years or longer. We may acquire properties with shorter lease terms if the property is in an attractive location, is difficult to replace, or has other significant favorable attributes. We expect that these investments will provide long-term value by virtue of their size, location, quality and condition, and lease characteristics.
Many data center and healthcare companies currently are entering into sale-leaseback transactions (as described below) as a strategy for applying capital to their core operating businesses that would otherwise be invested in their real estate holdings. We believe that our investment strategy will enable us to take advantage of this trend and companies’ increased emphasis on core business operations and competence in today’s competitive corporate environment as many of these companies attempt to divest of their real estate assets.
We incurred, and intend to continue to incur, debt to acquire properties where our board of directors determines that incurring such debt is in our best interest. In addition, from time to time, we may acquire some properties without financing and later incur mortgage debt secured by one or more of such properties if favorable financing terms are available. We will use the proceeds from these loans to acquire additional properties and other real estate-related investments. We intend to limit our aggregate borrowings to 50% of the fair market value of our assets (calculated after the close of this Offering and once we have invested substantially all the net proceeds of this Offering), unless excess borrowing is approved by a majority of our independent directors.
We believe that our investment focus may present lower investment risks and greater stability to investors than other sectors of today’s commercial real estate market. By acquiring a large number of mission critical properties, we believe that lower than expected results of operations from one or a few investments will have a less significant effect on our ability to realize our investment objectives than an alternative strategy in which fewer or different properties are acquired.
Creditworthy Tenants
In evaluating potential property acquisitions, we apply credit underwriting criteria to the existing tenants of such properties. Similarly, we apply credit underwriting criteria to possible new tenants when we are re-leasing properties in our portfolio (to the extent applicable). We expect many of the tenants of our properties to be creditworthy national or regional companies with high net worth and high operating income.
A tenant is considered creditworthy if it has a financial profile that our advisor believes meets our criteria. In evaluating the creditworthiness of a tenant or prospective tenant, our advisor does not use specific quantifiable standards, but considers many factors, including, but not limited to, the proposed terms of the property acquisition, the financial condition of the tenant and/or guarantor, the operating history of the property with the tenant, the tenant’s market share and track record within its industry segment, the general health and outlook of the tenant’s industry segment, and the lease length and the terms at the time of the property acquisition.
We monitor the credit of our tenants to stay abreast of any material changes in credit quality. We monitor tenant credit by (1) reviewing the credit ratings of tenants (or their parent companies) that are rated by nationally recognized rating agencies, (2) reviewing financial statements that are publicly available or that are required to be delivered to us under the applicable lease, (3) monitoring news reports and other available information regarding our tenants and their underlying businesses, (4) monitoring the timeliness of rent collections, and (5) conducting periodic inspections of our properties to ascertain proper maintenance repair and upkeep.
Description of Leases
We acquire properties subject to existing tenant leases. When spaces in a property become vacant, existing leases expire, or we acquire properties under development or requiring substantial refurbishment or renovation, we anticipate entering into “net” leases. “Net” leases typically require tenants to pay in addition to a fixed rental, all or a majority of the costs relating to the three broad expense categories of real estate taxes (including special assessments and sales and use taxes), insurance and common area maintenance (including repair and maintenance, utilities, cleaning and other operating expenses related to the property). There are various forms of net leases, most typically classified as triple net, or absolute net. Triple net leases typically require the tenant to pay in addition to a fixed rental, all costs relating to the three broad expense categories of real estate taxes, insurance and common area maintenance of the property, but hold the landlord responsible for the roof and structure of the property. Generally, the leases require each tenant to procure, at its own expense, commercial general liability insurance, as well as property insurance covering the building for the full replacement value and naming the ownership entity and the lender, if applicable, as the additional insured on the policy. As a precautionary measure, we may obtain, to the extent available, secondary liability insurance, as well as loss of rents insurance that covers one year of annual rent in the event of a rental loss. Tenants will be required to provide proof of insurance by furnishing a certificate of insurance to our advisor on an annual basis. With respect to multi-tenant properties, we expect to have a variety of lease arrangements with the tenants of these properties. Since each lease is an individually negotiated contract between two or more parties, each lease will have different obligations of both the landlord and tenant. Many large national tenants have standard lease forms that generally do not vary from property to property. We will have limited ability to revise the terms of leases to those tenants. We expect that office space will be subject to “gross” leases. “Gross” leases typically require the tenant to pay a flat rental amount and require us to pay for all property charges regularly associated with ownership of the property.
A majority of our acquisitions generally have lease terms of six years or longer at the time of the property acquisition. We have acquired and may continue to acquire properties under which the lease term is in progress and has a partial term remaining. We also may acquire properties with shorter lease terms if the property is in an attractive location, difficult to replace, or has other significant favorable real estate attributes. Under most commercial leases, tenants are obligated to pay a predetermined annual base rent. Some of the leases also will contain provisions that increase the amount of base rent payable at points during the lease term. In general, we will not permit leases to be assigned or subleased without our prior written consent. If we do consent to an assignment or sublease, generally the original tenant will remain fully liable under the lease unless we release that tenant from its obligations under the lease.
We have and may continue to enter into sale-leaseback transactions. A sale-leaseback is when a property is purchased from a seller and leased back to such seller. While we will use our best efforts to structure any such sale-leaseback transactions so that the lease will be characterized as a “true lease” and so that we will be treated as the owner of the property for U.S. federal income tax purposes, the Internal Revenue Service could challenge this characterization. In the event that any sale-leaseback transaction is re-characterized as a financing transaction for U.S. federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. See the “Federal Income Tax Considerations — Other Tax Considerations” section of this prospectus.
Investment Decisions
Our advisor may purchase on our account, without the specific prior approval of our board of directors, properties with a purchase price of less than $15,000,000, so long as the investment in the property would not, if consummated, violate our investment guidelines or any restrictions on indebtedness and the consideration to be paid for such properties does not exceed the fair market value of such properties. Where the purchase price is equal to or greater than $15,000,000, investment decisions will be made by our board of directors upon recommendation of our advisor. In evaluating and presenting investments for approval, our advisor, to the extent such information is available, considers and provides to our board of directors, with respect to each property, the following:

•	proposed purchase price, terms and conditions;

•	physical condition, age, curb appeal and environmental reports;

•	location, visibility and access;

•	historical financial performance;

•	tenant rent roll and tenant creditworthiness;

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lease terms, including rent, rent increases, length of lease term, specific tenant and landlord responsibilities, renewal, expansion, termination, purchase options, exclusive and permitted uses provisions, assignment and sublease provisions, and co-tenancy requirements;

•	local market economic conditions, demographics and population growth patterns;

•	neighboring properties; and

•	potential for new property construction in the area.
Investing in and Originating Loans
We may originate or acquire real estate loans. Our criteria for investing in loans are substantially the same as those involved in our investment in properties. We may originate or invest in real estate loans (including, but not limited to, investments in first, second and third mortgage loans, wraparound mortgage loans, construction mortgage loans on real property, preferred equity loans, and loans on leasehold interest mortgages). We also may invest in mortgage, bridge or mezzanine loans. Further, we may invest in unsecured loans or loans secured by assets other than real estate; however, we will not make unsecured loans or loans not secured by mortgages unless such loans are approved by a majority of our independent directors. A bridge loan is short-term financing for an individual or business, until permanent or the next stage of financing, can be obtained. A mezzanine loan is a loan made in respect of certain real property that is secured by a lien on the ownership interests of the entity that, directly or indirectly, owns the real property. These loans would be subordinate to the mortgage loans directly on the underlying property.
Our underwriting process typically involves comprehensive financial, structural, operational and legal due diligence. We do not require an appraisal of the underlying property from a certified independent appraiser for an investment in mortgage, bridge or mezzanine loans, except for investments in transactions with our directors, our advisor or any of their affiliates. For each such appraisal obtained, we will maintain a copy of such appraisal in our records for at least five years and will make it available during normal business hours for inspection and duplication by any stockholder at such stockholder’s expense. In addition, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage or condition of the title.
We will not make or invest in mortgage, bridge or mezzanine loans on any one property if the aggregate amount of all mortgage, bridge or mezzanine loans outstanding on the property, including our borrowings, would exceed an amount equal to 85% of the appraised value of the property, as determined by our board of directors, including a majority of our independent directors unless substantial justification exists, as determined by our board of directors, including a majority of our independent directors. Our board of directors may find such justification in connection with the purchase of mortgage, bridge or mezzanine loans in cases in which we believe there is a high probability of our foreclosure upon the property in order to acquire the underlying assets and, in respect of transactions with our affiliates, in which the cost of the mortgage loan investment does not exceed the appraised value of the underlying property. Our board of directors may find such justification in connection with the purchase of mortgage, bridge or mezzanine loans that are in default where we intend to foreclose upon the property in order to acquire the underlying assets and, in respect of transactions with our affiliates, where the cost of the mortgage loan investment does not exceed the appraised value of the underlying property.
When evaluating prospective investments in and originations of real estate loans, our management and our advisor will consider factors such as the following:

•	the ratio of the total amount of debt secured by property to the value of the property by which it is secured;

•	the amount of existing debt on the property and the priority of that debt relative to our proposed investment;

•	the property’s potential for capital appreciation;

•	expected levels of rental and occupancy rates;

•	current and projected cash flow of the property;

•	the degree of liquidity of the investment;

•	the geographic location of the property;

•	the condition and use of the property;

•	the quality, experience and creditworthiness of the borrower;

•	general economic conditions in the area where the property is located; and

•	any other factors that our advisor believes are relevant.
We may originate loans from mortgage brokers or personal solicitations of suitable borrowers, or may purchase existing loans that were originated by other lenders. Our advisor will evaluate all potential loan investments to determine if the term of the loan, the security for the loan and the loan-to-value ratio meets our investment criteria and objectives. An officer, director, agent or employee of our advisor will inspect the property securing the loan, if any, during the loan approval process. We do not expect to make or invest in mortgage or mezzanine loans with a maturity of more than ten years from the date of our investment, and anticipate that most loans will have a term of five years. We do not expect to make or invest in bridge loans with a maturity of more than one year (with the right to extend the term for an additional one year) from the date of our investment. Most loans which we will consider for investment would provide for monthly payments of interest and some also may provide for principal amortization, although many loans of the nature which we will consider provide for payments of interest only and a payment of principal in full at the end of the loan term. We will not originate loans with negative amortization provisions.

Investing in Real Estate Securities
We may invest in non-majority owned securities of both publicly traded and private companies primarily engaged in real estate businesses, including REITs and other real estate operating companies, and securities issued by pass-through entities of which substantially all of the assets consist of qualifying assets or real estate-related assets. We may purchase the common stock, preferred stock, debt, or other securities of these entities or options to acquire such securities. However, any investment in equity securities (including any preferred equity securities) must be approved by a majority of directors, including a majority of independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable.
Acquisition Structure
We expect to continue acquiring fee interests in properties (a “fee interest” is the absolute, legal possession and ownership of land, property, or rights), although other methods of acquiring a property may be utilized if we deem it to be advantageous. Our focus is on acquiring commercial real estate predominantly in the data center and healthcare property sectors, but we also may acquire other types of real property, including office, industrial and retail properties.
To achieve our investment objectives, and to further diversify our portfolio, we have invested and will continue to invest in properties using a number of acquisition structures, which may include direct and indirect acquisitions, joint ventures, leveraged investments, issuing OP Units in our operating partnership in exchange for properties and making mortgages or other loans secured by the same types of properties which we may acquire. Further, our advisor and its affiliates may purchase properties in their own name, assume loans in connection with the purchase or loan and temporarily hold title to the properties for the purpose of facilitating acquisition or financing by us or any other purpose related to our business.
Joint Ventures
We may enter into joint ventures, partnerships and other co-ownership arrangements for the purpose of making investments. Some of the potential reasons to enter into a joint venture would be to acquire assets we could not otherwise acquire, to reduce our capital commitment to a particular asset, or to benefit from certain expertise that a partner might have. In determining whether to invest in a particular joint venture, we will evaluate the assets of the joint venture under the same criteria described elsewhere in this prospectus for the selection of our investments. In the case of a joint venture, we also will evaluate the terms of the joint venture as well as the financial condition, operating capabilities and integrity of our partner or partners. We may enter into joint ventures with our directors, our advisor, our sponsor or their respective affiliates only if a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction approves the transaction as being fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint venturers.
We may enter into joint ventures in which we have a right of first refusal to purchase the co-venturer’s interest in the joint venture if the co-venturer elects to sell such interest. If the co-venturer elects to sell property held in any such joint venture; however, we may not have sufficient funds to exercise our right of first refusal to buy the other co-venturer’s interest in the property held by the joint venture. If any joint venture with an affiliated entity holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such property.
Our advisor may have conflicts of interest in determining which program sponsored by affiliates of our advisor should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture. Since our advisor and its affiliates will control both the affiliated co-venturer and, to a certain extent, us, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers, which may result in the co-venturer receiving benefits greater than the benefits that we receive. In addition, we may have liabilities that exceed the percentage of our investment in the joint venture.
International Investments
We intend to primarily invest in real estate in the United States, however, we may also invest in assets located outside of the United States. While we do not have specific locations identified, we could invest in North America or Europe, or such other location as determined by our board of directors.
Exit Strategy — Liquidity Event
It is our intention to commence the process of achieving a Liquidity Event no later than five to seven years after the termination of the primary offering of our initial public offering; however, we may seek to achieve a Liquidity Event prior to that time if our board of directors determines that an opportune time is at hand. A “Liquidity Event” could include a sale of all or substantially all our assets, a sale or merger of our company, a listing of our common stock on a national securities exchange (provided we meet the then applicable listing requirements), or other similar transaction. We currently intend to achieve a Liquidity Event by selling our assets; however, we may achieve a Liquidity Event through a sale or merger of our company, a listing of our common stock on a national securities exchange, or other similar transaction if our board of directors determines that such a transaction is in the best interests of our stockholders.
If a Liquidity Event does not occur on or before the seventh anniversary of the completion or termination of the primary offering of our initial public offering, our charter requires that a majority of our board of directors and a majority of our independent directors adopt a resolution either (i) seeking stockholder approval of an amendment to the charter extending or eliminating this deadline or (ii) seeking stockholder approval of the liquidation of the corporation. See “Description of Securities —Meetings and Special Voting Requirements” in this prospectus for a more detailed discussion on this requirement.
Market conditions and other factors could cause us to delay our Liquidity Event beyond five to seven years following the termination of the primary offering of our initial public offering. Even after we decide to pursue a Liquidity Event, we are under no obligation to conclude our Liquidity Event within a set time frame because the timing of our Liquidity Event will depend on real estate market conditions, financial market conditions, federal income tax effects on stockholders, and other conditions that may prevail in the future. We also cannot assure you that we will be able to achieve a Liquidity Event.
Many REITs that are listed on a national stock exchange are considered “self-administered,” since the employees of such a REIT perform all significant management functions. In contrast, REITs that are not self-administered, like us, typically engage a third party, such as our advisor and property manager, to perform management functions on its behalf.
If our shares of our common stock are listed for trading on a national securities exchange, we anticipate that we will become self-administered. The method by which we could internalize these functions can take many forms, including without limitation, acquiring our advisor. Any compensation paid to our advisor in connection with the listing of shares of our common stock for trading on a national securities exchange likely will be paid in the form of a promissory note that will be repaid from the net sale proceeds of each of our investments after the date of the termination or listing, although we may pay this compensation with cash or shares of our common stock, or any combination of the foregoing. See “Management — The Advisory Agreement.” If shares are used for payment, we do not anticipate that they will be registered under the Securities Act and, therefore, will be subject to restrictions on transferability. As the parent of our advisor and thus the recipient of such shares, our sponsor has an incentive to direct our advisor to effect such listing. In connection with any such acquisition, to assist in the process, a special committee of our independent directors may be formed and may retain a recognized financial advisor or institution providing valuation services to serve as the committee’s financial advisor. The financial advisor may render an opinion to the special committee with respect to the fairness to our stockholders from a financial point of view of the consideration paid in such acquisition of our advisor and property manager.
Investment Limitations
Charter Limitations
Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities, pursuant to which we will not:

•
borrow in excess of 300% of our total “net assets” as of the date of any borrowing (which is the maximum level of indebtedness permitted under the NASAA REIT Guidelines absent a satisfactory showing that a higher level is appropriate), which is generally expected to be approximately 75% of the cost of our investments; however, we may exceed that limit if approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for exceeding such limit; provided, however, this charter limitation does not apply to individual real estate assets or investments;

•	invest more than 10% of our total assets in unimproved real property or mortgage loans on unimproved real property;

•
make or invest in any mortgage loans if the transaction is with our advisor, our sponsor, any of our directors, or any of their affiliates unless an appraisal is obtained concerning the underlying property from an independent appraiser (which appraisal must be maintained in our records for at least five years and will be available for inspection and duplication by any stockholder for a reasonable charge) and a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or condition of the title is obtained, except for those mortgage loans insured or guaranteed by a government or government agency;

•
make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property, including our loans, would exceed an amount equal to 85% of the appraised value of such property, as determined by appraisal, unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria; for purposes of this limitation, the “aggregate amount of all mortgage loans outstanding on such property, including our loans” includes all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5.0% per annum of the principal balance of the loan;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•	invest in indebtedness secured by a mortgage on real property which is subordinate to the lien or other indebtedness of our sponsor, our advisor, any director or any of our affiliates;

•
invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•
issue debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service that higher level of debt;

•
issue equity securities redeemable solely at the option of the holder, which restriction has no effect on our share repurchase program or the ability of our operating partnership to issue redeemable partnership interests; or

•
issue options or warrants to purchase shares to our sponsor, our advisor, our directors or any of their affiliates except on the same terms as such options or warrants are sold to the general public; provided that options or warrants issuable to our sponsor, our advisor, our directors, or any affiliate thereof may not exceed 10% of the outstanding shares on the date of grant and that options or warrants may be issued to persons other than our sponsor, our advisor, our directors or any affiliate thereof, but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of our independent directors has a market value less than the value of such option or warrant on the date of grant; or issue equity securities that are assessable after the receipt of the consideration for which our board of directors authorized the issuance.

In addition, our charter includes many other investment limitations in connection with transactions with affiliated entities or persons, which limitations are described above in the section of this prospectus captioned “Conflicts of Interest,” and restrictions on roll-up transactions, which are described in the section of this prospectus captioned “Description of Securities.”
Investment Policy Limitations
Our board of directors has adopted investment policies that further limit the manner in which we may invest our funds or issue securities. Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interests of our stockholders and our investment policies may change over time. The methods of implementing our investment policies also may vary as new real estate development trends emerge and new investment techniques are developed. Except to the extent that policies and investment limitations are included in our charter, our investment policies, the methods for their implementation, and our other objectives, policies and procedures may be altered by our board of directors without the approval of our stockholders. Our investment policies prohibit us from borrowing, following the completion of this Offering, in excess of 50% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets, unless borrowing a greater amount is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report along with justification for the excess; provided, however, that this policy limitation does not apply to individual real estate assets or investments.
Financing Strategies and Policies
We believe that utilizing borrowing is consistent with our investment objectives and has the potential to maximize the returns to our stockholders. Financing for acquisitions and investments may be obtained at the time an asset is acquired or an investment is made or at a later time. In addition, debt financing may be used from time to time for property improvements, tenant improvements, leasing commissions and other working capital needs. The form of our indebtedness will vary and could be long-term or short-term, secured or unsecured, or fixed-rate or floating rate. We will not enter into interest rate swaps or caps, or similar hedging transactions or derivative arrangements for speculative purposes but may do so in order to manage or mitigate our interest rate risks on variable rate debt.
Our charter provides that, until such time as shares of our common stock are listed on a national securities exchange or traded in the over-the-counter market, the maximum amount of our total indebtedness shall not exceed 300% of our total “net assets” as of the date of any borrowing (which is the maximum level of indebtedness permitted under the NASAA REIT Guidelines absent a satisfactory showing that a higher level is appropriate), which is generally expected to be approximately 75% of the cost of our investments; however, we may exceed that limit if approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for exceeding such limit. This charter limitation, however, does not apply to individual real estate assets or investments.
In addition, as stated above, our board of directors has adopted investment policies that further limit our aggregate borrowings, following the completion of this Offering, to 50% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets, unless borrowing a greater amount is approved by a majority of our independent directors. Such limitation, however, does not apply to individual real estate assets or investments. At the date of acquisition of each asset, we anticipate that the cost of investment for such asset will be substantially similar to its fair market value, which will enable us to comply with the limitations set forth in our charter and the NASAA REIT Guidelines. However, subsequent events, including changes in the fair market value of our assets, could result in our exceeding these limitations.
We will not borrow from our sponsor, advisor, any member of our board of directors or any of their affiliates unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties.
Except with respect to the borrowing limits contained in our charter, we may reevaluate and change our financing policies without a stockholder vote. Factors that we would consider when reevaluating or changing our debt policy include: then-current economic conditions, the relative cost and availability of debt and equity capital, our expected investment opportunities, the ability of our investments to generate sufficient cash flow to cover debt service requirements and other similar factors.
Insurance Policies
We typically purchase comprehensive liability, rental loss and all-risk property casualty insurance covering our real property investments provided by reputable companies, with commercially reasonable deductibles, limits and policy specifications customarily carried for similar properties. There are, however, certain types of losses that may be either uninsurable or not economically insurable, such as losses due to floods, riots, terrorism or acts of war. If an uninsured loss occurs, we could lose our “invested capital” in, and anticipated profits from, the property. For these purposes, “invested capital” means the original issue price paid for the shares of our common stock reduced by prior distributions from the sale or financing of our properties. See the section entitled “Risk Factors — General Risks Related to Investments in Real Estate” in this prospectus for additional discussion regarding insurance.
Disposition Policies
We intend to hold each asset we acquire for an extended period of time, generally five to seven years, or for the life of the company. However, circumstances may arise that could result in the earlier sale of some assets. The determination of whether an asset will be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, specific real estate market conditions, tax implications for our stockholders, and other factors. The requirements for qualification as a REIT for federal income tax purposes also will put some limits on our ability to sell assets after short holding periods. See the section entitled “Federal Income Tax Considerations” in this prospectus.
The determination of whether a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, specific real estate market circumstances, and current tenant creditworthiness, with a view to achieving maximum capital appreciation. We cannot assure you that this objective will be realized. The selling price of a property that is net-leased will be determined in large part by the amount of rent payable under the lease and the “sales multiple” applied to that rent. If a tenant has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of properties we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. The terms of payment will be affected by custom in the area in which the property being sold is located and the then-prevailing economic conditions.
In addition, if during the period ending two years after the close of our initial public offering, we sell assets and then reinvest in other assets, we will pay our advisor 2.0% of the contract purchase price of each property acquired (including our pro rata share of debt attributable to such property) and 2.0% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment); provided, however, that in no event shall the aggregate acquisition fee paid in respect of such sale or reinvestment exceed 6.0% of the contract purchase price of each property (including our pro rata share of debt attributable to such property) or 6.0% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment).

Other Policies
Subject to applicable law, our board of directors has the authority, without further stockholder approval, to cause us to issue additional authorized common stock and/or preferred stock (except that issuance of preferred stock must also be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel) or otherwise raise capital in any manner and on terms and for the consideration it deems appropriate, including in exchange for property and/or as consideration for acquisitions. Existing stockholders will have no preemptive right to purchase additional shares issued in any future offering or other issuance of our capital stock, and any offering or issuance may cause dilution of your investment. In addition, preferred stock could have distribution, voting, liquidation and other rights and preferences that are senior to those of our common stock. See the section entitled “Description of Securities” in this prospectus. We may in the future issue common stock or preferred stock in connection with acquisitions, including issuing common stock or preferred stock in exchange for property, other assets, or entities. We also may issue units of partnership interests in our operating partnership in connection with acquisitions of property or other assets or entities.
Money Market Investments
Pending the purchase of other permitted investments, or to provide the reserve described below, we will temporarily invest in one or more unaffiliated money market mutual funds or directly in certificates of deposit, commercial paper, interest-bearing government securities and other short-term instruments. We intend to hold net proceeds from this Offering that have not been invested in real estate or real estate-related assets in assets which will allow us to qualify as a REIT. These investments will be highly liquid and provide for appropriate safety of principal, such as cash, cash items and government securities. Cash items include cash on hand, cash deposited in time and demand accounts with financial institutions, receivables which arise in our ordinary course of operation, commercial paper and certificates of deposit. Generally, government securities are any securities issued or guaranteed as to principal or interest by the United States federal government. See the section entitled “Federal Income Tax Considerations — REIT Qualification Tests” in this prospectus.
Appraisals
To the extent we make mortgage, bridge or mezzanine loans or invest in mortgage, bridge or mezzanine loans in transactions with affiliates, a majority of our directors will approve the consideration paid for such properties based on the fair market value of the properties. If a majority of independent directors so determines, the fair market value will be determined by a qualified independent real estate appraiser selected by our independent directors.
Appraisals are estimates of value and should not be relied on as measures of true worth or realizable value. We will maintain the appraisal in our records for at least five years, and copies of each appraisal will be available for review by stockholders upon request.
Investment Company Act Considerations
We intend to conduct our operations and the operations of our operating partnership so that each is exempt from registration as an investment company under the Investment Company Act. Under the Investment Company Act, in relevant part, a company is an “investment company” if:

•	pursuant to Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; and

•
pursuant to Section 3(a)(1)(C), it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis. “Investment securities” excludes U.S. Government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to acquire real estate and real estate-related assets directly, for example, by acquiring fee interests in real property, or by purchasing interests, including controlling interests, in REITs or other “real estate operating companies,” such as real estate management companies and real estate development companies, that own real property. We also may acquire real estate assets through investments in joint venture entities, including joint venture entities in which we may not own a controlling interest. We anticipate that our assets generally will be held in wholly and majority-owned subsidiaries of the company, each formed to hold a particular asset.
Because we are organized as a holding company that will conduct its business primarily through our operating partnership, which in turn is a holding company that will conduct its business through its subsidiaries, we intend to conduct our operations and the operations of our operating partnership so that each will comply with the 40% test. In addition, we expect that our wholly-owned and majority-owned subsidiaries will not be relying on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in these subsidiaries (which are expected to constitute most, if not all, of our assets) generally will not constitute “investment securities.” Accordingly, we believe that the company and most, if not all, of its wholly and majority-owned subsidiaries will not be considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.
In addition, we believe that we, our operating partnership and any subsidiaries of our operating partnership will not be considered investment companies under Section 3(a)(1)(A) of the Investment Company Act because none of these entities will engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we, our operating partnership and any subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, we expect that we, our operating partnership and any subsidiaries will be able to conduct our respective operations such that none of these entities will be required to register as an investment company under the Investment Company Act.
The determination of whether an entity is a majority-owned subsidiary of our company is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We intend to treat entities in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We do not intend to request that the SEC staff approve our treatment of any particular entity as a majority-owned subsidiary and the SEC staff has not done so. If the SEC staff were to disagree with our treatment of one or more subsidiary entities as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to comply with the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.
Even if the value of investment securities held by any of our wholly-owned or majority-owned subsidiaries were to exceed 40% of their respective total assets (exclusive of government securities and cash items), we expect that such subsidiaries would be able to rely on the exclusion from the definition of “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities primarily engaged in the business of “purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exclusion, as interpreted by the staff of the SEC, generally requires that at least 55% of an entity’s assets must be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying assets,” and at least 80% of the entity’s assets must be comprised of additional qualifying assets and a broader category of assets that we refer to as “real estate-related assets” under the Investment Company Act. Additionally, no more than 20% of the entity’s assets may be comprised of miscellaneous assets.
We classify our assets for purposes of the Investment Company Act, including our 3(c)(5)(C) exclusion, in large measure upon no-action positions taken by the SEC staff in the past. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than twenty years ago. Accordingly, no assurance can be given that the SEC will concur with our classification of our assets. In addition, the SEC staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of the Investment Company Act. If we are required to re-classify our assets, we may no longer be in compliance with the exclusion from the definition of an investment company provided by Section 3(c)(5)(C) of the Investment Company Act.
For purposes of determining whether we satisfy the exclusion provided by Section 3(c)(5)(C), as interpreted by the staff of the SEC, we classify the assets in which we invest as follows:

•
Real Property.    Based on no-action letters issued by the SEC staff, we classify our fee interests in real properties as qualifying assets. In addition, based on no-action letters issued by the SEC staff, we will treat our investments in joint ventures, which in turn invest in qualifying assets such as real property, as qualifying assets only if we will have the right to approve major decisions affecting the joint venture; otherwise, such investments will be classified as real estate-related assets. We expect that no less than 55% of our assets will consist of investments in real property, including any joint ventures that we control.

•
Securities.    We intend to treat as real estate-related assets debt and equity securities of both non-majority owned publicly traded and private companies primarily engaged in real estate, including REITs and other real estate operating companies, and securities issued by pass-through entities of which substantially all of the assets consist of qualifying assets or real estate-related assets, however the SEC staff has not specifically addressed this issue.

•
Loans.    Based on no-action letters issued by the SEC staff, we will classify our investments in various types of whole loans as qualifying assets, as long as the loans are “fully secured” by an interest in real estate at the time we originate or acquire the loan. However, we will consider loans with loan-to-value ratios in excess of 100% to be real estate-related assets.
We will classify our investments in construction loans, if any, as qualifying assets, as long as the loans are “fully secured” by an interest in real estate at the time we originate or acquire the loan. With respect to construction loans that are funded over time, we will consider the outstanding balance (i.e., the amount of the loan actually drawn) as a qualifying asset. The SEC staff has not issued no-action letters specifically addressing construction loans. If the SEC staff takes a position in the future that is contrary to our classification, we will modify our classification accordingly.
Consistent with no-action positions taken by the SEC staff, we will consider any participation in a whole mortgage loan, to be a qualifying asset only if: (1) we have a participation interest in a mortgage loan that is fully secured by real property; (2) we have the right to receive our proportionate share of the interest and the principal payments made on the loan by the borrower, and our returns on the loan are based on such payments; (3) we invest only after performing the same type of due diligence and credit underwriting procedures that we would perform if we were underwriting the underlying mortgage loan; (4) we have approval rights in connection with any material decisions pertaining to the administration and servicing of the loan and with respect to any material modification to the loan agreements; and (5) if the loan becomes non-performing, we have effective control over the remedies relating to the enforcement of the mortgage loan, including ultimate control of the foreclosure process, by having the right to: (a) appoint the special servicer to manage the resolution of the loan; (b) advise, direct or approve the actions of the special servicer; (c) terminate the special servicer at any time with or without cause; (d) cure the default so that the mortgage loan is no longer non-performing; and (e) purchase the senior loan at par plus accrued interest, thereby acquiring the entire mortgage loan.
We will base our treatment of any other investments as qualifying assets and real estate-related assets on the characteristics of the underlying collateral and the particular type of loan (including whether we have foreclosure rights with respect to those securities or loans that have underlying real estate collateral) and we will make these determinations in a manner consistent with guidance issued by the SEC staff.
Qualification for exemption from registration under the Investment Company Act will limit our ability to make certain investments. For example, these restrictions may limit the ability of the company and its subsidiaries to invest directly in mortgage-related securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities and real estate companies or in assets not related to real estate. Although we intend to monitor our portfolio, there can be no assurance that we will be able to maintain this exemption from registration for our company or each of our subsidiaries.
A change in the value of any of our assets could negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To maintain compliance with the Section 3(c)(5)(C) exclusion, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.
To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon the definition of investment company and the exceptions to that definition, we may be required to adjust our investment strategy accordingly. For example, on August 31, 2011, the SEC issued a concept release requesting comments regarding a number of matters relating to the exemption provided by Section 3(c)(5)(C) of the Investment Company Act, including the nature of assets that quality for purposes of the exemption and whether mortgage REITs should be regulated in a manner similar to investment companies. Additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen.
If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including restrictions with respect to diversification and industry concentration and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan.
Change in Investment Objectives, Policies and Limitations
Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interests of our stockholders. Each determination and the basis therefor shall be set forth in the minutes of the meetings of our board of directors. Our investment policies and objectives and the methods of implementing our investment objectives and policies, except to the extent set forth in our charter, may be altered by our board of directors, without approval of our stockholders. If we change these policies during the offering period, we will disclose these changes in a prospectus supplement prior to the effective time of these changes. If we change these policies after the Offering, we will inform our stockholders of the change within ten days after our board of directors alters our investment objectives and policies, by either a letter to investors or another method deemed reasonable by our board of directors.
Dilution of the Net Tangible Book Value of Our Shares
In connection with this ongoing offering of shares of our common stock, we are providing information about our net tangible book value per share. Our net tangible book value per share is a rough approximation of value calculated as total tangible book value of assets minus total tangible liabilities, divided by the total number of shares of common stock outstanding. It assumes that the value of real estate assets diminishes predictably over time as shown through the depreciation and amortization of real estate investments. Real estate values have historically risen or fallen with market conditions. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our Estimated Per Share NAV. It is not intended to reflect the value of our assets upon an orderly liquidation of the company in accordance with our investment objectives. However, net tangible book value will reflect certain dilution in value of our common stock from the issue price as a result of (i) accumulated depreciation and amortization of real estate investments, (ii) the substantial fees paid in connection with our initial public Offering, including selling commissions and marketing fees re-allowed by our dealer manager to participating broker-dealers, (iii) the fees and expenses paid to our advisor and its affiliates in connection with the selection, acquisition, management and sale of our investments and (iv) the funding of distributions from sources other than cash flow from operations. As of September 30, 2017, our net tangible book value per share was $6.63.
The current offering price of shares in this Offering (ignoring purchase price discounts for certain categories of purchasers) is $10.200 per Class A share, $9.273 per Class I share and $9.766 per Class T share. The offering prices are based on the most recent Estimated Per Share NAV of $9.18 of each of our Class A common stock, Class I common stock and Class T common stock, and any applicable per share upfront selling commissions and dealer manager fees. Further, even without depreciation in the value of our assets, the other factors described above with respect to the dilution in the value of our common stock are likely to cause our offering price to be higher than the amount you would receive per share if we were to liquidate at this time.
Description of Real Estate Investments
We engage in the acquisition and ownership of quality income-producing commercial real estate with a focus on data centers and healthcare facilities, preferably with creditworthy tenants.
As of November 27, 2017, on a portfolio level, we, through wholly-owned subsidiaries of our operating partnership, owned 100% of the fee simple interest and leasehold interest in 67 properties located in various states, consisting of approximately 4,887,000 gross rentable square feet of commercial space. As of November 27, 2017, our properties that are subject to net leases have a consolidated weighted average yield of 7.83%. As of November 27, 2017, our leases have average annual rent escalations of 2.09%.
We purchased the properties from sellers unaffiliated with us, our advisor or our respective affiliates through the use of net proceeds from our offering, borrowings and/or the KeyBank Credit Facility (as defined below).
On June 15, 2017, we, through CVOP II, acquired from an unaffiliated third-party seller a combination of fee simple and leasehold interests in a 995,728 gross rentable square foot data center, or the 250 Williams Atlanta Data Center, located in Atlanta, Georgia, which we consider a material property acquisition. We funded the acquisition with (1) a loan in the aggregate principal amount of $116,200,000 from KeyBank National Association, which is secured by the 250 Williams Atlanta Data Center, (2) net proceeds from our Offering and (3) proceeds from our secured credit facility.
The following table summarizes our material real estate property as of November 27, 2017:

Property Description*	Date Acquired	Year Constructed	Contract Purchase Price(1)	Property Taxes		Fees Paid to Sponsor(2)	Total Rentable Square Feet	Physical Occupancy	Location	MSA(3)
250 Williams Atlanta Data Center	06/15/17	1989(4)	$166,000,000	$2,034,000	(5)	$3,320,000	995,728	88.3%	Atlanta, GA	Atlanta-Sandy Springs-Roswell, GA

(1)	Contract purchase price excludes acquisition fees and costs.

(2)
Fees paid to the sponsor include payments made to an affiliate of our advisor for acquisition fees in connection with the property acquisition. It does not include fees paid to any property manager, including our affiliated property manager. For more detailed information on fees paid to our advisor or its affiliates, see the section captioned “Management Compensation” beginning on page 84 of the prospectus.

(3)	Our property is located in one metropolitan statistical areas, or MSA, and as such may compete with other facilities for tenants if the current leases are not renewed.

(4)	The 250 Williams Atlanta Data Center was renovated in 2007.

(5)	Represents the real estate taxes for 2016.

*	We believe the property is suitable for its present and intended purposes and adequately covered by insurance.
As of November 27, 2017, we purchased, since inception, 66 individually immaterial properties for an aggregate contract purchase price of approximately $1,347,282,000 plus closing costs, with total annualized base rent at acquisition of approximately $92,384,000.

The following table summarizes the 66 individually immaterial properties acquired since July 31, 2014 in order of acquisition date:

Property Description*	Location	MSA/µSA (1)	Date Acquired	Contract Purchase Price (2)	Property Taxes (3)	Fees Paid to Sponsor (4)	Major Tenants (5)	Total Rentable Square Feet	% of Total Rentable Square Feet Leased to Major Tenants	% of Total Rentable Square Feet Leased	Lease Expiration for Major Tenants
Cy Fair Surgical Center	Houston, TX	Houston-The Woodlands-Sugar Land, TX	07/31/2014	$4,450,000	$68,776	$89,000	Cy Fair Surgery Center, LTD.	13,645	100.00%	100.00%	07/31/2025
Mercy Healthcare Facility	Cincinnati, OH	Cincinnati, OH-KY-IN	10/29/2014	4,100,000	100,718	82,000	Mercy Health Physicians Cincinnati, LLC	14,868	100.00%	100.00%	05/31/2024
Winston-Salem, NC IMF	Winston-Salem, NC	Winston-Salem, NC	12/17/2014	6,254,000	46,713	125,080	Piedmont Ear, Nose and Throat Associates, P.A.	22,200	100.00%	100.00%	12/31/2024
New England Sinai Medical Center	Stoughton, MA	Boston-Cambridge- Newton, MA-NH	12/23/2014	23,398,094	360,823	526,400	New England Sinai Hospital, A Steward Family Hospital, Inc.	180,744	100.00%	100.00%	12/31/2029
Baylor Surgical Hospital at Fort Worth	Fort Worth, TX	Dallas-Fort Worth-Arlington, TX	12/31/2014	48,210,548	793,508	964,211	Fort Worth Surgicare Partners, Ltd.	83,464	100.00%	100.00%	10/31/2031
Baylor Surgical Hospital Integrated Medical Facility	Fort Worth, TX	Dallas-Fort Worth-Arlington, TX	12/31/2014	2,340,000	23,149	46,800	Fort Worth Surgicare Partners, Ltd.	8,268	50.00%	87.31%	09/30/2019
							THVG Bariatric, LLC		37.31%		04/30/2022
Winter Haven Healthcare Facility	Winter Haven, FL	Lakeland-Winter Haven, FL	01/27/2015	3,803,640	24,613	76,073	Central Polk, LLC	7,560	100.00%	100.00%	06/30/2029
Heartland Rehabilitation Hospital	Overland Park, KS	Kansas City, MO-KS	02/17/2015	24,579,302	365,531	491,586	Heartland Rehabilitation Hospital, LLC	54,568	100.00%	100.00%	12/31/2034
Indianapolis Data Center	Indianapolis, IN	Indianapolis-Carmel-Anderson, IN	04/01/2015	7,500,000	62,959	150,000	Online Tech, LLC	43,724	100.00%	100.00%	03/31/2030
Clarion IMF	Clarion, PA	Pittsburgh, PA	06/01/2015	6,920,000	(6)	138,400	The Primary Health Network	33,000	100.00%	100.00%	10/31/2027
Post Acute Webster Rehabilitation Hospital	Webster, TX	Houston-The Woodlands-Sugar Land, TX	06/05/2015	25,719,927	111,071	514,399	Clear Lake Institute for Rehabilitation, LLC	53,514	100.00%	100.00%	05/06/2035
Eagan Data Center	Eagan, MN	St. Cloud, MN	06/29/2015	5,800,000	126,308	116,000	DataBank Holdings, LTD.	87,402	100.00%	100.00%	09/30/2029
Houston Surgical Hospital and LTACH	Houston, TX	Houston-The Woodlands-Sugar Land, TX	06/30/2015	49,250,000	551,053	985,000	Victory Medical Center Houston, LP	102,369	55.54%	100.00%	10/31/2035
							CHG Cornerstone Hospital of South Houston, LP		36.42%		09/30/2022
KMO IMF - Cincinnati I	Cincinnati, OH	Cincinnati, OH-KY-IN	07/22/2015	29,696,445	566,118	593,929	The Christ Hospital	139,428	90.39%	100.00%	12/31/2025
KMO IMF - Cincinnati II	Cincinnati, OH	Cincinnati, OH-KY-IN	07/22/2015	12,548,760	225,232	250,975	UC Health	41,600	100.00%	100.00%	08/31/2029
KMO IMF - Florence	Florence, KY	Cincinnati, OH-KY-IN	07/22/2015	12,067,438	144,326	241,349	UC Health	41,600	100.00%	100.00%	09/30/2029
KMO IMF - Augusta	Augusta, ME	Augusta-Waterville, ME (µSA)	07/22/2015	18,029,143	207,067	360,583	MaineGeneral Medical Center	51,000	100.00%	100.00%	04/30/2029
KMO IMF - Oakland	Oakland, ME	Augusta-Waterville, ME (µSA)	07/22/2015	6,743,633	55,556	134,873	MaineGeneral Medical Center	20,000	100.00%	100.00%	05/31/2029
Reading Surgical Hospital	Wyomissing, PA	Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	07/24/2015	24,990,000	190,396	499,800	Surgical Institute of Reading, LP	33,217	100.00%	100.00%	07/31/2030
Post Acute Warm Springs Specialty Hospital of Luling	Luling, TX	Austin-Round Rock, TX	07/30/2015	9,675,000	93,375	193,500	Post Acute Medical at Luling, LLC	40,901	100.00%	100.00%	07/31/2030
Minnetonka Data Center	Minnetonka, MN	Minneapolis-St. Paul-Bloomington, MN-WI	08/28/2015	19,900,000	320,770	398,000	tw telecom of minnesota llc	135,240	78.43%	100.00%	06/30/2024
							Uroplasty, LLC		13.50%		06/30/2019
Nebraska Healthcare Facility	Omaha, NE	Omaha-Council Bluffs, NE-IA	10/14/2015	13,011,247	184,511	260,225	SNF Omaha Operating Company, LLC	40,402	100.00%	100.00%	04/30/2036

Heritage Park - Sherman I	Sherman, TX	Sherman-Denison, TX	11/20/2015	30,040,000		787,212	600,800		Heritage Park Surgical Hospital, LLC	57,576		100.00%	100.00%	05/31/2030
Heritage Park - Sherman II	Sherman, TX	Sherman-Denison, TX	11/20/2015	3,900,000		41,432	78,000		Heritage Park Surgical Hospital, LLC	8,055		100.00%	100.00%	05/31/2030
Baylor Surgery Center at Fort Worth	Fort Worth, TX	Dallas-Fort Worth-Arlington, TX	12/23/2015	14,382,550		225,756	287,651		Physicians Surgical Center of Fort Worth, LLP	36,800		91.46%	100.00%	11/30/2025
HPI - Oklahoma City I	Oklahoma City, OK	Oklahoma City, OK	12/29/2015	34,692,226		320,955	693,844		Community Hospital, LLC	94,076		100.00%	100.00%	12/31/2030
HPI - Oklahoma City II	Oklahoma City, OK	Oklahoma City, OK	12/29/2015	10,325,779		151,100	206,516		Healthcare Partners Investments, LLC	41,394		100.00%	100.00%	12/31/2030
Waco Data Center	Waco, TX	Waco, TX	12/30/2015	10,700,000		223,633	214,000		CVMS Waco Data Partners, LLC	43,596		100.00%	100.00%	12/31/2035
HPI - Edmond	Edmond, OK	Oklahoma City, OK	01/20/2016	4,400,000		28,627	88,000		Healthcare Partners Investments, LLC	17,700		100.00%	100.00%	01/31/2031
HPI - Oklahoma City III	Oklahoma City, OK	Oklahoma City, OK	01/27/2016	3,000,000		16,669	60,000		Kim King, D.O., PLLC	8,762		100.00%	100.00%	01/31/2026
HPI - Oklahoma City IV	Oklahoma City, OK	Oklahoma City, OK	01/27/2016	1,700,000		11,275	34,000		Healthcare Partners Investments, LLC	5,000		100.00%	100.00%	01/31/2031
Alpharetta Data Center III	Alpharetta, GA	Atlanta-Sandy Springs-Roswell, GA	02/02/2016	15,750,000		178,285	315,000		Sungard Availability Services, LP	77,322		100.00%	100.00%	11/30/2019
Flint Data Center	Flint, MI	Flint, MI	02/02/2016	8,500,000		25,826	170,000		Online Tech, LLC	32,500		100.00%	100.00%	02/28/2031
HPI - Newcastle	Newcastle, OK	Oklahoma City, OK	02/03/2016	1,750,000		12,778	35,000		Healthcare Partners Investments, LLC	7,424		100.00%	100.00%	02/28/2031
HPI - Oklahoma City V	Oklahoma City, OK	Oklahoma City, OK	02/11/2016	15,000,000		91,471	300,000		Darryl D. Robinson, M.D., P.C. and Michael Sean O'Brien, D.O., P.C.	43,676		100.00%	100.00%	02/28/2026
Vibra Rehabilitation Hospital	Rancho Mirage, CA	Riverside-San Bernardino-Ontario, CA	03/01/2016	9,466,287	(7)	64,100	741,876	(7)	Vibra Rehabilitation Hospital of Rancho, LLC	40,688	(8)	(9)	(9)	(9)
HPI - Oklahoma City VI	Oklahoma City, OK	Oklahoma City, OK	03/07/2016	5,050,000		35,090	101,000		Michael H. Wright, M.D., P.C.	14,676		100.00%	100.00%	03/31/2026
Tennessee Data Center	Franklin, TN	Nashville-Davidson-Murfreesboro-Franklin, TN	03/31/2016	19,400,000		52,471	388,000		Peak 10 Rentech, LLC	71,726		100.00%	100.00%	11/30/2031
HPI - Oklahoma City VII	Oklahoma City, OK	Oklahoma City, OK	06/22/2016	40,581,916		20,658	811,638		Community Hospital, LLC	102,978		100.00%	100.00%	06/30/2031
Post Acute Las Vegas Rehabilitation Hospital	Las Vegas, NV	Las Vegas-Henderson-Paradise, NV	06/24/2016	2,613,600	(10)	31,792	481,052	(10)	PAM Squared at Las Vegas, LLC	56,220	(11)	(12)	(12)	(12)
Somerset Data Center	Somerset, NJ	New York-Newark-Jersey City, NY-NJ-PA	06/29/2016	12,375,000		180,322	247,500		Datapipe, Inc.	36,114		100.00%	100.00%	07/05/2028
Integris Lakeside Women's Hospital	Oklahoma City, OK	Oklahoma City, OK	06/30/2016	19,840,000		126,533	396,800		Lakeside Women's Hospital, LLC	62,857		100.00%	100.00%	12/31/2027
AT&T Hawthorne Data Center	Hawthorne, CA	Los Angeles-Long Beach-Anaheim, CA	09/27/2016	79,500,000		648,020	1,590,000		AT&T Corporation	288,000		100.00%	100.00%	05/31/2026
McLean I	McLean, VA	Washington-Arlington-Alexandria, DC-VA-MD-WV	10/17/2016	39,000,000		278,618	780,000		Level 3 Communications, LLC	69,329		94.90%	94.90%	04/30/2033
McLean II	McLean, VA	Washington-Arlington-Alexandria, DC-VA-MD-WV	10/17/2016	46,000,000		532,335	920,000		PAETEC Communications, Inc.	62,002		100.00%	100.00%	03/31/2024
Select Medical Rehabilitation Facility	Marlton, NJ	Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	11/01/2016	63,580,000		264,847	1,271,600		Kessler Institute for Rehabilitation, Inc.	89,000		100.00%	100.00%	10/31/2031
Andover Data Center II	Andover, MA	Boston-Cambridge-Newton, MA-NH	11/08/2016	37,000,000		390,627	740,000		NaviSite, LLC	153,000		64.89%	100.00%	01/31/2029
									WSI Corporation			35.11%		11/30/2018

Grand Rapids Healthcare Facility	Grand Rapids, MI	Grand Rapids-Wyoming, MI	12/07/2016	43,500,000	449,869	870,000	Grand Rapids Women's Health, P.C.	106,807	27.53%	92.68%	06/30/2018 - 07/31/2026
							Metropolitan Hospital		25.94%
							Orthopaedic Associates of Grand Rapids, P.C.		10.98%
							Spectrum Health Hospitals		10.82%
Corpus Christi Surgery Center	Corpus Christi, TX	Corpus Christi, TX	12/22/2016	6,350,000	47,700	127,000	Shoreline Surgery Center, LLP	25,102	61.31%	100.00%	12/31/2026
							Abdominal Specialists of South Texas, LLP		38.69%		08/31/2026
Chicago Data Center II	Downers Grove, IL	Chicago-Naperville-Elgin, IL-IN-WI	12/28/2016	33,100,000	186,960	662,000	Ensono, LP	115,352	100.00%	100.00%	02/28/2030
Blythewood Data Center	Blythewood, SC	Columbia, SC	12/29/2016	19,245,000	179,372	384,900	Atos IT Solutions and Services, Inc.	64,637	100.00%	100.00%	12/31/2030
Tempe Data Center	Tempe, AZ	Phoenix-Mesa-Scottsdale, AZ	01/26/2017	16,400,000	52,920	328,000	T-Mobile West, LLC	44,244	100.00%	100.00%	07/31/2027
Aurora Healthcare Facility	Aurora, IL	Chicago-Naperville-Elgin, IL-IN-WI	03/30/2017	11,250,000	88,977	225,000	Copley Memorial Hospital, Inc.	24,722	100.00%	100.00%	09/30/2026
Norwalk Data Center	Norwalk, CT	Bridgeport-Stamford-Norwalk, CT	03/30/2017	57,000,000	507,693	1,140,000	Cervalis, LLC	167,691	100.00%	100.00%	03/31/2035
Texas Rehab - Austin	Austin, TX	Austin-Round Rock, TX	03/31/2017	36,167,000	345,672	723,340	HealthSouth Rehabilitation Hospital of South Austin, LLC	66,095	100.00%	100.00%	04/30/2032
Texas Rehab - Allen	Allen, TX	Dallas-Fort Worth-Arlington, TX	03/31/2017	23,167,000	175,890	463,340	Post Acute Medical at Allen, LLC	42,627	100.00%	100.00%	04/30/2033
Texas Rehab - Beaumont	Beaumont, TX	Beaumont-Port Arthur, TX	03/31/2017	10,166,000	104,756	203,320	PAM Squared at Beaumont, LLC	61,000	100.00%	100.00%	05/31/2036
Charlotte Data Center II	Charlotte, NC	Charlotte-Concord-Gastonia, NC-SC	05/15/2017	16,112,000	57,271	322,240	Atos IT Solutions and Services, Inc.	52,924	100.00%	100.00%	05/31/2031
Sunnyvale Data Center	Sunnyvale, CA	San Jose-Sunnyvale-Santa Clara, CA	06/28/2017	36,800,000	626,505	736,000	Qwest Communications International, Inc.	76,573	100.00%	100.00%	09/30/2026
Texas Rehab - San Antonio	San Antonio, TX	San Antonio-New Braunfels, TX	06/29/2017	14,500,000	131,205	290,000	Post Acute Medical at San Antonio, LLC	44,746	100.00%	100.00%	01/31/2027
Cincinnati Data Center	Cincinnati, OH	Cincinnati, OH-KY-IN	06/30/2017	10,260,000	221,667	205,200	General Electric Company	69,826	100.00%	100.00%	06/30/2027
Silverdale Healthcare Facility	Silverdale, WA	Bremerton-Silverdale, WA	08/25/2017	9,600,000	88,293	192,000	Surgery Center of Silverdale, LLC	26,127	41.92%	100.00%	07/30/2026
							Retina Center Northwest, PLLC		24.93%		08/24/2029
							Jason C. Cheung, MD, PS		11.58%		08/24/2029
							Eric A. Cole, MD, PS		11.42%		08/24/2029
							Seattle Children's Hospital		10.15%		09/30/2021
Silverdale Healthcare Facility II	Silverdale, WA	Bremerton-Silverdale, WA	09/20/2017	6,950,000	69,582	139,000	Franciscan Medical Group	19,184	100.00%	100.00%	06/30/2026
King of Prussia Data Center	King of Prussia, PA	Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	09/28/2017	19,200,000	43,949	384,000	MCImetro Access Transmission Services, LLC	50,000	100.00%	100.00%	09/30/2027
Tempe Data Center II	Tempe, AZ	Phoenix-Mesa-Scottsdale, AZ	09/29/2017	15,200,000	(6)	304,000	Wipro Data Center and Cloud Services, Inc.	58,560	100.00%	100.00%	12/31/2025
Houston Data Center	Houston, TX	Houston-The Woodlands-Sugar Land, TX	11/16/2017	74,780,000	838,681	1,495,600	Amoco Properties Incorporated	103,200	100.00%	100.00%	11/15/2027
				$1,347,281,535	$13,579,967	$27,985,400		3,988,602

(1)	Our properties are located in the MSAs of their respective cities and as such may compete with other facilities for tenants if the current leases are not renewed.

(2)	Contract purchase price excludes acquisition fees and costs.

(3)	Represents real estate taxes for 2016.

(4)
Fees paid to the sponsor include payments made to an affiliate of our advisor for acquisition fees in connection with the property acquisition. It does not include fees paid to any property manager, including our affiliated property manager. For more detailed information on fees paid to our advisor or its affiliates, see the section captioned "Management Compensation" beginning on page 84 of the prospectus.

(5)	Major tenants include those tenants who occupy greater than 10% of the rentable square feet of their respective property. We believe each of these tenants is creditworthy.

(6)	The property qualified and was approved for property tax abatement in 2016.

(7)
Construction costs for the Vibra Rehabilitation Hospital were budgeted at $27.6 million at acquisition. The fees paid to sponsor were based on the total estimated cost of the property, including budgeted future construction costs.

(8)	Represents the total estimated square feet of the Vibra Rehabilitation Hospital after construction is completed.

(9)
The lease with Vibra Rehabilitation Hospital of Rancho, LLC was entered into as of March 1, 2016 and occupancy will commence upon the earlier of the date of issuance of the certificate of occupancy or January 1, 2018. The lease expiration date is 16 years from the lease commencement date.

(10)
Construction costs for the Post Acute Las Vegas Rehabilitation Hospital were budgeted at $18.5 million at acquisition. The fees paid to the sponsor were based on the total estimated cost of the property, including budgeted future construction costs.

(11)	Represents the total estimated square feet of the Post Acute Las Vegas Rehabilitation Hospital after construction is completed.

(12)
The lease with PAM Squared at Las Vegas, LLC was entered into on June 24, 2016, and occupancy will commence upon the completion of construction in accordance with the terms of the lease agreement. The lease expiration date is 20 years from the lease commencement date.

Carter Real Estate II, an affiliate of our advisor, has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of our properties. In accordance with the property management agreement, we pay Carter Real Estate II 3.0% of gross revenues from the properties managed. Other than as disclosed elsewhere in this prospectus, we currently have no plans for any renovations, improvements or development of any of our properties and we believe each property is adequately insured and is suitable for its present and intended use.
Property Statistics
The following table shows the property diversification of our real estate portfolio as of November 27, 2017.

Property	MSA/µSA	Segment	Date Acquired	Year Constructed	Year Renovated	Physical Occupancy	Gross Leased Area (Sq Ft)	Encumbrances (in thousands) (9)
Cy Fair Surgical Center	Houston-The Woodlands-Sugar Land, TX	Healthcare	07/31/2014	1993	N/A	100.00%	13,645	(1)
Mercy Healthcare Facility	Cincinnati, OH-KY-IN	Healthcare	10/29/2014	2001	N/A	100.00%	14,868	(1)
Winston-Salem, NC IMF	Winston-Salem, NC	Healthcare	12/17/2014	2004	N/A	100.00%	22,200	(1)
New England Sinai Medical Center(2)	Boston-Cambridge- Newton, MA-NH	Healthcare	12/23/2014	1967/1973	1997	100.00%	180,744	(1)
Baylor Surgical Hospital at Fort Worth	Dallas-Fort Worth-Arlington, TX	Healthcare	12/31/2014	2014	N/A	100.00%	83,464	(1)
Baylor Surgical Hospital Integrated Medical Facility	Dallas-Fort Worth-Arlington, TX	Healthcare	12/31/2014	2014	N/A	87.31%	7,219	(1)
Winter Haven Healthcare Facility	Lakeland-Winter Haven, FL	Healthcare	01/27/2015	2009	N/A	100.00%	7,560	—
Heartland Rehabilitation Hospital	Kansas City, MO-KS	Healthcare	02/17/2015	2014	N/A	100.00%	54,568	(1)
Indianapolis Data Center	Indianapolis-Carmel-Anderson, IN	Data Center	04/01/2015	2000	2014	100.00%	43,724	(1)
Clarion IMF	Pittsburgh, PA	Healthcare	06/01/2015	2012	N/A	100.00%	33,000	(1)
Post Acute Webster Rehabilitation Hospital	Houston-The Woodlands-Sugar Land, TX	Healthcare	06/05/2015	2015	N/A	100.00%	53,514	(1)
Eagan Data Center	St. Cloud, MN	Data Center	06/29/2015	1998	2015	100.00%	87,402	(1)
Houston Surgical Hospital and LTACH	Houston-The Woodlands-Sugar Land, TX	Healthcare	06/30/2015	1950	2005/2008	100.00%	102,369	(1)
Kentucky Maine Ohio IMF Portfolio	(3)	Healthcare	07/22/2015	(3)	(3)	100.00%	293,628	(1)
Reading Surgical Hospital	Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	Healthcare	07/24/2015	2007	N/A	100.00%	33,217	(1)

Post Acute Warm Springs Specialty Hospital of Luling	Austin-Round Rock, TX	Healthcare	07/30/2015	2002	N/A	100.00%	40,901	(1)
Minnetonka Data Center	Minneapolis-St. Paul-Bloomington, MN-WI	Data Center	08/28/2015	1985	N/A	100.00%	135,240	(1)
Nebraska Healthcare Facility	Omaha-Council Bluffs, NE-IA	Healthcare	10/14/2015	2014	N/A	100.00%	40,402	(1)
Heritage Park Portfolio	Sherman-Denison, TX	Healthcare	11/20/2015	(4)	(4)	100.00%	65,631	(1)
Baylor Surgery Center at Fort Worth	Dallas-Fort Worth-Arlington, TX	Healthcare	12/23/2015	1998	2007/2015	100.00%	36,800	(1)
HPI Portfolio	Oklahoma City, OK	Healthcare	(5)	(5)	(5)	100.00%	335,686	47,500 (5)
Waco Data Center	Waco, TX	Data Center	12/30/2015	1956	2009	100.00%	43,596	(1)
Alpharetta Data Center III	Atlanta-Sandy Springs-Roswell, GA	Data Center	02/02/2016	1999	N/A	100.00%	77,322	—
Flint Data Center	Flint, MI	Data Center	02/02/2016	1987	N/A	100.00%	32,500	(1)
Vibra Rehabilitation Hospital	Riverside-San Bernardino-Ontario, CA	Healthcare	03/01/2016	(6)	N/A	—	—	—
Tennessee Data Center	Nashville-Davidson-Murfreesboro-Franklin, TN	Data Center	03/31/2016	2015	N/A	100.00%	71,726	(1)
Post Acute Las Vegas Rehabilitation Hospital	Las Vegas-Henderson-Paradise, NV	Healthcare	06/24/2016	(7)	N/A	—	—	—
Somerset Data Center	New York-Newark-Jersey City, NY-NJ-PA	Data Center	06/29/2016	1973	2006	100.00%	36,114	(1)
Integris Lakeside Women's Hospital	Oklahoma City, OK	Healthcare	06/30/2016	1997	2008	100.00%	62,857	(1)
AT&T Hawthorne Data Center	Los Angeles-Long Beach-Anaheim, CA	Data Center	09/27/2016	1963	1983/2001	100.00%	288,000	39,749
McLean Data Center Portfolio	Washington-Arlington-Alexandria, DC-VA-MD-WV	Data Center	10/17/2016	(8)	(8)	97.31%	127,796	51,000
Select Medical Rehabilitation Facility	Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	Healthcare	11/01/2016	1995	N/A	100.00%	89,000	31,790
Andover Data Center II	Boston-Cambridge-Newton, MA-NH	Data Center	11/08/2016	2000	N/A	100.00%	153,000	(1)
Grand Rapids Healthcare Facility	Grand Rapids-Wyoming, MI	Healthcare	12/07/2016	2008	N/A	92.68%	98,992	30,450
Corpus Christi Surgery Center	Corpus Christi, TX	Healthcare	12/22/2016	1992	N/A	100.00%	25,102	—
Chicago Data Center II	Chicago-Naperville-Elgin, IL-IN-WI	Data Center	12/28/2016	1987	2016	100.00%	115,352	(1)
Blythewood Data Center	Columbia, SC	Data Center	12/29/2016	1983	N/A	100.00%	64,637	(1)
Tempe Data Center	Phoenix-Mesa-Scottsdale, AZ	Data Center	01/26/2017	1977	1983/2008/2011	100.00%	44,244	(1)
Aurora Healthcare Facility	Chicago-Naperville-Elgin, IL-IN-WI	Healthcare	03/30/2017	2002	N/A	100.00%	24,722	(1)
Norwalk Data Center	Bridgeport-Stamford-Norwalk, CT	Data Center	03/30/2017	2013	N/A	100.00%	167,691	34,200
Texas Rehabilitation Hospital Portfolio	(10)	Healthcare	(10)	(10)	(10)	100.00%	214,468	50,400
Charlotte Data Center II	Charlotte-Concord-Gastonia, NC-SC	Data Center	05/15/2017	1989	2016	100.00%	52,924	(1)
250 Williams Atlanta Data Center	Atlanta-Sandy Springs-Roswell, GA	Data Center	06/15/2017	1989	2007	88.25%	878,738	116,200
Sunnyvale Data Center	San Jose-Sunnyvale-Santa Clara, CA	Data Center	06/28/2017	1992	1998	100.00%	76,573	(1)
Cincinnati Data Center	Cincinnati, OH-KY-IN	Data Center	06/30/2017	1985	2001	100.00%	69,826	(1)
Silverdale Healthcare Facility	Bremerton-Silverdale, WA	Healthcare	08/25/2017	2005	N/A	100.00%	26,127	(1)

Silverdale Healthcare Facility II	Bremerton-Silverdale, WA	Healthcare	09/20/2017	2007	N/A	100.00%	19,184	(1)
King of Prussia Data Center	Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	Data Center	09/28/2017	1960	1997	100.00%	50,000	12,545
Tempe Data Center II	Phoenix-Mesa-Scottsdale, AZ	Data Center	09/29/2017	1998	N/A	100.00%	58,560	(1)
Houston Data Center	Houston-The Woodlands-Sugar Land, TX	Data Center	11/16/2017	2013	N/A	100.00%	103,200	48,607
							4,758,033	$462,441

(1)
Property collateralized under the KeyBank Credit Facility. As of November 27, 2017, 47 commercial real estate properties were collateralized under the KeyBank Credit Facility and we had an outstanding principal balance of $180,000,000.

(2)	The New England Sinai Medical Center consists of two buildings.

(3)	The Kentucky Maine Ohio IMF Portfolio consists of the following five properties:

Property Description	MSA/µSA	Year Constructed	Year Renovated
KMO IMF - Cincinnati I	Cincinnati, OH-KY-IN	1959	1970 & 2013
KMO IMF - Cincinnati II	Cincinnati, OH-KY-IN	2014	N/A
KMO IMF - Florence	Cincinnati, OH-KY-IN	2014	N/A
KMO IMF - Augusta	Augusta-Waterville, ME (µSA)	2010	N/A
KMO IMF - Oakland	Augusta-Waterville, ME (µSA)	2003	N/A

(4)	The Heritage Park Portfolio consists of the following two properties:

Property Description	Year Constructed	Year Renovated
Heritage Park - Sherman I	2005	2010
Heritage Park - Sherman II	2005	N/A

(5)	The HPI Portfolio consists of the following nine properties:

Property Description	Date Acquired	Year Constructed	Year Renovated	Encumbrances (in thousands)
HPI - Oklahoma City I	12/29/2015	1985	1998 & 2003	22,500
HPI - Oklahoma City II	12/29/2015	1994	1999	(1)
HPI - Edmond	01/20/2016	2002	N/A	(1)
HPI - Oklahoma City III	01/27/2016	2007	N/A	(1)
HPI - Oklahoma City IV	01/27/2016	2006	N/A	(1)
HPI - Newcastle	02/03/2016	1995	1999	(1)
HPI - Oklahoma City V	02/11/2016	2008	N/A	(1)
HPI - Oklahoma City VI	03/07/2016	2007	N/A	(1)
HPI - Oklahoma City VII	06/22/2016	2016	N/A	25,000

(6)	As of November 27, 2017, the Vibra Rehabilitation Hospital was under construction.

(7)	As of November 27, 2017, the Post Acute Las Vegas Rehabilitation Hospital was under construction.

(8)	The McLean Data Center Portfolio consists of the following two properties:

Property Description	Year Constructed	Year Renovated
McLean I	1966	1998
McLean II	1991	1998

(9)	Represents the initial loan amount for each property.

(10)	The Texas Rehabilitation Hospital Portfolio consists of the following four properties:

Property Description	MSA/µSA	Date Acquired	Year Constructed	Year Renovated
Texas Rehab - Austin	Austin-Round Rock, TX	03/31/2017	2012	N/A
Texas Rehab - Allen	Dallas-Fort Worth-Arlington, TX	03/31/2017	2007	N/A
Texas Rehab - Beaumont	Beaumont-Port Arthur, TX	03/31/2017	1991	N/A
Texas Rehab - San Antonio	San Antonio-New Braunfels, TX	06/29/2017	1985/1992	N/A

Tenant Lease Terms
The following table shows, as of the acquisition date of our wholly-owned material property, the principal provisions of the lease terms for the major tenants at our wholly-owned material property:

Property Description	Major Tenants (1)	Total Square Feet Leased	% of Total Square Feet Leased	Number of Renewal Options (2)	Annual Base Rent at Acquisition		Annual Base Rent Per Square Foot at Acquisition	Lease Expiration
250 Williams Atlanta Data Center	American Cancer Society, Inc. (3)	273,707	27.49%	2/5 yr. or 1/10 yr.	$4,789,872	(7)	$17.50	06/30/2022
		2,964	0.30%	None	$41,869	(8)	$14.13	11/30/2018
250 Williams Atlanta Data Center	U.S. South Communications, Inc. (4)	195,805	19.66%	2/5 yr.	$3,853,276	(9)	$19.68	12/31/2021
250 Williams Atlanta Data Center	Internap Network Services Corporation (5)	131,976	13.25%	1/5 yr.	$3,705,686	(10)	$28.08	04/30/2030
250 Williams Atlanta Data Center	Georgia Lottery Corporation (6)	102,568	10.30%	1/10 yr.	$2,006,366	(11)	$19.56	06/30/2023

(1)	Major tenants include those that occupy greater than 10% of the rentable square feet of their respective property. We believe each of these tenants is creditworthy.

(2)	Represents the number of option renewal period/term of each option.

(3)
The tenant entered into a modified gross lease pursuant to which the tenant is required to pay its pro rata share of operating expenses as defined in the lease. We are responsible for the roof, foundation, all structural portions of the building, the building mechanical, electrical, plumbing and HVAC systems, the parking facilities, the common areas, the landscaped areas, the base building life safety systems and exterior surface of the building.

(4)
The tenant entered into a modified gross lease pursuant to which the tenant is required to pay its pro rata share of operating expenses as defined in the lease. We are responsible for the building, the parking facilities, the public areas and the landscaped areas.

(5)
The tenant entered into a modified gross lease pursuant to which the tenant is required to pay its pro rata share of operating expenses as defined in the lease. We are responsible for the roof, structural portions of the exterior and interior of the building, the base building systems, including base building mechanical, electrical, plumbing, vertical transportation, and life safety systems, and the landscaped areas.

(6)
The tenant entered into a modified gross lease pursuant to which the tenant is required to pay its pro rata share of operating expenses as defined in the lease. We are responsible to maintain in good order and repair the building, including the roof and structural portions of the exterior and interior of the building, and the building systems.

(7)	The annual base rent under the lease increased by $2.25 per leased square foot on July 1, 2017 and no escalations thereafter.

(8)	The annual base rent under the lease increases by approximately 3.0% of the then-current annual base rent.

(9)
The annual base rent associated with 191,709 leased square feet increases by 2.0% of the then-current annual base rent, and the annual base rent associated with 4,096 leased square feet has no rental escalations.

(10)
The annual base rent associated with 110,797 leased square feet increases by an amount equal to 15 times the percentage increase in the Consumer Price Index of the then-current annual base rent, provided that in no event shall the annual base rent be less than the prior year, and in no event greater than the amounts provided in the lease. The annual base rent associated with 18,822 leased square feet increases by approximately 2.5% of the then-current annual base rent, and the annual base rent associated with 2,357 leased square feet increases by approximately 3.0% of the then-current annual base rent.

(11)
The annual base rent associated with 95,905 leased square feet increases by $2.00 per leased square foot on both July 1, 2017 and July 1, 2021 of the then-current annual base rent. The annual base rent associated with 5,900 leased square feet increases by approximately $0.45 per leased square foot on October 1, 2017 and by one cent per leased square foot each year thereafter. The annual base rent associated with 763 leased square feet increased by $2.35 per leased square foot on July 1, 2017 and $2.36 per leased square foot on July 1, 2021.

*	We believe this property is suitable for its present and intended purposes and adequately covered by insurance.
The following is a schedule of historical five year occupancy and average effective rent per square foot for the 250 Williams Atlanta Data Center:

Year	Occupancy Rate	Average Effective Rent Per Square Foot
2012	82.3%	$18.74
2013	82.6%	$19.58
2014	85.2%	$19.16
2015	86.6%	$19.98
2016	87.0%	$20.37
Depreciable Tax Basis
For federal income tax purposes, we depreciate personal property and buildings on a straight-line basis based upon an estimated useful life of 7 and 39 years, respectively. The preliminary depreciable basis in the portfolio noted above is as follows:

Property Description	Depreciable Tax Basis
250 Williams Atlanta Data Center	$149,429,000

Placement of Material Debt on Certain Real Property
As of November 27, 2017, we had the following material note payable in connection with one property:

Property Description	Lender	Loan Balance (1)		Interest Rate (2)	Loan Date
250 Williams Atlanta Data Center	KeyBank National Association	$116,200,000	(3)	3.99%	06/15/2017 - 07/01/2027

(1)	Principal balance outstanding on the loan is as of the loan origination date.

(2)	Represents the fixed interest rate per annum.

(3)
The material terms of the Loan Agreement provide for the following: (i) a fixed interest rate of 3.99%; (ii) a default interest rate equal to the lesser of (x) the maximum legal rate, as defined in the Loan Agreement or (y) 5.0% above the interest rate; (iii) a maturity date of July 1, 2027; and (iv) prepayment is generally prohibited, except for certain limited circumstances as stated in the Loan Agreement. The Loan Agreement also contains a requirement to escrow certain funds for capital reserves, taxes, insurance and replacement reserve costs. Subject to certain exceptions, the loan is nonrecourse as to DCII-250 Williams, a wholly-owned subsidiary of CVOP II, and CVOP II, but both entities are liable jointly and severally for customary non-recourse carve-outs. The Loan Agreement also contains various affirmative and negative covenants that are customary for loan agreements and transactions of this type, including limitations on the incurrence of debt by DCII-250 Williams.

Entry into a Credit Facility
On July 31, 2014, Carter Validus Operating Partnership II, LP, or CVOP II, our operating partnership, entered into a credit facility agreement with KeyBank National Association, or KeyBank, to obtain a secured revolving credit facility in an aggregate maximum principal amount of $35,000,000 (as amended and restated, the "KeyBank Credit Facility"). On December 17, 2014, CVOP II and certain of our subsidiaries amended certain agreements related to the KeyBank Credit Facility to increase the maximum commitments available under the KeyBank Credit Facility to an aggregate of up to $180,000,000. On December 22, 2015, CVOP II and certain of our subsidiaries further amended certain agreements related to the KeyBank Credit Facility to increase the maximum commitments available under the KeyBank Credit Facility to an aggregate of up to $265,000,000. On September 30, 2016, CVOP II, and certain of our subsidiaries further amended certain agreements related to the KeyBank Credit Facility to increase the maximum commitments available under the KeyBank Credit Facility to an aggregate of up to $315,000,000. On December 6, 2016, CVOP II received a Commitment Increase Letter, or the Commitment Letter, from the existing lenders under the Company's KeyBank Credit Facility Amendment and Citizens Bank, N.A., Eastern Bank and Hancock Bank, as new lenders, to increase the maximum commitments available under the KeyBank Credit Facility from $315,000,000 to an aggregate of up to $425,000,000, consisting of a $325,000,000 revolving line of credit, with a maturity date of December 22, 2018, subject to CVOP II’s right for two, 12-month extension periods, and a $100,000,000 term loan, with a maturity date of December 22, 2019, subject to CVOP II’s right for one, 12-month extension period.  Subject to certain conditions, the KeyBank Credit Facility can be increased to $550,000,000.
In connection with these amendments, the annual interest rate payable under the KeyBank Credit Facility was increased to, at CVOP II’s option, either (a) the London Interbank Offered Rate, plus an applicable margin ranging from 2.00% to 2.65% (the margin rate was previously set at a range from 1.75% to 2.65%), which is determined based on the overall leverage of CVOP II; or (b) a base rate, which means, for any day, a fluctuating rate per annum equal to the prime rate for such day, plus an applicable margin ranging from 1.00% to 1.65% (the margin rate was previously set at a range from 0.75% to 1.65%), which is determined based on the overall leverage of CVOP II. In addition to interest, CVOP II is required to pay a fee on the unused portion of the lenders’ commitments under the KeyBank Credit Facility agreement, or the Unused Fee, at a per annum rate equal to 0.30% if the average daily amount outstanding under the KeyBank Credit Facility is less than 50% of the lenders’ commitments or 0.20% if the average daily amount outstanding under the KeyBank Credit Facility is greater than 50% of the lenders’ commitments. The Unused Fee is payable quarterly in arrears.
The actual amount of credit available under the KeyBank Credit Facility is a function of certain loan-to-cost, loan-to-value, debt yield and debt service coverage ratios contained in the KeyBank Credit Facility agreement. The amount of credit available under the KeyBank Credit Facility will be a maximum principal amount of the value of the assets that are included in the pool availability.

The following table presents information on the properties in which CVOP II has pledged a security interest that serve as collateral for the KeyBank Credit Facility as of November 27, 2017:

Property	Date Added	Pool Availability
Cy Fair Surgical Center	07/31/2014	$2,447,500
Mercy Healthcare Facility	10/29/2014	$2,255,000
Winston-Salem, NC IMF	12/17/2014	$3,437,500
New England Sinai Medical Center	12/23/2014	$12,868,952
Baylor Surgical Hospital at Fort Worth	12/31/2014	$1,202,163
Baylor Surgical Hospital Integrated Medical Facility	12/31/2014	$26,515,801
Heartland Rehabilitation Hospital	02/17/2015	$13,518,616
Indianapolis Data Center	04/01/2015	$4,125,000
Clarion IMF	06/01/2015	$3,806,000
Post Acute Webster Rehabilitation Hospital	06/12/2015	$14,145,960
Kentucky Maine Ohio IMF Portfolio	07/22/2015	$43,496,980
Reading Surgical Hospital	07/24/2015	$13,744,500
Post Acute Warm Springs Specialty Hospital of Luling	08/19/2015	$5,321,250
Minnetonka Data Center	08/28/2015	$10,769,576
Houston Surgical Hospital and LTACH	08/31/2015	$24,750,000
Nebraska Healthcare Facility	10/14/2015	$7,001,500
Heritage Park Portfolio	12/22/2015	$18,667,000
Baylor Surgery Center at Fort Worth	02/03/2016	$7,896,653
HPI — Oklahoma City II	02/03/2016	$5,610,000
Waco Data Center	02/03/2016	$5,885,000
HPI — Oklahoma City III	03/17/2016	$1,595,000
HPI — Oklahoma City IV	03/17/2016	$935,000
HPI — Oklahoma City V	03/17/2016	$8,030,000
HPI — Edmond	03/17/2016	$2,420,000
HPI — Newcastle	03/17/2016	$935,000
HPI — Oklahoma City VI	06/01/2016	$2,695,000
Flint Data Center	06/01/2016	$4,675,000
Eagan Data Center	06/01/2016	$3,190,000
Somerset Data Center	09/23/2016	$6,806,250
Integris Lakeside Women's Hospital	09/23/2016	$10,912,000
Andover Data Center II	11/08/2016	$20,350,000
Tennessee Data Center	02/28/2017	$10,670,000
Chicago Data Center II	02/28/2017	$18,205,000
Blythewood Data Center	02/28/2017	$10,584,750
Tempe Data Center	02/28/2017	$8,715,823
Aurora Healthcare Facility	03/30/2017	$6,187,500
Charlotte Data Center II	05/15/2017	$8,745,000
Sunnyvale Data Center	06/28/2017	$20,240,000
Cincinnati Data Center	08/25/2017	$5,720,000
Silverdale Healthcare Facility	08/25/2017	$5,280,000
Silverdale Healthcare Facility II	09/20/2017	$3,822,500
Tempe Data Center II	09/29/2017	$8,360,000

CVOP II has pledged a security interest in the properties that serve as collateral for the KeyBank Credit Facility pursuant to the terms of the KeyBank Credit Facility Amendment.

In addition, on June 28, 2017, CVOP II removed a healthcare property from the collateralized pool of the KeyBank Credit Facility Agreement and subsequently refinanced such property through a loan with Siemens Financial Services, Inc., which decreased CVOP II’s total pool availability under the KeyBank Credit Facility Agreement by approximately $18,645,000.
As of November 27, 2017, CVOP II had a total pool availability under the KeyBank Credit Facility of $387,942,000 and an aggregate outstanding principal balance of $180,000,000. As of November 27, 2017, $207,942,000 remained available to be drawn on the KeyBank Credit Facility.
Tenant Lease Expirations of Acquired Real Properties
The following is a schedule of lease expirations of acquired properties for each of the next ten years and thereafter:

Year	Number of Tenants Whose Leases Expire	Total Square Footage Expiring	Annualized Contractual Base Rentals (in thousands) (1)	% of Annual Base Rentals
2017	1	2,026	$11	0.01%
2018	7	81,046	1,392	1.25%
2019	7	104,638	1,628	1.46%
2020	5	35,707	878	0.79%
2021	1	195,805	3,931	3.52%
2022	6	324,359	6,277	5.63%
2023	7	152,732	3,365	3.02%
2024	7	254,273	6,638	5.95%
2025	6	269,738	4,581	4.11%
2026	12	538,168	11,940	10.71%
Thereafter	50	2,799,541	70,888	63.55%
	109	4,758,033	$111,529	100.00%

(1)
Annualized contractual base rent is based on contractual base rent from leases in effect as of September 30, 2017. For properties which were acquired subsequent to September 30, 2017, annualized contractual base rent is based on contractual rent in effect as of the date of acquisition.

COMPETITION
The data center and healthcare real estate markets are highly competitive. We compete in all of our markets with other owners and operators of such real estate. The continued development of new data center and healthcare properties has intensified the competition among owners and operators of these types of real estate in many market areas in which we intend to operate. We compete based on a number of factors that include location, rental rates, security, suitability of the property’s design to prospective tenants’ needs and the manner in which the property is operated and marketed. The number of competing properties in a particular market could have a material effect on our occupancy levels, rental rates and on the operating expenses of certain of our properties.
In addition, we compete with other entities engaged in real estate investment activities to locate suitable properties to acquire and to locate tenants and purchasers for our properties. These competitors include other REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, lenders, governmental bodies and other entities. There also are other REITs with asset acquisition objectives similar to ours and others may be organized in the future. Some of these competitors, including larger REITs, have substantially greater marketing and financial resources than we have and generally may be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of tenants. In addition, these same entities seek financing through similar channels to our company. Therefore, we compete for institutional investors in a market where funds for real estate investment may decrease.
Competition from these and other third party real estate investors may limit the number of suitable investment opportunities available to us. It also may result in higher prices, lower yields and a narrower spread of yields over our borrowing costs, making it more difficult for us to acquire new investments on attractive terms. In addition, competition for desirable investments could delay the investment of proceeds from this Offering in desirable assets, which may in turn reduce our earnings per share and negatively affect our ability to commence or maintain distributions to stockholders.
We believe that our senior management’s experience, professionalism and reputation in the industry, coupled with our anticipated financing and diversity of properties will enable us to compete with the other real estate investment companies.

Because we are organized as an UPREIT, we are positioned within the industries in which we intend to operate to offer existing owners the opportunity to contribute those properties to our company in tax-deferred transactions using OP Units as transactional currency. As a result, we have a competitive advantage over most of our competitors that are structured as traditional REITs and non-REITs in pursuing acquisitions with tax-sensitive sellers.

SELECTED FINANCIAL DATA
The following selected financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the notes thereto in our Annual Report on Form 10-K for the year ended December 31, 2016, incorporated by reference into this prospectus. Our historical results are not necessarily indicative of results for any future period.
The selected financial data presented below as of September 30, 2017 and for the nine months ended September 30, 2017, has been derived from our unaudited consolidated financial statements. The selected financial data presented below as of and for the years ended December 31, 2016, December 31, 2015 and December 31, 2014 has been derived from our audited consolidated financial statements and the selected financial data as of and for the period from January 11, 2013 (Date of Inception) to December 31, 2013 has been derived from our audited consolidated financial statements. Amounts are rounded, in thousands, except share data and per share amounts:

	As of or for the Nine Months Ended September 30,	As of or for the Year Ended December 31,			As of or for the Period from January 11, 2013 (Date of Inception) to December 31,
Selected Financial Data	2017	2016	2015	2014	2013
Balance Sheet Data:
Total real estate, net	$1,319,276	$897,000	$410,514	$82,615	$—
Cash and cash equivalents	$74,488	$50,446	$31,262	$3,694	$200
Acquired intangible assets, net	$147,043	$98,053	$54,633	$6,442	$—
Total assets	$1,586,083	$1,070,038	$506,627	$97,866	$200
Notes payable, net	$409,797	$151,045	$—	$—	$—
Credit facility, net	$219,324	$219,124	$89,897	$37,500	$—
Total liabilities	$693,088	$401,610	$106,291	$40,761	$—
Total equity	$892,995	$668,428	$400,336	$57,105	$200
Operating Data:
Total revenue	$87,829	$56,431	$21,286	$337	$—
Rental and parking expenses	$18,594	$8,164	$2,836	$51	$—
Acquisition related expenses	$—	$5,339	$10,250	$1,820	$—
Depreciation and amortization	$28,487	$19,211	$7,053	$185	$—
Income (loss) from operations	$30,494	$15,687	$(2,881)	$(2,142)	$—
Net income (loss) attributable to common stockholders	$14,871	$11,297	$(4,767)	$(2,294)	$—
Funds from operations attributable to common stockholders (1)	$43,358	$30,508	$2,286	$(2,109)	$—
Modified funds from operations attributable to common stockholders (1)	$34,693	$28,940	$10,015	$(296)	$—
Per Share Data:
Net income (loss) per common share attributable to common stockholders:
Basic	$0.16	$0.17	$(0.17)	$(1.86)	$—
Diluted	$0.16	$0.17	$(0.17)	$(1.86)	$—
Distributions declared for common stock	$44,654	$42,336	$18,245	$755	$—
Distributions declared per common share	$0.47	$0.63	$0.64	$0.61	$—
Weighted average number of common shares
Basic	95,668,433	66,991,294	28,658,495	1,233,715	—
Diluted	95,687,382	67,007,124	28,658,495	1,233,715	—
Cash Flow Data:
Net cash provided by (used in) operating activities	$40,297	$24,970	$3,290	$(1,705)	$—
Net cash used in investing activities	$(483,106)	$(546,038)	$(374,533)	$(92,513)	$—
Net cash provided by financing activities	$474,637	$540,252	$398,811	$97,712	$200

(1)
See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Funds From Operations and Modified Funds From Operations” in our Quarterly Report on Form 10-Q for the nine months ended September 30, 2017, incorporated by reference into this prospectus, for information regarding why we present funds from operations and modified funds from operations and for a reconciliation of these non-GAAP financial measures to net income.

PRIOR PERFORMANCE SUMMARY
Prior Investment Programs
The information presented in this section represents the historical experience of certain real estate programs sponsored or managed over the last ten years by Mr. Carter, one of the principals of Carter Validus REIT Management Company II, LLC, our sponsor. Investors should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs.
This discussion includes a narrative summary of the experience of Mr. Carter and our sponsor, in the last ten years for (i) all non-public programs sponsored by them and their affiliates which raised funds from outside investors, and (ii) investments for their own account. The following discussion is intended to summarize briefly the objectives and performance of Carter Validus Mission Critical REIT, Inc., our sponsor’s prior real estate investment program, or CVMCR, and to disclose any material adverse business developments it sustained. The information set forth is current as of December 31, 2016, except where a different date is specified.
For purposes of this summary and the tables included in this prospectus, investments made in Carter Validus Mission Critical REIT since inception through December 31, 2016 are referred to as “CVMCR Properties.”
We intend to conduct this Offering in conjunction with future offerings by one or more public and private real estate entities sponsored by affiliates of our advisor. To the extent that such entities have the same or similar objectives as ours or involve similar or nearby properties, such entities may be in competition with the properties acquired by us. See the section entitled “Conflicts of Interest” in this prospectus for additional information.
The following tables for CVMCR Properties are included as Appendix A herein:
Table I    —  Experience in Raising and Investing Funds (As a  Percentage of Investment)
Table II   —  Compensation to Sponsor (in Dollars)
Table III  —  Annual Operating Results of Prior Real Estate Programs
Table IV (Results of Completed Programs) is omitted since CVMCR has not completed its operations and sold all of its properties during the five years ended December 31, 2016.
Table V (Sales or Disposals of Properties) also is omitted since CVMCR has not sold or disposed of any of its properties as of December 31, 2016.
Carter Validus Mission Critical REIT, Inc.
CVMCR was formed in December 2009 and commenced material operations in December 2010 when its registration statement on Form S-11 was declared effective by the SEC with the goal of acquiring long term, net leased, fully occupied mission critical properties in the data center and healthcare industries. CVMCR’s sponsor, Carter/Validus REIT Investment Management Company, LLC was formed in August 2009 and, in April 2010, completed a joint venture between Carter & Associates, Strategic Capital Companies (an affiliate of the dealer manager) and a group of five investors (represented by Validus). Mr. Carter is both a principal of Carter & Associates and one of the five investors.
CVMCR is assembling a portfolio of net leased real estate focused on two high-growth industries, healthcare and data centers. The underlying real estate associated with the high-growth healthcare and data center industries should benefit from an exponential growth as the U.S. Economy continues to grow based on the fundamental, demographic and money-flow trends. CVMCR’s strategy involves acquiring single and multi-tenant assets which are net leased on a long term basis to profitable, creditworthy tenants. With net leases, the tenants are responsible for operating expenses, real estate taxes and often times capital expenditures. Long term, net leases tend to provide stable long term income to owners insulating them from increasing real estate taxes and utility costs, while allowing the tenants to retain operating control of the properties. Additionally, a net lease structure as an alternative to ownership for a tenant, frees up capital to invest in their primary business which typically generates a higher return than real estate ownership and to maintain control of their mission critical properties.
As of December 31, 2016, CVMCR had invested in 84 properties (including one property owned through a consolidated partnership) for a total fair market value of real estate and real estate-related notes receivable of $2,704,644,000. For these purposes, the fair market value of each asset is equal to the value reported in the most recent independent appraisal of the asset. The portfolio consists of 20 data center properties and 64 healthcare properties and enjoys an average yield of 9.46%. CVMCR calculates the average yield as the average annual rental income, adjusted for any rent incentives, for the in-place leases over the non-cancellable lease term at the respective property divided by the property purchase price adjusted for certain seller credits, exclusive of acquisition costs and fees paid to CVMCR’s advisor or its affiliates. In general, the properties are subject to long-term net leases. Accordingly, CVMCR’s management believes that average annual rental income is a more appropriate figure from which to calculate average yield than net operating income.
Liquidity
CVMCR disclosed in its offering materials that it would seek a liquidity event no later than five years after the termination of its primary offering in its initial public offering. As CVMCR’s initial public offering terminated on June 6, 2014, such liquidity event has not yet occurred.

FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of material U.S. federal income tax considerations associated with ownership of our shares of common stock, as well as the applicable requirements under U.S. federal income tax laws to maintain REIT status, and the material U.S. federal income tax consequences of maintaining REIT status. This discussion is based upon the laws, regulations, and reported judicial and administrative rulings and decisions in effect as of the date of this prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. This discussion does not purport to deal with the U.S. federal income and other tax consequences applicable to all investors in light of their particular investment or other circumstances, or to all categories of investors, some of whom may be subject to special rules (for example, insurance companies, tax-exempt organizations, entities treated as partnerships for U.S. federal income tax purposes and investors therein, trusts, financial institutions and broker-dealers).
The Internal Revenue Code provisions governing the federal income tax treatment of REITs are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Internal Revenue Code provisions and, the Treasury Regulations promulgated thereunder, as well as administrative and judicial interpretations thereof. Morris, Manning & Martin, LLP has acted as our tax counsel in connection with our election to be taxed as a REIT, and has rendered the opinion referred to below. However, opinions of counsel are not binding on the IRS or on the courts, and no assurance can be given that the conclusions reached by Morris, Manning & Martin, LLP would be sustained in court. Prospective investors are urged to consult their own tax advisors and financial planners in order to determine the U.S. federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our shares, the tax treatment of a REIT and the effect of potential changes in the applicable tax laws.
Beginning with our taxable year ended December 31, 2014, we elected to be taxed as a REIT under the applicable provisions of the Internal Revenue Code and the regulations promulgated thereunder and receive the beneficial U.S. federal income tax treatment described below, and we intend to continue operating as a REIT so long as REIT status remains advantageous. However, we cannot assure you that we will meet the applicable requirements under U.S. federal income tax laws.
In brief, a corporation that invests primarily in real estate can, if it complies with the provisions in Sections 856 through 860 of the Internal Revenue Code, qualify as a REIT, if it so elects, and claim U.S. federal income tax deductions for the dividends it pays to its stockholders. Such a corporation generally is not taxed on its REIT taxable income to the extent such income is currently distributed to stockholders, thereby completely or substantially eliminating the “double taxation” to which a corporation and its stockholders are generally subject. However, as discussed in greater detail below, a corporation could be subject to U.S. federal income tax in some circumstances even if it qualifies as a REIT and would likely suffer adverse consequences, including reduced cash available for distribution to its stockholders, if it fails to qualify as a REIT.
Legal Counsel Opinion
Morris, Manning & Martin, LLP, our legal counsel, has reviewed this summary and is of the opinion that it fairly summarizes the federal income tax considerations that are material to our stockholders. In connection with this registration statement, Morris, Manning & Martin, LLP has rendered an opinion to the effect that assuming that the actions described in this section are completed on a timely basis and we timely filed the requisite elections, that we were organized in conformity with the requirements for qualification as a REIT effective beginning with our taxable year ended December 31, 2014, and our proposed method of operation will continue to enable us to meet the requirements for qualification and taxation as a REIT. This opinion has been filed as an exhibit to the registration statement of which this prospectus is a part, and is based and conditioned, in part, on various assumptions and representations as to factual matters and covenants made to Morris, Manning & Martin, LLP by us and our advisor. Our qualification as a REIT depends upon our ability to meet, through operation of the properties we acquire and our investment in other assets, the applicable requirements under U.S. federal income tax laws. Morris, Manning & Martin, LLP has not reviewed any operating results for compliance with the applicable requirements under U.S. federal income tax laws. Therefore, we cannot assure you that our actual operating results allow us to satisfy the applicable requirements to qualify as a REIT under U.S. federal income tax laws in any taxable year. See the “Risk Factors – Federal Income Tax Risks” section of this prospectus.
General
We elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, effective beginning with our taxable year ended December 31, 2014. However, no assurance can be given that we have since or will continue to operate in a manner so as to remain qualified as a REIT. In addition, although REITs continue to receive substantially better tax treatment than entities taxed as corporations, it is possible that future legislation would cause a REIT to be a less advantageous form of organization tax status for companies that invest in the types of real estate assets we intend to, and it could become more advantageous for such companies to elect to be taxed for federal income tax purposes as a corporation. Pursuant to our charter, our board of directors will have the authority to make any tax elections on our behalf that, in its sole judgment, are in our best interest. This authority includes the ability to elect not to qualify as a REIT for federal income tax purposes or, after qualifying as a REIT, to revoke or otherwise terminate our status as a REIT. Our board of directors will have the authority under our charter to make these elections without the necessity of obtaining the approval of our stockholders. In addition, our board of directors will have the authority to waive any restrictions and limitations contained in our charter that are intended to preserve our status as a REIT during any period in which our board of directors determines not to pursue or preserve our status as a REIT or if our board of directors otherwise deems it in our best interest to so waive such restrictions. Our board of directors has fiduciary duties to us and to all investors and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interests of our stockholders.
If we maintain our qualification for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, because the REIT provisions of the Internal Revenue Code generally allow a REIT to deduct distributions paid to its stockholders. This substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in a corporation.
Taxation of a REIT
The term “REIT taxable income” means the taxable income that is the same as that computed for a corporation that is not a REIT, with the following adjustments:

•	without the deductions allowed by Internal Revenue Code Sections 241 through 247, and 249 (relating generally to the deduction for dividends received);

•	excluding amounts equal to:

•	the net income from foreclosure property; and

•	the net income derived from prohibited transactions;

•	deducting amounts equal to:

•
the tax imposed by Code Section 856(c)(7)(C) upon a failure to meet the quarterly asset tests, the tax imposed by Code Section 856(g)(5) for otherwise avoiding REIT disqualification, and the tax imposed by Code Section 857(b)(7) on redetermined rents, redetermined deductions, excess interest and redetermined service income; the tax imposed by Internal Revenue Code Section 857(b)(5) upon a failure to meet the 95% and/or the 75% gross income tests;

•	the deduction for dividends paid, computed without regard to the amount of the net income from foreclosure property or prohibited transactions that is excluded from REIT taxable income; and

•	without regard to any change of annual accounting period pursuant to Section 443(b) of the Internal Revenue Code.
In any year in which we qualify as a REIT and have a valid election in place, we will claim deductions for the dividends we pay to our stockholders, and therefore will not be subject to U.S. federal income tax on that portion of our taxable income or capital gain that is distributed to our stockholders. It is our intent to distribute at least 90% of our REIT taxable income determined without regard to the deduction for dividends paid and excluding net capital gain, as described above.
Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and, therefore, we can eliminate or substantially reduce our U.S. federal income tax liability by maintaining our REIT status and paying sufficient dividends. Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of a REIT, subject to special rules for certain items, such as capital gains, recognized by REITs. Nevertheless, we will be subject to U.S. federal tax on in the following circumstances:

•
We will be taxed at normal corporate rates on any taxable income, including net capital gain, as well as taxable income from transactions where we must recognize taxable income before receiving the corresponding cash.

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If we fail to satisfy either the 95% Gross Income Test or the 75% Gross Income Test (each of which is described below), yet we maintain our REIT status, we could be subject to a 100% penalty tax which would be imposed by reference to the amount by which we failed the 75% or 95% Gross Income Test (whichever amount is greater) multiplied by a fraction intended to reflect our profitability.

•
We will be subject to a non-deductible excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year, we must distribute the sum of (i) 85% of our REIT ordinary income for the calendar year, (ii) 95% of our REIT capital gain net income for the calendar year, and (iii) 100% of our undistributed income from prior years. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed under this formula and the sum of (a) the amounts actually distributed (taking into account excess distributions from prior years), plus (b) retained amounts on which federal income tax is paid at the corporate level.

•	We may be subject to the corporate “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses.

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If we derive “excess inclusion income” from an interest in certain mortgage loan securitization structures (i.e., a “taxable mortgage pool” or a residual interest in a real estate mortgage investment conduit, or REMIC), we could be subject to corporate level U.S. federal income tax at a 35% rate to the extent that such income is allocable to specified types of tax-exempt stockholders known as “disqualified organizations” that are not subject to unrelated business income tax. See the section entitled “— Other Issues With Respect to Taxation of a REIT — Excess Inclusion Income” below.

•
If we have net income from prohibited transactions such income would be subject to a 100% tax. See the section entitled “— Other Issues With Respect to Taxation of a REIT — Prohibited Transactions” below.

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We will be subject to U.S. federal income tax at the highest corporate rate on any non-qualifying income from foreclosure property. “Foreclosure property” is real property and any personal property incident to such real property (1) that is acquired by a REIT as the result of the REIT having bid on the property at foreclosure, after there was a default (or default was imminent) on a lease of the property or on a mortgage loan held by the REIT and secured by the property, (2) the related loan or lease of which was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property.

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If we should fail to satisfy any of the asset test requirements (which are described in detail below) for a quarter by more than a de minimis amount, and our failure is due to reasonable cause and not willful neglect, we will maintain our REIT status if we, among other things, pay a penalty tax. See the section entitled “— REIT Qualification Tests — 25% Asset Test” below.

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If we acquire any asset from a corporation that is subject to full corporate-level U.S. federal income tax in a transaction in which our basis in the asset is determined by reference to the selling corporation’s basis in the asset, and we recognize gain on the disposition of such an asset during the 10-year period beginning on the date we acquired such asset, then the excess of the fair market value as of the beginning of the applicable recognition period over our adjusted basis in such asset at the beginning of such recognition period will be subject to U.S. federal income tax at the highest regular corporate U.S. federal income tax rate. The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.

•	A 100% tax may be imposed on transactions between us and a taxable REIT subsidiary that do not reflect arm’s-length terms.

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The earnings of our subsidiaries, including any subsidiary we may elect to treat as a taxable REIT subsidiary, are generally subject to U.S. federal corporate income tax to the extent that such subsidiaries are subchapter C corporations.

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If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement as discussed above) and the violation is due to reasonable cause and not willful neglect, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure.

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We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “– REIT Qualification Tests – Share Ownership Tests.”

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We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in our shares.

In addition, we and our subsidiaries may be subject to a variety of taxes, including state and local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.
REIT Qualification Tests
The Internal Revenue Code defines a REIT as a corporation, trust or association:

•	that is managed by one or more trustees or directors;

•	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

•	that would be taxable as a domestic corporation but for its status as a REIT;

•	that is neither a financial institution nor an insurance company;

•	that meets the gross income, asset and annual distribution requirements;

•	the beneficial ownership of which is held by 100 or more persons on at least 335 days in each full taxable year, proportionately adjusted for a partial taxable year;

•
generally in which, at any time during the last half of each taxable year, no more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer individuals or specified entities; and

•	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked.
The first five conditions must be met during each taxable year for which REIT status is sought, while the sixth and seventh conditions do not have to be met until after the first taxable year for which a REIT election is made. In addition, a real estate investment trust generally may not elect to become a REIT unless its taxable year is the calendar year. We satisfy this requirement.
With respect to the operating partnership, a partnership is not subject to U.S. federal income tax, and instead allocates its tax attributes to its partners. The partners are subject to U.S. federal income tax on their allocable share of the income and gain, without regard to whether they receive distributions from the partnership. Each partner’s share of a partnership’s tax attributes is determined in accordance with the partnership agreement. For purposes of the Asset and Gross Income Tests, we will be deemed to own a proportionate share (based on our capital interest) of the assets of the operating partnership and we will be allocated a proportionate share of each item of gross income of the operating partnership. The same holds true with respect to any joint ventures into which we or the operating partnership may enter where such joint ventures are treated as partnerships for tax purposes.
In satisfying the tests described above, we must meet, among others, the following requirements:
Share Ownership Tests.
The common stock and any other stock we issue must be held by a minimum of 100 persons (determined without attribution to the owners of any entity owning our stock) for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years. In addition, at all times during the second half of each taxable year, no more than 50% in value of our stock may be owned, directly or indirectly, by five or fewer individuals (determined with attribution to the owners of any entity owning our stock) as specifically defined for this purpose — i.e., the “closely held test.” However, these two requirements do not apply until after the first taxable year an entity elects REIT status. In addition, for purposes of the closely held test, a supplemental unemployment compensation benefit plan, a private foundation, or a trust or portion of a trust permanently set aside or used exclusively for charitable purposes is deemed an “individual.”
Our charter contains certain provisions intended to enable us to meet these requirements. First, it contains provisions restricting the transfer of our stock which would result in any person or entity actually, constructively or beneficially acquiring or owning more than 9.8% in value of the aggregate of our outstanding stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of our common stock, unless exempted, prospectively or retroactively, by our board of directors, as well as in certain other circumstances. See the section entitled “Description of Securities — Restrictions on Ownership and Transfer” in this prospectus. Additionally, the distribution reinvestment plan contains provisions that prevent it from causing a violation of these tests. Our charter contains provisions requiring each holder of our shares to disclose, upon demand, constructive or beneficial ownership of shares as deemed necessary to comply with the requirements of the Internal Revenue Code. See “ — REIT Qualification Tests — Recordkeeping Requirements.”
Asset Tests.
At the close of each calendar quarter of the taxable year, we must satisfy two tests based on the composition of our assets. After initially meeting the Asset Tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the Asset Tests at the end of a later quarter solely due to changes in value of our assets. In addition, if the failure to satisfy the Asset Tests results from an acquisition during a quarter, the failure can be cured by disposing of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with these tests and intend to act within 30 days after the close of any quarter as may be required to cure any noncompliance.

75% Asset Test.
At least 75% of the value of our assets must be represented by “real estate assets,” cash, cash items (including receivables) and Government securities. Real estate assets include (i) real property (including interests in real property, such as land, buildings, and leasehold interests in real property, and interests in mortgages on real property or on interests in real property); (ii) shares in other qualifying REITs; (iii) debt instruments issued by publicly offered REITs (defined as a real estate investment trust that is required to file annual and periodic reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934) and (iv) any property (not otherwise a real estate asset) attributable to the temporary investment of “new capital” in stock or a debt instrument, but only for the one-year period beginning on the date we received the new capital. Property will qualify as being attributable to the temporary investment of new capital if we receive the money used to purchase the stock or debt instrument in exchange for our stock (other than amounts received pursuant to our distribution reinvestment plan) or in a public offering of debt obligations that have a maturity of at least five years.
Additionally, regular and residual interests in a REMIC are considered real estate assets. However, if less than 95% of the assets of a REMIC are real estate assets, we will be treated as holding and earning a proportionate share of the assets and income of the REMIC directly. If we hold a “residual interest” in a REMIC from which we derive “excess inclusion income,” we will be required to either distribute the excess inclusion income or pay tax on it (or a combination of the two), even though we may not receive the income in cash. Excess inclusion income is “phantom” or “non-cash” income. It is any taxable income beyond that which the residual interest-holder would have recognized had the residual interest been a conventional debt instrument bearing interest at 120% of the applicable federal rate. See the section entitled “— Other Issues With Respect to Taxation of a REIT – Excess Inclusion Income” below.
We anticipate that substantially all of our gross income will be from sources that will allow us to satisfy the income tests described below. Further, our purchase contracts for such real properties will apportion no more than 5% of the purchase price of any property to property other than “real property,” as defined in the Internal Revenue Code. However, there can be no assurance that the IRS will not contest such purchase price allocation. If the IRS were to prevail, resulting in more than 15% of the purchase price of property being allocated to other than “real property,” then the portion of the rents we receive associated with other than real property will be deemed non-qualifying income for purposes of the gross income tests (discussed below). Additionally, depending on the aggregate magnitude of the assets that do not qualify as “real property,” we may be unable to continue to qualify as a REIT under the 75% Asset Test, and also may be subject to additional taxes, as described below. In addition, we intend to invest funds not used to acquire properties in cash sources, “new capital” investments or other liquid investments which allow us to continue to qualify under the 75% Asset Test. Therefore, we believe our investment in real properties will constitute “real estate assets” and should allow us to meet the 75% Asset Test.
25% Asset Test.
The remaining 25% of our assets may generally be invested without restriction. However, if we invest in any securities that do not qualify under the 75% Asset Test and that are not securities of any of our TRSs, such securities may not exceed either: (i) in the case of any single issuer, 5% of the value of our assets; (ii) 10% of the outstanding securities by vote or value of any one issuer or (iii) not more than 25% of our assets may consist of “nonqualified publicly offered REIT debt instruments.” A “nonqualified publicly offered REIT debt instrument” means debt instruments issued by publicly offered REITs that only qualify as “real estate assets” by virtue of provisions of the Code. A partnership interest held by a REIT is not considered a “security” for purposes of these tests; instead, the REIT is treated as owning directly its proportionate share of the partnership’s assets based on its capital interest in the partnership. This rule includes partnership interests owned by partnerships (or tiers of partnerships).
Two modifications apply to the 25% Asset Test for qualified REIT subsidiaries or taxable REIT subsidiaries. The stock of a qualified REIT subsidiary is not counted for purposes of the 25% Asset Test. A qualified REIT subsidiary is a corporation that is wholly owned by a REIT, and all its assets, liabilities and tax attributes are treated as belonging to the REIT. A qualified REIT subsidiary is not subject to U.S. federal income tax, but may be subject to state or local tax. Although we expect to hold all of our investments through the operating partnership, we also may hold investments separately, through qualified REIT subsidiaries. A qualified REIT subsidiary must be wholly owned by a REIT. Thus, any such subsidiary utilized by us would have to be owned by us, or another qualified REIT subsidiary, and could not be owned by the operating partnership.
Additionally, a REIT may own the stock of a taxable REIT subsidiary which is a corporation (other than another REIT) that is owned in whole or in part and directly or indirectly by a REIT, and joins in an election with the REIT to be classified as a taxable REIT subsidiary. A corporation that is 35% owned by a taxable REIT subsidiary also will be treated as a taxable REIT subsidiary. A taxable REIT subsidiary may not be a qualified REIT subsidiary, and vice versa.
As described below regarding the 75% Gross Income Test, a taxable REIT subsidiary is utilized in much the same way an independent contractor is used to provide types of services without causing the REIT to receive or accrue some types of non-qualifying income. For purposes of the 25% Asset Test, securities of a taxable REIT subsidiary are excepted from the 10% vote and value and 5% value limitations on a REIT’s ownership of securities of a single issuer. However, no more than 25% of the value of total assets of a REIT may be represented by securities of one or more taxable REIT subsidiaries. For taxable years beginning after December 31, 2017, the rule will change such that no more than 20% of the value of total assets of a REIT may be represented by securities of one or more taxable REIT subsidiaries.
In addition to using independent contractors to provide services in connection with the operation of our properties, we also may use taxable REIT subsidiaries to carry out these functions. We may form a subsidiary and jointly make the election that would cause such subsidiary to be treated as a taxable REIT subsidiary in order to facilitate our acquisition of qualified health care properties in the future. However, a taxable REIT subsidiary may not directly or indirectly operate or manage any health care facilities or lodging facilities or provide rights to any brand name under which any health care facility or lodging facility is operated.
A REIT is able to cure certain asset test violations. As noted above, a REIT cannot own securities of any one issuer representing more than 5% of the total value of REIT assets or more than 10% of the outstanding securities, by vote or value, of any one issuer. However, a REIT would not lose its REIT status for failing to satisfy these 5% or 10% asset tests in a quarter if the failure is due to the ownership of assets the total value of which does not exceed the lesser of (i) 1% of the total value of the REIT’s assets at the end of the quarter for which the measurement is done, or (ii) $10 million; provided in either case that the REIT either disposes of the assets within six months after the last day of the quarter in which the REIT identifies the failure (or such other time period prescribed by the Treasury), or otherwise meets the requirements of those rules by the end of that period.
If a REIT fails to meet any of the asset test requirements for a quarter other than a de minimis failure described above, then the REIT still would be deemed to have satisfied the requirements if (i) following the REIT’s identification of the failure, the REIT files a schedule with a description of each asset that caused the failure, in accordance with regulations prescribed by the Treasury; (ii) the failure was due to reasonable cause and not to willful neglect; (iii) the REIT disposes of the assets within six months after the last day of the quarter in which the identification occurred or such other time period as is prescribed by the Treasury (or the requirements of the rules are otherwise met within that period); and (iv) the REIT pays a tax on the failure equal to the greater of (1) $50,000, or (2) an amount determined (under regulations) by multiplying (x) the highest rate of tax for corporations under section 11 of the Internal Revenue Code (currently 35%), by (y) the net income generated by the assets for the period beginning on the first date of the failure and ending on the date the REIT has disposed of the assets (or otherwise satisfies the requirements).
Gross Income Tests.
For each calendar year, we must satisfy two separate tests based on the composition of our gross income.
The 75% Gross Income Test.
At least 75% of our gross income for the taxable year (excluding gross income from prohibited transactions and certain hedging and foreign currency transactions) must result from (i) rents from real property, (ii) interest on obligations secured by mortgages on real property or on interests in real property, (iii) gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property or on interests in real property) other than property held primarily for sale to customers in the ordinary course of our trade or business or a nonqualified publicly offered REIT debt instrument, (iv) dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs, (v) other specified investments relating to real property or mortgages thereon, and (vi) for a limited time, temporary investment income (as described under the 75% Asset Test above). We intend to invest funds not otherwise invested in real properties in cash sources or other liquid investments which will allow us to qualify under the 75% Gross Income Test.
Income attributable to a lease of real property will generally qualify as “rents from real property” under the 75% Gross Income Test (and the 95% Gross Income Test described below), subject to the rules discussed below:
Rent from a particular tenant will not qualify if we, or an owner of 10% or more of our stock, directly or indirectly, own 10% or more of the voting stock or the total number of shares of all classes of stock in, or 10% or more of the assets or net profits of, the tenant (subject to certain exceptions). However, we expect that amounts received from taxable REIT subsidiaries we may form to facilitate our acquisition of qualified healthcare facilities will satisfy the conditions of the exception for rents received from a taxable REIT subsidiary with the result that such amounts will be considered rents from real property.
The portion of rent attributable to personal property rented in connection with real property will not qualify, unless the portion attributable to personal property is 15% or less of the total rent received under, or in connection with, the lease. If the portion of rents attributable to personal property exceeds 15% of the total rents, then the portion of the rents we receive associated with the personal property will be deemed non-qualifying income for purposes of the 75% Gross Income Test and 95% Gross Income Test (the latter discussed below).
Generally, rent will not qualify if it is based in whole, or in part, on the income or profits of any person from the underlying property. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits. In addition, rents based on the income or profits of a tenant (and interest based on the income or profits of a borrower), where the tenant (borrower) derives substantially all of its income from the underlying real property by leasing substantially all of its interest in the property will also qualify as “rents from real property,” but only to the extent that the amounts received by the tenant (borrower) would be qualifying “rents from real property” if received directly by a REIT.
Rental income will not qualify if we furnish or render services to tenants, other than through a permissible “independent contractor” from whom we derive no revenue, or through a taxable REIT subsidiary. This requirement, however, does not apply to the extent that the services we provide are “usually or customarily rendered” in connection with the rental of space, and are not otherwise considered “rendered to the occupant.” Accordingly, we may not provide “impermissible services” to tenants (except through an independent contractor from whom we derive no revenue and that meets other requirements or through a taxable REIT subsidiary) without giving rise to “impermissible tenant service income.” With respect to this rule, tenants will receive some services in connection with their leases of the real properties. Our intention is that the services to be provided are those usually or customarily rendered in connection with the rental of space, and therefore, providing these services will not cause the rents received with respect to the properties to fail to qualify as rents from real property for purposes of the 75% Gross Income Test (and the 95% Gross Income Test described below). Our board of directors intends to hire qualifying independent contractors or to utilize taxable REIT subsidiaries to render services which it believes, after consultation with our tax advisors, are not usually or customarily rendered in connection with the rental of space.
In addition, we have represented that, with respect to our leasing activities, we will not (1) charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage of receipts or sales, as described above), (2) charge rent that will be attributable to personal property in an amount greater than 15% of the total rent received under the applicable lease, or (3) enter into any lease with a related party tenant (other than a taxable REIT subsidiary as described below).
Amounts received as rent from a TRS are not excluded from rents from real property by reason of the related party rent rules described above, if the activities of the TRS and the nature of the properties it leases meet certain requirements. Generally, amounts received by us from a TRS with respect to any qualified health care facilities we own will be considered rents from real property only if each qualified health care facility is not managed or operated by us or the TRS to which it is leased, but rather is managed or operated by an “eligible independent contractor” that qualifies for U.S. federal tax purposes as an independent contractor that is actively engaged in the trade or business of operating qualified health care facilities for persons not related, as defined in the Internal Revenue Code, to us or the TRS. To qualify as an “independent contractor,” a property manager must not own, directly or by applying certain ownership attribution provisions of the Internal Revenue Code, more than 35% of our outstanding shares of stock, and no person or group of persons can own more than 35% of our outstanding shares and 35% of the ownership interests of the property manager, again applying specified ownership attribution rules (but with respect to ownership interests in such property managers that are publicly traded, only holders of more than 5% of such ownership interests count towards the 35% test). The test for such independent contractor’s eligibility is made at the time the eligible independent contractor enters into a management agreement or other similar service contract with the TRS to operate the qualified health care facility.
We expect that any qualified health care properties that we lease to a taxable REIT subsidiary will be operated in accordance with these requirements with the result that amounts received from the taxable REIT subsidiary will be considered rents from real property. The taxable REIT subsidiary will pay regular corporate rates on any income it earns from the operation of our qualified health care properties. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a taxable REIT subsidiary and its parent REIT or the REIT’s tenants whose terms are not on an arm’s-length basis.
It is possible that we will be paid interest on loans secured by real property. All interest income qualifies under the 95% Gross Income Test, and interest on loans secured by real property qualifies under the 75% Gross Income Test, provided, in both cases, that the interest does not depend, in whole or in part, on the income or profits of any person (other than amounts based on a fixed percentage of receipts or sales). If a loan is secured by both real property and other property, all the interest on it will nevertheless qualify under the 75% Gross Income Test if the amount of the loan during the year does not exceed the fair market value of the real property at the time of the loan commitment. We intend for all of our loans secured by real property to be structured this way. Therefore, income generated through any investments in loans secured by real property will be treated as qualifying income under the 75% Gross Income Test.
We believe that substantially all of our income from any mortgage-related securities generally will be qualifying income for purposes of the REIT gross income tests. However, to the extent that we own non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than real property), or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally will not be qualifying income for purposes of the 75% gross income test. In addition, the loan amount of a mortgage loan that we may own may exceed the value of the real property securing the loan. In that case, the interest attributable to the amount of the loan that exceeds the value of the real property securing the loan will not be qualifying income for purposes of the 75% gross income test.
The 95% Gross Income Test.
In addition to deriving 75% of our gross income from the sources listed above, at least 95% of our gross income (excluding gross income from prohibited transactions and certain hedging and foreign currency transactions) for the taxable year must be derived from a combination of either sources which satisfy the 75% Gross Income Test or sources of income not associated with real property that is either (i) dividends, (ii) interest, or (iii) gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business. It is important to note that dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% Gross Income Test, but not under the 75% Gross Income Test. We intend to invest funds not otherwise invested in properties in cash sources or other liquid investments that will qualify under the 95% Gross Income Test.
Our share of income from the properties will primarily give rise to rental income and gains on sales of the properties, substantially all of which will generally qualify under the 75% Gross Income and 95% Gross Income Tests. Our anticipated operations indicate that it is likely that we will have little or no non-qualifying income to cause adverse U.S. federal income tax consequences.
As described above, we may establish one or more taxable REIT subsidiaries with whom we could enter into leases for any properties we may invest in. The gross income generated by these taxable REIT subsidiaries would not be included in our gross income. However, we would realize gross income from these subsidiaries in the form of rents. In addition, any dividends from taxable REIT subsidiaries to us would be included in our gross income and qualify for the 95% Gross Income Test (but not the 75% Gross Income Test).
Treatment of Certain Interest for Purposes of the Gross Income Tests.
Interest on debt secured by a lien on real property or on interests in real property is generally qualifying income for purposes of the 75% Gross Income Test. However, to the extent the loan covers both real property and other property, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% Gross Income Test, but will be qualifying income for purposes of the 95% Gross Income Test. The portion of the interest income that will not be qualifying income for purposes of the 75% Gross Income Test will be equal to the portion of the principal amount of the loan that is not secured by real property (i.e., the amount by which the loan exceeds the value of the real estate that is security for the loan).
Interest, including original issue discount or market discount, that we accrue on our real estate-related investments generally will be qualifying income for purposes of both gross income tests. However, investments not secured by liens on real property or interests in real property will be qualifying income for purposes of the 95% Gross Income Test but not the 75% Gross Income Test.
If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.
Interest income from certain mezzanine loans will be qualifying income for the 75% Gross Income Test (and the 75% Asset Test) if the loan is secured by equity interests in a pass-through entity that directly or indirectly owns real property (i.e., rather than a direct mortgage on the real property) and meets each of the requirements contained in Revenue Procedure 2003-65. That Revenue Procedure provides a safe harbor on which taxpayers may rely, but it does not prescribe rules of substantive tax law. Structuring a mezzanine loan to meet the requirements of the safe harbor may not always be practical, and the mezzanine loans that we acquire may not meet all of the requirements for reliance on this safe harbor. Hence, there can be no assurance that the IRS will not challenge the qualification of such assets as real estate assets or the interest generated by these loans as qualifying income under the 75% Gross Income Test. To the extent we make corporate mezzanine loans or acquire other commercial real estate corporate debt, such loans will not qualify as real estate assets and interest income with respect to such loans will not be qualifying income for purposes of the 75% Gross Income Test.
Failure to Satisfy the Gross Income Tests.
If we fail to satisfy either the 75% Gross Income or 95% Gross Income Tests for any taxable year, we may retain our status as a REIT for such year if we satisfy the IRS that: (i) the failure was due to reasonable cause and not due to willful neglect and (ii) we attach to our return a schedule describing the nature and amount of each item of our gross income. We cannot predict, however, whether in all circumstances we would qualify for the benefit of these relief provisions. In addition, as discussed above under “– Taxation of a REIT,” if this relief provision is available, we would remain subject to tax equal to the greater of the amount by which we failed the 75% Gross Income Test or the 95% Gross Income Test, as applicable, multiplied by the ratio that REIT taxable income determined without regard to the deduction for dividends paid bears to gross income for the taxable year, computed with certain adjustments. The effect of multiplying gross income by this ratio is the allocation of deductions between qualifying and nonqualifying income. The tax, therefore, is 100% of the amount by which the REIT failed either the 75% Gross Income Test or the 95% Gross Income Test, as reduced by deductions allocable to such income.
Annual Distribution Requirements.
In addition to the other tests described above, we are required to distribute dividends (other than capital gain dividends) to our stockholders each year in an amount at least equal to the excess of:

(i)	the sum of:

(a)	90% of our REIT taxable income (determined without regard to the deduction for dividends paid and by excluding any net capital gain); and

(b)	90% of the net income (after tax) from foreclosure property; less

(ii)	the sum of some types of items of non-cash income that exceeds a percentage of our income.
Whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if we: (1) declared a dividend before the due date of our tax return (including extensions); (2) distribute the dividend within the 12-month period following the close of the taxable year (and not later than the date of the first regular dividend payment made after such declaration); and (3) file an election with our tax return. Additionally, dividends that we declare in October, November or December in a given year payable to stockholders of record in any such month will be treated as having been paid on December 31st of that year so long as the dividends are actually paid during January of the following year.
Making distributions as described above is a requirement to maintain our REIT status. Additionally, we will be subject to an excise tax if we fail to make the “required distribution” with respect to a calendar year, i.e., to distribute the sum of (1) 85% of our REIT ordinary income for the calendar year, (2) 95% of our REIT capital gain net income for the calendar year, and (3) 100% of our undistributed income from prior years. Any excise tax liability would be equal to 4% of the excess of the amount required to be distributed under this formula over the sum of (a) the amounts actually distributed (taking into account excess distributions from prior years), plus (b) retained amounts on which federal income tax is paid at the corporate level. In addition to the excise tax, which is non-deductible, we will be subject to U.S. federal income tax at normal corporate rates on taxable income or capital gain not distributed. If we fail to meet the annual distribution requirements as a result of an adjustment to our U.S. federal income tax return by the IRS, or under certain other circumstances, we may cure the failure by paying a “deficiency dividend” (plus interest to the IRS) within a specified period.
We intend to pay sufficient dividends each year to satisfy annual distribution requirements, avoid excise taxes and minimize federal income taxes on our earnings. It may not always be possible, however, to do so. It is possible that we may not have sufficient cash or other liquid assets to meet the annual distribution requirements due to tax accounting rules and other timing differences. We will closely monitor the relationship between our REIT taxable income and cash flow, and if necessary to comply with the annual distribution requirements, will borrow funds, if possible, to fully provide the necessary cash flow.
Recordkeeping Requirements.
To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, the Treasury Regulations require that we demand written statements each year from the record holders of specified percentages of our shares (such percentages depending upon the total number of record holders) pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our distributions in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury Regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information.
Other Issues With Respect to Taxation of a REIT
Characterization of Property Leases.
We may purchase either new or existing properties and lease them to tenants. Our ability to claim certain tax benefits associated with ownership of these properties, such as depreciation, would depend on a determination that the lease transactions are “true leases,” under which we would be the owner of the leased property for U.S. federal income tax purposes, rather than a conditional sale of the property or a financing or loan transaction. The Internal Revenue Service may take the position, particularly with respect to a sale-leaseback transaction, that a lease is not a true lease for U.S. federal income tax purposes. The recharacterization of one or more of our leases as a conditional sale, financing, or loan transaction may have adverse consequences to us, such as the denial of depreciation deductions or a revaluing of the aggregate value of our assets invested in real estate. Such recharacterizations might cause us to fail to satisfy the Asset Tests or the Gross Income Tests and, consequently, we might fail to qualify as a REIT effective with the year of recharacterization. We do not expect to request an opinion of counsel concerning the status of any leases of properties as true leases for U.S. federal income tax purposes.
Prohibited Transactions.
As discussed above, we will be subject to a 100% U.S. federal income tax on any net income derived from “prohibited transactions.” Net income derived from prohibited transactions arises from the sale or exchange of property held primarily for sale to customers in the ordinary course of our business which is not foreclosure property. There is an exception to this rule for the sale of property that:

•	is a real estate asset under the 75% Asset Test;

•	has been held for at least two years;

•	has aggregate expenditures made during the two years prior to the date of sale which are includable in the basis of the property not in excess of 30% of the net selling price;

•	was held for production of rental income for at least two years; and

•
when combined with other sales in the year, either (i) does not cause the REIT to have made more than seven sales of property during the taxable year, (ii) occurs in a year when the REIT disposes of less than 10% of its assets (measured by U.S. federal income tax basis or fair market value, and ignoring involuntary dispositions and sales of foreclosure property), or (iii) occurs in a year when the REIT disposes of less than 20% of its assets (measured by U.S. federal income tax basis or fair market value, and ignoring involuntary dispositions and sales of foreclosure property) and the percentage of assets sold in the three-year taxable period ending with the current taxable year (measured by U.S. federal income tax basis or fair market value) does not exceed 10%, and in the case of clauses (ii) and (iii), substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom we do not derive or receive any income or through a taxable REIT subsidiary.

Although we expect we will eventually sell each of the properties, our primary intention in acquiring and operating the properties is the production of rental income, and we do not expect to hold any property primarily for sale to customers in the ordinary course of our business.
Excess Inclusion Income
Pursuant to IRS guidance, a REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to dividends paid. The REIT is required to notify stockholders of the amount of “excess inclusion income” allocated to them. A stockholder’s share of excess inclusion income:

•	cannot be offset by any net operating losses otherwise available to the stockholder,

•	is subject to tax as UBTI in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax, and

•
results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders.

See the section entitled “— U.S. Federal Income Taxation of Stockholders” below. To the extent that excess inclusion income is allocated to a tax-exempt stockholder of a REIT that is not subject to UBTI (such as a government entity), the REIT may be subject to tax on this income at the highest applicable corporate tax rate (currently 35%). In that case, the REIT could reduce distributions to such stockholders by the amount of such tax paid by the REIT attributable to such stockholder’s ownership. The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, is not clear under current law. As required by IRS guidance, we intend to make such determinations using a reasonable method. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

Failure to Qualify as a REIT
If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “—Gross Income Tests” and “—Asset Tests.” If the applicable relief provisions are not available or cannot be met, we will not be able to deduct our dividends and will be subject to U.S. federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates, thereby reducing cash available for distributions. In such event, all distributions to stockholders (to the extent of our current and accumulated earnings and profits) will be taxable as ordinary income. This “double taxation” would result from our failure to qualify as a REIT. Unless entitled to relief under specific statutory provisions, we will not be eligible to elect REIT status for the four taxable years following the year during which qualification was lost.
Tax Aspects of Investments in Partnerships
General.
We anticipate holding direct or indirect interests in one or more partnerships, including the operating partnership. We intend to operate as an UPREIT, which is a structure whereby we would own a direct interest in the operating partnership, and the operating partnership would, in turn, own the properties and may possibly own interests in other non-corporate entities that own properties. Such non-corporate entities would generally be organized as limited liability companies, partnerships or trusts and would either be disregarded for U.S. federal income tax purposes (if the operating partnership were the sole owner) or treated as partnerships for U.S. federal income tax purposes.
The following is a summary of the U.S. federal income tax consequences of our investment in the operating partnership. This discussion should also generally apply to any investment by us (including through the operating partnership) in a property partnership or other non-corporate entity.
Generally, for entities formed after January 1, 1997, an entity with two or more members formed as a partnership or limited liability company under state law will be taxed as a partnership for U.S. federal income tax purposes unless (1) it specifically elects to be taxed as a corporation or (2) it is a “publicly traded partnership.” A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market, or the substantial equivalent thereof, and generally, is taxed as a corporation. A partnership that is not a publicly traded partnership and has not elected to be taxed as a corporation is not subject to tax as an entity for U.S. federal income tax purposes. Rather, partners are allocated their proportionate share of income, gain, loss, deduction and credit of the partnership, and potentially are subject to tax thereon, without regard to whether the partners received any distributions from the partnership. The partners are required to take into account their allocable share of the foregoing items for purposes of calculating our REIT taxable income and U.S. federal income tax liability, and we would be required to calculate our share of gross income and assets for purposes of the Gross Income Tests and the Asset Tests based on our proportionate share, based on our capital interest, of each partnership’s income and assets. Further, there can be no assurance that distributions from the operating partnership will be sufficient to pay the tax liabilities resulting from an investment in the operating partnership.
Because the operating partnership was formed as a partnership under state law after January 1, 1997, will have two or more partners and will not elect to be treated as an association taxable as a corporation, the operating partnership will be treated as a partnership for U.S. federal income tax purposes. We intend that interests in the operating partnership (and any partnership invested in by the operating partnership) will fall within one of the “safe harbors” to avoid being classified as a publicly traded partnership. However, our ability to satisfy the requirements of some of these safe harbors depends on the results of our actual operations, and accordingly, no assurance can be given that any such partnership would not be treated as a publicly traded partnership. Even if a partnership qualifies as a publicly traded partnership, it generally will not be treated as a corporation if at least 90% of its gross income each taxable year is from certain sources.
If for any reason the operating partnership is taxable as a corporation for U.S. federal income tax purposes, the character of our assets and items of gross income would change, and as a result, we would most likely be unable to satisfy the applicable requirements under U.S. federal income tax laws discussed above. The taxation of any partnership invested in by the operating partnership as a corporation for U.S. federal income tax purposes will also alter the character of our assets and items of gross income and may also prevent us from satisfying the applicable requirements to be taxed as a REIT. In addition, any change in the status of any partnership may be treated as a taxable event, in which case we could incur a tax liability without a related cash distribution. Further, if any partnership was treated as a corporation, items of income, gain, loss, deduction and credit of such partnership would be subject to corporate income tax, and the partners of any such partnership would be treated as stockholders, with distributions to such partners being treated and subject to U.S. federal income tax as dividends.

Anti-abuse Treasury Regulations have been issued under the partnership provisions of the Internal Revenue Code that authorize the IRS, in some abusive transactions involving partnerships, to disregard the form of a transaction and recast it as it deems appropriate. The anti-abuse regulations apply where a partnership is utilized in connection with a transaction (or series of related transactions) with a principal purpose of substantially reducing the present value of the partners’ aggregate U.S. federal tax liability in a manner inconsistent with the intent of the partnership provisions. The anti-abuse regulations contain an example in which a REIT contributes the proceeds of a public offering to a partnership in exchange for a general partnership interest. The limited partners contribute real property assets to the partnership, subject to liabilities that exceed their respective aggregate bases in such property. The example concludes that the use of the partnership is not inconsistent with the intent of the partnership provisions, and thus, cannot be recast by the IRS. However, the anti-abuse regulations are extraordinarily broad in scope and are applied based on an analysis of all the facts and circumstances. We cannot assure you that the IRS will not attempt to apply the anti-abuse regulations to us. Any such action could potentially jeopardize our status as a REIT and materially affect the tax consequences and economic return resulting from an investment in us.
Income Taxation of the Partnerships and their Partners.
Although a partnership agreement will generally determine the allocation of a partnership’s income and losses among the partners, such allocations may be disregarded for U.S. federal income tax purposes if the allocations do not comply with Section 704(b) of the Internal Revenue Code and the Treasury Regulations thereunder. If any allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ economic interests in the partnership as determined by the Internal Revenue Service. We believe that the allocations of taxable income and loss in the operating partnership agreement comply with the requirements of Section 704(b) of the Internal Revenue Code and the associated Treasury Regulations.
For a description of allocations by the operating partnership to the partners, see the section entitled “Summary of Our Operating Partnership Agreement” in this prospectus.
In some cases, special allocations of net profits or net losses will be required to comply with the U.S. federal income tax principles governing partnership tax allocations.
Additionally, pursuant to Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to property contributed to the operating partnership in exchange for operating partnership ownership interests, or “shares,” must be allocated in a manner so that the contributing partner is charged with, or benefits from, the unrealized gain or loss attributable to the property at the time of contribution. The amount of such unrealized gain or loss is generally equal to the difference between the fair market value and the adjusted basis of the property at the time of contribution. These allocations are designed to eliminate book-tax differences by allocating to contributing partners lower amounts of depreciation deductions and increased taxable income and gain attributable to the contributed property than would ordinarily be the case for economic or book purposes. With respect to any property purchased by the operating partnership, such property will generally have an initial tax basis equal to its fair market value, and accordingly, Section 704(c) will not apply, except as described further below in this paragraph. The application of the principles of Section 704(c) in tiered partnership arrangements is not entirely clear. Accordingly, the IRS may assert a different allocation method than the one selected by the operating partnership to cure any book-tax differences. In certain circumstances, we create book-tax differences by adjusting the values of properties for economic or book purposes and generally the rules of Section 704(c) of the Internal Revenue Code would apply to such differences as well.
For U.S. federal income tax purposes, depreciation deductions generally will be computed using the straight-line method. Commercial buildings, structural components and improvements are generally depreciated over 40 years. Some improvements to land are depreciated over 15 years. With respect to such improvements, however, taxpayers may elect to depreciate these improvements over 20 years using the straight-line method. For properties transferred to the operating partnership, depreciation deductions are calculated based on the transferor’s basis and depreciation method. Because depreciation deductions are based on the transferor’s basis in the contributed property, the operating partnership generally would be entitled to less depreciation than if the properties were purchased in a taxable transaction. The burden of lower depreciation will generally fall first on the contributing partner, but also may reduce the depreciation allocated to other partners.
Gain on the sale or other disposition of depreciable property is characterized as ordinary income (rather than capital gain) to the extent of any depreciation recapture. Buildings and improvements depreciated under the straight-line method of depreciation are generally not subject to depreciation recapture unless the property was held for less than one year. However, individuals, trusts and estates that hold shares either directly or through a pass-through entity may be subject to tax on the disposition on such assets at a rate of 25% rather than at the normal capital gains rate, to the extent that such assets have been depreciated.
Some expenses incurred in the conduct of the operating partnership’s activities may not be deducted in the year they were paid. To the extent this occurs, the taxable income of the operating partnership may exceed its cash receipts for the year in which the expense is paid. As discussed above, the costs of acquiring properties must generally be recovered through depreciation deductions over a number of years. Prepaid interest and loan fees, acquisition fees, and prepaid management fees are other examples of expenses that may not be deducted in the year they were paid.
U.S. Federal Income Taxation of Stockholders
Taxation of Taxable U.S. Stockholders.
As long as we qualify as a REIT, distributions paid to our taxable U.S. Stockholders out of current and accumulated earnings and profits (and not designated as capital gain dividends) will be ordinary income and will not be eligible for the dividends received deduction for corporations. For purposes of this discussion, a “U.S. Stockholder” is a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes, any of the following:

•	an individual citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if (i) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under current Treasury Regulations to be treated as a U.S. person.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.
Distributions in excess of current and accumulated earnings and profits will not be taxable to a U.S. Stockholder to the extent that they do not exceed the U.S. Stockholder’s adjusted tax basis in our stock that the U.S. Stockholder owns. Rather, such distributions will reduce the adjusted tax basis in the U.S. Stockholder’s shares of our stock. Assuming that the U.S. Stockholder’s shares of our stock are held as a capital asset, to the extent that such distributions exceed the U.S. Stockholder’s adjusted tax basis in such shares, a U.S. Stockholder must include such distributions in income as long-term capital gain (or short-term capital gain if the shares have been held for one year or less). Because our earnings and profits are reduced for depreciation and other non-cash items, it is possible that a portion of each distribution will constitute a non-taxable return of capital. Additionally, because distributions in excess of earnings and profits reduce the U.S. Stockholder’s basis in our stock, this will increase the U.S. Stockholder’s gain (or decrease the loss) on any subsequent sale of the stock.
Distributions that are designated as capital gain dividends will be taxed as long-term capital gains to the extent they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. Stockholder that receives such distribution has held its stock. The aggregate amount of dividends that can be designated by us as capital gain dividends or qualified dividends in a taxable year cannot exceed the dividends actually paid by us in such year (taking into account dividends treated as paid in such taxable year as described in the section entitled “— REIT Qualification Tests — Annual Distribution Requirements” above). We also have the right to elect to retain, rather than distribute, our net long-term capital gains and pay any tax thereon. In such instances, U.S. Stockholders would include their proportionate shares of such gains in income, receive a credit on their returns for their proportionate share of our tax payments, and increase the tax basis of their shares of stock by the after- tax amount of such gain. Long-term capital gains are generally taxable at maximum U.S. federal income tax rates of 20% in the case of U.S. Stockholders who are individuals, and 35% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for individual U.S. Stockholders who are individuals, to the extent of previously claimed depreciation deductions. U.S. Stockholders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income.
Dividend income is characterized as “portfolio” income under the passive activity loss rules and cannot be offset by a U.S. Stockholder’s current or suspended passive activity losses. Corporate Stockholders cannot claim the dividends received deduction for such dividends unless we lose our REIT status. Although U.S. Stockholders generally recognize taxable income in the year that a distribution is received, any distribution we declare in October, November or December of any year and is payable to a U.S. Stockholder of record on a specific date in any such month will be treated as both paid by us and received by the U.S. Stockholder on December 31st of the year it was declared even if paid by us during January of the following calendar year. Because we are not a pass-through entity for U.S. federal income tax purposes, U.S. Stockholders may not use any of our operating or capital losses to reduce their tax liabilities. In addition, we may elect to treat certain other distributions made after the close of the taxable year as having been paid during the taxable year, but U.S. Stockholders will be treated as having received these distributions in the taxable year in which they are actually made.
We have the ability to declare a large portion of a dividend in shares of our stock. As long as a portion of such dividend is paid in cash and certain requirements are met, the entire distribution will be treated as a dividend for U.S. federal income tax purposes. As a result, you will be taxed on 100% of the dividend in the same manner as a cash dividend, even though most of the dividend was paid in shares of our stock. In general, any dividend on shares of our stock will be taxable as a dividend, regardless of whether any portion is paid in stock.
With respect to U.S. Stockholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to such U.S. Stockholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. Stockholders at the same tax rates as long-term capital gain, provided that the U.S. Stockholder has held the shares with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such shares became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:
(a) the qualified dividend income received by us during such taxable year from non-REIT C corporations (including our taxable REIT subsidiary, if any, which is subject to U.S. federal income tax);
(b) the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed taxable income; and
(c) the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT C corporation over the U.S. federal income tax paid by us with respect to such built-in gain.
Moreover, the aggregate amount of dividends that can be designated by us as capital gain dividends or qualified dividends in a taxable year cannot exceed the dividends actually paid by us in such year (taking into account dividends treated as paid in such taxable year as described in the section entitled “— REIT Qualification Tests — Annual Distribution Requirements” above).
Generally, dividends that we receive will be treated as qualified dividend income for purposes of (a) above if the dividends are received from a domestic C corporation (other than a REIT or a regulated investment company), such as our TRS, if any, which is subject to U.S. federal income tax, or a “qualifying foreign corporation” and specified holding period requirements and other requirements are met. We do not expect to hold interests in any qualifying foreign corporations.
In general, the sale of our common stock held for more than 12 months will produce long-term capital gain or loss. All other sales will produce short-term gain or loss. In each case, the gain or loss is equal to the difference between the amount of cash and fair market value of any property received from the sale and the U.S. Stockholder’s adjusted tax basis in the common stock sold. However, any loss from a sale or exchange of common stock by a U.S. Stockholder who has held such stock for six months or less generally will be treated as a long-term capital loss, to the extent that the U.S. Stockholder treated our distributions as long-term capital gains. In general, a U.S. Stockholder's adjusted tax basis will equal the U.S. Stockholder's acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. Stockholder (discussed above) less tax deemed paid on such gain and reduced by returns of capital. In general, under current law capital gains recognized by individuals and other non-corporate U.S. Stockholders upon the sale or disposition of shares will be subject to a maximum U.S. federal income tax rate of 20%, if our shares are held for more than 12 months, and will be taxed at ordinary income rates (of up to 39.6%) if our shares are held for 12 months or less. Gains recognized by U.S. Stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate holders) to a portion of the capital gain realized by a non-corporate holder on the sale of REIT shares that would correspond to the REIT's “unrecaptured Section 1250 gain.” Holders are urged to consult their tax advisors with respect to the taxation of capital gain income. Capital losses recognized by a U.S. Stockholder upon the disposition of our shares held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. Stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year).
We will report to our domestic stockholders and to the IRS the amount of dividends paid during each calendar year, and the amount (if any) of U.S. federal income tax we withhold. A U.S. Stockholder may be subject to backup withholding with respect to dividends paid unless such U.S. Stockholder: (i) is a corporation or comes within other exempt categories; or (ii) provides us with a taxpayer identification number, certifies as to no loss of exemption, and otherwise complies with applicable requirements. A U.S. Stockholder that does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding can be credited against the U.S.

Stockholder’s U.S. federal income tax liability. In addition, we may be required to withhold a portion of distributions made to any U.S. Stockholders who fail to certify their non-foreign status to us. See the section entitled “— Taxation of Non-U.S. Stockholders” below.
Medicare Tax on Net Investment Income
Certain U.S. Stockholders who are individuals, estates or trusts must pay a 3.8% Medicare tax on, among other things, dividends on and capital gains from the sale or other disposition of stock, subject to certain exceptions. This additional tax applies broadly to essentially all dividends and all gains from dispositions of stock, including dividends from REITs and gains from disposition of REIT shares. The tax applies for taxable years beginning after December 31, 2012. You should consult your tax advisor regarding the effect, if any, of the legislation on taxable income arising from ownership and disposition of our shares.
Cost Basis Reporting
The Energy Improvement and Extension Act of 2008, or the Energy Act, imposed new customer reporting requirements on certain financial intermediaries, such as broker-dealers. The Energy Act now requires every broker that is required to file an information return reporting the gross proceeds of a “covered security” with the IRS to include in the information return the stockholder’s adjusted basis in the security, and whether any gain or loss with respect to the security is short-term or long-term within the meaning of Internal Revenue Code Section 1222. Under Internal Revenue Code Section 6045(g)(3), a “covered security” includes any share of stock in a corporation that was acquired in an account on or after January 1, 2011. We have determined that shares of our common stock, including shares issued pursuant to our distribution reinvestment plan, are covered securities under the Act. Thus, stockholders who redeem, sell or otherwise liquidate shares of our common stock will receive an information return reporting the gross proceeds from the sale, the adjusted basis of the shares sold, and whether any gain or loss is short-term or long-term within the meaning of Internal Revenue Code Section 1222. We are required to furnish this statement to stockholders by February 15 of the year following the calendar year in which the covered securities were sold. This information also will be reported to the IRS.
When determining the adjusted basis of the shares sold, Internal Revenue Code Section 6045(g)(2)(B) requires us to use the first-in first-out method. When using the first-in first-out method, we are required to identify the shares sold in the order that they were acquired. However, as an alternative to the first-in first-out method, the stockholder may notify us of a preferred alternative by means of making an adequate identification of the shares to be liquidated prior to the liquidation event. Please see the section of this prospectus captioned “Share Repurchase Program” for additional information about our share repurchase program.
Taxation of Tax-Exempt Stockholders
Our distributions to a U.S. Stockholder that is a domestic tax-exempt entity generally should not constitute UBTI unless the U.S. Stockholder borrows funds (or otherwise incurs acquisition indebtedness within the meaning of the Internal Revenue Code) to acquire or to carry its common shares, the common shares are otherwise used in an unrelated trade or business of the tax-exempt entity, or we hold assets that give rise to “excess inclusion income” (See “— Other Issues With Respect to Taxation of a REIT – Excess Inclusion Income” above). As previously noted, we may engage in transactions that would result in a portion of our dividend income being considered “excess inclusion income,” and accordingly, a portion of our dividends received by a tax-exempt stockholder may be treated as UBTI.
Certain domestic tax-exempt entities, including social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal service plans (all of which are exempt from U.S. federal income taxation under Sections 501(c)(7), (9), (17) or (20) of the Internal Revenue Code), are subject to different UBTI rules. Those rules generally will require them to characterize distributions from us as UBTI.
Special rules apply to the ownership of REIT shares by some tax-exempt pension trusts. In certain circumstances, a pension trust (1) that is described in Section 401(a) of the Code, (2) that is tax exempt under Section 501(a) of the Code, and (3) that owns more than 10% of our shares could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of our shares, or (B) a group of pension trusts, each individually holding more than 10% of the value of our shares, collectively owns more than 50% of the value of our shares; and (2) we would not have satisfied the closely held test described above in “ – REIT Qualification Tests — Share Ownership Tests” but for the fact that Section 856(h)(3) of the Code provides that shares owned by such trusts are treated as owned by the beneficiaries of such trusts. In the event we are treated as a pension-held REIT, the percentage of dividends treated as UBTI by the above-described tax-exempt pension trusts is our gross income (less direct expenses) derived from an unrelated trade or business (determined as if we were a tax-exempt pension trust) divided by our gross income from all sources (less direct expenses). If this percentage is less than 5%, however, none of the dividends will be treated as UBTI. Because of the restrictions that are imposed by our charter regarding the ownership concentration of our common stock, we believe that a tax-exempt pension trust should not become subject to these rules. However, because our common shares may become publicly traded, we can give no assurance of this.
Prospective tax-exempt purchasers should consult their own tax advisors as to the applicability of these rules and consequences to their particular circumstances.
Taxation of Non-U.S. Stockholders
General
The rules governing the U.S. federal income taxation of Non-U.S. Stockholders are complex, and as such, only a summary of such rules is provided in this prospectus. Non-U.S. investors should consult with their own tax advisors to determine the impact that U.S. federal, state and local income tax or similar laws will have on such investors as a result of an investment in our REIT. A “Non-U.S. Stockholder” means a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Stockholder. The discussion is based on current law and is for general information only. It addresses only selective aspects of U.S. federal income taxation.
Distributions — In General
Distributions paid by us that are not attributable to gain from our sales or exchanges of U.S. real property interests and not designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such dividends to Non-U.S. Stockholders ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the common shares is treated as effectively connected with the Non-U.S. Stockholder’s conduct of a U.S. trade or business, the Non-U.S. Stockholder generally will be subject to a tax at the graduated rates applicable to ordinary income, in the same manner as U.S. stockholders are taxed with respect to such dividends (and also may be subject to the 30% branch profits tax in the case of a stockholder that is a foreign corporation that is not entitled to any treaty exemption). Dividends in excess of our current and accumulated earnings and profits will not be taxable to a stockholder to the extent they do not exceed the adjusted basis of the stockholder’s shares. Instead, they will reduce the adjusted basis of such shares. To the extent that such dividends exceed the adjusted basis of a Non-U.S. Stockholder’s shares, they will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of his shares, as described in the “— Sales of Shares” portion of this Section below.
Distributions Attributable to Sale or Exchange of Real Property
Distributions that are attributable to gain from our sales or exchanges of U.S. real property interests will be taxed to a Non-U.S. Stockholder (other than qualified foreign pension funds, entities wholly-owned by a qualified foreign pension fund, and certain foreign publicly traded entities) as if such gain were effectively connected with a U.S. trade or business. Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to U.S. stockholders, and would be subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Also, such dividends may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Stockholder not entitled to any treaty exemption.
United States Federal Income Tax Withholding on Distributions
For U.S. federal income tax withholding purposes, we will generally withhold tax at the rate of 30% on the amount of any distribution (other than distributions designated as capital gain dividends) made to a Non-U.S. Stockholder, unless the Non-U.S. Stockholder provides us with a properly completed IRS (i) Form W-8BEN evidencing that such Non-U.S. Stockholder is eligible for an exemption or reduced rate under an applicable income tax treaty (in which case we will withhold at the lower treaty rate) or (ii) Form W-8ECI claiming that the dividend is effectively connected with the Non-U.S. Stockholder’s conduct of a trade or business within the U.S. (in which case we will not withhold tax). We are also generally required to withhold tax at the rate of 35% on the portion of any dividend to a Non-U.S. Stockholder that is or could be designated by us as a capital gain dividend, to the extent attributable to gain on a sale or exchange of an interest in U.S. real property. Such withheld amounts of tax do not represent actual tax liabilities, but rather, represent payments in respect of those tax liabilities described in the preceding two paragraphs. Therefore, such withheld amounts are creditable by the Non-U.S. Stockholder against its actual U.S. federal income tax liabilities, including those described in the preceding two paragraphs. The Non-U.S. Stockholder would be entitled to a refund of any amounts withheld in excess of such Non-U.S. Stockholder’s actual U.S. federal income tax liabilities, provided that the Non-U.S. Stockholder files applicable returns or refund claims with the IRS.
Sales of Shares
Gain recognized by a Non-U.S. Stockholder upon a sale of shares generally will not be subject to U.S. federal income taxation, provided that: (i) such gain is not effectively connected with the conduct by such Non-U.S. Stockholder of a trade or business within the U.S.; (ii) the Non-U.S. Stockholder is not present in the U.S. for 183 days or more during the taxable year and certain other conditions apply; and (iii) our REIT is “domestically controlled,” which generally means that less than 50% in value of our shares continues to be held directly or indirectly by foreign persons during a continuous five year period ending on the date of disposition or, if shorter, during the entire period of our existence.
We cannot assure you that we will qualify as “domestically controlled.” If we were not domestically controlled, a Non-U.S. Stockholder’s sale of common shares would be subject to tax, unless the Non-U.S. Stockholder is a qualified foreign pension fund, an entity wholly owned by a qualified foreign pension fund, or a foreign publicly traded entity meeting certain requirements, or the common shares were regularly traded on an established securities market and the selling Non-U.S. Stockholder has not directly, or indirectly, owned during a specified testing period more than 10% in value of our common shares. However, it is not anticipated that the common shares will be “regularly traded” on an established market. If the gain on the sale of shares were to be subject to taxation, the Non-U.S. Stockholder would be subject to the same treatment as U.S. stockholders with respect to such gain, and the purchaser of such common shares may be required to withhold 15% of the gross purchase price for sales occurring after February 16, 2016 (sales of shares occurring prior to such date are subject to a 10% withholding rate).
If the proceeds of a disposition of common stock are paid by or through a U.S. office of a broker-dealer, the payment is generally subject to information reporting and to backup withholding unless the disposing Non-U.S. Stockholder certifies as to its name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a foreign office of a foreign broker-dealer. Prospective foreign purchasers should consult their tax advisors concerning these rules.
Other Tax Considerations
Distribution Reinvestment Plan
Stockholders who participate in the distribution reinvestment plan will recognize dividend income, taxable to the extent of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), in the amount and as though they had received the cash rather than purchased shares through the distribution reinvestment plan, unless we have designated all or a portion of the dividend as a capital gain dividend. These deemed dividends will be treated as actual dividends and will retain the character and tax effects applicable to all dividends. To the extent you purchase shares through our distribution reinvestment plan at a discount to their fair market value, you will be treated for U.S. federal income tax purposes as receiving an additional distribution equal to the amount of the discount. Shares received under the distribution reinvestment plan will have a holding period, for tax purposes, beginning with the day after purchase, and a tax basis equal to their cost, which is the gross amount of the deemed distribution. See “— U.S. Federal Income Taxation of Stockholders” for a full discussion of the tax effects of distributions.
Share Repurchase Program
A repurchase of our shares will be treated under Section 302 of the Internal Revenue Code as a taxable dividend (to the extent of our current or accumulated earnings and profits), unless the repurchase satisfies certain tests set forth in Section 302(b) of the Internal Revenue Code enabling the repurchase to be treated as a sale or exchange of our shares. The repurchase will satisfy such test if it (i) is “substantially disproportionate” with respect to the stockholder, (ii) results in a “complete termination” of the stockholder’s stock interest in us, or (iii) is “not essentially equivalent to a dividend” with respect to the stockholder, all within the meaning of Section 302(b) of the Internal Revenue Code. In determining whether any of these tests have been met, shares considered to be owned by the stockholder by reason of certain constructive ownership rules set forth in the Internal Revenue Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Internal Revenue Code are satisfied with respect to any particular stockholder of our shares will depend upon the facts and circumstances existing at the time the determination is made, prospective investors are advised to consult their own tax advisors to determine such tax treatment. If a repurchase of our shares is treated as a distribution that is taxable as dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of any property received by the stockholders. The stockholder’s adjusted tax basis in such repurchased shares would be transferred to the stockholder’s remaining stockholdings in us. If, however, the stockholder has no remaining stockholdings in us, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.
State and Local Taxes
We and you may be subject to state or local taxation in various jurisdictions, including those in which we transact business or reside. Our and your state and local tax treatment may not conform to the U.S. federal income tax consequences discussed above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws on an investment in the common shares.

Foreign Accounts and FATCA
The Foreign Account Tax Compliance Act, commonly referred to as FATCA, currently imposes withholding taxes on certain U.S. source passive payments to “foreign financial institutions” and certain other non-U.S. entities and will impose withholding taxes with respect to payments of disposition proceeds of U.S. securities realized after December 31, 2018. Under FATCA, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to U.S. shareholders who own shares of our shares through foreign accounts or foreign intermediaries and certain non-U.S. shareholders. FATCA imposes a 30% withholding tax on dividends currently on, and will impose a 30% withholding tax on gross proceeds from the sale or other disposition of, our shares paid to a foreign financial institution or to a foreign entity other than a financial institution, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign entity is not a financial institution and either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. If the payee is a foreign financial institution (that is not otherwise exempt), it must either (1) enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements or (2) in the case of a foreign financial institution that is resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, comply with the revised diligence and reporting obligations of such intergovernmental agreement. Prospective investors should consult their tax advisors regarding the application of FATCA to an investment in our company.
Legislative Proposals
You should recognize that current U.S. federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be retroactive in effect. The rules dealing with U.S. federal income taxation are constantly under review by Congress, the IRS and the Treasury Department, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently. We are not currently aware of any pending legislation that would materially affect current taxation of us or our stockholders as described in this prospectus. You should, however, consult your advisors concerning the status of legislative proposals that may pertain to a purchase of our common shares.

INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS
General
The following is a summary of certain additional considerations associated with an investment in our shares by tax-qualified pension, stock bonus or profit-sharing plans, and other employee benefit plans described in Section 3(3) and subject to Title I of ERISA, annuities described in Section 403(a) or (b) of the Internal Revenue Code, an IRA or annuity described in Sections 408 or 408A of the Internal Revenue Code, an Archer MSA described in Section 220(d) of the Internal Revenue Code, a health savings account described in Section 223(d) of the Internal Revenue Code, or a Coverdell education savings account described in Section 530 of the Internal Revenue Code, which are referred to as Plans and IRAs, as applicable. This summary is based on provisions of ERISA and the Internal Revenue Code, including amendments thereto through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the IRS through the date of this prospectus and is designed only to provide a general conceptual understanding of certain basic issues relevant to a Plan or IRA investor. We cannot assure you that adverse tax or labor decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.
This summary does not include a discussion of any laws, regulations, or statutes that may apply to investors not covered by ERISA, including, for example, plans or arrangements that constitute governmental plans or church plans exempt from ERISA and many Internal Revenue Code requirements, and foreign plans. For such plans and arrangements, applicable laws (such as state laws) may impose fiduciary responsibility requirements in connection with the investment of assets, and may have prohibitions that operate similarly to the prohibited transaction rules of ERISA and the Internal Revenue Code, but which may also vary significantly from such prohibitions. For any governmental, church plan, foreign plan or other plans or arrangements not subject to ERISA, those persons responsible for the investment of the assets of such a plan or arrangements should carefully consider the impact of such laws on an investment in shares of our common stock.
Our management has attempted to structure us in such a manner that we will be an attractive investment vehicle for Plans and IRAs. However, in considering an investment in our shares, those involved with making such an investment decision on behalf of Plans or IRAs should consider applicable provisions of the Internal Revenue Code and ERISA. While each of the ERISA and Internal Revenue Code issues discussed below may not apply to all Plans and IRAs, individuals involved with making investment decisions with respect to Plans and IRAs should carefully review the rules and exceptions described below, and determine their applicability to their situation. This discussion should not be considered legal advice and prospective investors are required to consult their own legal advisors on these matters.
In general, individuals making investment decisions with respect to Plans and IRAs should, at a minimum, consider:

•	whether the investment is in accordance with the documents and instruments governing such Plan or IRA;

•	whether the investment is consistent with all applicable provisions of ERISA, the Internal Revenue Code and other applicable laws;

•	whether the investment satisfies the prudence and diversification and other fiduciary requirements of ERISA, if applicable, and other applicable laws;

•
whether the investment will result in UBTI to the Plan or IRA (see the section entitled “Federal Income Tax Considerations — U.S. Federal Income Taxation of Stockholders — Taxation of Tax-Exempt Stockholders” in this prospectus);

•
whether there is sufficient liquidity for the Plan or IRA, considering the minimum and other distribution requirements under the Internal Revenue Code and the liquidity needs of such Plan or IRA, after taking this investment into account;

•	the need to value the assets of the Plan or IRA annually or more frequently in accordance with ERISA, the Internal Revenue Code and any applicable provision of the Plan or IRA; and

•	whether the investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code, if applicable, or other applicable laws.
Additionally, individuals making investment decisions with respect to Plans and IRAs must remember that ERISA generally requires that the assets of an employee benefit plan must generally be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan. Further, individuals making investment decisions with respect to Plans and IRAs need to determine whether an investment in our common stock is appropriate under the custodial or trust agreement governing such Plans or IRAs. It is highly advisable to confer with the custodian or trustee of a Plan or IRA to ensure that an investment in our common stock is permissible under the custodial or trust agreement.
Minimum and Other Distribution Requirements — Plan Liquidity
Potential Plan or IRA investors who intend to purchase our shares should consider the limited liquidity of an investment in our shares as it relates to the minimum distribution requirements under the Internal Revenue Code, if applicable, and as it relates to other distributions (such as, for example, cash out distributions) that may be required under the terms of the Plan or IRA from time to time. If the shares are held in an IRA or Plan and, before we sell our properties, mandatory or other distributions are required to be made to the participant or beneficiary of such IRA or Plan, pursuant to the Internal Revenue Code, then this could require that a distribution of the shares be made in kind to such participant or beneficiary or that a rollover of such shares be made to an IRA or other plan, which may not be permissible under the terms and provisions of the IRA or Plan. Even if permissible, a distribution of shares in kind to a participant or beneficiary of an IRA or Plan generally must be included in the taxable income of the recipient for the year in which the shares are received at the then current fair market value of the shares, even though there would be no corresponding cash distribution with which to pay the income tax liability arising because of the distribution of shares. See the section entitled “Risk Factors — U.S. Federal Income Tax Risks” in this prospectus. The fair market value of any such distribution-in-kind can be only an Estimated Per Share NAV because no public market for our shares exists or is likely to develop. See the section entitled “— Annual or More Frequent Valuation Requirement” below. Further, there can be no assurance that such estimated value could actually be realized by a stockholder because estimates do not necessarily indicate the price at which our shares could be sold. Also, for distributions subject to mandatory income tax withholding under Section 3405 or other tax withholding provisions of the Internal Revenue Code, the trustee of a Plan may have an obligation, even in situations involving in-kind distributions of shares, to liquidate a portion of the in-kind shares distributed in order to satisfy such withholding obligations, although there might be no market for such shares. There also may be similar state and/or local tax withholding or other tax obligations that should be considered.
Annual or More Frequent Valuation Requirement
Fiduciaries of Plans may be required to determine the fair market value of the assets of such Plans on at least an annual basis and, sometimes, more frequently. If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset’s value. Also, a trustee or custodian of an IRA must provide an IRA participant and the IRS with a statement of the value of the IRA each year and a fiduciary of a Plan must provide a Plan participant with a statement of the value of their accrued benefit under the Plan every three years, every year, or every quarter, depending upon the type of Plan involved. However, currently, neither the IRS nor the Department of Labor has promulgated regulations definitively specifying how “fair market value” should be determined in all circumstances.
Unless and until our shares are listed on a national securities exchange, it is not expected that a public market for our shares will develop. To assist fiduciaries of Plans subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in our shares, we intend to provide reports of our determinations of the current estimated share value to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. We have not yet disclosed an estimated net asset value per share. Therefore, our stockholders’ customer account statements will include a value per share that is equal to the public offering price less all up-front underwriting compensation and certain organization and offering expenses. We are required to provide an initial Estimated Per Share NAV of each class of our common stock based on a valuation of our assets as of a date not later than 150 days from the second anniversary of the date that we broke escrow in this Offering, although we may provide an Estimated Per Share NAV based upon a valuation prior to such date.
We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31.
There can be no assurance, however, with respect to any estimate of value that we prepare, that:

•	the Estimated Per Share NAV would actually be realized by our stockholders upon liquidation, because these estimates do not necessarily indicate the price at which properties can be sold;

•	our stockholders would be able to realize Estimated Per Share NAVs if they were to attempt to sell their shares, because no public market for our shares exists or is likely to develop; or

•
that the value, or method used to establish value, would comply with ERISA or Internal Revenue Code requirements described above or the IRS might determine that a plan fiduciary or IRA custodian or trustee is required to take further steps to determine value; or

•	the value, or method to establish value, will comply with any contractual agreements that may exist with any third party administrator, custodian or trustee.
Fiduciary Obligations — Prohibited Transactions
Any person identified as a “fiduciary” with respect to a Plan has duties and obligations under ERISA as discussed herein. For purposes of ERISA, in general, any person who exercises any discretionary authority or control with respect to the management or disposition of the assets of a Plan or provides investment advice for a fee with respect to assets of a Plan is considered to be a fiduciary of such Plan. Further, many transactions between a Plan or an IRA and a “party-in-interest” or a “disqualified person” with respect to such Plan or IRA are prohibited by ERISA and/or the Internal Revenue Code. ERISA also generally requires that the assets of Plans be held in trust and that the trustee, or a duly authorized investment manager, have exclusive authority and discretion to manage and control the assets of a Plan.
If our properties and other assets were deemed to be assets of a Plan or IRA, referred to herein as “plan assets,” our directors would, and employees of our affiliates might, be deemed fiduciaries of any Plans or IRAs investing as stockholders. If this were to occur, certain contemplated transactions between us and our directors and employees of our affiliates could be deemed to be “prohibited transactions” under ERISA and the Internal Revenue Code. Additionally, ERISA’s fiduciary standards applicable to investments by Plans would extend to our directors and possibly employees of our affiliates as Plan fiduciaries with respect to investments made by us, and the requirement that “plan assets” be held in trust might be violated.
Plan Assets — Definition
Department of Labor Regulation Section 2510.3-101, as modified by ERISA Section 3(42), referred to in this discussion as the Plan Asset Regulation, as modified by the express exceptions noted in the PPA, provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute “plan assets.” Under the Plan Assets Regulation, the assets of an entity in which a Plan or IRA makes an equity investment generally will be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

•	in securities issued by an investment company registered under the Investment Company Act;

•	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the SEC;

•	in an “operating company,” which includes “venture capital operating companies” and “real estate operating companies;” or

•	in an investment in which equity participation by “benefit plan investors” is not significant.
Plan Assets — Registered Investment Company Exception
The shares we are Offering will not be issued by a registered investment company. Therefore, we do not anticipate that we will qualify for the exception for investments issued by a registered investment company.
Publicly Offered Securities Exemption
As noted above, if a Plan or IRA acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be “plan assets” under the Plan Assets Regulation. The definition of publicly offered securities requires that such securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws.
Under the Plan Assets Regulation, a class of securities will meet the registration requirements under federal securities laws if they are (i) part of a class of securities registered under section 12(b) or 12(g) of the Securities and Exchange Act of 1934, as amended, or the Exchange Act, or (ii) part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. We anticipate that we will meet the registration requirements under the Plan Assets Regulation. Also under the Plan Assets Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer. We anticipate that this “widely held” requirement will be easily met.
Although our shares are intended to satisfy the registration requirements under this definition, and we expect that our securities will be “widely held,” the “freely transferable” requirement must also be satisfied in order for us to qualify for the “publicly offered securities” exception.

The Plan Asset Regulation provides that “whether a security is ‘freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances.” Our shares are subject to certain restrictions on transferability typically found in REITs, and are intended to ensure that we continue to qualify for U.S. federal income tax treatment as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for U.S. federal or state tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The minimum investment in our shares is less than $10,000. Thus, the restrictions imposed in order to maintain our status as a REIT should not prevent the shares from being deemed “freely transferable.” Therefore, we anticipate that we will meet the “publicly offered securities” exception, although there are no assurances that we will qualify for this exception.
Plan Assets — Operating Company Exception
If we are deemed not to qualify for the “publicly offered securities” exemption, the Plan Asset Regulation also provides an exception with respect to securities issued by an “operating company,” which includes “venture capital operating companies” and “real estate operating companies” or “derivative investments.” To constitute a venture capital operating company, 50% of more of the assets of the entity must be invested in “venture capital investments” during the relevant valuation periods. A "venture capital investment" is an investment in an operating company (other than a venture capital operating company but including a "real estate operating company") as to which the entity has or obtains direct management rights. To constitute a "real estate operating company" during the relevant valuation periods, 50% or more of the assets of an entity must be invested in real estate which is managed or developed and with respect to which such entity has the right to substantially participate directly in the management or development activities.
While the Plan Assets Regulation and relevant opinions issued by the Department of Labor regarding real estate operating companies are not entirely clear as to whether an investment in real estate must be “direct,” it is common practice to ensure that an investment is made either (i) “directly” into real estate, (ii) through wholly- owned subsidiaries, or (iii) through entities in which all but a de minimis interest is separately held by an affiliate solely to comply with the minimum safe harbor requirements established by the IRS for classification as a partnership for U.S. federal income tax purposes. We have structured ourselves in a manner in that may enable us to meet the venture capital operating company exception and our operating partnership to meet the real estate operating company exception.
Notwithstanding the foregoing, 50% of our operating partnership’s investments must be in real estate over which it maintains the right to substantially participate in the management and development activities. An example in the Plan Assets Regulation indicates that if 50% or more of an entity’s properties are subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the lessee, such that the entity merely assumes the risk of ownership of income-producing real property, then the entity may not be eligible for the “real estate operating company” exception. By contrast, a second example in the Plan Assets Regulation indicates that if 50% or more of an entity’s investments are in shopping centers in which individual stores are leased for relatively short periods to various merchants, as opposed to long-term leases where substantially all management and maintenance activities are the responsibility of the lessee, then the entity will likely qualify as a real estate operating company. The second example further provides that the entity may retain contractors, including affiliates, to conduct the management of the properties so long as the entity has the responsibility to supervise and the authority to terminate the contractors. We intend to use contractors over which we have the right to supervise and the authority to terminate. Due to the uncertainty of the application of the standards set forth in the Plan Assets Regulation, there can be no assurance as to our ability to structure our operations, or the operations of our operating partnership, as the case may be, to qualify for the “venture capital operating company” and “real estate operating company” exceptions.
Plan Assets — Not Significant Investment Exception
The Plan Assets Regulation provides that equity participation in an entity by "benefit plan investors" is “significant” if at any time 25% or more of the value of any class of equity interests is held by benefit plan investors. Under Section 3(42) of ERISA, “benefit plan investor” means an employee benefit plan subject to Part 4 of Subtitle B of Title I of ERISA, any plan to which Section 4975 of the Internal Revenue Code applies and any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity. If we determine that we fail to meet the “publicly offered securities” exception, as a result of a failure to sell an adequate number of shares or otherwise, and we cannot ultimately establish that we are an operating company, we intend to restrict ownership of each class of equity interests held by benefit plan investors to an aggregate value of less than 25% and thus qualify for the exception for investments in which equity participation by benefit plan investors is not significant.

Consequences of Holding Plan Assets
If our underlying assets were treated by the Department of Labor as “plan assets,” our management would be treated as fiduciaries with respect to each Plan or IRA stockholder, and an investment in our shares might expose the fiduciaries of the Plan or IRA to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by a Plan or IRA in our shares might be deemed to result in an impermissible commingling of “plan assets” with other property.
If our management or affiliates were treated as fiduciaries with respect to Plan or IRA stockholders, the prohibited transaction restrictions of ERISA and/or the Internal Revenue Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our affiliates or us or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Plan or IRA stockholders with the opportunity to sell their shares to us or we might dissolve or terminate.
Prohibited Transactions
Generally, both ERISA and the Internal Revenue Code prohibit Plans and IRAs from engaging in certain transactions involving “plan assets” with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, “plan assets.” The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Internal Revenue Code. These definitions generally include “persons providing services” to the Plan or IRA, as well as employer sponsors of the Plan or IRA, fiduciaries and certain other individuals or entities affiliated with the foregoing.
Any person identified as a "fiduciary" with respect to a Plan or IRA has duties and obligations under ERISA and/or the Internal Revenue Code. A person generally is a fiduciary with respect to a Plan or IRA for these purposes if, among other things, the person has discretionary authority or control with respect to “plan assets” or provides investment advice for a fee with respect to “plan assets.”
Under Department of Labor regulations, a person will be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Plan or IRA pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Plan or IRA based on its particular needs. The Department of Labor issued a final regulation in April 2016 expanding the definition of who is a “fiduciary” under ERISA by reason of providing “investment advice.” The applicability date of the regulation (and accompanying exemptions) was postponed and is now scheduled to take effect on June 9, 2017. The regulation and the accompanying exemptions are complex, implementation may be further delayed, and the regulation remains subject to potential further revision prior to implementation. Plans and IRAs are urged to consult with their own advisors regarding this development.
If we are deemed to hold “plan assets,” our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing Plans and IRAs. Whether or not we are deemed to hold “plan assets,” if we or our affiliates are affiliated with a Plan or IRA investor, we might be a disqualified person or party-in-interest with respect to such Plan or IRA investor, resulting in a prohibited transaction merely upon investment by such Plan or IRA in our shares.
Prohibited Transactions — Consequences
ERISA and the Internal Revenue Code prohibit Plans and IRAs from engaging in non-exempt prohibited transactions. Fiduciaries of a Plan that allow a prohibited transaction to occur will breach their fiduciary responsibilities under ERISA, and may be liable for any damage sustained by the Plan, as well as civil (and criminal, if the violation was willful) penalties. If it is determined by the Department of Labor or the IRS that a non-exempt prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction and, for a Plan, compensate the Plan for any loss resulting therefrom. Additionally, the Internal Revenue Code requires that a disqualified person involved with a non-exempt prohibited transaction with a Plan or IRA pay an excise tax equal to a percentage of the “amount involved” in the transaction for each year in which the transaction remains uncorrected. The percentage is generally 15%, but is increased to 100% if the non-exempt prohibited transaction is not corrected promptly. For IRAs, if an IRA engages in a non-exempt prohibited transaction, the tax-exempt status of the IRA may be lost and the IRA owner (or beneficiary) generally would be taxable on the deemed distribution of all the assets in the IRA.

Reporting
Based on certain revisions to the Form 5500 Annual Return, or Form 5500, that generally became effective on January 1, 2009, benefit plan investors may be required to report certain compensation paid by us (or by third parties) to our service providers as “reportable indirect compensation” on Schedule C to Form 5500. To the extent any compensation arrangements described herein constitute reportable indirect compensation, any such descriptions (other than compensation for which there is no formula used to calculate or determine compensation or an actual amount stated) are intended to satisfy the disclosure requirements for the alternative reporting option for “eligible indirect compensation,” as defined for purposes of Schedule C to the Form 5500.

DESCRIPTION OF SECURITIES
We were formed under the laws of the State of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws. The following summary of the terms of our common stock is only a summary, and you should refer to the Maryland General Corporation Law and our charter and bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our charter and bylaws. Copies of our charter and bylaws are available upon request.
Our charter authorizes us to issue up to 600,000,000 shares of stock, of which 500,000,000 shares are classified as common stock at $0.01 par value per share, and 100,000,000 shares are classified as preferred stock with a par value of $0.01 per share. Of the total shares of common stock authorized, 175,000,000 are classified as Class A shares, 75,000,000 are classified as Class I shares, 175,000,000 are classified as Class T shares and 75,000,000 are designated as Class T2 shares.
As of November 22, 2017, 82,627,000 and 80,739,000 shares of our Class A common stock were issued and outstanding, respectively, 6,156,000 shares of our Class I common stock were issued and outstanding and 35,139,000 and 35,068,000 shares of our Class T common stock were issued and outstanding, respectively, held by 26,225 stockholders, and no preferred stock was issued and outstanding. As of November 22, 2017, we had raised $818,457,000, $56,196,000 and $337,749,000 in proceeds from the sale of Class A shares, Class I shares and Class T shares, respectively, in the initial public offering. In addition, as of November 22, 2017, we had approximately $1,137,598,000 in Class A shares, Class I shares and Class T shares of common stock remaining from our initial offering. Our sponsor, Carter Validus REIT Management Company II, LLC, invested $200,000 to purchase 20,000 shares of our common stock for $10.00 per share. These shares were subsequently converted to Class A shares. Our sponsor may not sell any of these 20,000 shares of our Class A common stock during the period that it remains our sponsor, but may transfer the shares to its affiliates. Our board of directors, with the approval of a majority of our entire board of directors and without any action taken by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of our authorized shares or the number of shares of any class or series that we have authority to issue. Other than the differing fees with respect to each class and the payment of a distribution and servicing fee out of cash otherwise distributable to Class T stockholders, Class A shares, Class I shares and Class T shares have identical rights and privileges, such as identical voting rights. The net proceeds from the sale of the three classes of shares will be commingled for investment purposes and all earnings from all of the investments will proportionally accrue to each share regardless of the class.
Each Class A share, Class I share and Class T share is entitled to participate in distributions on its respective class of shares when and as authorized by our board of directors and declared by us and in the distribution of our assets upon liquidation. The Estimated Per Share NAV will be calculated on a company-wide basis, with any adjustments to Class A shares, Class I shares or Class T shares made subsequent to such company-wide calculation. The per share amount of distributions on Class A shares, Class I shares and Class T shares will likely differ because of different allocations of class-specific expenses. In addition, as a result of the allocation of the distribution and servicing fee to the Class T shares, the Class T shares could have a lower Estimated Per Share NAV if distributions on the Class T shares are not adjusted to take account of such fee. See “— Distribution Policy and Distributions” below. Each share of common stock will be fully paid and nonassessable by us upon issuance and payment therefor. Shares of common stock are not subject to mandatory redemption. The shares of common stock have no preemptive rights (which are intended to insure that a stockholder has the right to maintain the same ownership interest on a percentage basis before and after the issuance of additional securities) or cumulative voting rights (which are intended to increase the ability of smaller groups of stockholders to elect directors).
We will not issue stock certificates. Shares will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to the transfer agent to effect a transfer.
Our charter also contains a provision permitting our board of directors, by resolution, to classify or reclassify any unissued common stock or preferred stock into one or more classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of any new class or series of stock, subject to certain restrictions, including the express terms of any class or series of stock outstanding at the time. We believe that the power to classify or reclassify unissued shares of stock and thereafter issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.
Our charter and bylaws contain certain provisions that could make it more difficult to acquire control of our company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to negotiate first with our board of directors. We believe that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations that may result in improvement of the terms of an initial offer that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders. See the section entitled “Risk Factors — Risks Related to an Investment in Carter Validus Mission Critical REIT II, Inc.” in this prospectus.
Common Stock
Class A Shares
Each Class A share issued in this Offering will be subject to selling commissions of up to 7.0% per share and a dealer manager fee of up to 3.0% per share. Class A shares are available for purchase by the general public through brokerage and transaction-based accounts.
Class I Shares
Each Class I share issued in this Offering will not be subject to an upfront selling commission or distribution and servicing fee. The dealer manager may receive up to 2.0% of the gross offering proceeds from the sale of Class I shares as a dealer manager fee, of which 1.0% will be funded by our advisor without reimbursement from us. The 1.0% of the dealer manager fee paid from offering proceeds will be waived in the event an investor purchases Class I shares through a registered investment adviser that is not affiliated with a broker dealer. In such event, the per share purchase price of the Class I shares would be $9.18. Class I shares are only available to investors purchasing through certain registered investment advisors and other accounts as outlined in the "Plan of Distribution" section of our prospectus.
Class T Shares
Each Class T share issued in this Offering will be subject to selling commissions of up to 3.0% per share and a dealer manager fee of up to 3.0% per share. In addition, for Class T shares sold in this Offering, we will pay our dealer manager on a monthly basis a distribution and servicing fee that accrues daily equal to 1/365th of 1.0% of the amount of the most recent Estimated Per Share NAV per Class T share on a continuous basis from year to year. The payment of distribution and servicing fees with respect to Class T shares out of cash otherwise distributable to Class T stockholders will result in a lower amount of distributions being paid with respect to Class T shares. We will cease paying distribution and servicing fees with respect to all Class T shares sold in this Offering on the earliest to occur of the following: (i) a listing of the Class T shares on a national securities exchange, (ii) following the completion of this Offering, total underwriting compensation in this Offering equaling 10% of the gross proceeds from this Offering less the total amount of distribution and servicing fees waived by participating broker-dealers in this Offering, (iii) there are no longer any Class T shares issued and outstanding, (iv) December 31, 2021, which is the fourth anniversary of the last day of the fiscal quarter in which the primary offering of our initial public offering terminated, (v) with respect to a Class T share sold in this Offering, the date on which a participating broker-dealer receives (a) total underwriting compensation equal to 10% of the gross offering proceeds of such Class T share less (b) the amount of any waived distribution and servicing fees by such participating broker-dealer; or (vi) the date on which the holder of such Class T share or its agent notifies us or our agent that he or she is represented by a new participating broker-dealer; provided that we will continue paying the Class T distribution and servicing fee, which shall be re-allowed to the new participating broker-dealer, if the new participating broker-dealer enters into a participating broker-dealer agreement with our dealer manager or otherwise agrees to provide the services set forth in the dealer manager agreement. We cannot predict when this will occur. Class T shares are available for purchase by the general public through brokerage and transaction-based accounts.
Voting Rights
Class A shares, Class I shares and Class T shares vote together as a single class, and each share is entitled to one vote on each matter submitted to a vote at a meeting of our stockholders; provided that with respect to any matter that would only have a material adverse effect on the rights of a particular class of common stock, that relates solely to the particular class or in which the interests of the particular class differ from the interests of any other offering, only the holders of such affected class are entitled to vote. Generally, all matters to be voted on by stockholders at a meeting of stockholders duly called and at which a quorum is present must be approved by a majority of the votes cast by the holders of all shares of common stock present in person or represented by proxy, voting together as a single class, subject to any voting rights granted to holders of any preferred stock, although the affirmative vote of a majority of shares of common stock present in person or by proxy at a meeting at which a quorum is present is necessary to elect each director.
Rights Upon Liquidation
In the event of any voluntary or involuntary liquidation, dissolution or winding up of us, or any liquidating distribution of our assets, then such assets, or the proceeds therefrom, will be distributed between the holders of Class A shares, Class I shares and Class T shares ratably in proportion to their respective Estimated Per Share NAV for each class until the Estimated Per Share NAV for each class has been paid. Each holder of shares of a particular class of common stock will be entitled to receive, ratably with each other holder of shares of such class, that portion of such aggregate assets available for distribution as the number of outstanding shares of such class held by such holder bears to the total number of outstanding shares of such class then outstanding. See “Description of Securities” for more details regarding our classes of shares.

Preferred Stock
Our charter authorizes our board of directors, without stockholder approval, to designate and authorize us to issue one or more classes or series of preferred stock and to set or change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions and qualifications or terms or conditions of redemption of each class of shares so issued; provided, however, that the voting rights per share of preferred stock sold in a private offering shall not exceed the voting rights that bear the same relationship to the voting rights of a publicly held share as the consideration paid to us for each such privately offered share bear the same relationship to the voting rights of a publicly held share. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers, and rights senior to the rights of holders of common stock. If we ever create and issue preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the common stock. Further, holders of preferred stock are normally entitled to receive a preference payment if we liquidate, dissolve, or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence.
Our board of directors, without stockholder approval, may authorize us to issue preferred stock with conversion rights that could adversely affect the holders of common stock. However, the issuance of preferred stock must be approved by a majority of independent directors not otherwise interested in the transaction, who will have access at our expense to our legal counsel or to independent legal counsel.
Under certain circumstances, the issuance of preferred stock may delay, prevent, render more difficult or tend to discourage the following:

•	a merger, tender offer, or proxy contest;

•	the assumption of control by a holder of a large block of our securities; or

•	the removal of incumbent management.
We currently have no preferred stock issued or outstanding. Our board of directors has no present plans to issue shares of preferred stock, but it may do so at any time in the future without stockholder approval.
Meetings and Special Voting Requirements
Subject to our charter restrictions on ownership and transfer of our stock and the terms of each class or series of stock, each holder of common stock is entitled at each meeting of stockholders to one vote per share owned by such stockholder on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of shares of our outstanding stock entitled to vote generally in the election of directors can elect all of the directors then standing for election and the holders of the remaining shares of common stock will not be able to elect any directors.
Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter that may properly be considered at the meeting. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast.
An annual meeting of our stockholders will be held each year, upon reasonable notice and within a reasonable period (at least 30 days) after delivery of our annual report to our stockholders. Our directors, including our independent directors, are required to take reasonable steps to insure this requirement is met. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of our independent directors, the chairman of our board of directors, the president or the chief executive officer and must be called by our secretary upon the written request of stockholders holding in the aggregate at least 10% of the outstanding shares entitled to be voted at the meeting on any matter. Upon receipt of a written request from such stockholders stating the purpose of the special meeting, our secretary will provide all of our stockholders written notice of the meeting and the purpose of such meeting. The meeting must be held at the time and place specified in the notice not less than 15 nor more than 60 days after the delivery of the notice of meeting. The presence of stockholders entitled to cast at least 50% of all the votes entitled to be cast at such meeting on any matter, either in person or by proxy, will constitute a quorum.
Our stockholders are entitled to receive a copy of our stockholder list upon request. The list provided by us will include each stockholder’s name, address and telephone number, and the number of shares owned by each stockholder and will be sent within ten days of the receipt by us of the request. A stockholder requesting a list will be required to pay reasonable costs of duplication. Stockholders and their representatives shall also be given access to our corporate records to which it is entitled under applicable law at reasonable times, and may inspect or copy any of them for a reasonable charge. Under Maryland law, stockholders are entitled to inspect and copy our bylaws, minute of stockholder proceedings, annual statements of affairs, voting trust agreements and statements of stock and securities issued by us during the period specified by the requesting stockholder, which period may not be longer than 12 months prior to the date of the stockholder's request. Because the foregoing list sets forth all of the corporate records that our stockholders are entitled to inspect and copy under Maryland law, our stockholders will not be entitled to inspect and copy the minutes of the meetings of our board of directors, which are records that certain states other than Maryland allow stockholders to inspect and copy. We have the right to request that a requesting stockholder represent to us that the list and records will not be used to pursue commercial interests.
Liquidity Events
If a Liquidity Event does not occur on or before the seventh anniversary of the completion or termination of the primary offering of our initial public offering, our charter requires that a majority of our board of directors and a majority of our independent directors adopt a resolution either (i) seeking stockholder approval of an amendment to the charter extending or eliminating this deadline or (ii) seeking stockholder approval of the liquidation of the corporation. If we seek and do not obtain stockholder approval of an amendment to the charter extending or eliminating the Liquidity Event deadline, we would then be required to seek stockholder approval of our liquidation. If we seek and do not obtain stockholder approval of our liquidation and have not already sought stockholder approval of an amendment to the charter extending or eliminating the Liquidity Event deadline, we would then be required to seek stockholder approval of an amendment to the charter extending or eliminating this deadline. If we seek stockholder approval of both an amendment to the charter extending or eliminating the Liquidity Event deadline and our liquidation and do not obtain either, our charter would not require us to achieve a Liquidity Event or liquidate and we could continue to operate as before. In such event, there will be no public market for shares of our common stock and you may be required to hold the shares indefinitely. If we sought and obtained stockholder approval of our liquidation, we would begin an orderly sale of our properties and distribute our net proceeds to you. If a Liquidity Event occurs on or before the seventh anniversary of the completion or termination of the primary offering of our initial public offering, the company will continue perpetually unless dissolved pursuant to any applicable provision of the Maryland General Corporation Law.
Restrictions on Ownership and Transfer
In order for us to maintain our qualification as a REIT under the Internal Revenue Code, we must meet the following criteria regarding our stockholders’ ownership of our shares:

•
five or fewer individuals (as defined in the Internal Revenue Code to include specified private foundations, employee benefit plans and trusts and charitable trusts) may not own, directly or indirectly, more than 50% in value of our outstanding shares during the last half of a taxable year, other than our first REIT taxable year; and

•
100 or more persons must beneficially own our shares during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year, other than our first REIT taxable year.

See the section entitled “Federal Income Tax Considerations” in this prospectus for further discussion of this topic. We may prohibit certain acquisitions and transfers of shares so as to ensure our initial and continued qualification as a REIT under the Internal Revenue Code. However, there can be no assurance that this prohibition will be effective. Because we believe it is essential for us to qualify as a REIT, and, once qualified, to continue to qualify, among other purposes, our charter provides (subject to certain exceptions) that no person may beneficially or constructively own more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% (in value or number of shares, whichever is more restrictive) of our outstanding shares of common stock.
Our board of directors, in its sole discretion, may prospectively or retroactively waive this ownership limit if evidence satisfactory to our directors is presented that such ownership will not then or in the future jeopardize our status as a REIT and if certain other representations and undertakings required by our charter are received. Also, these restrictions on transfer and ownership will not apply if our directors determine that it is no longer in our best interests to qualify as a REIT.
Additionally, our charter prohibits the transfer or ownership of our stock if such transfer or ownership would:

•	result in any person owning, directly or indirectly, shares of our stock in excess of the foregoing ownership limitations;

•	with respect to transfers only, result in our stock being beneficially owned by fewer than 100 persons, determined without reference to any rules of attribution;

•	result in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code (regardless of whether the ownership interest is held during the last half of a taxable year);

•	result in our owning, directly or indirectly, more than 9.8% of the ownership interests in any tenant or subtenant; or

•	otherwise result in our disqualification as a REIT.

Any attempted transfer of our stock which, if effective, would result in our stock being beneficially owned by fewer than 100 persons will be null and void. In the event of any attempted transfer of our stock which, if effective, would result in (i) violation of the ownership limit discussed above, (ii) in our being “closely held” under Section 856(h) of the Internal Revenue Code, (iii) our owning (directly or indirectly) more than 9.8% of the ownership interests in any tenant or subtenant or (iv) our otherwise failing to qualify as a REIT, then the number of shares causing the violation (rounded up to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. To avoid confusion, these shares so transferred to a beneficial trust will be referred to in this prospectus as “Excess Securities.” Excess Securities will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee of the beneficial trust, as holder of the Excess Securities, will be entitled to receive all distributions authorized by our board of directors and declared by us on such securities for the benefit of the charitable beneficiary. Our charter further entitles the trustee of the beneficial trust to exercise all voting rights of the Excess Securities. Subject to Maryland law, the trustee will also have the authority (i) to rescind as void any vote cast by the intended transferee prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.
The trustee of the beneficial trust will select a transferee to whom the Excess Securities may be sold as long as such sale does not violate the 9.8% ownership limits or the other restrictions on ownership and transfer. Upon sale of the Excess Securities, the intended transferee (the transferee of the Excess Securities whose ownership would have violated the 9.8% ownership limit or the other restrictions on ownership and transfer) will receive from the trustee of the beneficial trust the lesser of such sale proceeds, or the price per share the intended transferee paid for the Excess Securities (or, in the case of a gift or devise to the intended transferee, the price per share equal to the market value per share on the date of the transfer to the intended transferee). The trustee may reduce the amount payable to the intended transferee by the amount of dividends and other distributions which have been paid to the intended transferee and are owed by the intended transferee to the trustee. The trustee of the beneficial trust will distribute to the charitable beneficiary any amount the trustee receives in excess of the amount to be paid to the intended transferee.
In addition, we will have the right to purchase any Excess Securities at the lesser of (i) the price per share paid in the transfer that created the Excess Securities (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (ii) the market price on the date we, or our designee, exercise such right. We may reduce the amount payable to the intended transferee by the amount of dividends and other distributions which have been paid to the intended transferee and are owed by the intended transferee to the trustee and pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. We will have the right to purchase the Excess Securities until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the intended transferee.
Any person who (i) acquires or attempts or intends to acquire shares in violation of the foregoing ownership limitations, or (ii) would have owned shares that resulted in a transfer to a charitable trust, is required to give us immediate written notice of such transaction or, in the case of a proposed or attempted transaction, 15 days’ prior written notice of such proposed or attempted transaction. In both cases, such persons must provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT or that compliance is no longer required in order for us to qualify as a REIT.
The ownership restriction does not apply to the underwriter in a public offering of shares or to a person or persons so exempted (prospectively or retroactively) from the ownership limits by our board of directors based upon appropriate assurances that our qualification as a REIT is not jeopardized and the receipt of certain other representations and undertakings required by our charter. Any person who owns more than 5% of the outstanding shares is required to deliver written notice within 30 days after the end of each taxable year setting forth the name and address of such owner, the number of shares beneficially owned, directly or indirectly, and a description of the manner in which such shares are held. In addition, such persons must provide to us such other information as we may request in order to determine the effect, if any, of such beneficial ownership on our status as a REIT.
Distribution Policy and Distributions
In order to maintain our qualification as a REIT, we generally are required to make aggregate annual distributions to our stockholders of at least 90% of our annual REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gain (which such amount does not equal net income, as calculated in accordance with GAAP). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.

We currently pay regular monthly distributions to our stockholders and we intend to continue to pay regular monthly distributions to our stockholders unless our results of operations, our general financial conditions, general economic conditions, applicable provisions of Maryland law or other factors make it imprudent to do so. We currently calculate our monthly distributions on a daily record and declaration date. Therefore, new investors will be entitled to distributions immediately upon the purchase of their shares. The payment of class-specific expenses will result in different amounts of distributions being paid with respect to each class of shares. Specifically, distributions on Class T shares will likely be lower than distributions on Class A shares and Class I shares because Class T shares are subject to ongoing distribution and servicing fees. The timing and amount of distributions will be determined by our board of directors, in its discretion, and may vary from time to time. The discretion of our board of directors will be influenced in substantial part by its obligation to cause us to comply with REIT requirements of the Internal Revenue Code.
We generally do not intend to fund distributions from offering proceeds. However, if we do not have enough cash to make distributions, we may borrow, use proceeds from this Offering, issue additional securities or sell assets in order to fund distributions. We have used sources other than cash flows from operations to fund distributions, and may continue to use such sources to fund distributions, and such distributions constitute a return of capital to stockholders for federal income tax purposes to the extent they exceed our earnings and profits as determined for tax purposes. There is no limit to the amount of distributions we may fund from these sources. Until we are generating operating cash flow sufficient to make distributions to our stockholders, we intend to pay all or a substantial portion of our distributions from the proceeds of this Offering or from borrowings, including possible borrowings from our advisor or its affiliates, in anticipation of future cash flow, which may reduce the amount of capital we ultimately invest in properties or other permitted investments, and negatively impact the value of your investment. We have not established any limit on the amount of proceeds from this Offering that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would: (1) cause us to be unable to pay our debts as they become due in the usual course of business; (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences, if any or (3) jeopardize our ability to maintain our qualification as a REIT. Distributions made from offering proceeds are effectively a return of capital to stockholders from which we will have paid organization and offering expenses in connection with this Offering.
Our board of directors began declaring distributions to our Class A stockholders in July 2014, after we made our first real estate investment. Our board of directors approved and authorized distributions to our Class T stockholders on January 20, 2016. Our board of directors approved and authorized distributions to our Class I stockholders on February 8, 2017. We currently pay and intend to continue to pay monthly distributions to our Class A stockholders calculated based on 365 days in the calendar year and equal to an annualized rate of 6.4%, assuming a purchase price of $10.200 per share. We currently pay and intend to continue to pay monthly distributions to our Class I stockholders calculated based on 365 days in the calendar year and equal to an annualized rate of 7.04%, assuming a purchase price of $9.273 per share. We currently pay and intend to continue to pay monthly distributions to our Class T stockholders calculated based on 365 days in the calendar year and equal to an annualized rate of 5.68%, assuming a purchase price of $9.766 per share.
As of November 27, 2017, we had paid aggregate distributions, since inception, of approximately $112,086,000 ($50,227,000 in cash and $61,859,000 reinvested in shares of common stock pursuant to the DRIP). Our board of directors intends to continue to pay distributions monthly in arrears for so long as it decides this policy is in the best interest of our stockholders.
On August 3, 2017, the board of directors of the Company approved and declared a distribution to the Company’s Class A stockholders of record as of the close of business on each day of the period commencing on September 1, 2017 and ending on November 30, 2017. The distributions will be calculated based on 365 days in the calendar year and will be equal to $0.001767101 per share of Class A common stock, which will be equal to an annualized distribution rate of 6.40%, assuming a purchase price of $10.078 per share of Class A common stock. The distributions declared for each record date in September 2017, October 2017 and November 2017 will be paid in October 2017, November 2017 and December 2017, respectively. The distributions will be payable to stockholders from legally available funds therefor.
On September 28, 2017, our board of directors approved and authorized an additional daily distribution to our Class A stockholders of record as of the close of business on each day of the period commencing on October 1, 2017 and ending on November 30, 2017 in the amount of $0.000021392 per share. This additional distribution amount and the daily distribution of $0.001767101 previously authorized and declared by our board of directors will equal an annualized rate of 6.40%, based on the revised primary offering purchase price of $10.200 per Class A share. The distributions for each record date in October 2017 and November 2017 will be paid in November 2017 and December 2017, respectively. The distributions will be payable to stockholders from legally available funds therefor.
On November 2, 2017, our board of directors approved and declared a daily distribution to our Class A stockholders of record as of the close of business on each day of the period commencing on December 1, 2017 and ending on February 28, 2018. The distributions will be calculated based on 365 days in the calendar year and will be equal to $0.001788493 per share of Class A common stock, which will be equal to an annualized distribution rate of 6.40%, assuming a purchase price of

$10.200 per share of Class A common stock. The distributions declared for each record date in December 2017, January 2018 and February 2018 will be paid in January 2018, February 2018 and March 2018, respectively. The distributions will be payable to stockholders from legally available funds therefor.
On August 3, 2017, the board of directors of the Company approved and declared a daily distribution to the Company’s Class I stockholders of record as of the close of business on each day of the period commencing on September 1, 2017 and ending on November 30, 2017. The distribution will be calculated based on 365 days in the calendar year and will be equal to $0.001767101 per share of Class I common stock, which will be equal to an annualized distribution rate of 7.04%, assuming a purchase price of $9.162 per share. The distributions declared for each record date in September 2017, October 2017 and November 2017 will be paid in October 2017, November 2017 and December 2017, respectively. The distributions will be payable to stockholders from legally available funds therefor.
On September 28, 2017, our board of directors approved and authorized an additional daily distribution to our Class I stockholders of record as of the close of business on each day of the period commencing on October 1, 2017 and ending November 30, 2017 in the amount of $0.000021392 per share. This additional distribution amount and the daily distribution of $0.001767101 previously authorized and declared by our board of directors will equal an annualized rate of 7.04%, based on the revised primary offering purchase price of $9.273 per Class I share. The distributions for each record date in October 2017 and November 2017 will be paid in November 2017 and December 2017, respectively. The distributions will be payable to stockholders from legally available funds therefor.
On November 2, 2017, our board of directors approved and declared a daily distribution to our Class I stockholders of record as of the close of business on each day of the period commencing on December 1, 2017 and ending on February 28, 2018. The distribution will be calculated based on 365 days in the calendar year and will be equal to $0.001788493 per share of Class I common stock, which will be equal to an annualized distribution rate of 7.04%, assuming a purchase price of $9.273 per share. The distributions declared for each record date in December 2017, January 2018 and February 2018 will be paid in January 2018, February 2018 and March 2018, respectively. The distributions will be payable to stockholders from legally available funds therefor.
On August 3, 2017, the board of directors of the Company approved and declared a daily distribution to the Company’s Class T stockholders of record as of the close of business on each day of the period commencing on September 1, 2017 and ending on November 30, 2017. The distribution will be calculated based on 365 days in the calendar year and will be equal to $0.001501543 per share of Class T common stock, which will be equal to an annualized distribution rate of 5.68%, assuming a purchase price of $9.649 per share. The distributions declared for each record date in September 2017, October 2017 and November 2017 will be paid in October 2017, November 2017 and December 2017, respectively. The distributions will be payable to stockholders from legally available funds therefor.
On September 28, 2017, our board of directors approved and authorized an additional daily distribution to our Class T stockholders of record as of the close of business on each day of the period commencing on October 1, 2017 and ending November 30, 2017 in the amount of $0.000018207 per share. This additional distribution amount and the daily distribution of $0.001501543 previously authorized and declared by our board of directors will equal an annualized rate of 5.68%, based on the revised primary offering purchase price of $9.766 per Class T share. The distributions for each record date in October 2017 and November 2017 will be paid in November 2017 and December 2017, respectively. The distributions will be payable to stockholders from legally available funds therefor.
On November 2, 2017, our board of directors approved and declared a daily distribution to our Class T stockholders of record as of the close of business on each day of the period commencing on December 1, 2017 and ending on February 28, 2018. The distribution will be calculated based on 365 days in the calendar year and will be equal to $0.001519750 per share of Class T common stock, which will be equal to an annualized distribution rate of 5.68%, assuming a purchase price of $9.766 per share. The distributions declared for each record date in December 2017, January 2018 and February 2018 will be paid in January 2018, February 2018 and March 2018, respectively. The distributions will be payable to stockholders from legally available funds therefor.
We have made the following distributions to our Class A stockholders:

Period Ended	Date Paid	Distribution
July 31, 2014	August 1, 2014	$439
August 31, 2014	September 2, 2014	24,635
September 30, 2014	October 1, 2014	66,751
October 31, 2014	November 3, 2014	131,229
November 30, 2014	December 1, 2014	207,526
December 31, 2014	January 2, 2015	324,704
January 31, 2015	February 2, 2015	446,359
February 28, 2015	March 2, 2015	537,939
March 31, 2015	April 1, 2015	823,200
April 30, 2015	May 1, 2015	1,039,171
May 31, 2015	June 1, 2015	1,299,964
June 30, 2015	July 1, 2015	1,471,336
July 31, 2015	August 3, 2015	1,715,689
August 31, 2015	September 1, 2015	1,894,852
September 30, 2015	October 1, 2015	1,982,158
October 31, 2015	November 2, 2015	2,200,851
November 30, 2015	December 1, 2015	2,285,962
December 31, 2015	January 4, 2016	2,547,214
January 31, 2016	February 1, 2016	2,719,623
February 29, 2016	March 1, 2016	2,676,459
March 31, 2016	April 1, 2016	2,979,045
April 30, 2016	May 2, 2016	3,006,480
May 31, 2016	June 1, 2016	3,210,172
June 30, 2016	July 1, 2016	3,202,527
July 31, 2016	August 1, 2016	3,397,713
August 31, 2016	September 1, 2016	3,485,007
September 30, 2016	October 3, 2016	3,441,197
October 31, 2016	November 1, 2016	3,645,779
November 30, 2016	December 1, 2016	3,584,726
December 31, 2016	January 3, 2017	3,772,059
January 31, 2017	February 1, 2017	3,846,146
February 28, 2017	March 1, 2017	3,531,060
March 31, 2017	April 3, 2017	3,974,566
April 30, 2017	May 1, 2017	3,913,291
May 31, 2017	June 1, 2017	4,106,771
June 30, 2017	July 3, 2017	4,028,071
July 31, 2017	August 1, 2017	4,203,103
August 31, 2017	September 1, 2017	4,247,976
September 30, 2017	October 2, 2017	4,163,544
October 31, 2017	November 1, 2017	4,405,903
Total Class A distributions		$98,541,197
We have made the following distributions to our Class I stockholders:

Period Ended	Date Paid	Distribution
March 9, 2017 to March 31, 2017	April 3, 2017	$1,060
April 30, 2017	May 1, 2017	9,304
May 31, 2017	June 1, 2017	37,369
June 30, 2017	July 3, 2017	71,602
July 31, 2017	August 1, 2017	106,622
August 31, 2017	September 1, 2017	139,472
September 30, 2017	October 2, 2017	182,224
October 31, 2017	November 1, 2017	258,557
Total Class I distributions		$806,210
We have made the following distributions to our Class T stockholders:

Period Ended	Date Paid	Distribution
January 21, 2016 to January 31, 2016	February 1, 2016	$5,101
February 29, 2016	March 1, 2016	36,989
March 31, 2016	April 1, 2016	81,312
April 30, 2016	May 2, 2016	131,960
May 31, 2016	June 1, 2016	196,058
June 30, 2016	July 1, 2016	241,283
July 31, 2016	August 1, 2016	303,461
August 31, 2016	September 1, 2016	350,322
September 30, 2016	October 3, 2016	384,775
October 31, 2016	November 1, 2016	444,087
November 30, 2016	December 1, 2016	477,528
December 31, 2016	January 3, 2017	563,099
January 31, 2017	February 1, 2017	636,143
February 28, 2017	March 1, 2017	629,645
March 31, 2017	April 3, 2017	761,728
April 30, 2017	May 1, 2017	797,400
May 31, 2017	June 1, 2017	881,721
June 30, 2017	July 3, 2017	933,731
July 31, 2017	August 1, 2017	1,061,369
August 31, 2017	September 1, 2017	1,162,709
September 30, 2017	October 2, 2017	1,227,290
October 31, 2017	November 1, 2017	1,430,512
Total Class T distributions		$12,738,223
For the nine months ended September 30, 2017, we paid distributions of approximately $43,416,000 of which $20,415,000 was cash and $23,001,000 was reinvested in shares of our common stock pursuant to the DRIP, as compared to FFO for the nine months ended September 30, 2017 of approximately $43,358,000. For the year ended December 31, 2016, we paid distributions of approximately $40,548,000 to Class A stockholders, of which $17,659,000 was cash and $22,889,000 was reinvested in shares of our common stock pursuant to the DRIP, as compared to FFO for the year ended December 31, 2016 of approximately $30,508,000. We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of National Association of Real Estate Investment Trusts, as revised in February 2004, or the White Paper. The White Paper defines FFO as net income or loss computed in accordance with generally accepted accounting principles in the United States, or GAAP, excluding gains or losses from sales of property and asset impairment writedowns, plus depreciation or amortization, and after adjustments for unconsolidated partnerships and joint ventures. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Funds from Operations and Modified Funds from Operations” in our Quarterly Report on Form 10-Q for the nine months ended September 30, 2017 and incorporated by reference in this prospectus, for information regarding why we present funds from operations and for reconciliations of this non-GAAP financial measure to net income (loss) attributable to common stockholders.

The payment of distributions from sources other than FFO may reduce the amount of proceeds available for investment and operations and may cause us to incur additional interest expense as a result of borrowed funds and may cause subsequent investors to experience dilution.
The following table presents distributions and source of distributions for the nine months ended September 30, 2017 (amounts are rounded and in thousands):

	Nine Months Ended September 30,
	2017
Distributions paid in cash - common stockholders	$20,415
Distributions reinvested	23,001
Total distributions	$43,416
Source of distributions:
Cash flows provided by operations (1)	$20,415	47%
Offering proceeds from issuance of common stock pursuant to the DRIP (1)	23,001	53%
Total sources	$43,416	100%

(1)	Percentages were calculated by dividing the respective source amount by the total sources of distributions.
The following table presents distributions and source of distributions for the years ended December 31, 2016 and December 31, 2015 (amounts are rounded and in thousands):

	Year Ended December 31,
	2016		2015
Distributions paid in cash - common stockholders	$17,659		$6,379
Distributions reinvested	22,889		9,643
Total distributions	$40,548		$16,022
Source of distributions:
Cash flows provided by operations (1)	$17,659	44%	$3,290	21%
Offering proceeds from issuance of common stock (1)	—	—%	3,089	19%
Offering proceeds from issuance of common stock pursuant to the DRIP (1)	22,889	56%	9,643	60%
Total sources	$40,548	100%	$16,022	100%

(1)	Percentages were calculated by dividing the respective source amount by the total sources of distributions.
Stockholder Liability
The Maryland General Corporation Law provides that our stockholders:

•	are not liable personally or individually in any manner whatsoever for any debt, act, omission or obligation incurred by us or our board of directors; and

•	are under no obligation to us or our creditors with respect to their shares other than the obligation to pay to us the full amount of the consideration for which their shares were issued.
Business Combinations
Under Maryland law, certain “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or

•
an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of the approval, with any terms and conditions determined by our board of directors.
After the five-year prohibition, any such business combination between the Maryland corporation and an interested stockholder generally must be recommended by our board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation; and

•
two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.
The statute permits various exemptions from its provisions, including business combinations that are exempted by our board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution exempting from the business combination statute any business combination with our advisor or any affiliate of our advisor. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and our advisor or any affiliate of our advisor. As a result, our advisor or any affiliate of our advisor may be able to enter into business combinations with us that may not be in the best interests of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute.
The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
Control Share Acquisitions
With some exceptions, Maryland law provides that a holder of control shares of a Maryland corporation acquired in a control share acquisition has no voting rights except to the extent approved by a vote of stockholders holding two-thirds of the votes entitled to be cast on the matter, excluding “control shares”:

•	owned by the acquiring person;

•	owned by our officers; and

•	owned by our employees who are also directors.
“Control shares” mean voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer in respect of which the acquirer can exercise or direct the exercise of voting power, would entitle the acquiring person, directly or indirectly, to exercise or direct the exercise of voting power of shares of stock in electing directors within one of the following ranges of voting power:

•	one-tenth or more, but less than one-third of all voting power;

•	one-third or more, but less than a majority of all voting power; or

•	a majority or more of all voting power.
Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A control share acquisition occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power (except solely by virtue of a revocable proxy) of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board of directors to call a special meeting of our stockholders to be held within 50 days of a request to consider the voting rights of the control shares. If no request for a meeting is made, we may present the question at any stockholders’ meeting.
If voting rights for control shares are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement on or before the tenth day after the control share acquisition as required by the statute, then, subject to some conditions and limitations, we may redeem any or all of the control shares (except those for which voting rights have been previously approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation, or statutory share exchange if we are a party to the transaction or to acquisitions approved or exempted by our charter or bylaws.
As permitted by Maryland General Corporation Law, our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions of our stock by any person. There can be no assurance that this provision will not be amended or eliminated at any time in the future.
Subtitle 8
Subtitle 8 of Title 3 of the Maryland General Corporation Law permits the board of directors of a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board of directors,

•	a two-thirds vote requirement for removing a director,

•	a requirement that the number of directors be fixed only by vote of the directors,

•
a requirement that a vacancy on the board of directors be filled only by affirmative vote of a majority of the remaining directors in office and (if the Board is classified) for the remainder of the full term of the class of directors in which the vacancy occurred, and

•	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.
Our charter provides that, at such time as we become eligible to make a Subtitle 8 election and except as may be provided by our board of directors in setting the terms of any class or series of preferred stock, we will elect to be subject to the provisions of Subtitle 8 relating to the filling of vacancies on our board of directors. We have not elected to be subject to any of the other provisions of Subtitle 8. However, through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships provided that, the number is not fewer than three or more than ten.
Tender Offers
Our charter provides that any tender offer made by any person, including any “mini-tender” offer, must comply with all of the provisions of Regulation 14D of the Exchange Act that are applicable when a tender offer is for more than 5% of the outstanding shares, including the notice and disclosure requirements. Among other things, the offeror must provide us notice of such tender offer at least ten business days before initiating the tender offer. No stockholder may transfer shares to a non-complying offeror unless such stockholder has first offered the shares to us at the tender offer price in the non-compliant tender offer. In addition, the non-complying offeror will be responsible for all of our expenses in connection with that offeror’s noncompliance.
Advance Notice of Director Nominations and New Business
Proposals to elect directors or conduct other business at an annual or special meeting of stockholders must be brought in accordance with our bylaws. The bylaws provide that any business may be transacted at the annual meeting of stockholders without being specifically designated in the notice of meeting. However, with respect to special meetings of stockholders, only the business specified in the notice of the special meeting may be brought at that meeting.
Our bylaws also provide that nominations of individuals for election to our board of directors and the proposal of other business may be made at an annual meeting, but only:

•	in accordance with the notice of the meeting;

•	by or at the direction of our board of directors; or

•
by a stockholder who was a stockholder of record at the time of the giving of notice and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures set forth in our bylaws.

A notice of a director nomination or stockholder proposal to be considered at an annual meeting must be delivered to our secretary at our principal executive offices:

•	not later than 5:00 p.m., Eastern Time, on the 120th day nor earlier than 150 days prior to the first anniversary of the date of the proxy statement for the previous year’s annual meeting; or

•
if the date of the annual meeting is advanced or delayed by more than 30 days from the anniversary date of the preceding year’s annual meeting or if an annual meeting has not yet been held, not earlier than 150 days prior to the annual meeting or not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following our first public announcement of the date of the annual meeting.

Nominations of individuals for election to our board of directors may be made at a special meeting, but only:

•	by or at the direction of our board of directors; or

•
provided that the meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who was a stockholder of record at the time of the giving of notice and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice procedures set forth in our bylaws.

A notice of a director nomination to be considered at a special meeting must be delivered to our secretary at our principal executive offices:

•	not earlier than 120 days prior to the special meeting; and

•	not later than 5:00 p.m., Eastern Time, on the later of either:

•	90 days prior to the special meeting; or

•	ten days following the day of our first public announcement of the date of the special meeting and the nominees proposed by our board of directors to be elected at the meeting.
Restrictions on Certain Conversion Transactions and Roll-Ups
Our charter requires that some transactions involving an acquisition, merger, conversion or consolidation in which our stockholders receive securities in a surviving entity (known in the charter as a “roll-up entity”), must be approved by the holders of a majority of our then-outstanding shares of common stock. Approval of a transaction with, or resulting in, a “roll-up entity” is required if as part of the transaction our board of directors determines that it is no longer in our best interest to attempt or continue to qualify as a REIT. Transactions effected because of changes in applicable law or to preserve tax advantages for a majority in interest of our stockholders do not require stockholder approval.
A “roll-up entity” is a partnership, REIT, corporation, trust or other similar entity created or surviving a roll-up transaction. A roll-up transaction does not include: (1) a transaction involving securities of our company that have been listed on a national securities exchange for at least twelve months; or (2) a transaction involving our conversion to corporate, trust or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

•	stockholders’ voting rights;

•	our term of existence;

•	sponsor or advisor compensation; or

•	our investment objectives.
In the event of a proposed roll-up, an appraisal of all our assets must be obtained from a person with no material current or prior business or personal relationship with our advisor or our directors. Further, that person must be substantially engaged in the business of rendering valuation opinions of assets of the kind we hold or own. If the appraisal will be included in a prospectus used to offer the securities of the roll-up entity, the appraisal must be filed with the SEC and the state regulatory commissions as an exhibit to the registration statement for the offering of the roll-up entity’s shares. As a result, an issuer using the appraisal will be subject to liability for violation of Section 11 of the Securities Act and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal. The assets must be appraised in a consistent manner and the appraisal must:

•	be based on an evaluation of all relevant information;

•	indicate the value of the assets as of a date immediately prior to the announcement of the proposed roll-up transaction; and

•	assume an orderly liquidation of the assets over a 12-month period.

The engagement agreement with the appraiser must clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the independent appraisal, indicating all material assumptions underlying it, must be included in a report to the stockholders in connection with a proposed roll-up.
We may not participate in any proposed roll-up that would:

•	result in our common stockholders having less comprehensive voting rights than are provided for in our charter;

•	result in our stockholders having access to records that are more limited than those provided for in our charter;

•
include provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity;

•	limit the ability of a stockholder to exercise its voting rights in the roll-up entity on the basis of the number of the shares held by such stockholder; or

•	place any of the costs of the transaction on us if the roll-up is rejected by our common stockholders.
However, with the prior approval of stockholders entitled to cast a majority of all votes entitled to be cast on the matter, we may participate in a proposed roll-up if the common stockholders would have rights and be subject to restrictions comparable to those contained in our charter.
Our common stockholders who vote “no” on the proposed roll-up must have the choice of:

•	accepting the securities of the roll-up entity offered; or

•	one of either:

•	remaining as our stockholders and preserving their interests on the same terms and conditions as previously existed; or

•	receiving cash in an amount equal to their pro rata share of the appraised value of our net assets.
These provisions, as well as others contained in our charter, bylaws and Maryland law could have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. See generally “Risk Factors — Risks Related to This Offering and Our Corporate Structure.”
Valuation Policy
On September 28, 2017, our board of directors, at the recommendation of the audit committee, which is comprised solely of independent directors, unanimously approved and established an Estimated Per Share NAV of $9.18 per share of each of our Class A common stock, Class I common stock and Class T common stock, or the Estimated Per Share NAV, as of June 30, 2017, or the Valuation Date. The Estimated Per Share NAV is based on the estimated value of our assets less the estimated value of our liabilities, divided by the approximate number of shares outstanding on a fully diluted basis, calculated as of the Valuation Date. We are providing this Estimated Per Share NAV to assist broker-dealers in connection with their obligations under National Association of Securities Dealers Conduct Rule 2340, as required by the Financial Industry Regulatory Authority, or FINRA, with respect to customer account statements. This valuation was performed in accordance with the provisions of Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs, issued by the Investment Program Association, or the IPA, in April 2013, or the IPA Valuation Guidelines, in addition to guidance from the SEC. We believe that there were no material changes between the Valuation Date and the date of this prospectus that would impact the Estimated Per Share NAV.
The audit committee, pursuant to authority delegated by our board of directors, was responsible for the oversight of the valuation process, including the review and approval of the valuation process and methodology used to determine the Estimated Per Share NAV, the consistency of the valuation and appraisal methodologies with real estate industry standards and practices, and the reasonableness of the assumptions used in the valuations and appraisals.
The Estimated Per Share NAV was determined by our board of directors after consultation with our advisor and Robert A. Stanger & Co, Inc., or Stanger, an independent third-party valuation firm. The engagement of Stanger was approved by the audit committee. Stanger prepared an appraisal report, or the Appraisal Report, summarizing key information and assumptions and providing an appraised value on 49 of the 62 properties in our portfolio as of June 30, 2017, or the Appraised Properties. Stanger also prepared a net asset value report, or the NAV Report, and together with the Appraisal Report, the Reports, which estimates the Estimated Per Share NAV of our Class A common stock, Class I common stock and Class T common stock as of June 30, 2017. The NAV Report relied upon the Appraisal Report for the Appraised Properties, appraisal reports prepared by third parties other than Stanger on 11 properties, or the Third-Party Appraised Properties, the June 30, 2017 book value of the

Vibra Rehabilitation Hospital and Post Acute Las Vegas Rehabilitation Hospital development properties, or the Development Properties, Stanger’s estimate of our advisor’s subordinated participation in net sale proceeds due upon liquidation of our portfolio and our notes payable, and our advisor's estimate of the value of our operating partnership’s credit facility and our other assets and liabilities, to calculate an estimated net asset value per share of our common stock. The process for estimating the value of our assets and liabilities was performed in accordance with the provisions of the IPA Valuation Guidelines.
Upon the audit committee’s receipt and review of the Reports, the audit committee recommended $9.18 as the Estimated Per Share NAV of each of our Class A common stock, Class I common stock and Class T common stock as of June 30, 2017 to our board of directors. Upon our board of directors’ receipt and review of the Reports and recommendation of the audit committee, our board of directors approved $9.18 as the Estimated Per Share NAV of each of our Class A common stock, Class I common stock and Class T common stock as of June 30, 2017.
The table below sets forth the calculation of our Estimated Per Share NAV as of June 30, 2017, as well as the comparable calculation as of June 30, 2016. Certain amounts are reflected net of non-controlling interests, as applicable.

Estimated Per Share NAV
(In Thousands, Except Share and Per Share Data)

	As of June 30, 2017			As of June 30, 2016
	Gross		Per Share	Gross	Per Share
Assets
Total Real Estate, Net	$1,526,576	(1)	$15.28	$680,551	$10.01
Cash and Cash Equivalents	74,350		0.74	35,648	0.52
Other Assets	20,987		0.21	8,402	0.12
Total Assets	1,621,913		16.23	724,601	10.65

Liabilities & Stockholders' Equity
Liabilities:
Notes Payable	401,377		4.02	—	—
Credit Facility	275,000		2.75	95,000	1.40
Accounts Payable Due to Affiliates (2)	2,463		0.02	1,034	0.02
Accounts Payable and Other Liabilities	26,333		0.26	11,153	0.16
Total Liabilities	705,173		7.05	107,187	1.58

Stockholders' Equity	916,740		9.18	617,414	9.07
Less: Advisor Promote	—		—	—	—
Stockholders' Equity, Net of Promote	$916,740		$9.18	$617,414	$9.07

Fully Diluted Shares Outstanding			99,879,473		68,037,354

(1)	Includes Third-Party Appraised Properties at an aggregate value of $410.1 million and the book value of the Development Properties at an aggregate value of $42.1 million.

(2)	Excludes accrued distribution and servicing fees payable to our dealer manager in connection with Class T shares.
Commencing on October 1, 2017, the revised primary offering prices per share for Class A shares, Class I shares and Class T shares will be as follows:

	Class A Shares	Class I Shares	Class T Shares
Estimated Value Per Share	$9.18	$9.18	$9.18
Estimated Enterprise Value	None	None	None
Estimated Upfront Selling Commission and Dealer Manager Fees	1.020	0.093	0.586
Revised Primary Offering Price Per Share	$10.200	$9.273	$9.766

Methodology and Key Assumptions
In determining the Estimated Per Share NAV, our board of directors considered the recommendation of the audit committee, the Reports provided by Stanger and information provided by our advisor. Our goal in calculating the Estimated Per Share NAV is to arrive at a value that is reasonable and supportable using what the audit committee and our board of directors each deems to be appropriate valuation methodologies and assumptions.
FINRA’s current rules provide no guidance on the methodology an issuer must use to determine its Estimated Per Share NAV. As with any valuation methodology, the methodologies used are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different Estimated Per Share NAV, and these differences could be significant. The Estimated Per Share NAV is not audited and does not represent the fair value of our assets less its liabilities according to U.S. generally accepted accounting principles, or GAAP, nor does it represent a liquidation value of our assets and liabilities or the amount our shares of common stock would trade at on a national securities exchange. The estimated asset values may not represent current market value or book value. The estimated value of the Appraised Properties and Third-Party Appraised Properties does not necessarily represent the value we would receive or accept if our assets were marketed for sale. The Estimated Per Share NAV does not reflect a discount for the fact that we are externally managed, nor does it reflect a real estate portfolio premium/discount compared to the sum of the individual property values. The Estimated Per Share NAV also does not take into account estimated disposition costs and fees for real estate properties that are not held for sale.
Real Estate Valuation
As described above, we engaged Stanger to provide an appraisal of the Appraised Properties, consisting of 49 of the 62 properties in our portfolio as of June 30, 2017. In preparing the Appraisal Report, Stanger, among other things:

•	performed a site visit of each Appraised Property;

•
interviewed our officers or our advisor’s personnel to obtain information relating to the physical condition of each Appraised Property, including known environmental conditions, status of ongoing or planned property additions and reconfigurations, and other factors for such leased properties;

•	reviewed lease agreements for each Appraised Property and discussed with us or our advisor certain lease provisions and factors on each property; and

•
reviewed the acquisition criteria and parameters used by real estate investors for properties similar to the subject properties, including a search of real estate data sources and publications concerning real estate buyer’s criteria, discussions with sources deemed appropriate, and a review of transaction data for similar properties.

Stanger employed the income approach to estimate the value of the Appraised Properties, which involves an economic analysis of the property based on its potential to provide future net annual income. As part of the valuation, a direct capitalization analysis and a discounted cash flow analysis were used to determine the value of our interest in the portfolio, by valuing the subject interest in each Appraised Property in the portfolio based upon the leases that encumber such property. The indicated value by the income approach represents the amount an investor would probably pay for the expectation of receiving the net cash flow from the property during the subject lease term and the proceeds from the ultimate sale of the property.
The Appraisal Report summarizes key inputs and assumptions and provides a value for each of the Appraised Properties that Stanger appraised using financial information we provided and our advisor provided. From such review, Stanger selected the appropriate cash flow discount rates, residual discount rates, and terminal capitalization rates in its discounted cash flow analysis and the appropriate direct capitalization rate in its direct capitalization analysis. In the NAV Report, the Development Properties were included at their June 30, 2017 book value and the Third-Party Appraised Properties were included in the net asset value analysis at their appraised values, which were prepared by third parties other than Stanger.
As of June 30, 2017, we owned 62 real estate properties. The total aggregate purchase price of these properties was approximately $1,406.5 million. The total aggregate purchase price of $1,406.5 million was determined in accordance with GAAP. In addition, through the Valuation Date, we had invested $30.7 million in capital improvements on these real estate properties since inception. As of the Valuation Date, the total value of the Appraised Properties at our respective ownership interest, as provided by Stanger, the Third-Party Appraised Properties and the June 30, 2017 book value of the Development Properties was approximately $1,526.6 million. This represents an approximately 6.22% increase in the total value of the real estate assets over the aggregate purchase price and aggregate improvements. The following summarizes the key assumptions that were used in the discounted cash flow and direct capitalization models to arrive at the appraised value of the Appraised Properties:

	Range		Weighted Average
Terminal Capitalization Rate	6.00%	8.50%	7.14%
Cash Flow Discount Rate	5.50%	9.00%	7.69%
Residual Discount Rate	6.75%	9.25%	7.94%
Direct Capitalization Rate	5.25%	7.75%	6.56%
Income and Expense Growth	3.00%		3.00%
While we believe that Stanger’s assumptions and inputs are reasonable, a change in these assumptions and inputs would significantly impact the calculation of the appraised value of the Appraised Properties and thus, the Estimated Per Share NAV. The table below illustrates the impact on the Estimated Per Share NAV if the terminal capitalization rates, discount rates and direct capitalization rates were adjusted by 25 basis points or 5.0%, assuming the value conclusion for each Appraised Property is based on the method being sensitized and all other factors remain unchanged:

	Estimated Per Share NAV due to:
	Increase	Decrease	Increase	Decrease
	25 Basis Points	25 Basis Points	5.0%	5.0%
Terminal Capitalization Rate	$8.88	$9.23	$8.82	$9.31
Cash Flow Discount Rate	$8.96	$9.14	$8.92	$9.18
Residual Discount Rate	$8.91	$9.19	$8.83	$9.27
Direct Capitalization Rate	$8.89	$9.76	$8.79	$9.86
Secured Notes Payable
Values for our consolidated secured notes payable, or the Secured Notes Payable, were estimated by Stanger using a discounted cash flow analysis, which used inputs based on the remaining loan terms and estimated current market interest rates for notes payable with similar characteristics, including remaining loan term, loan-to-value ratios, debt-service-coverage ratios, prepayment terms, and collateral property attributes. The current market interest rate was generally determined based on market rates for available comparable debt. The estimated current market interest rates ranged from 3.7% to 4.7% for the Secured Notes Payable.
As of June 30, 2017, Stanger’s estimated fair value of our Secured Notes Payable was $401.4 million. The weighted-average discount rate applied to the future estimated debt payments of the Secured Notes Payable was approximately 4.2%.
While we believe that Stanger’s assumptions and inputs are reasonable, a change in these assumptions and inputs would significantly impact the calculation of the estimated value of our Secured Notes Payable and thus, the Estimated Per Share NAV. The table below illustrates the impact on the Estimated Per Share NAV if the market interest rate of the Secured Notes Payable were adjusted by 0.25% or 5.0%, and assuming all other factors remain unchanged:

Increase	Decrease	Increase	Decrease
25 Basis Points	25 Basis Points	5.0%	5.0%
$9.23	$9.13	$9.22	$9.14
Cash, Other Assets, Other Liabilities and Credit Facility
The fair value of our cash, other assets, other liabilities and our operating partnership’s credit facility were estimated by our advisor to approximate carrying value as of the Valuation Date.
The carrying value of a majority of our other assets and liabilities are considered to equal their fair value due to their short maturities or liquid nature. Certain balances, such as straight-line rent receivables, lease intangible assets and liabilities and deferred financing costs, have been eliminated for the purpose of the valuation due to the fact that the value of those balances were already considered in the valuation of the respective investments. As of June 30, 2017, the estimated total liability for distribution and servicing fees in accordance with GAAP was $9,475,000. The estimated liability for distribution and servicing fees was eliminated for the purpose of the valuation because we will not be obligated to pay distribution and servicing fees in the event our portfolio is liquidated.

Different parties using different assumptions and estimates could derive a different Estimated Per Share NAV, and these differences could be significant. The value of our shares will fluctuate over time in response to developments related to individual assets in our portfolio and the management of those assets and in response to the real estate and finance markets.
Advisor Promote
The Estimated Per Share NAV was calculated net of our advisor’s subordinated participation in net sale proceeds in the event of a liquidation of our portfolio, or the Advisor Promote, which we advised Stanger was equal to 15.0% of net sale proceeds after stockholders are paid return of capital plus a 6.0% cumulative, non-compounded return. Stanger estimated the value of the Advisor Promote at $0 as of the Valuation Date.
The Board’s Determination of the Estimated Per Share NAV
Based upon a review of the Reports provided by Stanger, upon the recommendation of the audit committee, our board of directors estimated the Estimated Per Share NAV for each of the Class A common stock, Class I common stock and Class T common stock to be $9.18.
Limitations of the Estimated Per Share NAV
The various factors considered by our board of directors in determining the Estimated Per Share NAV were based on a number of assumptions and estimates that may not be accurate or complete. As disclosed above, we are providing the Estimated Per Share NAV to assist broker-dealers that participate, or participated, in our public offering in meeting their customer account statement reporting obligations. As with any valuation methodology, the methodologies used are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different Estimated Per Share NAV. The Estimated Per Share NAV is not audited and does not represent the fair value of our assets or liabilities according to GAAP.
Accordingly, with respect to the Estimated Per Share NAV, we can give no assurance that:

•	a stockholder would be able to resell his or her Class A shares of common stock, Class I shares of common stock or Class T shares of common stock at the Estimated Per Share NAV;

•	a stockholder would ultimately realize distributions per share equal to our Estimated Per Share NAV upon liquidation of our assets and settlement of our liabilities or a sale of our company;

•	our shares of Class A common stock, Class I common stock and Class T common stock would trade at the Estimated Per Share NAV on a national securities exchange;

•	a different independent third-party appraiser or other third-party valuation firm would agree with our Estimated Per Share NAV; or

•
the Estimated Per Share NAV, or the methodology used to estimate the Estimated Per Share NAV, will be found by any regulatory authority to comply with ERISA, the Internal Revenue Code of 1986, as amended, or other regulatory requirements.

•
 Similarly, the amount a stockholder may receive upon repurchase of his or her shares, if he or she participates in our share repurchase program, may be greater than or less than the amount a stockholder paid for the shares, regardless of any increase in the underlying value of any assets we own.

The Estimated Per Share NAV is based on the estimated value of our assets less the estimated value of our liabilities divided by the number of shares outstanding on a fully diluted basis, calculated as of June 30, 2017. The Estimated Per Share NAV was based upon 99,879,473 shares of equity interest outstanding as of June 30, 2017, which was comprised of (i) 99,863,473 outstanding shares of our common stock and (ii) 16,000 shares of unvested restricted Class A common stock issued to our independent directors, which shares vest ratably over time.
Further, the value of our shares will fluctuate over time as a result of, among other things, developments related to individual assets and responses to the real estate and capital markets. As discussed above, the Estimated Per Share NAV does not reflect a discount for the fact that we are externally managed, nor does it reflect a real estate portfolio premium/discount versus the sum of the individual property values. The Estimated Per Share NAV also does not take into account estimated disposition costs and fees for real estate properties that are not held for sale. We currently expect to utilize an independent valuation firm to update the Estimated Per Share NAV in the second half of 2018, in accordance with IPA Valuation Guidelines, but we are not required to update the Estimated Per Share NAV more frequently than annually.
Limitation on Total Operating Expenses
In any fiscal year, our annual total operating expenses may not exceed the greater of 2% of our average invested assets or 25% of our net income for that year. “Total operating expenses” means all costs and expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation or business, including advisory fees, but excluding (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing our stock on a national securities exchange; (ii) interest payments; (iii) taxes; (iv) non-cash expenditures such as depreciation, amortization, and bad debt reserves; (v) incentive fees paid in compliance with the NASAA REIT Guidelines; (vi) acquisition fees and expenses (including expenses relating to potential investments that we do not close); and (vii) other fees and expenses connected with the acquisition, disposition and ownership of real estate interests, loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property). Our independent directors have a fiduciary responsibility to ensure that we do not exceed these limits. Our independent directors may, however, permit us to exceed these limits if they determine that doing so is justified because of unusual and non-recurring expenses that they deem sufficient. Any finding by our independent directors and the reasons supporting it must be recorded in the minutes of meetings of our board of directors. If at the end of any fiscal quarter, our total operating expenses for the twelve months then ended exceed these limits, we will disclose this in writing to the stockholders within 60 days of the end of the fiscal quarter and explain the factors our independent directors considered in determining that such excess amount is justified. If our independent directors do not believe that exceeding the limit was justified, our advisor must reimburse us the amount by which the annual total operating expenses exceed the limit.

THIRD AMENDED AND RESTATED DISTRIBUTION REINVESTMENT PLAN
Our distribution reinvestment plan allows you to elect to have your cash distributions attributable to the class of shares owned automatically reinvested in additional shares of the same class. A copy of our distribution reinvestment plan is included as Appendix E to this prospectus. You may elect to participate in the distribution reinvestment plan by completing the subscription agreement, the enrollment form or by other written notice to the plan administrator. Participation in the plan will begin with the next distribution made after acceptance of your written notice.
Distributions on Class A shares will be reinvested in Class A shares, distributions on Class I shares will be reinvested in Class I shares, and distributions on Class T shares will be reinvested in Class T shares. Shares acquired under the distribution reinvestment plan will entitle the participant to the same rights and be treated in the same manner as shares of that class purchased in this Offering. On October 13, 2017, we registered 10,893,246 shares of common stock in our DRIP for a price per share of $9.18 per Class A share, $9.18 per Class I share and $9.18 per Class T share for a proposed maximum offering price of $100,000,000 in shares of common stock under the DRIP pursuant to a registration statement on Form S-3.
We reserve the right to amend any aspect of our distribution reinvestment plan without the consent of our stockholders, provided that notice of any material amendment is sent to participants at least 10 days prior to the effective date of that amendment. Our board of directors may amend, suspend or terminate the distribution reinvestment plan for any reason at any time upon 10 days’ prior notice to participants. We may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC or (b) in a separate mailing to the participants. Participation in the plan may also be terminated with respect to any person to the extent that a reinvestment of distributions in shares of our common stock would cause the share ownership limitations contained in our charter to be violated. Following any termination of the distribution reinvestment plan, all subsequent distributions to stockholders would be made in cash.
If a stockholder elects to participate in the distribution reinvestment plan, the stockholder will be treated as receiving, in lieu of the reinvested cash distribution, a distribution of additional shares of the same class of common stock on which the distribution is made. If the stockholder is subject to federal income taxation, the stockholder will be treated for federal income tax purposes as if he or she has received a dividend, to the extent of our current and accumulated earnings and profits, in an amount equal to the fair value on the relevant distribution date of the shares of the class of common stock purchased with the reinvested distributions, and will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend in which event the appropriate portion of the distribution will be treated as long-term capital gain to the extent the distribution does not exceed our current and accumulated earnings and profits. See “Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders” and “Federal Income Tax Considerations — Special Tax Considerations for Non-U.S. Stockholders.” However, the tax consequences of participating in our distribution reinvestment plan will vary depending upon each participant’s particular circumstances and you are urged to consult your own tax advisor regarding the specific tax consequences to you of participation in the distribution reinvestment plan.
All material information regarding the distributions to stockholders and the effect of reinvesting the distributions, including tax information with respect to income earned on shares under the plan for the calendar year, will be provided to the stockholders at least annually. Each stockholder participating in the distribution reinvestment plan will have an opportunity to withdraw from the plan at any time after receiving this information.

SECOND AMENDED AND RESTATED SHARE REPURCHASE PROGRAM
Prior to the time, if any, that our shares are listed on a national securities exchange, our share repurchase program, as described below, may provide eligible stockholders with limited, interim liquidity by enabling them to sell shares back to us, subject to restrictions and applicable law. A stockholder must have beneficially held its Class A shares, Class I shares or Class T shares, as applicable, for at least one year prior to offering them for sale to us through our share repurchase program, unless the Class A shares, Class I shares or Class T shares, as applicable, are being repurchased in connection with a stockholder’s death, Qualifying Disability, or certain other exigent circumstances. The purchase price for shares repurchased under our share repurchase program will be 100.0% of the most recent Estimated Per Share NAV of the Class A common stock, Class I common stock or Class T common stock, as applicable (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). Our board of directors reserves the right, in its sole discretion, at any time and from time to time, to waive the one-year holding period requirement in the event of the death or Qualifying Disability of a stockholder, other involuntary exigent circumstances such as bankruptcy, or a mandatory distribution requirement under a stockholder’s IRA. At any time the repurchase price is determined by any method other than the net asset value of the Class A shares, Class I shares or Class T shares, as applicable, if we have sold property and have made one or more special distributions to our stockholders of all or a portion of the net proceeds from such sales, the per share repurchase price will be reduced by the net sale proceeds per share distributed to investors prior to the repurchase date. Our board of directors will, in its sole discretion, determine which distributions, if any, constitute a special distribution. While our board of directors does not have specific criteria for determining special distributions, we expect that special distributions will only occur upon the sale of a property and the subsequent distribution of the net sale proceeds.
Repurchases of shares of our common stock, when requested, are at our sole discretion and generally will be made monthly. Each stockholder whose repurchase request is granted will receive the repurchase amount within ten days after the end of the month in which we grant its repurchase request. Subject to certain limitations described in this prospectus, we will also repurchase shares upon the request of the estate, heir or beneficiary of a deceased stockholder. We will limit the number of shares repurchased pursuant to our share repurchase program as follows: during any calendar year, we will not repurchase in excess of 5.0% of the number of shares of common stock outstanding on December 31st of the previous calendar year. As a result, some or all of a stockholder's shares may not be repurchased.
Our sponsor, advisor, directors and their respective affiliates are prohibited from receiving a fee in connection with the share repurchase program. Affiliates of our advisors are eligible to have their shares repurchased on the same terms as other stockholders.
Funding for the share repurchase program will come exclusively from proceeds we receive from the sale of shares under our distribution reinvestment plan during the prior calendar year and other operating funds, if any, as our board of directors, in its sole discretion, may reserve for this purpose. We cannot guarantee that the funds set aside for the share repurchase program will be sufficient to accommodate all requests made each month. However, a stockholder may withdraw its request at any time or ask that we honor the request when funds are available.
If funds available for our share repurchase program are not sufficient to accommodate all requests, shares will be repurchased as follows: (i) first, pro rata as to repurchases upon the death or Qualifying Disability of a stockholder; (ii) next, pro rata as to repurchases to stockholders who demonstrate, in the discretion of our board of directors, another involuntary exigent circumstance, such as bankruptcy; (iii) next, pro rata as to repurchases to stockholders subject to a mandatory distribution requirement under such stockholder’s IRA; and (iv) finally, pro rata as to all other repurchase requests.
A stockholder or his or her estate, heir or beneficiary may present to us fewer than all of the shares then-owned for repurchase. Repurchase requests made (i) on behalf of a deceased stockholder or a stockholder with a Qualifying Disability; (ii) by a stockholder due to another involuntary exigent circumstance, such as bankruptcy, or (iii) by a stockholder, due to a mandatory distribution under such stockholder’s IRA, shall be made within 360 days of such event.
A stockholder who wishes to have shares repurchased must mail or deliver to us a written request on a form provided by us and executed by the stockholder, its trustee or authorized agent, which we must receive at least five business days prior to the end of the month in which the stockholder is requesting a repurchase of his or her shares. An estate, heir or beneficiary that wishes to have shares repurchased following the death of a stockholder must mail or deliver to us a written request on a form provided by us, including evidence acceptable to our board of directors of the death of the stockholder, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent.
Unrepurchased shares may be passed to an estate, heir or beneficiary following the death of a stockholder. If the shares are to be repurchased under any conditions outlined herein, we will forward the documents necessary to effect the repurchase, including any signature guaranty we may require. Our share repurchase program provides stockholders only a limited ability to repurchase shares for cash until a secondary market develops for our shares, at which time the program would terminate. No such market presently exists, and we cannot assure you that any market for your shares will ever develop.

In order for a disability to entitle a stockholder to the special repurchase terms described above, (a Qualifying Disability), (1) the stockholder would have to receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the shares to be repurchased, and (2) such determination of disability would have to be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive (the applicable governmental agency). The applicable governmental agencies would be limited to the following: (i) if the stockholder paid Social Security taxes and, therefore, could be eligible to receive Social Security disability benefits, then the applicable governmental agency would be the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (ii) if the stockholder did not pay Social Security benefits and, therefore, could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System (“CSRS”), then the applicable governmental agency would be the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the Office of Personnel Management; or (iii) if the stockholder did not pay Social Security taxes and, therefore, could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder’s discharge from military service under conditions that were other than dishonorable and, therefore, could be eligible to receive military disability benefits, then the applicable governmental agency would be the Department of Veterans Affairs or the agency charged with the responsibility for administering military disability benefits at that time if other than the Department of Veterans Affairs. Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums would not entitle a stockholder to the special repurchase terms described above. Repurchase requests following an award by the applicable governmental agency of disability benefits would have to be accompanied by: (1) the investor’s initial application for disability benefits and (2) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Veteran’s Administration record of disability-related discharge or such other documentation issued by the applicable governmental agency that we would deem acceptable and would demonstrate an award of the disability benefits. We understand that the following disabilities do not entitle a worker to Social Security disability benefits:

•	disabilities occurring after the legal retirement age; and

•
disabilities that do not render a worker incapable of performing substantial gainful activity. Therefore, such disabilities would not qualify for the special repurchase terms, except in the limited circumstances when the investor would be awarded disability benefits by the other applicable governmental agencies described above.

Shares we purchase under our share repurchase program will have the status of authorized but unissued shares. Shares we acquire through the share repurchase program will not be reissued unless they are first registered with the SEC under the Securities Act and under appropriate state securities laws or otherwise issued in compliance with such laws.
Our board of directors, in its sole discretion, may amend, suspend, reduce, terminate or otherwise change our share repurchase program upon 30 days’ prior notice to our stockholders for any reason it deems appropriate. Because we only repurchase shares on a monthly basis, depending upon when during the month our board of directors makes this determination, it is possible that you would not have any additional opportunities to have your shares repurchased under the prior terms of the program, or at all, upon receipt of the notice. Because share repurchases will be funded with the net proceeds we receive from the sale of shares under our distribution reinvestment plan, the discontinuance or termination of our distribution reinvestment plan will adversely affect our ability to repurchase shares under the share repurchase program. We will notify our stockholders of such developments (1) in a Current Report on Form 8- K, in an annual or quarterly report, or (2) by means of a separate mailing to you. During this Offering, we would also include this information in a prospectus supplement or post-effective amendment to the registration statement, as then required under federal securities laws.
During the nine months ended September 30, 2017, we received valid repurchase requests related to 966,610 Class A shares and Class T shares of common stock (915,269 Class A shares and 51,341 Class T shares), all of which were repurchased in full for an aggregate purchase price of approximately $8,767,000 (an average of $9.07 per share). No shares of Class I common stock were requested to be, or were, repurchased during the nine months ended September 30, 2017.
During the year ended December 31, 2016, we received valid repurchase requests related to 333,194 Class A shares of common stock, all of which were repurchased in full for an aggregate purchase price of approximately $3,114,000 (an average of $9.35 per share). During the year ended December 31, 2015, we received valid repurchase requests related to 31,543 Class A shares of common stock, all of which were repurchased in full for an aggregate purchase price of approximately $311,000 (an average of $9.86 per share).

SUMMARY OF OUR OPERATING PARTNERSHIP AGREEMENT
The following is a summary of the agreement of limited partnership of Carter Validus Operating Partnership II, LP, our operating partnership. This summary and the descriptions of the operating partnership agreement provisions elsewhere in this prospectus are qualified by such agreement itself, which is filed as an exhibit to our registration statement, of which this prospectus is a part. See the section entitled “Where You Can Find Additional Information” in this prospectus.
Conducting our operations through the operating partnership allows the owners of properties to contribute their respective property interests to the operating partnership in exchange for Class A limited partnership common units and Class T limited partnership common units rather than for cash or our common stock. This may enable those owners to defer some or all of the potential taxable gain on the transfer. There are differences between the ownership of common stock and partnership units, some of which may be material, because they affect the business organization form, distribution rights, voting rights, transferability of equity interests received and U.S. federal income taxation. The operating partnership and each limited partner will file separate tax returns.
Description of Partnership Units
Partnership interests in the operating partnership, other than the special limited partner interest, are divided into “units.” Initially, the operating partnership will have various classes of units: general partnership units, limited partnership common units, subdivided further into classes corresponding to our three classes of common stock: Class A limited partnership common units, Class I limited partnership common units, and Class T limited partnership common units. General partnership units represent an interest as a general partner in the operating partnership and we, as general partner, will hold all such units. In return for the initial capital contribution of $200,000 we made, the operating partnership will issue to us 20,000 general partnership units.
Limited partnership common units represent an interest as a limited partner in the operating partnership. The operating partnership may issue additional units and classes of units with rights different from, and superior to, those of limited partnership common units, without the consent of the limited partners. Holders of limited partnership units do not have any preemptive rights with respect to the issuance of additional units.
For each limited partnership common unit received, investors generally will be required to contribute money or property, with a net equity value determined by the general partner. Holders of limited partnership units will not be obligated to make additional capital contributions to the operating partnership. Further, such holders will not have the right to make additional capital contributions to the operating partnership or to purchase additional limited partnership units without our consent as general partner. For further information on capital contributions, see the section entitled “— Capital Contributions” below.
Limited partners do not have the right to participate in the management of the operating partnership. Limited partners who do not participate in the management of the operating partnership, by virtue of their status as limited partners, generally are not liable for the debts and liabilities of the operating partnership beyond the amount of their capital contributions. We, however, as the general partner of the operating partnership, are liable for any unpaid debts and liabilities. The voting rights of the limited partners are generally limited to approval of specific types of amendments to the operating partnership agreement. With respect to such amendments, each class of limited partnership common unit has one vote. See the section entitled “— Management of the Operating Partnership” below for a more detailed discussion of this subject.
Under certain circumstances, holders of limited partnership units of any class may be restricted from transferring their interests without the consent of the general partner. See the section entitled “— Transferability of Interests” below for a discussion of certain restrictions imposed by the operating partnership agreement on such transfers. After owning a limited partnership common unit for one year, limited partnership common unitholders generally may, subject to certain restrictions, exchange limited partnership units for the cash value of a corresponding number of units of our common stock or, at our option, a corresponding number of units of our common stock. See the section entitled “— Limited Partner Exchange Rights” below for a description of these rights and the amount and types of consideration a limited partner is entitled to receive upon exercise of such rights. These exchange rights are accelerated in the case of some extraordinary transactions. See the section entitled “— Extraordinary Transactions” below for an explanation of the exchange rights under such circumstances.
Management of the Operating Partnership
The operating partnership is organized as a Delaware limited partnership pursuant to the terms of the operating partnership agreement. We are the general partner of the operating partnership and expect to conduct substantially all of our business through it. Pursuant to the operating partnership agreement, we, as the general partner, will have full, exclusive and complete responsibility and discretion in the management and control of the partnership. This includes the ability to enter into major transactions, such as acquisitions, dispositions and refinancings; to cause changes in the operating partnership’s business and distribution policies; to initiate and resolve litigation; and to invest in subsidiaries and joint ventures. This also includes the power, without the consent of the limited partners,

•
to file a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of the partnership’s debts under Title 11 of the United States Bankruptcy Code, or any other federal or state insolvency law, or corresponding provisions of future laws, or file an answer consenting to or acquiescing in any such petition, or

•	to cause the operating partnership to make an assignment for the benefit of its creditors or admit in writing its inability to pay its debts as they mature.
The limited partners, in their capacities as such, will have no authority to transact business for, or participate in the management or decisions of, the operating partnership, except as provided in the operating partnership agreement and as required by applicable law. Further, the limited partners have no right to remove us as the general partner.
As general partner, we also may amend the operating partnership agreement without the consent of the limited partners. However, the following amendments will require the unanimous written consent of the affected limited partners or the consent of limited partners holding more than 50% of the voting power in the operating partnership:

•	any amendment that alters or changes the distribution rights of limited partners, subject to certain limited exceptions discussed in section “—Distributions” below;

•	any amendment that alters or changes the limited partner’s exchange rights;

•	any amendment that imposes on limited partners any obligation to make additional capital contributions; or

•	any amendment that alters the terms of the operating partnership agreement regarding the rights of the limited partners with respect to extraordinary transactions.
Indemnification
To the extent permitted by law, the operating partnership agreement provides for indemnification of us when acting in our capacity as general partner. It also provides for indemnification of directors, officers and other persons that we may designate under the same conditions, subject to the same restrictions applicable to the indemnification of officers, directors, employees and stockholders under our charter. See the section entitled “Management —Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents” in this prospectus.
Transferability of Interests
Under the operating partnership agreement, we may not withdraw from the partnership or transfer or assign all of our general partnership interest without the consent of holders of two-thirds of the limited partnership units, except in connection with the sale of all or substantially all of our assets. Under certain circumstances and with the prior written consent of the general partner and satisfaction of other conditions set forth in the operating partnership agreement, holders of limited partnership units may withdraw from the partnership and transfer and/or encumber all or any part of their units.
In addition, limited partnership units are not registered under the federal or state securities laws. As a result, the ability of a holder to transfer its units may be restricted under such laws.
Extraordinary Transactions
The operating partnership agreement generally permits either or both of us and the operating partnership to engage in any authorized business combination without the consent of the limited partners. A business combination is any merger, consolidation or other combination with or into another entity, or the sale of all or substantially all of the assets of any entity, or any liquidation, reclassification, recapitalization or change in the terms of the equity stock into which a unit may be converted. We are required to send to each limited partnership common unitholder notice of a proposed business combination.
Generally, a limited partner may not exercise its exchange rights until it has held the units for at least one year. However, in the case of a proposed business combination, each holder of a limited partnership common unit in the operating partnership has the right to exercise its exchange right prior to the stockholder vote on the transaction, even if it has held its units for less than one year. See the section entitled “— Limited Partner Exchange Rights” below for a description of such rights.
Upon the limited partner’s exercise of the exchange right in the case of a business combination, the partnership units will be exchanged for the cash value of a corresponding number of units of our common stock or, at our option, a corresponding number of units of our common stock. However, we cannot pay a limited partnership common unitholder in units of our common stock if the issuance of units to such holder would:

•
be prohibited under our charter, for example, if the issuance would (i) violate the 9.8% ownership limits or (ii) result in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code (see the section entitled “Description of Securities — Restrictions on Ownership and Transfer” in this prospectus);

•	cause us to no longer qualify, or create a material risk that we may no longer qualify, as a REIT in the opinion of our counsel; or

•	cause the acquisition of units by the limited partner to be integrated with any other distribution of units for purposes of complying with the registration provisions of the Securities Act.
Any limited partnership unitholders who timely exchange their units prior to the record date for the stockholder vote on a business combination shall be entitled to vote their units in any stockholder vote on the business combination. Holders of limited partnership units who exchange their units after the record date may not vote their units in any stockholder vote on the proposed business combination. The right of the limited partnership common unitholders to exercise their right to exchange without regard to whether they have held the units for more than a year terminates upon the earlier of (i) the disapproval of the business combination by our board of directors, (ii) the disapproval of the business combination by stockholders, (iii) the abandonment of the business combination by any of the parties to it, or (iv) the business combination’s effective date.
We cannot consummate a business combination (other than one in which we are the surviving entity) unless all limited partners receive, or have the right to election to receive, for each unit they own, an amount of cash, securities or other property equal to the amount of cash, securities or other property or value paid in the combination to a holder of a share of common stock. If, in connection with a business combination, a tender or similar offer has been accepted by holders of more than 50% of the outstanding common stock, then each limited partner will have the option to exchange its units for the amount of cash, securities or other property which the limited partner would have received had it exercised its exchange rights under the operating partnership agreement, and tendered the shares of common stock received upon exercise of the exchange rights immediately prior to the expiration of the offer.
However, we may merge into or consolidate with another entity without adhering to these limitations if, immediately after the merger or consolidation, substantially all the assets of the surviving entity, other than the partnership units held by us, are contributed to the operating partnership as a capital contribution in exchange for partnership units with a fair market value equal to the value of the assets contributed as determined by the surviving entity’s general partner in good faith and the surviving entity’s general partner expressly agrees to assume all of our obligations as general partner under the operating partnership agreement.
Issuance of Additional Units
As general partner of the operating partnership, we can, without the consent of the limited partners, cause the operating partnership to issue additional units. A new issuance may include preferred units, which may have rights which are different than, or superior to, those of existing units. The operating partnership agreement also requires the issuance of additional common units corresponding with any issuance of stock by us pursuant to our distribution reinvestment plan or as a result of distributing stock in order to meet our annual distribution requirement to maintain our status as a REIT.
Capital Contributions
The operating partnership agreement provides that, if the operating partnership requires additional funds at any time, or from time to time, in excess of funds available to it from prior borrowings or capital contributions, we, as general partner, may raise additional funds required by the operating partnership by causing it to borrow the necessary funds from third parties on such terms and conditions as we deem appropriate. As an alternative to borrowing funds required by the operating partnership, we may contribute the amount of such required funds as an additional capital contribution.
Our operating partnership has classes of limited partnership common units that correspond to our three classes of common stock: Class A limited partnership common units, Class I limited partnership common units, and Class T limited partnership common units. The operating partnership agreement also provides that we must contribute cash or other property received in exchange for the issuance of equity stock to the operating partnership in exchange for units of the same class as the applicable units with respect to which Offering proceeds have been received. Such limited partnership common units will have economic terms that vary based upon the class of units issued. Upon the contribution of cash or other property received in exchange for the issuance of common stock, we will receive one general partnership common unit for each unit of common stock issued by us. Upon the contribution of the cash or other property received in exchange for the issuance of each share of equity stock other than common stock, we will receive one unit with rights and preferences respecting distributions corresponding to the rights and preferences of the equity stock that we issued. If we contribute additional capital to the operating partnership, our partnership interest will be increased on a proportionate basis. Conversely, the partnership interests of the limited partners will be decreased on a proportionate basis if we contribute any additional capital.

Distributions
The operating partnership agreement specifies the manner in which distributions from the partnership will be made to partners. Distributions from the partnership are made at the times and in the amounts determined by us, as the general partner. Under the operating partnership agreement, preferred units, if any, may entitle their holders to distributions prior to the payment of distributions for the other units. The operating partnership agreement further provides that cash available for distribution, excluding net proceeds from any sale or other disposition of properties of the operating partnership, or net sales proceeds; after distributions for preferred units, if any, will be distributed at the times and in the amounts we determine as the general partner in our sole discretion, pro rata, to the holders of the general partnership units and the limited partnership units, in accordance with their percentage interests. Net sales proceeds will be distributed to partners as follows:

•
first, 100% to us as holder of general partnership units and limited partnership common units (which we will distribute to the holders of our common stock) and any other holder of limited partnership common units entitled to such distributions under the terms of the operating partnership agreement, in proportion to each partner’s percentage interests, until our stockholders’ and such limited partners’ “net investment balance” (defined below) is zero;

•
second, 100% to us as holder of general partnership units and limited partnership common units (which we will distribute to the holders of our common stock) and any other holder of limited partnership common units entitled to such distributions under the terms of the operating partnership agreement, in proportion to each partner’s percentage interests, until our stockholders and such limited partners have received a cumulative, pre-tax, non-compounded return of 6% per year on their “net investment” balance; and

•
thereafter, 15% to the special limited partner and 85% to us as holder of general partnership units and limited partnership common units (which we will distribute to the holders of our common stock) and any other holder of limited partnership common units entitled to such distributions under the terms of the operating partnership agreement, in proportion to each partner’s percentage interests.

The return calculations described above apply to all distributions received and not just distributions of net sales proceeds. Whether particular threshold has been reached therefore, is determined with reference to all prior distributions made by our operating partnership to any limited partner, the special limited partner, and to us, which we will then distribute to our stockholders. As it relates to our stockholders, “net investment” means the excess of gross proceeds raised in this Offering over all prior distributions of net sales proceeds and any amounts paid by us to repurchase shares of our stock pursuant to our share repurchase program or otherwise. As it relates to the limited partners, “net investment” means the excess of capital contributions made by limited partners over all prior distributions to the limited partners of net sales proceeds (other than distributions on limited partner interests held directly or indirectly by us as the general partner) and any proceeds or property used to redeem limited partner interests (except those held directly or indirectly by us as the general partner).
The operating partnership agreement also provides that, as general partner, we will have the right to amend the distribution provisions of the operating partnership agreement to reflect the issuance of additional classes of units. The operating partnership agreement further provides that, as general partner, we must use our best efforts to ensure sufficient distributions are made to meet the annual distribution requirements and to avoid U.S. federal income and excise taxes on our earnings.
Liquidation
In general, upon the liquidation of the operating partnership, after payment of debts and obligations and the establishment of reserves, any remaining assets of the partnership will be distributed to partners pro rata in accordance with their positive capital account balances.
Allocations
The operating partnership agreement provides that net income, net loss and any other individual items of income, gain, loss or deduction of the operating partnership (other than net gain or net loss from the sale of property of the operating partnership) will be allocated among the partners in accordance with their percentage interests. Net gain, net loss and items of income, gain, loss or deduction of the operating partnership from the sale of property of the operating partnership shall be allocated among the partners in such a manner that (after giving effect to the allocation pursuant to the first sentence of this paragraph) the capital accounts of each partner, immediately after making such allocations, is, as nearly as possible, equal proportionately to the distributions of net sales proceeds that would be made to such partner if the operating partnership were dissolved, its affairs wound up and its assets were sold for cash, all operating partnership liabilities were satisfied, and the net sales proceeds of the operating partnership were distributed to the partners immediately after making such allocation.
Net gain and items of income and gain of the operating partnership from the sale of assets of the operating partnership, and unrealized gain from the revaluation of the operating partnership’s assets, shall be allocated to the special limited partner until the special limited partner has received aggregate allocations of income for all fiscal years equal to the aggregate amount of distributions the special limited partner is entitled to receive or has received for such fiscal year and all prior fiscal years. If the special limited partner is entitled to received distributions pursuant to a promissory note issued to it in connection with the listing of our common stock or the termination of the advisory agreement, unrealized gain from the revaluation of the operating partnership’s assets shall be allocated to the special limited partner until the special limited partner has received aggregate allocations equal to the amount of distributions the special limited partner is entitled to receive pursuant to such promissory note.
Operations
The operating partnership agreement requires that the partnership be operated in a manner that will:

•	satisfy the requirements for our classification as a REIT;

•	avoid any U.S. federal income or excise tax liability, unless we otherwise cease to qualify as a REIT; and

•	ensure that the operating partnership will not be classified as a publicly traded partnership under the Internal Revenue Code.
Pursuant to the operating partnership agreement, the operating partnership will assume and pay when due, or reimburse us for, payment of all administrative and operating costs and expenses incurred by the operating partnership and the administrative costs and expenses that we incur on behalf, or for the benefit, of the operating partnership.
Limited Partner Exchange Rights
Pursuant to the terms of, and subject to the conditions in, the operating partnership agreement, each holder of a limited partnership common unit (but not the holder of the special limited partner interests) will have the right, commencing one year from the issuance of the limited partner common units (except in connection with a business combination), to cause the operating partnership to redeem such holder’s limited partner common units for cash in an amount equal to the fair market value (as defined in the operating partnership agreement) per share of our common stock minus the maximum selling commissions and dealer manager fee allowed in the Offering. Alternatively, at our option, we may issue one unit of our common stock for each limited partner common unit redeemed. We will make the decision whether to exercise our right to issue units of common stock in lieu of cash on a case by case basis at our sole and absolute discretion. The limited partnership units exchanged for cash or units of our common stock will increase our ownership percentage in the operating partnership. See the section entitled “— Extraordinary Transactions” above for a description of exchange rights in connection with mergers and other major transactions. We cannot, however, pay a limited partnership common unitholder in units of our common stock if the issuance of units to such holder would:

•
be prohibited under our charter; for example, if the issuance would (i) violate the 9.8% ownership limit or (ii) result in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code. See the section entitled “Description of Securities — Restrictions on Ownership and Transfer” in this prospectus;

•	cause us to no longer qualify, or create a material risk that we may no longer qualify, as a REIT in the opinion of our counsel; or

•	cause the acquisition of units by the limited partner to be integrated with any other distribution of units for purposes of complying with the registration provisions of the Securities Act.
Any common stock issued to the limited partners upon exchange of their respective limited partnership units may be sold only pursuant to an effective registration statement under the Securities Act or an exemption from, or exception to, registration. The cash necessary to exchange limited partnership units may come from any funds legally available to us or the operating partnership. However, specific funds will not be specially set aside for such purposes, nor will an accounting reserve be established for it. The necessary cash to satisfy the exchange right could come from cash flow not required to be distributed to stockholders to maintain our REIT status, fund operations or acquire new properties, or from borrowings. However, as explained above, we always have the option to satisfy the exchange right by issuing common stock, and we intend to reserve common stock for that purpose.
As general partner, we will have the right to grant similar exchange rights to holders of other classes of units, if any, in the operating partnership, and to holders of equity interests in the entities that own our properties.
Exercise of exchange rights will be a taxable transaction in which gain or loss will be recognized by the limited partner exercising its right to exchange its units for the cash value of a corresponding number of units of our common stock or, at our option, a corresponding number of shares of our common stock, to the extent that the amount realized exceeds the limited partner’s adjusted basis in the units exchanged. See the section entitled “Federal Income Tax Considerations — Tax Aspects of Investments in Partnerships” in this prospectus.
Special Limited Partner
Carter Validus Advisors II, LLC, our advisor, is the special limited partner of our operating partnership. Our advisor also is the initial limited partner of the operating partnership and holds limited partnership interests. As special limited partner, our advisor does not have any voting rights, approval rights, rights to distributions or any other rights under the partnership agreement other than the right to receive certain distributions in connection with our liquidation, listing on a national stock exchange or termination of the advisory agreement.
The payment of distributions to our advisor is related to our successful performance. The “subordinated participation in net sale proceeds,” also known as the “promote,” is success-based performance compensation. It is calculated as 15.0% of the remaining net sale proceeds after the investors have received a return of net capital contributions plus payment to investors of a 6.0% annual cumulative, pre-tax, non-compounded return on the capital contributed by investors. In addition, if we list our common stock on a national securities exchange, our advisor will be entitled to 15.0% of the amount, if any, by which our adjusted market value plus distributions to investors exceeds the aggregate capital contributed by investors plus an amount equal to a 6.0% annual cumulative, pre-tax, non-compounded return on the investors’ capital contributions. In addition, upon termination or non-renewal of the advisory agreement with or without cause, our advisor will be entitled to receive distributions from our operating partnership equal to 15.0% of the amount by which the sum of our adjusted market value plus distributions to investors exceeds the aggregate capital contributed by investors plus an amount equal to a 6.0% annual cumulative, pre-tax, non-compounded return on the investors’ capital contributions. However, our advisor cannot earn both the subordinated participation in net sale proceeds and the subordinated incentive listing distribution.
Tax Matters
Pursuant to the operating partnership agreement, we will be the tax matters partner of the operating partnership (and the “partnership representative” for partnership tax years beginning after December 31, 2017), and as such, will have authority to make tax decisions under the Internal Revenue Code on behalf of the operating partnership. Tax income and loss generally will be allocated in a manner that reflects the entitlement of the general partner, limited partners and the special limited partner to receive distributions from the operating partnership. For a description of other tax consequences stemming from our investment in the operating partnership, see the section entitled “Federal Income Tax Considerations — Tax Aspects of Investments in Partnerships” in this prospectus.
Duties and Conflicts
Except as otherwise set forth under the sections entitled “Conflicts of Interest” and “Management” in this prospectus, any limited partner may engage in other business activities outside the operating partnership, including business activities that directly compete with the operating partnership.
Term
The operating partnership will continue in full force and effect until it is dissolved and terminated (i) upon our dissolution, bankruptcy, insolvency or termination, (ii) upon the sale or other disposition of all or substantially all of the assets of the operating partnership unless we, as general partner, elect to continue the business of the operating partnership to collect the indebtedness or other consideration to be received in exchange for the assets of the operating partnership, or (iii) by operation of law.

PLAN OF DISTRIBUTION
The Offering
This is a continuous offering of common stock as permitted by the federal securities laws. We are offering up to $1,000,000,000 in shares of Class A common stock, Class I common stock and Class T common stock to the public through SC Distributors, LLC, our dealer manager, a registered broker-dealer affiliated with our advisor, at an offering price of $10.200 per Class A share, $9.273 per Class I share and $9.766 per Class T share, except as provided below. The offering prices are based on our Estimated Per Share NAV of $9.18 as determined by our board of directors on September 28, 2017 of each of our Class A common stock, Class I common stock and Class T common stock, calculated as of June 30, 2017, and any applicable per share upfront selling commissions and dealer manager fees. We reserve the right to reallocate the shares of common stock we are offering between the share classes. The shares are being offered on a "best efforts" basis, which generally means that the dealer manager is required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. We intend to offer the shares in this Offering for a period of 9-12 months following the effective date of this Registration Statement, unless our board of directors terminates the Offering at an earlier date or all shares being offered have been sold, in which case this Offering will be terminated. This offering must be registered, or exempt from registration, in every state in which we offer or sell shares. Generally, such registrations are for one year. Therefore, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. We reserve the right to terminate this Offering at any time prior to the stated termination date or if all shares being offered have been sold.
Class A shares and Class T shares are available for purchase through brokerage and transaction-based accounts. Class I shares are available for purchase in this offering only (1) through fee-based programs of participating broker-dealers, also known as wrap accounts, that provide access to Class I shares, (2) through registered investment advisers not affiliated with a participating broker-dealer, (3) by endowments, foundations, pension funds and other institutional investors, or (4) other categories of investors that we name in an amendment or supplement to this prospectus.
In addition, only Class A shares (when Class A shares are purchased through a broker-dealer that sells Class A and Class T shares) and Class T shares (when Class T shares are purchased through a broker-dealer that only sells Class T shares) are available for purchase in this Offering by our executive officers and board of directors and their immediate family members, as well as officers and employees of the advisor and other affiliates of the advisor and their immediate family members and, if approved by our management, joint venture partners, consultants and other service providers. When deciding which class of shares to buy, you should consider, among other things, whether you are eligible to purchase one or more classes of shares, the amount of your investment, the length of time you intend to hold the shares (assuming you are able to dispose of them), the selling commission and fees attributable to each class of shares and whether you qualify for any selling commission discounts described below. Before making an investment decision, please consult with your investment adviser regarding your account type and the classes of common stock you may be eligible to purchase.
Our dealer manager will be entitled to different amounts of selling commissions and fees for each share class. Further, we will pay an ongoing distribution and servicing fee to our dealer manager with respect to Class T shares sold in this Offering, as described in more detail below. The payment of class-specific costs will result in different amounts of distributions being paid with respect to each class of shares. Specifically, we expect to reduce the amount of distributions that would otherwise be authorized on Class T shares to account for the ongoing distribution and servicing fees payable on Class T shares. As a result, distributions on Class T shares are expected to be lower than distributions on Class A shares and Class I shares. In addition, as a result of the allocation of the distribution and servicing fee to the Class T shares, the Class T shares could have a lower Estimated Per Share NAV if distributions on the Class T shares are not adjusted to take account of such fee.
Investments are made by completing and properly executing a subscription agreement (in the form attached to this prospectus as Appendix B, Appendix C or Appendix F). The initial minimum permitted purchase is $2,000 in any combination of Class A shares or Class T shares. Additional purchases must be for a minimum of $500, except for purchases made pursuant to our distribution reinvestment plan. Your investment funds must be submitted with the subscription agreement.
If we provide an updated Estimated Per Share NAV prior to the conclusion of this Offering, our board of directors may determine to modify the public offering price to reflect such updated Estimated Per Share NAV.
In order to subscribe for shares, you should make your check payable to “Carter Validus Mission Critical REIT II, Inc.” Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Pending acceptance of your subscription, proceeds will be deposited into an account for your benefit. Subscriptions will be accepted or rejected within 10 business days of receipt of each completed subscription agreement by us and, if rejected, all funds shall be returned to subscribers without deduction for any expenses within 10 business days from the date the subscription is rejected. In no event will the investors be admitted as members of our company any later than the last day of the calendar month following the date their subscription was accepted by us. We are not permitted to accept a subscription for the shares until at least five business days after the date you receive the final prospectus. If we accept your subscription, our transfer agent will mail you a confirmation of acceptance.
Dealer Manager
Our dealer manager is SC Distributors, LLC, an affiliate of our advisor and a member of FINRA. Our dealer manager is headquartered at 695 Town Center Drive, Suite 600, Costa Mesa, CA 92626. Our dealer manager will act as a distributor of securities offered by this prospectus. For additional information about SC Distributors, LLC, please refer to the section of this prospectus captioned “Management — Affiliated Companies — Dealer Manager.”
Underwriting Compensation
We have entered into a dealer manager agreement with our dealer manager and have the following compensation arrangements in connection with this Offering. We do not pay referral or similar fees to any accountant, attorneys or other persons in connection with the distribution of shares. Underwriting compensation includes selling commissions, dealer manager fees, distribution and servicing fees in connection with Class T shares, marketing support fees, wholesaling compensation and expense reimbursements, expenses relating to sales seminars and sales incentives, legal and due diligence expenses.
Summary
The following table shows the selling commissions and dealer manager fees payable at the time you subscribe for shares in this Offering, which may be reduced or waived in certain circumstances as described below (see “— Special Discounts.”):

	Maximum Upfront Selling Commissions as a % of Gross Proceeds from Such Class	Maximum Upfront Dealer Manager Fees as a % of Gross Proceeds From Such Class
Class A shares	7.0%	3.0%
Class I shares	—	1.0% (1)
Class T shares	3.0%	3.0%

(1)
The dealer manager may receive up to 2.0% of the gross offering proceeds from the sale of Class I shares as a dealer manager fee, of which 1.0% will be funded by our advisor without reimbursement from us. The 1.0% of the dealer manager fee paid from offering proceeds will be waived in the event an investor purchases Class I shares through a registered investment advisor that is not affiliated with a broker-dealer. In such event, the per share purchase price of the Class I shares would be $9.18. The dealer manager may reallow all or a portion of such dealer manager fee to participating broker-dealers.

The following table shows the distribution and servicing fee we will pay our dealer manager with respect to Class T primary shares on an ongoing basis:

	Class A	Class I	Class T
Distribution and Servicing Fee(1)	—	—	1.0%

(1)
The distribution and servicing fee will accrue daily in an amount equal to 1/365th of 1.0% of the most recent Estimated Per Share NAV per Class T share on a continuous basis from year to year. We will cease paying distribution and servicing fees with respect to all Class T shares sold in this Offering on the earliest to occur of the following: (i) a listing of the Class T shares on a national securities exchange, (ii) following the completion of this Offering, total underwriting compensation in this Offering equaling 10% of the gross proceeds from this Offering less the total amount of distribution and servicing fees waived by participating broker-dealers in this Offering, (iii) there are no longer any Class T shares outstanding, (iv) December 31, 2021, which is the fourth anniversary of the last day of the fiscal quarter in which the primary offering of our initial public offering terminated, (v) with respect to a Class T share sold in this Offering, the date on which a participating broker-dealer receives (a) total underwriting compensation equal to 10% of the gross offering proceeds of such Class T share less (b) the amount of any waived distribution and servicing fees by such participating broker-dealer; or (vi) the date on which the holder of such Class T share or its agent notifies us or our agent that he or she is represented by a new participating broker-dealer; provided that we will continue paying the Class T distribution and servicing fee, which shall be re-allowed to the new participating broker-

dealer, if the new participating broker-dealer enters into a participating broker-dealer agreement with our dealer manager or otherwise agrees to provide the services set forth in the dealer manager agreement.
In no event will aggregate underwriting compensation paid exceed 10.0% of gross proceeds of our Offering at the termination of the Offering.
Selling Commissions — Class A Shares
We pay our dealer manager selling commissions on Class A shares sold in the primary offering of up to 7.0% of the gross proceeds from the sale of such Class A shares. All of the selling commissions are expected to be re-allowed to participating broker-dealers. Selling commissions on Class A shares may be reduced or waived in certain circumstances. See “— Special Discounts” and “— Volume Discounts.”
Selling Commissions — Class I Shares
We will not pay our dealer manager any selling commissions with respect to Class I shares.
Selling Commissions — Class T Shares
We pay our dealer manager selling commissions on Class T shares sold in this Offering of up to 3.0% of the gross proceeds from the sale of such Class T shares. All of the selling commissions are expected to be re-allowed to participating broker-dealers. Selling commissions on Class T shares may be reduced or waived in certain circumstances. See “— Special Discounts” and “— Volume Discounts.”
Dealer Manager Fee — Class A Shares and Class T Shares
We pay our dealer manager a dealer manager fee for coordinating our marketing and distribution efforts on Class A shares and Class T shares sold in this Offering. The dealer manager fee for Class A shares and Class T shares sold in this Offering will be up to 3.0% of the gross proceeds from the sale of such Class A and Class T shares. The dealer manager may re-allow a portion or all of the dealer manager fee received to participating broker-dealers. Dealer manager fees on Class A shares and Class T shares may be reduced or waived in certain circumstances. See “— Special Discounts” and “— Volume Discounts.”
Dealer Manager Fee — Class I Shares
The dealer manager may receive up to 2.0% of the gross offering proceeds from the sale of Class I shares as a dealer manager fee, of which 1.0% will be funded by our advisor without reimbursement from us. The 1.0% of the dealer manager fee paid from offering proceeds will be waived in the event an investor purchases Class I shares through a registered investment advisor that is not affiliated with a broker-dealer. The dealer manager may re-allow a portion or all of the dealer manager fee to participating broker-dealers.
Distribution and Servicing Fee — Class T Shares Only
We will pay our dealer manager a distribution and servicing fee with respect to our Class T shares sold in this Offering as additional compensation for ongoing stockholder services. The distribution and servicing fee will be paid with respect to ongoing services provided to our stockholders, which ongoing services may include providing ongoing or regular account or portfolio maintenance for the stockholder, assisting with recordkeeping, responding to investor inquiries regarding distribution payments, providing services to investors related to the share repurchase program, offering to meet with the stockholder to provide overall guidance on the stockholder’s investment in us or to answer questions about the account statement or valuations, and/or providing other similar services as the stockholder may reasonably require in connection with his or her investment. While we expect that the participating broker-dealer of record for a Class A stockholder or Class I stockholder may provide similar services to a Class A stockholder, it is under no contractual obligation to do so and we will not pay a distribution and servicing fee for such services. The distribution and servicing fee will accrue daily in an amount equal to 1/365th of 1.0% of the most recent Estimated Per Share NAV per Class T share on a continuous basis from year to year. The distribution and servicing fee will be payable in arrears on a monthly basis. The dealer manager may re-allow the distribution and servicing fee to participating broker-dealers and servicing broker-dealers. We will cease paying distribution and servicing fees with respect to Class T shares sold in this Offering on the earliest to occur of the following: (i) a listing of the Class T shares on a national securities exchange, (ii) following the completion of this Offering, total underwriting compensation in this Offering equaling 10% of the gross proceeds of this Offering less the total amount of distribution and servicing fees waived by participating broker-dealers in this Offering, (iii) there are no longer any Class T shares outstanding, (iv) December 31, 2021, which is the fourth anniversary of the last day of the fiscal quarter in which the primary offering of our initial public offering terminated, (v) with respect to a Class T share sold in this Offering, the date on which a participating broker-dealer receives (a) total underwriting compensation equal to 10% of the gross offering proceeds of such Class T share less (b) the amount of any waived distribution and servicing fees by such participating broker-dealer; or (vi) the date on which the holder of such Class T share or its agent notifies us or our agent that he or she is represented by a new participating broker-dealer; provided that we will continue paying the Class T distribution and servicing fee, which shall be re-allowed to the new participating broker-

dealer, if the new participating broker-dealer enters into a participating broker-dealer agreement with our dealer manager or otherwise agrees to provide the services set forth in the dealer manager agreement. We cannot predict when this will occur.
Other Compensation
In addition, we and, to a lesser extent, our affiliates may reimburse our dealer manager and its associated persons and affiliates for other expenses incurred, including expenses related to bona fide training and education meetings, sales seminars, wholesaling activities and legal expenses. We may also reimburse for accountable and non-accountable expenses such as for marketing support and due diligence. Amounts paid by us to our dealer manager may be paid by our dealer manager to any participating broker-dealers. We may also reimburse the participating broker-dealers for certain expenses incurred in connection with this Offering. Expenses that we may pay to participating broker-dealers, or those expenses our dealer manager re-allows to participating broker-dealers, are subject to reimbursement for reasonable out-of-pocket expenses incurred and supported by a detailed and itemized invoice or similar statement from the participating broker-dealer that demonstrates the actual expenses incurred and include reimbursements for costs and expenses related to investor and broker-dealer sales and training meetings, broker-dealer training and education meetings for such meetings conducted by us, our dealer manager or participating broker dealers and including costs of technology associated with the offering and other costs and expenses related to such technology costs.
We, or our affiliates, may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and the participating broker-dealers. The value of any non-cash compensation items that are gifts may not exceed an aggregate of $100 per sales person, per year in accordance with FINRA regulations. In the event other incentives are provided to registered representatives of the dealer manager or the participating broker-dealers, those incentives will be paid only in cash, and such payments will be made only to the dealer manager, not to participating broker-dealers or to their registered representatives. This Offering is being made in compliance with Conduct Rule 2310 of FINRA. Under the rules of FINRA, the maximum compensation payable to members of FINRA participating in this Offering may not exceed 10% of our gross offering proceeds as of the termination of the Offering. FINRA rules also limit our total organization and offering expenses (including selling commissions, bona fide due diligence expenses and underwriting compensation) to 15% of our gross offering proceeds.
To the extent permitted under applicable law and our operating agreement, we have agreed to indemnify the dealer manager, participating broker-dealers, and selected registered investment advisors against certain liabilities arising under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the dealer manager agreement.
The dealer manager and/or participating broker-dealers are required to deliver a copy of the prospectus to each potential investor. We may make this prospectus, our subscription agreement, certain offering documents, administrative and transfer forms, as well as certain marketing materials, available electronically to the dealer manager and participating broker-dealers as an alternative to paper copies when possible. If the dealer manager or a participating broker-dealer chooses to offer electronic delivery of these documents to an investor, it will comply with all applicable requirements of the SEC and FINRA and any laws or regulations related to the electronic delivery of documents.
If an investor purchases shares in this Offering net of commissions through a registered investment advisor with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice and if in connection with such purchase the investor must also pay a broker-dealer for custodial or other services relating to holding the shares in the investor’s account, we will reduce the aggregate purchase price of the investor’s shares by the amount of the annual custodial or other fees paid to the broker-dealer in an amount up to $250. Each investor will receive only one reduction in purchase price for such fees and this reduction in the purchase price of our shares is only available for the investor’s initial investment in our common stock. The investor may request the “Request for Broker Dealer Custodial Fee Reimbursement Form” from his or her advisor and must include this form with his or her subscription agreement to have the purchase price of the investor’s initial investment in shares reduced by the amount of his or her annual custodial fee.
Share Distribution Channels
We expect our dealer manager to use multiple distribution channels to sell our Class A shares and Class T shares. These channels may have different selling commissions or dealer manager fees, and, in the case of Class T shares, distribution and servicing fees, which may determine whether that broker-dealer makes available to you Class A shares or Class T shares, and the purchase price of such shares. Class A shares and Class T shares are available through brokerage and transaction-based accounts. See “— Special Discounts.”
Our dealer manager is expected to engage participating broker-dealers in connection with the sale of the shares of this Offering in accordance with participating broker-dealer agreements. Except as otherwise described, selling commissions, dealer manager fees and, in the case of Class T primary shares, distribution and servicing fees, will be paid by us to our dealer manager in connection with such sales.
We may sell Class A shares and Class T shares to certain institutional investors in negotiated transactions in which we will determine the per share price through negotiations with these institutional investors.
We are offering Class I shares through the following distribution channels: (1) through fee-based programs of participating broker-dealers, also known as wrap accounts, that provide access to Class I shares, (2) through registered investment advisers not affiliated with a participating broker-dealer, (3) by endowments, foundations, pension funds and other institutional investors or (4) other categories of investors that we name in an amendment or supplement to this prospectus.
In addition, we may sell Class I shares to certain closed-end investment companies registered under the Investment Company Act; closed-end funds advised by investment advisers that are affiliated with a selected dealer; private equity funds or other unregistered wealth management funds.
Investments through IRA Accounts
If you would like to purchase shares through an IRA account, First Trust Retirement and Community National Bank have each agreed to act as IRA custodians for purchasers of our common stock as described below; however, we do not require that you use our IRA custodians.
If you would like to establish a new IRA account with either First Trust Retirement or Community National Bank, we will pay the fees related to the establishment of such accounts with First Trust Retirement or Community National Bank and the first calendar year base fee. After we pay the first calendar year base fee, investors will be responsible for the annual IRA maintenance fees charged by either of the IRA custodians, charged at the beginning of each calendar year. Further information about custodial services is available through your broker or through our dealer manager at 1-888-292-3178.
Special Discounts
If an investor purchases our shares through one of the channels described below, we intend to sell the shares at a negotiated discount, reflecting reduced or waived selling commissions or dealer manager fees in connection with such purchases. We expect to receive substantially the same net proceeds for sales of shares through these channels. Neither our dealer manager nor its affiliates are expected to compensate any person engaged as a financial advisor by a potential investor to induce such financial advisor to advise favorably for an investment in us.
Class A Shares and Class T Shares
Selling commissions will be waived or reduced and, except as indicated below, the dealer manager fee may be waived or reduced at the discretion of the dealer manager, in connection with the following categories of sales:

•	sales made by certain selected participating broker-dealers at the discretion of the dealer manager;

•	sales in managed accounts that are managed by participating broker-dealers or their affiliates; or

•	sales to employees of selected participating broker-dealers (except that the dealer manager fee will be paid in full).
In addition, the dealer manager may reduce or waive selling commissions and may reduce dealer manager fees with respect to sales of Class A shares and Class T shares to institutional clients through an omnibus account for each share class.
Class I Shares
The dealer manager may receive up to 2.0% of the gross offering proceeds from the sale of Class I shares as a dealer manager fee, of which 1.0% will be funded by our advisor without reimbursement from us. The 1.0% of the dealer manager fee paid from offering proceeds will be waived in the event an investor purchases Class I shares through a registered investment advisor that is not affiliated with a broker-dealer. In such event, the per share purchase price of the Class I shares would be $9.18. The dealer manager may reallow all or a portion of such dealer manager fee to participating broker-dealers.
Friends and Family
Our executive officers and managers and their immediate family members, as well as officers and persons associated with our advisor and its members and their affiliates and their immediate family members (including spouses, parents, grandparents, children and siblings) and other individuals designated by our management, and, if approved by our board of directors, joint venture partners, consultants and other service providers, may purchase Class A shares in this Offering at a discount if such persons purchase shares through a broker-dealer that sells both Class A shares and Class T shares. The purchase price for such Class A shares will be $9.486 per Class A share, reflecting the fact that selling commissions in the amount of $0.714 per Class A share will be waived and not payable in connection with such shares. There is no limit on the number of Class A shares that may be sold to such persons, and Class T shares will not be eligible for similar discounts if a broker-dealer sells Class A shares and Class T shares. However, the aforementioned individuals may purchase Class T shares at a discount if they purchase Class T shares through a broker-dealer that only sells Class T shares and does not sell Class A shares. The purchase price for such Class T shares will be $9.473, reflecting the fact that selling commissions in the amount of $0.293 per Class T share will be waived and not payable in connection with such shares. There is no limit on the number of Class T shares that may be sold to such persons.
Volume Discounts
In connection with sales of $500,000 and over in Class A shares or Class T shares to a qualifying purchaser (as defined below), a participating broker-dealer may offer such qualifying purchaser a volume discount by reducing or eliminating the selling commissions, where applicable, and/or reducing dealer manager fees. Such reduction would be credited to the qualifying purchaser by reducing the total purchase price payable by the qualifying purchaser for the shares purchased by the qualifying purchaser. The net proceeds to us from sales of shares eligible for a volume discount will be the same as from other sales of the shares. For subscriptions of Class T shares of $2,000,000 or more, our advisor has agreed to fund a portion of the discounted dealer manager fee. Accordingly, the effective purchase price for such purchasers will be reduced further. Volume discounts are not available for Class I shares.
The following table illustrates the various discount levels that will be offered to qualifying purchasers by participating broker-dealers for Class A shares purchased in this Offering:

Dollar Amount of Shares Purchased	Selling Commission Percentage	Dealer Manager Fee	Effective Purchase Price per Share to Investor(1)
$499,999 or less	7.00%	3.00%	$10.200
$500,000 - $999,999	6.00%	3.00%	$10.088
$1,000,000 - $1,999,999	5.00%	3.00%	$9.978
$2,000,000 - $2,999,999	4.00%	3.00%	$9.871
$3,000,00 - $4,999,999	3.00%	2.60%	$9.725
$5,000,000 - $9,999,999	2.00%	2.60%	$9.623
$10,000,000 and above	1.00%	2.40%	$9.503

(1)	Assumes a $10.200 per Class A share offering price. Discounts will be adjusted appropriately for changes in the offering price.
The following table illustrates the various discount levels that will be offered to qualifying purchasers by participating broker-dealers for Class T shares purchased in this Offering:

Dollar Amount of Shares Purchased	Selling Commission Percentage	Dealer Manager Fee		Effective Purchase Price per Share to Investor(1)
$499,999 or less	3.00%	3.00%		$9.766
$500,000 - $1,999,999	2.50%	3.00%		$9.714
$2,000,000 - $2,999,999	1.00%	1.50%	(2)	$9.415
$3,000,000 - $4,999,999	0.00%	1.00%	(2)	$9.273
$5,000,000 and above	0.00%	0.00%	(3)	$9.180

(1)
Assumes a $9.766 per Class T share offering price. Discounts will be adjusted appropriately for changes in the offering price. We will also pay our dealer manager a distribution and servicing fee that will accrue daily in an amount equal to 1/365th of 1.0% of the most recent Estimated Per Share NAV per Class T share on a continuous basis from year to year. We will cease paying distribution and servicing fees with respect to all Class T shares sold in this Offering on the earliest to occur of the following: (i) a listing of the Class T shares on a national securities exchange, (ii) following the completion of this Offering, total underwriting compensation in this Offering equaling 10% of the gross proceeds from this Offering less the total amount of distribution and servicing fees waived by participating broker-dealers in this Offering, (iii) there are no longer any Class T shares outstanding, (iv) December 31, 2021, which is the fourth anniversary of the last day of the fiscal quarter in which the primary offering of our initial public offering terminated, (v) with respect to a Class T share sold in this Offering, the date on which a participating broker-dealer receives (a) total underwriting compensation equal to 10% of the gross offering proceeds of such Class T share less (b) the amount of any waived distribution and servicing fees by such participating broker-dealer; or (vi) the date on which the holder of such Class T share or its agent notifies us or our agent that he or she is represented by a new participating broker-dealer; provided that we will continue paying the Class T distribution and servicing fee, which shall be re-allowed to the new participating broker-dealer, if the new participating broker-dealer enters into a participating broker-dealer agreement with our dealer manager or otherwise agrees to provide the services set forth in the dealer manager agreement.

(2)
In addition to the dealer manager fee payable by the Company to the dealer manager, our advisor will pay a 1.0% dealer manager fee to the dealer manager for purchases by an investor of $2,000,000 or more of Class T shares.

(3)
Our advisor will pay a 2.0% dealer manager fee to the dealer manager for purchases by an investor of $5,000,000 or more of Class T shares. The dealer manager may reallow all or a portion of such dealer manager fee to participating broker-dealers.

We will apply the reduced per share purchase price, selling commission, if applicable, and dealer manager fee, set forth in the tables above to the entire purchase of shares, not just the portion of the purchase which exceeds the $499,999 share purchase threshold, provided the purchase of all such shares is made at one time. For example, a purchase of $3,000,000 in Class A shares, which would result in the issuance of 308,483 Class A shares, in a single transaction would result in a purchase price of $9.725 per share, selling commissions of $90,000 and dealer manager fees of $78,000. You may not combine amounts purchased for Class A shares with amounts purchased for Class T shares for purposes of obtaining a volume discount.
To qualify for a volume discount as a result of multiple purchases of shares, an investor must use the same participating broker-dealer for each purchase and must complete a subscription form for additional purchases, a form of which is included in Appendix C. Once an investor qualifies for a volume discount, the investor will be eligible to receive the benefit of such discount for subsequent purchases of shares in this Offering made through the same participating broker-dealer. If a subsequent purchase entitles an investor to an increased reduction in selling commissions or dealer manager fees, the volume discount will apply only to the current and future investments.
The following persons qualify as a “qualifying purchaser,” and, to the extent purchased through the same participating broker-dealer, may combine their purchases as a “single qualifying purchaser” for the purpose of qualifying for a volume discount:

•	an individual, his or her spouse, their children under the age of 21 and all pension or trust funds established by each such individual;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employee’s trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Code; and

•	all commingled trust funds maintained by a given bank.
In the event a person wishes to have his or her subscription combined with others as a single qualifying purchaser, that person must request such treatment in writing at the time of that person’s subscription and identify the subscriptions to be combined. Any combination request will be subject to our verification that the subscriptions to be combined are made by a single qualifying purchaser. If the subscription agreements for the combined subscriptions of a single qualifying purchaser are submitted at the same time, then the selling commissions payable and the discounted share purchase price will be allocated pro rata among the combined subscriptions on the basis of the respective subscription amounts being combined. Otherwise, the volume discount provisions will apply only to the subscription that qualifies the single qualifying purchaser for the volume discount and the subsequent subscriptions of that single qualifying purchaser.
California residents should be aware that volume discounts will not be available in connection with the sales of shares to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51, adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this rule, volume discounts can be made available to California residents only in accordance with the following conditions:

•	there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;

•	all purchasers of the shares must be informed of the availability of quantity discounts;

•	the same volume discounts must be allowed to all purchasers of shares which are part of the offering;

•	the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

•	the variance in the price of the shares must result solely from a different range of commissions, and all discounts must be based on a uniform scale of commissions; and

•	no discounts are allowed to any group of purchasers.
Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.
Subscription Process
To purchase shares in this Offering, you must complete and sign a subscription agreement like the one contained in this prospectus as Appendix B, Appendix C or Appendix F. In order to subscribe for shares, you should make your check payable to “Carter Validus Mission Critical REIT II, Inc.” You should exercise care to ensure that the applicable subscription agreement is filled out correctly and completely. By executing the subscription agreement, you will attest that you meet the minimum income and net worth standards described in this prospectus.
Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We may not accept a subscription for shares until at least five business days after the date you receive the final prospectus. Subject to compliance with Rule 15c2-4 of the Exchange Act, our dealer manager and/or the broker-dealers participating in the Offering will promptly submit a subscriber’s check on the business day following receipt of the subscriber’s subscription documents and check. In certain circumstances where the suitability review procedures are more lengthy than customary, a subscriber’s check will be promptly deposited in compliance with Exchange Act Rule 15c2-4. The proceeds from your subscription will be deposited in a segregated escrow account and will be held in trust for your benefit, pending our acceptance of your subscription.
A sale of the shares may not be completed until at least five business days after the subscriber receives our final prospectus as filed with the SEC pursuant to Rule 424(b) of the Securities Act. Within ten business days of our receipt of each completed subscription agreement, we will accept or reject the subscription. If we accept the subscription, we will mail a confirmation within three days of such acceptance. If for any reason we reject the subscription, we will promptly return the check and the subscription agreement, without interest or deduction, within ten business days after rejecting it.
Automatic Purchase Program
Investors who desire to purchase shares in this Offering at regular intervals may be able to do so by electing to participate in the automatic purchase program by completing an enrollment form that we will provide upon request. Alabama, Kansas, Maryland, Nebraska, New Jersey, North Carolina and Ohio investors are not eligible to participate in the automatic purchase program. Custodial accounts are also not eligible to participate in the Automatic Purchase Program. The minimum periodic investment is $100 per month. We will pay dealer manager fees and selling commissions in connection with sales under the automatic purchase program to the same extent that we pay those fees and commissions on shares sold in this Offering outside of the automatic purchase program.
You will receive a confirmation of your purchases under the automatic purchase program no less than quarterly. The confirmation will disclose the following information:

•	the amount invested for your account during the period;

•	the date of the investment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.
To qualify for a volume discount as a result of purchases under the automatic purchase program, you must notify us in writing when you initially become eligible to receive a volume discount and at each time your purchase of shares through the plan would qualify you for an additional reduction in the price of shares under the volume discount provisions described in this prospectus. For a discussion of volume discounts, see the section entitled “— Volume Discounts” above.
You may terminate your participation in the automatic purchase program at any time by providing us with written notice. If you elect to participate in the automatic purchase program, you must agree that if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus or in the subscription agreement, you will promptly notify us in writing of that fact and your participation in the automatic purchase program will terminate. See the “Investor Suitability Standards” section of this prospectus (immediately following the cover page) and the form of Automatic Purchase Program Enrollment Form attached hereto as Appendix D.
Minimum Purchase Requirements
Generally, you must initially invest at least $2,000 in our shares to be eligible to participate in this Offering, except in New York where the minimum purchase is $2,500. In order to satisfy this minimum purchase requirement, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $500. You should note that an investment in our shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.
If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in increments of $500. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our distribution reinvestment plan.
You may not transfer fewer shares than the minimum purchase requirement. Unless you are transferring all of your shares of common stock, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares required to meet the minimum purchase requirements, except for the following transfers without consideration: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers by operation of law. These minimum purchase requirements are applicable until our shares of common stock are listed on a national securities exchange, and these requirements may make it more difficult for you to sell your shares. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

HOW TO SUBSCRIBE
Investors who meet the suitability standards described herein may purchase shares of common stock. See the page following the cover page for the suitability standards. Investors who want to purchase shares should proceed as follows:

•	Read the entire final prospectus and the current supplement(s), if any, accompanying the final prospectus.

•
Complete the execution copy of the subscription agreement or the multi-product subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included as Appendix B. A specimen copy of the multi-product subscription agreement is included as Appendix F. Each investor who is a resident of Alabama, Arkansas, Kentucky, Maryland, Nebraska, New Jersey and Tennessee may not use the multi-product subscription agreement and must use the subscription agreement solely for Carter Validus Mission Critical REIT II, Inc.

•
Deliver a check for the full purchase price of the shares being subscribed for, payable to “Carter Validus Mission Critical REIT II, Inc.” The name of the soliciting dealer appears on the subscription agreement. Certain dealers who have “net capital” (as defined in the applicable federal securities regulations) of $250,000 or more may instruct their customers to make their checks payable directly to the dealer. In such case, the dealer will issue a check payable to us of the purchase price of your subscription.

•
By executing the subscription agreement and paying the full purchase price for the shares subscribed for, each investor attests that he or she meets the minimum income and net worth standards as stated in the subscription agreement.

A sale of the shares may not be completed until at least five business days after the subscriber receives our final prospectus as filed with the SEC pursuant to Rule 424(b) of the Securities Act. Within ten business days of our receipt of each completed subscription agreement, we will accept or reject the subscription. If we accept the subscription, we will mail a confirmation within three days. If for any reason we reject the subscription, we will promptly return the check and the subscription agreement, without interest or deduction, within ten business days after rejecting it.
An approved trustee must process and forward to us subscriptions made through individual retirement accounts, Keogh plans and 401(k) plans. In the case of individual retirement accounts, Keogh plans and 401(k) plan stockholders, we will send the confirmation or, upon rejection, a refund check to the trustee. If you want to purchase shares through an individual retirement account, Keogh plan or 401(k) plan, First Trust Retirement and Community National Bank have agreed to serve as IRA custodians for such purpose for an annual maintenance fee.
You have the option of placing a transfer on death, or TOD, designation on your shares purchased in this Offering. A TOD designation transfers the ownership of the shares to your designated beneficiary upon your death. This designation may only be made by individuals, not entities, who are the sole or joint owners with right to survivorship of the shares. If you would like to place a TOD designation on your shares, you must check the TOD box on the subscription agreement and you must complete and return the TOD form which is available upon request in order to effect the designation.
You may elect to have any registered investment advisory fees deducted from your account with us and paid directly to your registered investment advisor by completing and signing a letter of direction. The letter of direction will authorize us to deduct a specified dollar amount or percentage of distributions paid by us as business management and advisory fees payable to your registered investment advisor on a periodic basis. The letter of direction will be irrevocable and we will continue to pay business management fees payable from your account until such time as you provide us with a notice of revocation of your election to terminate deductions from your account for the purposes of such business management fees.

SALES LITERATURE
In addition to and apart from this prospectus, we may use supplemental sales material in connection with the Offering. This material may consist of a brochure describing our advisor and its affiliates and our investment objectives. The material also may contain pictures and summary descriptions of properties similar to those that we intend to acquire which our affiliates have previously acquired. This material also may include audiovisual materials and taped presentations highlighting and explaining various features of the Offering, properties of prior real estate programs and real estate investments in general, and articles and publications concerning real estate. Further, business reply cards, introductory letters and seminar invitation forms may be sent to the dealer members of FINRA designated by us and prospective investors. No person has been authorized to prepare for, or furnish to, a prospective investor any sales literature other than that described herein and “tombstone” newspaper advertisements or solicitations of interest that are limited to identifying the Offering and the location of sources of further information.
The use of any sales materials is conditioned upon filing with, and if required, clearance by appropriate regulatory agencies. Such clearance (if provided), however, does not indicate that the regulatory agency allowing the use of such materials has passed on the merits of the Offering or the adequacy or accuracy of such materials.
This Offering is made only by means of this prospectus. Except as described herein, we have not authorized the use of other supplemental literature or sales material in connection with this Offering.
REPORTS TO STOCKHOLDERS
Our advisor will keep, or cause to be kept, full and true books of account on an accrual basis of accounting, in accordance with GAAP. All of these books of account, together with a copy of our charter, will at all times be maintained at our principal office, and will be open to inspection, examination and duplication at reasonable times by the stockholders or their agents.
Our advisor will submit to each stockholder our audited annual reports within 120 days following the close of each fiscal year. The annual reports will contain the following:

•	audited financial statements prepared in accordance with SEC rules and regulations governing the preparation of financial statements and reported on by independent certified public accountants;

•	the ratio of the costs of raising capital during the period to the capital raised;

•
the aggregate amount of advisory fees and the aggregate amount of fees paid to our advisor and any affiliate of our advisor, including fees or charges paid to our advisor and to any affiliate of our advisor by third parties doing business with us;

•	our total operating expenses, stated as a percentage of the average invested assets and as a percentage of net income for the most recently completed fiscal year;

•	a report from our independent directors that the policies, objectives and strategies we follow are in the best interests of our stockholders and the basis for such determination; and

•
separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us, our directors, our advisor, our sponsor and any of their affiliates occurring in the year for which the annual report is made. Independent directors are specifically charged with the duty to examine and comment in the report on the fairness of such transactions.

It is the duty of our directors, including our independent directors, to take reasonable steps to insure that the foregoing requirements are met.
At the same time as any distribution, we will file a Form 8-K or other appropriate form or report with the SEC or otherwise provide stockholders with a statement disclosing the amount and source of the funds distributed. If the information is not available when the distribution is made, we will provide a statement setting forth the reasons for why the information is not available. In no event will the information be provided to stockholders more than 60 days after we make the distribution. We will include in our stockholders’ account statements an Estimated Value Per Share NAV of our shares that will comply with the requirements of NASD Rule 2340.
Within 60 days following the end of any calendar quarter during the period of the Offering in which we have closed an acquisition of a property, we will submit a report to each stockholder containing:

•	the location and a description of the general character of the property acquired during the quarter;

•	the present or proposed use of the property and its suitability and adequacy for that use;

•	the terms of any material leases affecting the property;

•
the proposed method of financing, if any, including estimated down payment, leverage ratio, prepaid interest, balloon payment(s), prepayment penalties, “due-on-sale” or encumbrance clauses and possible adverse effects thereof and similar details of the proposed financing plan; and

•	a statement that title insurance has been or will be obtained on the property acquired.
In addition, while this Offering is pending, if we believe that a reasonable probability exists that we will acquire a property or group of properties, this prospectus will be supplemented to disclose the probability of acquiring such property or group of properties. A supplement to this prospectus will describe any improvements proposed to be constructed thereon and other information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate. Note that the disclosure of any proposed acquisition cannot be relied upon as an assurance that we will ultimately consummate such acquisition or that the information provided concerning the proposed acquisition will not change between the date of the supplement and any actual purchase. After the completion of the last acquisition, our advisor will, upon request, send a schedule of acquisition to the Commissioner of Corporations of the State of California. The schedule, verified under the penalty of perjury will reflects each acquisition made, the purchase price paid, the aggregate of all acquisition expenses paid on each transaction, and a computation showing compliance with our charter. We will, upon request, submit to the Commissioner of Corporations of the State of California or to any of the various state securities administrators, any report or statement required to be distributed to stockholders pursuant to our charter or any applicable law or regulation.
We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year and (2) to other Plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31. For any period during which we are making a public offering of shares, the statement will report an Estimated Per Share NAV at the then public offering price per share. If no public offering is ongoing, and until we list the shares of our common stock on a national securities exchange, no later than 150 days from the second anniversary of the date that we broke escrow in our initial public offering, we will provide an annual statement that will report an Estimated Per Share NAV, based on (i) appraisal updates performed by us based on a review of the existing appraisal and lease of each property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that property, (ii) and a review of the outstanding loans and other investments, focusing on a determination of present value by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each loan. We may elect to deliver such reports to all stockholders, but in either event, will file a Form 8-K with the results of the valuation. Stockholders will not be forwarded copies of appraisals or updates. In providing such reports to stockholders, neither we nor our affiliates thereby make any warranty, guarantee or representation that (i) we or our stockholders, upon liquidation, will actually realize the Estimated Per Share NAV or (ii) our stockholders will realize the Estimated Per Share NAV if they attempt to sell their shares.
The accountants we regularly retain will prepare our U.S. federal tax return and any applicable state income tax returns. We will submit appropriate tax information to the stockholders within 30 days following the end of each of our fiscal years. We will not provide a specific reconciliation between GAAP and our income tax information to the stockholders. However, the reconciling information will be available in our office for inspection and review by any interested stockholder. Annually, at the same time as the dissemination of appropriate tax information (including a Form 1099) to stockholders, we will provide each stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price(s), and number of shares owned, as well as the dates and amounts of distributions received during the prior fiscal year. The individualized statement to stockholders will include any purchases of shares under the distribution reinvestment plan. Stockholders requiring individualized reports on a more frequent basis may request these reports. We will make every reasonable effort to supply more frequent reports, as requested, but we may, at our sole discretion, require payment of an administrative charge either directly by the stockholder, or through pre-authorized deductions from distributions payable to the stockholder making the request.
We may deliver to the stockholders each of the reports discussed in this section, as well as any other communications that we may provide them with, by e-mail or by any other means.
LITIGATION
We are not party to any material pending legal proceedings.
LEGAL MATTERS
The validity of the shares of our common stock being offered hereby has been passed upon for us by Venable LLP, Baltimore, Maryland. Morris, Manning & Martin, LLP, Atlanta, Georgia, has passed upon the legal matters in connection with our status as a REIT for U.S. federal income tax purposes. Morris, Manning & Martin, LLP is entitled to rely on the opinion of

Venable LLP as to all matters of Maryland law. Neither Venable LLP nor Morris, Manning & Martin, LLP purports to represent our stockholders or potential investors, who should consult their own counsel. Morris, Manning & Martin, LLP also provides legal services to Carter Validus Advisors II, LLC, our advisor, and its affiliates.
EXPERTS
The consolidated financial statements and schedule of Carter Validus Mission Critical REIT II, Inc. as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, have been incorporated by reference herein from Carter Validus Mission Critical REIT II, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016 in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The historical summary of gross income and direct operating expenses of the 250 Williams Data Center for the year ended December 31, 2016 have been incorporated by reference herein from Carter Validus Mission Critical REIT II, Inc.'s Current Report on Form 8-K/A filed with the SEC on August 31, 2016, and audited by Frazier & Deeter, LLC, independent auditors, in reliance upon their report incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing. The audit report related to the historical summary of gross income and direct operating expenses refers to the fact that the statement was prepared for the purpose of complying with the rules and regulations of the SEC and is not intended to be a complete presentation of revenues and expenses.
ELECTRONIC DELIVERY OF DOCUMENTS
Subject to availability, you may authorize us to provide prospectuses, prospectus supplements, annual reports and other information (referred to herein as “documents”) electronically by so indicating on the subscription agreement, or by sending us instructions in writing in a form acceptable to us to receive such documents electronically. Unless you elect in writing to receive documents electronically, all documents will be provided in paper form by mail. You must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. Documents will be available on our Internet web site. You may access and print all documents provided through this service. As documents become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the document. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all required documents. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive required documents electronically.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. You may read and copy any document we have electronically filed with the SEC at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549. Call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference room. In addition, any document we have electronically filed with the SEC is available at no cost to the public over the Internet at the SEC’s website at www.sec.gov. You can also access documents that are incorporated by reference into this prospectus at our website, www.cvmissioncriticalreit2.com. The contents of our website are not incorporated by reference in, or otherwise a part of, this prospectus.
The following documents filed with the SEC are incorporated by reference in this prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 16, 2017;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on May 12, 2017;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, filed with the SEC on August 10, 2017;

•	Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, filed with the SEC on November 9, 2017;

•
The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 26, 2017; and

•
Current Reports on Form 8-K and on Form 8-K/A filed with the SEC on January 18, 2017, February 10, 2017, March 6, 2017, March 23, 2017, April 4, 2017, May 5, 2017, May 15, 2017, May 17, 2017, May 30, 2017, June 6, 2017, June 21, 2017, June 22, 2017, July 5, 2017, July 17, 2017, July 21, 2017, August 7, 2017, August 18, 2017, August 22, 2017, August 29, 2017, August 31, 2017, September 15, 2017, September 22, 2017, September 28, 2017, October 3, 2017, October 10, 2017 and November 7, 2017.

We will provide to each person to whom this prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus, as supplemented, but not delivered with this prospectus. To receive a free copy of any of the reports or documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, write or call us at 4890 West Kennedy Blvd., Suite 650, Tampa, Florida 33609, (888) 292-3178, Attn: Investor Services. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed a registration statement on Form S-11 with the SEC in connection with this Offering. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC.
You may request and obtain a copy of these filings, at no cost to you, by writing or telephoning us at the following address:
Carter Validus Mission Critical REIT II, Inc.
4890 West Kennedy Blvd.
Suite 650
Tampa, Florida 33609
(813) 287-0101
Attn: Investor Services
There is additional information about us at www.cvmissioncriticalreit2.com. The contents of the site are not incorporated by reference in, or otherwise a part of, this prospectus.
This prospectus is part of the registration statement and does not contain all of the information included in the registration statement and all of its exhibits, certificates and schedules. Whenever a reference is made in this prospectus to any contract or other document of ours, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.
You may read and copy our registration statement and all of its exhibits and schedules which we have filed with the SEC, any of which may be inspected and copied at the Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. This material, as well as copies of all other documents filed with the SEC, may be obtained from the Public Reference Section of the SEC, 100 F. Street, N.E., Washington D.C. 20549 upon payment of the fee prescribed by the SEC. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330 or e-mail at publicinfo@sec.gov. The SEC maintains a web site that contains reports, proxies, information statements and other information regarding registrants that file electronically with the SEC, including us. The address of this web site is http://www.sec.gov.

CARTER VALIDUS MISSION CRITICAL REIT II, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
For the Six Months Ended June 30, 2017
(in thousands, except share data and per share amounts)
(Unaudited)

	Six Months Ended June 30, 2017 (a)	Pro Forma Adjustments Acquisition of 250 Williams Atlanta Data Center		Pro Forma Total Six Months Ended June 30, 2017
Revenue:
Rental and parking revenue	$43,366	$10,088	(b)	$53,454
Tenant reimbursement revenue	8,258	1,812	(b)	10,070
Total revenue	51,624	11,900		63,524
Expenses:
Rental and parking expenses	10,226	4,905	(b)	15,131
General and administrative expenses	2,137	—		2,137
Asset management fees	4,357	567	(c)	4,924
Depreciation and amortization	16,635	4,983	(d)	21,618
Total expenses	33,355	10,455		43,810
Income from operations	18,269	1,445		19,714
Interest expense, net	8,837	2,432	(e)	11,269
Net income (loss) attributable to common stockholders	$9,432	$(987)		$8,445
Other comprehensive income:
Unrealized income on interest rate swaps, net	$62	$—		$62
Other comprehensive income attributable to common stockholders	62	—		62
Comprehensive income (loss) attributable to common stockholders	$9,494	$(987)		$8,507
Weighted average number of common shares outstanding:
Basic	90,721,343	—		90,721,343
Diluted	90,737,075	—		90,737,075
Net income per common share attributable to common stockholders:
Basic	$0.10			$0.09
Diluted	$0.10			$0.09

(a)
Historical financial information is derived from the unaudited condensed consolidated statement of comprehensive income included in the Company's quarterly report on Form 10-Q for the six months ended June 30, 2017.

(b)
Represents pro forma results of the Property, assuming the acquisition had occurred on January 1, 2016. The Property was purchased on June 15, 2017. Amortization of above-market leases and below-market leases of approximately $734,000 is included in the pro forma adjustments for rental and parking revenue. Above-market lease values are amortized as an adjustment of rental income over the remaining terms of the respective leases. Below-market leases are amortized as an adjustment of rental income over the remaining terms of the respective leases, including any fixed rate bargain renewal periods.

(c)
Represents the estimated asset management fee payable to Carter Validus Advisors II, LLC on a monthly basis equal to 0.0625% of the aggregate asset value as of the last day of the immediately preceding month.

(d)
Represents the estimated depreciation and amortization of real estate assets and intangible lease assets had the property been acquired on January 1, 2016. Real estate assets, other than land, are depreciated on a straight-line basis over their estimated useful lives.

FS-1

Buildings and improvements	15 - 40 years
Identified intangible assets	Remaining term of related lease

(e)
Includes interest expense on the Property's note payable of $116,200,000 at an interest rate of 3.99% per annum, amortization of the deferred financing costs related to the note payable and interest expense on the proceeds from the secured credit facility, assuming the acquisition had occurred on January 1, 2016.

FS-2

Appendix A
The tables below provide summarized information concerning the non-public real estate investment programs sponsored by Carter/Validus REIT Investment Management Company, LLC, and its affiliates which raised funds from outside investors for Carter Validus Mission Critical REIT, Inc., or CVMCR. The information contained herein is included solely to provide prospective investors with the background to be used to evaluate the real estate experience of the management of our sponsor and its affiliates.
The following table uses certain financial terms. The following briefly describes the meanings of these terms.

•	“Acquisition Costs” means fees related to the purchase of the property, cash down payments, acquisition fees, and legal and other costs related to property acquisitions.

•
“Cash Generated from Operations” means the excess (or “cash used” in the event of a deficiency) of operating cash receipts, including interest on investments, over operating cash expenditures, including debt service payments.

•
“GAAP” refers to “generally accepted accounting principles” in the United States. Prospective investors should read these tables carefully together with the summary information concerning the Programs set forth in “Prior Performance Summary” elsewhere in this prospectus.

THE INFORMATION IN THIS SECTION AND THE TABLES REFERENCED HEREIN SHOULD NOT BE CONSIDERED AS INDICATIVE OF HOW WE WILL PERFORM. THIS DISCUSSION REFERS TO THE PERFORMANCE OF PRIOR PROGRAMS AND PROPERTIES SPONSORED BY CARTER VALIDUS REIT MANAGEMENT COMPANY II, LLC OR ITS AFFILIATES OVER THE PERIODS LISTED THEREIN. IN ADDITION, THE TABLES INCLUDED WITH THIS PROSPECTUS (WHICH REFLECT RESULTS OVER THE PERIODS SPECIFIED IN EACH TABLE) DO NOT MEAN THAT WE WILL MAKE INVESTMENTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. IF YOU PURCHASE SHARES IN CARTER VALIDUS MISSION CRITICAL REIT II, INC., YOU WILL NOT HAVE ANY OWNERSHIP INTEREST IN ANY OF THE REAL ESTATE PROGRAMS DESCRIBED IN THE TABLES INCLUDED HEREIN (UNLESS YOU ARE ALSO AN INVESTOR IN THOSE REAL ESTATE PROGRAMS).
YOU SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING INFORMATION AS IMPLYING IN ANY MANNER THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE RELFECTED IN THE INFORMATION BELOW BECAUSE THE YIELD AND CASH AVAILABLE AND OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT IN OUR PROPERTIES.
The following tables are included herein:

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS
Table I provides a summary of the experience of Carter/Validus REIT Investment Management Company, LLC, and its affiliates as a sponsor in raising and investing funds in CVMCR, a non-traded real estate investment program. CVMCR’s primary offering was terminated on June 6, 2014. Information is provided as to the manner in which the proceeds of the offering have been applied, the timing and length of the offering and the time period over which the proceeds have been invested.

	As of December 31, 2016 (in thousands) (unaudited)
		Percentage of Total Dollar Amount Raised
Gross offering proceeds from investors (1)	$1,879,768	100.0%
Less offering expenses:
Selling commissions and discounts retained by affiliates	$156,519	8.3%
Other offering costs	$18,274	1.0%
Reserves (2)	$12,302	0.7%
Available for investment	$1,692,673	90.0%
Acquisition costs:
Prepaid items and fees related to investments	$—	—%
Cash down payment (3)	$2,086,463	111.0%
Acquisition fees	$41,433	2.2%
Acquisition expenses (3)	$13,180	0.7%
Acquisition costs-other (4)	$576,082	30.6%
Total acquisition costs	$2,717,158	144.5%
Percent leveraged (mortgage financing/total acquisition cost)	31.1%
Date offering began	12/10/2010
Length of offering (in months)	42
Months to invest 90% of amount available for investment	41

(1)	Represents $1,678,284,000 from outside investors and $201,484,000 pursuant to the distribution reinvestment program.

(2)	Represents additional investment for lease-up, development and/or redevelopment costs.

(3)	Represents ownership portion only.

(4)	Represents acquisition costs related to construction, capitalized interest, capitalized investment cost, tenant improvements, real estate-related investments and construction management fees.

TABLE II
COMPENSATION TO SPONSOR AND AFFILIATES
Table II summarizes the amount and type of compensation paid to Carter/Validus REIT Investment Management Company, LLC, and its affiliates, as a sponsor of CVMCR. CVMCR’s primary offering was terminated on June 6, 2014.

As of December 31, 2016 (in thousands) (unaudited)
Date offering commenced	12/10/2010
Gross offering proceeds from investors	$1,879,768
Amount paid from proceeds of offering
Underwriting fees	$156,519
Acquisition fees
Real estate commissions	$—
Advisory fees – acquisition fees	$41,433
Other offering costs	$18,274
Acquisition fees-other (1)	$3,402
Dollar amount of cash generated from operations before deducting payments to sponsor	$347,355
Actual amount paid to sponsor from operations:
Property management fees	$14,974
Asset management fees	$52,232
Reimbursements	$6,605
Leasing commissions	$4,332
Other	$—
Total amount paid to sponsor from operations	$78,143
Dollar amount of property sales and refinancing before deducting payment to sponsor:
Cash	$—
Notes	$—
Amount paid to sponsor:
Real estate commissions	$—
Incentive fees	$—
Other	$—

(1)	Represents construction management fees paid to sponsor.

TABLE III
OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAM
Table III summarizes the operating results of Carter Validus Mission Critical REIT, Inc., a non-traded real estate investment program sponsored by Carter/Validus REIT Investment Management Company, LLC and its affiliates. The results in this Table III have not been audited and are presented on an accrual accounting basis in conformity with GAAP.

	For the Year Ended (in thousands) (unaudited)
	2016	2015	2014	2013	2012
Gross revenues	$207,256	$214,819	$154,291	$68,299	$28,446
Profit (loss) on sales of properties	$—	$—	$—	$—	$—
Less:
Operating expenses	$56,854	$54,242	$50,249	$22,331	$19,712
Other expenses	$28,910	$21,490	$19,682	$12,540	$6,294
Depreciation and amortization	$86,335	$70,711	$46,729	$18,749	$8,080
Consolidated net (loss) income - US GAAP basis	$35,157	$68,376	$37,631	$14,679	$(5,640)
Net (loss) income attributable to the Company - US GAAP basis	$31,236	$63,438	$33,498	$12,658	$(7,700)
Cash provided by operations	$121,803	$107,511	$70,132	$25,692	$1,277
Cash (used in) provided by sales	$—	$—	$—	$—	$—
Cash (used in) provided by refinancing	$—	$—	$—	$—	$—
Cash provided by operations, sales and refinancing	$121,803	$107,511	$70,132	$25,692	$1,277
Less: Cash distribution to investors from:
Operating cash flow	$60,038	$56,775	$44,013	$14,176	$1,277
Sales and refinancing	$—	$—	$—	$—	$—
Other (1)	$—	$—	$—	$—	$1,929
Cash generated after cash distributions	$61,765	$50,736	$26,119	$11,516	$(1,929)
Less: Special items	$—	$—	$—	$—	$—
Cash generated after cash distributions and special items	$61,765	$50,736	$26,119	$11,516	$(1,929)
Distribution data per $1,000 invested
Cash distributions to investors source - Cash Basis (2)
Sales	$—	$—	$—	$—	$—
Refinancing	$—	$—	$—	$—	$—
Operations	$26	$25	$32	$29	$10
Other (1)	$—	$—	$—	$—	$15

(1)
Cash distributions to investors from other sources may include sources such as cash flows in excess of distributions from prior periods, borrowings and proceeds from the issuance of common stock. The 2012 amount represents excess distributions paid out of net proceeds from the offering.

(2)	Cash distributions to investors source is calculated based on weighted average investment.

CARTER VALIDUS®
MISSION CRITICAL REIT II

# SUBSCRIPTION AGREEMENT

AN INVESTMENT IN THE OFFERING OR "INVESTMENT PROGRAM" DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR THIS OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN (10) BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE, SC DISTRIBUTORS, LLC (MEMBER FINRA/SIPC) AT 1-877-907-1148.

## 1. Investment

*All investments are subject to suitability standards, see corresponding prospectus and Section 9 herein.*

Amount of Subscription ☐ State of Sale ☐

*Minimum Initial Investment is $2,000 ($2,500 - New York) for CVMC REIT II.*
*Money Orders, Traveler's Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.*

Payment will be made with: ☐ Enclosed Check ☐ Funds Wired ☐ Funds to Follow - Name of Institution ____________

☐ Volume Discount*: Check this box ONLY after discussion with your Broker-Dealer. Please provide a separate request in writing that sets forth the basis for receiving a volume discount as set forth in the appropriate prospectus.

**Any combination request will be subject to our verification that the subscriptions to be combined are made by a single qualifying purchaser. Please see "Volume Discounts" section of the prospectus for further information on volume discount qualifications.*

## 1a. Share Class - The Selection of a Share Class is Required

Please consult with your Financial Advisor and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding these share classes, including the different fees which are payable with respect to each share class.

**SHARE CLASS REQUIRED** ☐ Class A ☐ Class T ☐ Class I

## 2. Account Type - Check One Box Only

| Account Type | Additional Required Documentation |
|---|---|
| ☐ Individual ☐ TOD* | If TOD, Transfer on Death form<br>*Please see Section 2 of Investor Instructions for details |
| ☐ Joint Tenants ☐ TOD* ☐ Tenants in Common*<br>☐ Community Property* | If JTWROS TOD, Transfer on Death form<br>*All parties must sign / Please see Section 2 of Investor Instructions for details |
| ☐ Trust | Trustee Certification form or trust documents |
| ☐ Estate | Documents evidencing individuals authorized to act on behalf of estate |
| ☐ Custodial ☐ UGMA: State of: ______ ☐ UTMA: State of: ______ | None |
| ☐ Corporation ☐ C Corp ☐ S Corp | Articles of Incorporation or Corporate Resolution |
| ☐ LLC<br>☐ Enter the tax classification (C= C Corporation, S= S Corporation, P= Partnership) ____ | LLC Operating Agreement or LLC Resolution |
| ☐ Partnership | Partnership Certification of Powers or Certificate of Limited Partnership |
| ☐ Non-Profit Organization | Formation document or other document evidencing authorized signers |
| ☐ Profit Sharing Plan* ☐ Defined Benefit Plan*<br>☐ KEOGH Plan* | Pages of plan document that list plan name, date, trustee name(s) and signatures<br>*Please see Section 2 of Investor Instructions for details |
| ☐ Traditional IRA ☐ SEP IRA ☐ ROTH IRA<br>☐ Simple IRA ☐ Inherited/Beneficial IRA | For Inherited IRA indicate Decedent's name: ______________________ |
| ☐ Other (Specify) ______________________________ | |

› For Non-Qualified Custodial Accounts and All Qualified Accounts, please complete Section 5

CURRENT FORM AS OF 10/5/17 VERSION FA

## 3. Investment Title - SSN or TIN Required

Please print names in which shares of common stock are to be registered. For trusts, include trust name and name of trustee. If IRA or qualified plan, include both custodian and investor names and applicable Tax ID Numbers. If "same as below", write "same." (This is the name that will appear on your statement.)

Title Line 1 ______

Title Line 2 ______

SSN/TIN ______

## 4. Investor Information

**Primary Investor is:** Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA)
**Secondary Investor is:** Additional Account holder, Trustee, Officer/Authorized Signer, Custodian (UGMA/UTMA)

Primary Investor Name ______ SSN/TIN ______ DOB ______

Secondary Investor Name ______ SSN/TIN ______ DOB ______

Street Address ______

City ______ State ______ ZIP ______

Phone (day) ______ Phone (evening) ______ Email ______

Mailing Address (optional) ______

City ______ State ______ ZIP ______

☐ **Check here for eletronic delivery and complete Section 8**

Citizenship: Please indicate Citizenship Status (Required)

☐ US Citizen ☐ US Citizen residing outside the US ☐ Resident Alien

☐ Non-Resident Alien* Country: ______ ☐ Check here if you are subject to backup withholding

Please attach a separate sheet with the above information for each additional investor.

NOTE: Any and all U.S. taxpayers are required to complete Section 9a. (If a foreign national is, in fact, a U.S. taxpayer, complete Section 9a.)
Please refer to the Guidelines for U.S. Taxpayer Certifications in the Investor Instructions of this Subscription Agreement regarding your SSN or TIN.

* If non-resident alien, investor must submit the appropriate IRS Form W-8 (e.g., Form W-8BEN, W-8ECI, W-8EXP or W-8IMY) in order to make an investment. The applicable IRS Form can be obtained from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

## 5. Third Party Custodian/Trustee Information

- Applies to ALL retirement accounts and to non-retirement accounts that have elected to use a third party custodian/trustee.
- Make checks payable to the custodian and send ALL paperwork directly to the custodian. The custodian/trustee is responsible for sending payments pursuant to the instructions as set forth below.

Custodian/Trustee Name ______

Custodian/Trustee Address ______

City ______ State ______ ZIP ______

Custodian/Trustee Phone ______ Custodian/Trustee TIN ______

Investor Account Number with Custodian/Trustee ______

## 6. Distribution Information

If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%. If you do not complete this section, distributions will be paid to the registered owner at the address in Section 4 above. IRA accounts may not direct distributions without the custodian's approval.

Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by CVMC REIT II. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates.

If you elect to participate in the Distribution Reinvestment Plan, you agree that, if at any time you fail to meet the applicable suitability standards set forth in the then current Prospectus, you will promptly provide written notification to: CVMC REIT II, c/o DST Systems, Inc, 430 W. 7th Street, Kansas City, MO 64105.

| | % of Distribution |
|---|---|
| ☐ I prefer to participate in the Distribution Reinvestment Plan, as described in the Prospectus | ______ |
| ☐ Send distributions via check to investor's home address **(or for Qualified Plans, to the address listed in Section 5)** | ______ |
| ☐ Send distributions via check to the alternate payee listed here **(not available for Qualified Plans without custodial approval)** | ______ |

CURRENT FORM AS OF 10/5/17 VERSION FA

## 6. Distribution Information, continued

Name

Address

City | State | ZIP

Account Number

☐ **Direct Deposit: (Attach Voided Check)** I/we authorize CVMC REIT II, or its agent, DST Systems, Inc. by or through a third party provider, (as applicable, the "Issuer") to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below. **(not available for custodial held accounts without the custodian's approval)**

Financial Institution Name | % of Distribution | ☐ Checking

ABA/ Routing Number | Account Number | ☐ Savings

## 7. Broker-Dealer and Financial Advisor Information

Broker-Dealer Name

Financial Advisor's Name | Rep Number

Financial Advisor's Firm Name | Branch ID

Financial Advisor's Address

Financial Advisor's City | State | ZIP

Financial Advisor's Phone | Financial Advisor's Fax

Financial Advisor's E-Mail Address

This Subscription was made as follows:

☐ Through a participating Broker-Dealer

☐ Through a participating RIA unaffiliated with a participating Broker-Dealer

☐ *Friends and Family Purchase

* Please refer to the prospectus for further information on friends and family discounts and consult with your broker-dealer or financial advisor to determine wheather you qualify for such discounts.

Based on the information I obtained from the investor regarding the investor's financial situation and investment objectives, I hereby certify to CVMC REIT II, that I have reasonable grounds to believe that the purchase of the shares by the investor is suitable for this investor and such investor has sufficient net worth and is in a position to realize the benefits of an investment in the shares, and further that I have (a) informed the investor of all aspects of liquidity and marketability of this investment, including the restrictions on transfers of the shares, (b) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Subscription Agreement to the issuer as specified under the laws of the investor's principal state of residence or principal state of business, as applicable, (c) verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (d) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

If a Registered Associate of a FINRA member firm or a Registered Investment Advisor, I hereby certify that I am properly licensed and I am registered in the state of sale. State of sale is defined as the investor's principal place of residence or principal place of business, as applicable.

Signature of Financial Advisor | Date

Branch Manager Signature (if required by Broker-Dealer) | Date

## 8. Electronic Delivery (optional)

***Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically for CVMC REIT II, please affirmatively elect to do so by signing below where indicated.***

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize CVMC REIT II to either (i) e-mail stockholder communications to you directly or (ii) make them available on the CVMC REIT II website and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Sign below if you consent to the electronic delivery of documents for CVMC REIT II, including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following:

(a) I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification of the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. (b) I acknowledge that documents distributed electronically may be provided in Adobe's Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe's web site at www.adobe.com. The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications. (c) I acknowledge that I may receive at no cost from CVMC REIT II a paper copy of any documents delivered electronically by calling Investor Services at 888.292.3178 from 9:00 am to 5:00 pm EST Monday-Friday. (d) I acknowledge that if the e-mail notification is returned to CVMC REIT II as "undeliverable", a

CURRENT FORM AS OF 10/5/17 VERSION FA

## 8. Electronic Delivery (optional), continued

letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if CVMC REIT II is unable to obtain a valid e-mail address for me, CVMC REIT II will resume sending a paper copy of its filings by U.S. mail to my address of record. (e) I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Investor Services at 888.292.3178 from 9:00 am to 5:00 pm EST Monday-Friday.

**Electronic Delivery Acknowledgement Only**

Signature of Investor ______________________ Date ________

Signature of Joint Investor ______________________ Date ________

E-mail (If blank - email from Section 4 will be used) ______________________

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

Your e-mail address will be held in confidence and used only for matters relating to your investment.

## 9. Subscriber Signatures

**Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:**

____Owner ____Co-Owner I have received the final Prospectus of Carter Validus Mission Critical REIT II, Inc. at least five business days before signing the Subscription Agreement.

____Owner ____Co-Owner I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under "Suitability Standards." I will not purchase additional shares unless I meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

____Owner ____Co-Owner I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

____Owner ____Co-Owner I am purchasing the shares for the account referenced above.

____Owner ____Co-Owner I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA PATRIOT Act and payment of the full purchase price of the shares.

CURRENT FORM AS OF 10/5/17 VERSION FA

# 9. Subscriber Signatures, continued

____Owner ____Co-Owner **Oregon**: In addition to the minimum suitability standards described above, an Oregon resident may not exceed ten percent (10%) of the Oregon resident's liquid net worth in us and our affiliates.

# 9a. Subscriber Acknowledgements & Signatures

See Guidelines for U.S. Taxpayer Certifications (the "guidelines") in Section 9a of the attached Investor Instructions to this Subscription Agreement for the guidelines on how to complete Section 9a.

## INFORMATION REQUIRED BELOW

**Certification**

Exempt payee code (If any) ________ Exemption from FATCA reporting code (If any) ________
(Applies to accounts maintained outside the U.S.)

## SELECTION REQUIRED BELOW

**You must check the box in item 2 below next to the statement that applies to you.**

**By signing below, under penalties of perjury, I certify that:**

1. The number shown in Section 4 of this Subscription Agreement is my correct taxpayer identification number, and

2. ☐ I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, or

   ☐ I am subject to backup withholding because I have been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, and

3. I am a U.S. citizen or other U.S. person (as defined in the Guidelines), and

4. The FATCA code(s) entered on this form (if any) indicating I am exempt from FATCA reporting is correct.

*WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY CVMC REIT II IN CONNECTION WITH THE SUBSCRIBER'S INVESTMENT IN CVMC REIT II.*

*THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR CVMC REIT II FOR AT LEAST FIVE (5) BUSINESS DAYS.*

*THE SUBSCRIBER WILL NOT BE ADMITTED AS A STOCKHOLDER OF CVMC REIT II UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY CVMC REIT II. CVMC REIT II MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. CVMC REIT II WILL ACCEPT SUBSCRIPTIONS IN GOOD ORDER NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE CURRENT PROSPECTUS. IF CVMC REIT II REJECTS THE SUBSCRIBER'S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN TEN(10) BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A STOCKHOLDER.*

CURRENT FORM AS OF 10/5/17 VERSION FA

## 9a. Subscriber Acknowledgements & Signatures, continued

**SIGNATURE REQUIRED BELOW**

**IN ORDER TO HAVE THIS AGREEMENT EXECUTED, THE INVESTOR(S) MUST SIGN THIS SECTION**

For CVMC REIT II, if the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor also authorizes CVMC REIT II to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares. Signing Section 9a will not constitute an execution of this Subscription Agreement.

Owner Signature Date

Co-Owner Signature (If applicable) Date

**AUTHORIZATION: FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY**

Signature of Custodian(s) or Trustee(s): By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of CVMC REIT II that are beneficially owned by the investor as reflected on the records of CVMC REIT II as of the applicable record date at any meeting of the shareholders of CVMC REIT II. This authorization shall remain in place until revoked in writing by the Custodian. CVMC REIT II is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee) Date

☐ I am a Registered Investment Advisor representative and am completing and signing this application for a fiduciary account over which I maintain discretionary authority pursuant to a legally valid investment advisory agreement, which discretionary authority includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.

☐ I am acting in a fiduciary capacity and am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.

## 10. Check Instructions

**For Non-Custodial Accounts:** Please mail a completed original Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement, to the appropriate address as outlined in Section 10a.

**For Custodial Accounts:** Please mail a completed original Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement.

**PLEASE NOTE:** Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements.

**Carter Validus Mission Critical REIT II, Inc. Investors:** The Subscription Agreement, together with a check made payable to "Carter Validus Mission Critical REIT II, Inc." for the full purchase price, should be delivered to the address in Section 10a.

## 10a. Mailing Address

**Regular Mail**
Investment Processing Department
c/o DST Systems, Inc.
PO BOX 219731
Kansas City, MO 64121-9731

**Overnight Mail**
Investment Processing Department
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105-1407

**Subscription Agreements may be faxed to:**
855.223.2474

**Payment may be wired to:**
UMB Bank, N.A.
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: 9871916944
FAO: (Include Account Title)

Should you have any questions or concerns and require customer service to handle your request or inquiry, please contact our transfer agent at:

Investment Processing Department
c/o DST Systems, 430 W. 7th St., Kansas City, MO 64105
Investors: 888.292.3178
Financial Advisors: 877.907.1148

CURRENT FORM AS OF 10/5/17 VERSION FA

# Investor Instructions

(not required to be returned with Subscription Agreement)

**Please follow these instructions carefully. Failure to do so could result in the rejection of your subscription.**

## 1. Investment

**PLEASE NOTE: We do not accept money orders, traveler's checks, starter checks, foreign checks, counter checks, third-party checks or cash.**

A minimum initial investment of $2,000 is required, except in New York, where the minimum investment is $2,500. In no event shall any investment be less than $100.

## 1a. Select a Share Class

Please consult with your financial representative and check the appropriate box to indicate the class of shares you intend to purchase.

## 2. Enter Account Type - Check One Box Only

Please check the appropriate box to indicate the account type of the subscription.

** Transfer on Death (TOD): Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who are (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.*

*Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts.*

## 3. Enter Investment Title

All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 9a, you are certifying that this number is correct.

Please print the exact name(s) in which shares are to be registered. Include the trust/entity name, if applicable. If the account is Qualified, include the names and taxpayer identification numbers of the investor and the custodian or trustee.

## 4. Enter Investor Information

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions, including CVMC REIT II, to obtain, verify and record information that identifies each person who opens an account or person(s) authorized to effect transactions in an account. When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. Some or all of this information will be used to verify the identity of all persons opening an account.

Enter the name(s), mailing address and telephone numbers of the registered owner of the investment.

You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.

All investors must provide a taxpayer identification number or social security number. By signing in Section 9a, you are certifying that this number is correct.

**Primary Investor is:** Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA)
**Secondary Investor is:** Additional Account holder, Trustee, Officer/Authorized Signer, Custodian (UGMA/UTMA)

## 5. Enter Third Party Custodian Information

Make checks payable to the custodian and send ALL paperwork directly to the custodian.

Complete this section if the registered owner of the investment will be a Custodian Plan or Trust.

## 6. Enter Distribution Information

CURRENT FORM AS OF 10/5/17 VERSION FA

## 7. Enter Broker-Dealer and Financial Advisor Information

**PLEASE NOTE: The Broker-Dealer or Financial Advisor must complete and sign this section of the Subscription Agreement. All fields are mandatory.**

**Required Representations: By signing Section 7, the Financial Advisor confirms on behalf of the Broker-Dealer that he or she:**

- has discussed the investor's prospective purchase of shares with such investor;
- has advised such investor of all fundamental risks related to the investment in the shares, and the risk that the investor could lose his or her entire investment in the shares;
- has reasonable grounds to believe the investor is purchasing these shares for the account referenced in Section 5, and

The Broker-Dealer is duly licensed and may lawfully offer and sell the shares in the state of sale designated as the investor's principal place of residence or principal place of business, as applicable; and agrees to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years.

**RIA Submission:** Check this box to indicate whether submission is made through a Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Financial Advisor, if applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Financial Advisor affiliated with a Broker-Dealer, the transaction should be completed through that Broker-Dealer, not through the RIA.

## 8. Select Electronic Delivery (optional)

## 9. Subscriber Acknowledgements & Signatures

You must initial ALL appropriate representations for CVMC REIT II.

**IMPORTANT: Please carefully read and separately initial each of the representations.** Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

## 9a. Subscriber Acknowledgements & Signatures

By signing this Subscription Agreement, you agree to provide the information in Section 9 of such Agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

## Guidelines for U.S. Taxpayer Certifications

**Definition of a U.S. Person** - For U.S. federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien,
- A partnership, corporation, company or association created or organized in the United States or under the laws of the United States,
- An estate (other than a foreign estate), or
- A domestic trust (as defined in Treasury Regulations section 301.7701-7).

**What Number to Give the Requester** – Social Security numbers ('SSN') have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers ("EIN') have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All 'Section' references are to the Internal Revenue Code of 1986, as amended.

| For this type of account: | Give the SSN of: |
|---|---|
| 1. An individual's account | The individual |
| 2. Two or more individuals (Joint account) | The actual owner of the account or, if combined funds, the first individual on the account (1) |
| 3. Custodian account of a minor (Uniform Gift to Minors Act) | The minor (2) |
| 4. (a) The usual revocable savings trust account (grantor also is trustee) | The grantor-trustee (1) |
| (b) So-called trust account that is not a legal or valid trust under State law | The actual owner (1) |
| 5. Sole proprietorship or disregarded entity owned by an individual | The owner (3) |
| 6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see, Regulations section 1.671-4(b)(2)(i)(A)) | The grantor (4) |

| For this type of account: | Give the SSN of: |
|---|---|
| 7. Disregarded entity not owned by an individual | The owner (3) |
| 8. A valid trust, estate, or pension trust | The legal entity (5) |
| 9. Corporate or LLC electing corporate status on Form 8832 or Form 2553 | The corporation |
| 10. Association, club, religious, charitable, educational, or other tax-exempt organization | The organization |
| 11. Partnership or multi-member LLC | The partnership or LLC |
| 12. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments | The public entity |
| 13. A broker or registered nominee | The broker or nominee |
| 14. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see, Regulations section 1.671-4(b)(2)(i)(B)) | The trust |

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's SSN.
(3) You must show your individual name and you also may enter your business or 'DBA' name on the second name line. You may use either your SSN or TIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.
(4) Note: Grantor also must provide a Form W-9 to trustee of trust.
(5) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

CURRENT FORM AS OF 10/5/17 VERSION FA

Guidelines for U.S. Taxpayer Certifications, continued

**Obtaining a Number**

If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.socialsecurity.gov/forms/ss-5.pdf. You also may get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

**Payees Exempt from Backup Withholding and/or FATCA Reporting**

If you are exempt from backup withholding and/or FATCA reporting, enter in Section 9a, any code(s) that may apply to you.

**Exempt Payee Code**

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

**The following codes identify payees that are exempt from backup withholding:**

1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401 (f )(2)
2. The United States or any of its agencies or instrumentalities
3. A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies or instrumentalities
4. A foreign government or any of its political subdivisions, agencies, or instrumentalities
5. A corporation
6. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession
7. A futures commission merchant registered with the Commodity Futures Trading Commission
8. A real estate investment trust
9. An entity registered at all times during the tax year under the Investment Company Act of 1940
10. A common trust fund operated by a bank under section 584(a)
11. A financial institution
12. A middleman known in the investment community as a nominee or custodian
13. A trust exempt from tax under section 664 or described in section 4947

For interest and dividends, all listed payees are exempt except payees listed in category 7. For broker transactions, payees listed in categories 1 through 4 and 6 through 11 and all C corporations are exempt. For broker transactions, S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.

Exempt payees described above should complete Section 9a to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER AND ANY APPLICABLE EXEMPT PAYEE CODE, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

**Exemption from FATCA Reporting Code.** The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

A – An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)
B – The United States or any of its agencies or instrumentalities
C – A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies, or instrumentalities
D – A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i)
E – A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i)
F – A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state
G – A real estate investment trust
H – A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940
I – A common trust fund as defined in section 584(a)
J – A bank as defined in section 581
K – A broker
L – A trust exempt from tax under section 664 or described in section 4947
M – A tax exempt trust under a section 403(b) plan or section 457(g) plan

**Privacy Act Notice**

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

**Penalties**

- Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
- Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.
- Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
- Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of F ederal law, the payer may be subject to civil and criminal penalties.

10/17 CV20010-FA

CARTER VALIDUS®
MISSION CRITICAL REIT II

# ADDITIONAL SUBSCRIPTION

This form may be used by any current investor in Carter Validus Mission Critical REIT II who desires to purchase additional shares of Carter Validus Mission Critical REIT II. Investors who acquired shares through a transfer of ownership or transfer on death and wish to make additional investments must complete the Carter Validus Mission Critical REIT II Subscription Agreement.

## 1. Investment Information

All investments are subject to suitability standards, see corresponding prospectus and Section 5 herein.

Amount of Subscription ______ State of Sale ______

Minimum Additional Investment is $500.
Money Orders, Traveler's Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.

Payment will be made with: ☐ Enclosed Check ☐ Funds Wired ☐ Funds to Follow - Name of Institution ______

☐ Volume Discount*: Check this box ONLY after discussion with your Broker-Dealer. Please provide a separate request in writing that sets forth the basis for receiving a volume discount as set forth in the appropriate prospectus.

*Any combination request will be subject to our verification that the subscriptions to be combined are made by a single qualifying purchaser. Please see "Volume Discounts" section of the prospectus for further information on volume discount qualifications

## 2. Account Number

Account Number ______

## 3. Investor Information- SSN or TIN Required

Please print name in which shares are registered.

Title Line 1 ______

Title Line 2 ______

Primary SSN/TIN ______ Secondary SSN/TIN ______

**Primary Investor is:** Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA)

**Secondary Investor is:** Additional Accountholder, Trustee, Officer/Authorized Signer, Custodian (UGMA/UTMA)

Primary Investor Name ______ SSN/TIN ______ DOB ______

Secondary Investor Name ______ SSN/TIN ______ DOB ______

Please indicate if mailing address has changed since initial investment in Carter Validus Mission Critical REIT II ☐ Yes ☐ No

If "yes", please print new address below:

Street Address ______

City ______ State ______ Zip Code ______

NOTE: Any and all U.S. taxpayers are required to complete Section 5a. (If a foreign national is, in fact, a U.S. taxpayer, complete Section 5a.)
Please refer to the Guidelines for U.S. Taxpayer Certifications in Section 5b. regarding your SSN or TIN.

CURRENT FORM AS OF10/5/17 VERSION FA

## 4. Broker-Dealer and Financial Advisor Information

Broker-Dealer Name

Financial Advisor's Name | Rep Number

Financial Advisor's Firm Name | Branch ID

Financial Advisor's Address

Financial Advisor's City | State | Zip Code

Financial Advisor's Phone | Financial Advisor's Fax Number

Financial Advisor's E-mail Address

This Subscription was made as follows:

☐ Through a participating Broker-Dealer

☐ Through a participating RIA unaffiliated with a participating Broker-Dealer

☐ *Friends and Family Purchase

* Please refer to the prospectus for further information on friends and family discounts and consult with your broker-dealer or financial advisor to determine wheather you qualify for such discounts.

Based on the information I obtained from the investor regarding the investor's financial situation and investment objectives, I hereby certify to CVMC REIT II, that I have reasonable grounds to believe that the purchase of the shares by the investor is suitable for this investor and such investor has sufficient net worth and is in a position to realize the benefits of an investment in the shares, and further that I have (a) informed the investor of all aspects of liquidity and marketability of this investment, including the restrictions on transfers of the shares, (b) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Subscription Agreement to the issuer as specified under the laws of the investor's principal state of residence or principal state of business, as applicable, (c) verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (d) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

If a Registered Associate of a FINRA member firm or a Registered Investment Advisor, I hereby certify that I am properly licensed and I am registered in the state of sale. State of sale is defined as the investor's principal place of residence or principal place of business, as applicable.

Signature of Financial Advisor | Date

Branch Manager Signature (if required by Broker-Dealer) | Date

## 5. Subscriber Signatures

**Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:**

____Owner ____Co-Owner I have received the final Prospectus of Carter Validus Mission Critical REIT II, Inc. at least five business days before signing the Subscription Agreement.

____Owner ____Co-Owner I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under "Suitability Standards." I will not purchase additional shares unless I meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

____Owner ____Co-Owner I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

____Owner ____Co-Owner I am purchasing the shares for the account referenced above.

____Owner ____Co-Owner I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA PATRIOT Act and payment of the full purchase price of the shares.

CURRENT FORM AS OF10/5/17 VERSION FA

## 5. Subscriber Signatures, continued

____Owner ____Co-Owner **Oregon**: In addition to the minimum suitability standards described above, an Oregon resident may not exceed ten percent (10%) of the Oregon resident's liquid net worth in us and our affiliates.

## 5a. Subscriber Acknowledgements & Signatures

See Guidelines for U.S. Taxpayer Certifications (the "guidelines") in Section 5b of this Subscription Agreement for the guidelines on how to complete Section 5a.

### INFORMATION REQUIRED BELOW

**Certification**

Exempt payee code (If any)

Exemption from FATCA reporting code (If any)
(Applies to accounts maintained outside the U.S.)

### SELECTION REQUIRED BELOW

**You must check the box in item 2 below next to the statement that applies to you.**

**By signing below, under penalties of perjury, I certify that:**

1. The number shown in Section 3 of this Subscription Agreement is my correct taxpayer identification number, and

2. ☐ I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, or

   ☐ I am subject to backup withholding because I have been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, and

3. I am a U.S. citizen or other U.S. person (as defined in the Guidelines), and

4. The FATCA code(s) entered on this form (if any) indicating I am exempt from FATCA reporting is correct.

CURRENT FORM AS OF10/5/17 VERSION FA

*WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY CVMC REIT II IN CONNECTION WITH THE SUBSCRIBER'S INVESTMENT IN CVMC REIT II.*

*THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR CVMC REIT II FOR AT LEAST FIVE (5) BUSINESS DAYS.*

## 5a. Subscriber Acknowledgements & Signatures, continued

*THE SUBSCRIBER WILL NOT BE ADMITTED AS A STOCKHOLDER OF CVMC REIT II UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY CVMC REIT II. CVMC REIT II MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. CVMC REIT II WILL ACCEPT SUBSCRIPTIONS IN GOOD ORDER NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE CURRENT PROSPECTUS. IF CVMC REIT II REJECTS THE SUBSCRIBER'S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN TEN(10) BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A STOCKHOLDER.*

**SIGNATURE REQUIRED BELOW**

**IN ORDER TO HAVE THIS AGREEMENT EXECUTED, THE INVESTOR(S) MUST SIGN THIS SECTION**

For CVMC REIT II, if the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor also authorizes CVMC REIT II to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares. Signing Section 5a will not constitute an execution of this Subscription Agreement.

Owner Signature ____________________ Date ____________

Co-Owner Signature (If applicable) ____________________ Date ____________

**AUTHORIZATION: FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY**

Signature of Custodian(s) or Trustee(s): By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of CVMC REIT II that are beneficially owned by the investor as reflected on the records of CVMC REIT II as of the applicable record date at any meeting of the shareholders of CVMC REIT II. This authorization shall remain in place until revoked in writing by the Custodian. CVMC REIT II is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee) ____________________ Date ____________

☐ I am a Registered Investment Advisor representative and am completing and signing this application for a fiduciary account over which I maintain discretionary authority pursuant to a legally valid investment advisory agreement, which discretionary authority includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.

☐ I am acting in a fiduciary capacity and am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.

## 5b. Guidelines for U.S. Taxpayer Certifications

**Definition of a U.S. Person** - For U.S. federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien,
- A partnership, corporation, company or association created or organized in the United States or under the laws of the United States,
- An estate (other than a foreign estate), or
- A domestic trust (as defined in Treasury Regulations section 301.7701-7).

**What Number to Give the Requester** – Social Security numbers ('SSN') have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers ("EIN') have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All 'Section' references are to the Internal Revenue Code of 1986, as amended.

| For this type of account: | Give the SSN of: |
|---|---|
| 1. An individual's account | The individual |
| 2. Two or more individuals (Joint account) | The actual owner of the account or, if combined funds, the first individual on the account [1] |
| 3. Custodian account of a minor (Uniform Gift to Minors Act) | The minor [2] |
| 4. (a) The usual revocable savings trust account (grantor also is trustee) | The grantor-trustee [1] |
| (b) So-called trust account that is not a legal or valid trust under State law | The actual owner [1] |
| 5. Sole proprietorship or disregarded entity owned by an individual | The owner [3] |
| 6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see, Regulations section 1.671-4(b)(2)(i)(A)) | The grantor [4] |

CURRENT FORM AS OF10/5/17 VERSION FA

| For this type of account: | Give the SSN of: |
|---|---|
| 7. Disregarded entity not owned by an individual | The owner (3) |
| 8. A valid trust, estate, or pension trust | The legal entity (5) |
| 9. Corporate or LLC electing corporate status on Form 8832 or Form 2553 | The corporation |
| 10. Association, club, religious, charitable, educational, or other tax-exempt organization | The organization |
| 11. Partnership or multi-member LLC | The partnership or LLC |
| 12. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments | The public entity |
| 13. A broker or registered nominee | The broker or nominee |
| 14. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see, Regulations section 1.671-4(b)(2)(i)(B)) | The trust |

## 5b. Guidelines for U.S. Taxpayer Certifications, continued

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's SSN.
(3) You must show your individual name and you also may enter your business or 'DBA' name on the second name line. You may use either your SSN or TIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.
(4) Note: Grantor also must provide a Form W-9 to trustee of trust.
(5) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

**Obtaining a Number**

If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.socialsecurity.gov/forms/ss-5.pdf. You also may get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

**Payees Exempt from Backup Withholding and/or FATCA Reporting**

If you are exempt from backup withholding and/or FATCA reporting, enter in Section 5a, any code(s) that may apply to you.

**Exempt Payee Code**

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

**The following codes identify payees that are exempt from backup withholding:**

1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401 (f )(2)
2. The United States or any of its agencies or instrumentalities
3. A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies or instrumentalities
4. A foreign government or any of its political subdivisions, agencies, or instrumentalities
5. A corporation
6. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession
7. A futures commission merchant registered with the Commodity Futures Trading Commission
8. A real estate investment trust
9. An entity registered at all times during the tax year under the Investment Company Act of 1940
10. A common trust fund operated by a bank under section 584(a)
11. A financial institution
12. A middleman known in the investment community as a nominee or custodian
13. A trust exempt from tax under section 664 or described in section 4947

For interest and dividends, all listed payees are exempt except payees listed in category 7. For broker transactions, payees listed in categories 1 through 4 and 6 through 11 and all C corporations are exempt. For broker transactions, S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.

Exempt payees described above should complete Section 5a to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER AND ANY APPLICABLE EXEMPT PAYEE CODE, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

**Exemption from FATCA Reporting Code.** The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

A – An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)
B – The United States or any of its agencies or instrumentalities
C – A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies, or instrumentalities
D – A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i)
E – A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i)
F – A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state
G – A real estate investment trust
H – A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940
I – A common trust fund as defined in section 584(a)
J – A bank as defined in section 581
K – A broker
L – A trust exempt from tax under section 664 or described in section 4947
M – A tax exempt trust under a section 403(b) plan or section 457(g) plan

CURRENT FORM AS OF10/5/17 VERSION FA

**Privacy Act Notice**

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

**Penalties**

- Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
- Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.
- Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
- Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

## 6. Check Instructions

**For Non-Custodial Accounts:** Please mail a completed original Additional Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2 of this Additional Subscription Agreement, to the appropriate address as outlined in Section 6a.

**For Custodial Accounts:** Please mail a completed original Additional Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this Additional Subscription Agreement.

**PLEASE NOTE:** Only original, completed copies of the Additional Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Additional Subscription Agreements.

**Carter Validus Mission Critical REIT II, Inc. Investors:** The Subscription Agreement, together with a check made payable to "Carter Validus Mission Critical REIT II, Inc." for the full purchase price, should be delivered to the address in Section 6a.

## 6a. Mailing Address

**Regular Mail**

Investment Processing Department
c/o DST Systems, Inc.
PO BOX 219731
Kansas City, MO 64121-9731

**Overnight Mail**

Investment Processing Department
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105-1407

**Additional Subscription Agreements may be faxed to:**

855.223.2474

**Payment may be wired to:**

UMB Bank, N.A.
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: 9871916944
FAO: (Include Account Title)

**Should you have any questions or concerns and require customer service to handle your request or inquiry, please contact our transfer agent at:**

Investment Processing Department
c/o DST Systems, 430 W. 7th St., Kansas City, MO 64105
Investors: 888.292.3178
Financial Advisors: 877.907.1148

10/17 CV20013-FA

CARTER VALIDUS®
MISSION CRITICAL REIT II

AUTOMATIC PURCHASE PROGRAM ENROLLMENT FORM

Complete this form if you wish to purchase shares of Carter Validus Mission Critical REIT II, Inc. at regular intervals through a transfer of funds from your bank account directly to your Carter Validus Mission Critical REIT II, Inc. investment account. Investors who acquired shares through a transfer of ownership or transfer on death and wish to make additional investments must complete the Carter Validus Mission Critical REIT II, Inc. Subscription Agreement. Custodial accounts are also not eligible to participate in the Automatic Purchase Program. Maryland, Nebraska, North Carolina, New Jersey, Alabama, Kansas and Ohio investors are not eligible to participate in this Automatic Purchase Program.

1. Investor Information - SSN or TIN Required

Investor #1 Name: SSN/Tax ID: DOB:

Investor #2 Name: SSN/Tax ID: DOB:

Street Address:

City: State: Zip Code:

Optional
Mailing Address:

City: State: Zip Code:

Phone (day): Phone (evening):

E-mail: Account Number:

☐ US Citizen ☐ US Citizen residing outside the US

☐ Foreign citizen, country: ____________

☐ Check here if you are subject to backup withholding

2. Investment Information

Monthly Investment Amount ($100/month minimum): Financial Institution Name:

Mailing Address:

City: State: Zip Code:

ABA/ Routing Number: Account Number: ☐ Checking ☐ Savings

Please enclose a voided check for the appropriate account to participate in the Automatic Purchase Program. By enclosing a voided check you authorize Carter Validus Mission Critical REIT II, Inc. to begin making electronic debits from the account designated by the enclosed voided check on the last business day of each month. Such deductions and investments will continue until you notify Carter Validus Mission Critical REIT II, Inc. in writing to change or discontinue them. Should your account contain insufficient funds to cover the authorized deduction, no deduction or investment will occur. In such event, your bank may charge you a fee for insufficient funds.

3. Broker-Dealer and Financial Advisor Information

Broker-Dealer Name

Financial Advisor's Name Rep Number

Financial Advisor's Firm Name Branch ID

Financial Advisor's Address

Financial Advisor's City State ZIP

Financial Advisor's Phone Financial Advisor's Fax

Financial Advisor's E-Mail Address

CURRENT FORM AS OF 9/29/17 VERSION FA

D-1

3. Broker-Dealer and Financial Advisor Information, continued

This Subscription was made as follows:

☐ Through a participating Broker-Dealer

☐ Through a participating RIA

☐ *Friends and Family Purchase

* Please refer to the prospectus for further information on friends and family discounts and consult with your broker-dealer or financial advisor to determine wheather you qualify for such discounts.

Based on the information I obtained from the investor regarding the investor's financial situation and investment objectives, I hereby certify to CVMC REIT II, that I have reasonable grounds to believe that the purchase of the shares by the investor is suitable for this investor and such investor has sufficient net worth and is in a position to realize the benefits of an investment in the shares, and further that I have (a) informed the investor of all aspects of liquidity and marketability of this investment, including the restrictions on transfers of the shares, (b) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Subscription Agreement to the issuer as specified under the laws of the investor's principal state of residence or principal state of business, as applicable, (c) verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (d) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

If a Registered Associate of a FINRA member firm or a Registered Investment Advisor, I hereby certify that I am properly licensed and I am registered in the state of sale. State of sale is defined as the investor's principal place of residence or principal place of business, as applicable.

Signature of Financial Advisor ______________________ Date ______

Branch Manager Signature (if required by Broker-Dealer) ______________________ Date ______

4. Investor Signatures

By signing below, you agree that if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current Prospectus (as Supplemented) or the Subscription Agreement relating to such investment, or if you change your registered representative, you will promptly notify Carter Validus Mission Critical REIT II, Inc. in writing of the fact at the address set forth below.

Signature of Investor: ______________________ Date: ______

Signature of Joint Investor: ______________________ Date: ______

Please consult your Financial Representative if you have any material changes which might affect your ability to meet the applicable suitability requirements.

Once Complete Send To:

Regular Mail

Investment Processing Department
c/o DST Systems, Inc.
P.O. Box 219731
Kansas City, MO 64121-9731
Investors: 888.292.3178
Financial Advisors: 877.907.1148

Overnight Mail

Investment Processing Department
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105
Investors: 888.292.3178
Financial Advisors: 877.907.1148

9/17 CV20012-FA

D-2

APPENDIX E
THIRD AMENDED AND RESTATED DISTRIBUTION REINVESTMENT PLAN
CARTER VALIDUS MISSION CRITICAL REIT II, INC.
Effective as of February 20, 2017
Carter Validus Mission Critical REIT II, Inc., a Maryland corporation (the “Company”), has adopted this Third Amended and Restated Distribution Reinvestment Plan (the “Plan”), to be administered by the Company, SC Distributors, LLC (the “Dealer Manager”) or an unaffiliated third party (the “Administrator”) as agent for participants in the Plan (“Participants”), on the terms and conditions set forth below.
1. Election to Participate.    Any purchaser of shares of common stock of the Company, par value $0.01 per share (the “Shares”), may become a Participant by making a written election to participate on such purchaser’s subscription agreement at the time of subscription for Shares. Any stockholder who has not previously elected to participate in the Plan, and subject to Section 8(b) herein, any participant in any previous or subsequent publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or its affiliates (an “Affiliated Program”), may so elect at any time by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be acceptable to the Administrator. Participants in the Plan generally are required to have the full amount of their cash distributions (other than “Excluded Distributions” as defined below) with respect to all Shares or shares of stock or shares of limited partnership interest of an Affiliated Program (collectively “Securities”) owned by them reinvested pursuant to the Plan. However, the Administrator shall have the sole discretion, upon the request of a Participant, to accommodate a Participant’s request for less than all of the Participant’s Securities to be subject to participation in the Plan.
2. Distribution Reinvestment.    The Administrator will receive all cash distributions (other than Excluded Distributions) paid by the Company or an Affiliated Participant with respect to Securities of Participants (collectively, the “Distributions”). Participation will commence with the next Distribution payable after receipt of the Participant’s election pursuant to Paragraph 1 hereof, provided it is received at least ten (10) days prior to the last day of the period to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a holder of Securities will become a Participant in the Plan effective on the first day of the period following such election, and the election will apply to all Distributions attributable to such period and to all periods thereafter. As used in this Plan, the term “Excluded Distributions” shall mean those cash or other distributions designated as Excluded Distributions by the board of directors of the Company or the board or general partner of an Affiliated Program, as applicable.
3. General Terms of Plan Investments.
(a) Except as otherwise set forth in the Company’s prospectus, during the time that the Company’s initial public offering, or any follow-on offering, is effective, the purchase price per Class A Share, Class I Share and Class T Share will be equal to the most recent Estimated Per Share NAV of each respective class, as determined by the Company’s board of directors. The purchase price per Class A Share, Class I Share and/or Class T Share may be amended from time to time by the Company’s board of directors based upon changes in the Company’s Estimated Per Share NAV and other factors that the Company’s board of directors deems relevant. No advance notice of pricing pursuant to this Paragraph 3(a) shall be required other than to the extent the issue is a material event requiring the public filing of a Current Report on Form 8-K.
(b) Selling commissions will not be paid for the Shares purchased pursuant to the Plan.
(c) Dealer Manager fees will not be paid for the Shares purchased pursuant to the Plan.
(d) For each Participant, the Administrator will maintain an account which shall reflect for each period in which Distributions are paid (a “Distribution Period”) the Distributions received by the Administrator on behalf of such Participant. A Participant’s account shall be reduced as purchases of Shares are made on behalf of such Participant.
(e) Distributions shall be invested in Shares by the Administrator promptly following the payment date with respect to such Distributions to the extent Shares are available for purchase under the Plan. Distributions on Class A Shares will be reinvested in Class A Shares, Distributions on Class I Shares will be reinvested in Class I Shares, and Distributions on Class T Shares will be reinvested in Class T Shares. If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the Administrator and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to Participants. Any interest earned on such accounts will be paid to the Company and will become property of the Company.

(f) Participants may acquire fractional Shares, computed to four decimal places, so that 100% of the Distributions will be used to acquire Shares. The ownership of the Shares shall be reflected on the books of Company or its transfer agent.
(g) A Participant will not be able to acquire Shares under the Plan to the extent such purchase would cause it to exceed the Ownership Limit or to violate other Share ownership restrictions imposed by the Company’s Charter. For purposes of this Plan, “Ownership Limit” shall mean the prohibition on beneficial ownership of not more than 9.8% in value of the aggregate of the outstanding shares of stock of the Company and not more than 9.8% (in number of shares or value, whichever is more restrictive) of the outstanding shares of common stock of the Company.
4. Absence of Liability.    The Company, SC Distributors, LLC and the Administrator shall not have any responsibility or liability as to the value of the Shares or any change in the value of the Shares acquired for the Participant’s account. The Company, SC Distributors, LLC and the Administrator shall not be liable for any act done in good faith, or for any good faith omission to act hereunder.
5. Suitability.    Each Participant shall notify the Administrator if, at any time during his participation in the Plan, there is any material change in the Participant’s financial condition or inaccuracy of any representation under the subscription agreement for the Participant’s initial purchase of Shares. A material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company’s prospectus for the Participant’s initial purchase of Shares.
6. Reports to Participants.    Within ninety (90) days after the end of each calendar year, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Distributions received, the number of Shares purchased and the per Share purchase price for such Shares pursuant to the Plan during the prior year. Each statement also shall advise the Participant that, in accordance with Paragraph 5 hereof, the Participant is required to notify the Administrator if there is any material change in the Participant’s financial condition or if any representation made by the Participant under the subscription agreement for the Participant’s initial purchase of Shares becomes inaccurate. Tax information regarding a Participant’s participation in the Plan will be sent to each Participant by the company or the Administrator at least annually.
7. Taxes.    Taxable Participants may incur a tax liability for Distributions even though they have elected not to receive their Distributions in cash but rather to have their Distributions reinvested in Shares under the Plan.
8. Reinvestment in Subsequent Programs.
(a) After the termination of the Company’s initial public offering of Shares pursuant to the Company’s prospectus dated (the “Initial Offering”), the Company may determine, in its sole discretion, to cause the Administrator to provide to each Participant (other than Alabama, New Jersey, North Carolina and Ohio investors) notice of the opportunity to have some or all of such Participant’s Distributions (at the discretion of the Administrator and, if applicable, the Participant) invested through the Plan in any publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or an Affiliated Program (a “Subsequent Program”). If the Company makes such an election, Participants may invest Distributions in equity securities issued by such Subsequent Program through the Plan only if the following conditions are satisfied:
(i) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment plan;
(ii) a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act of 1933, as amended (the “Securities Act”);
(iii) the offering and sale of such interests are qualified for sale under the applicable state securities laws;
(iv) the Participant executes the subscription agreement included with the prospectus for the Subsequent Program; and
(v) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program.
(b) The Company may determine, in its sole discretion, to cause the Administrator to allow one or more participants of an Affiliated Program to become a “Participant.” If the Company makes such an election, such Participants may invest distributions received from the Affiliated Program in Shares through this Plan, if the following conditions are satisfied:
(i) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment plan;

(ii) a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act;
(iii) the offering and sale of such interests are qualified for sale under the applicable state securities laws;
(iv) the Participant executes the subscription agreement included with the prospectus for the Subsequent Program; and
(v) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program.
9. Termination.
(a) A Participant may terminate or modify his participation in the Plan at any time by written notice to the Administrator. To be effective for any Distribution, such notice must be received by the Administrator at least ten (10) days prior to the last day of the Distribution Period to which it relates.
(b) Prior to the listing of the Shares on a national securities exchange, a Participant’s transfer of Shares will terminate participation in the Plan with respect to such transferred Shares as of the first day of the Distribution Period in which such transfer is effective, unless the transferee of such Shares in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.
10. State Regulatory Restrictions.    The Administrator is authorized to deny participation in the Plan to residents of any state or foreign jurisdiction that imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan, including, without limitation, any general prohibition on the payment of broker-dealer commissions for purchases under the Plan.
11. Amendment to or Suspension or Termination of the Plan.
(a) The terms and conditions of this Plan may be amended by the Company at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least ten (10) days prior to the effective date thereof to each Participant.
(b) The Administrator may suspend or terminate a Participant’s individual participation in the Plan and the Company may suspend or terminate the Plan itself, at any time by providing ten (10) days’ prior written notice to a Participant, or to all Participants, as the case may be.
(c) After termination of the Plan or termination of a Participant’s participation in the Plan, the Administrator will send to each Participant a check for the amount of any Distributions in the Participant’s account that have not been invested in Shares. Any future Distributions with respect to such former Participant’s Shares made after the effective date of the termination of the Participant’s participation will be sent directly to the former Participant.
12. Participation by Limited Partners of Carter Validus Operating Partnership II, LP.    For purposes of this Plan, “stockholders” shall be deemed to include limited partners of Carter Validus Operating Partnership II, LP (the “Partnership”), “Participants” shall be deemed to include limited partners of the Partnership that elect to participate in the Plan, and “Distribution,” when used with respect to a limited partner of the Partnership, shall mean cash distributions on limited partnership interests held by such limited partner.
13. Governing Law.    This Plan and the Participants’ election to participate in the Plan shall be governed by the laws of the State of Maryland.
14. Notice.    Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to, or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator. Each Participant shall notify the Administrator promptly in writing of any changes of address.
15. Certificates.    The ownership of the Shares will be in book-entry form prior to the issuance of certificates. The Company will not issue share certificates unless authorized by the board of directors of the Company.

CARTER VALIDUS MISSION CRITICAL REIT II | GREENBACKER RENEWABLE ENERGY COMPANY | SIERRA INCOME CORPORATION

# Multi-Offering Subscription Agreement

**Investors in AL, AR, KY, MA, MD, NC, NE, NJ, OR and TN may not use this Multi-Offering Subscription Agreement to subscribe for shares of any offering described herein but instead should refer to the subscription agreement for each offering.**

AN INVESTMENT IN THE OFFERING(S) OR "INVESTMENT PROGRAM(S)" DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR EACH OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN (10) BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE, SC DISTRIBUTORS, LLC (MEMBER FINRA/SIPC) AT 1-877-907-1148.

## 1. Investment

*All investments are subject to suitability standards, see corresponding prospectus and Sections 9-9b herein.*

**Amount of Subscription** ____________ **State of Sale** ____________

*Minimum Initial Investment is $2,000 for CVMC REIT II, SIC & GREC.*
*Money Orders, Traveler's Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.*

Payment will be made with: ☐ Enclosed Check ☐ Funds Wired ☐ Funds to Follow - Name of Institution ____________

*(See Section 10 for Check Instructions)*

| | *Investment Amount* |
|---|---|
| Carter Validus Mission Critical REIT II (CVMC REIT II) | ________ |
| Greenbacker Renewable Energy Company (GREC) | ________ |
| Sierra Income Corporation (SIC) | ________ |

☐ **Volume Discount*:** Check this box ONLY after discussion with your Broker-Dealer. Please provide a separate request in writing that sets forth the basis for receiving a volume discount as set forth in the appropriate prospectus.

**Any combination request will be subject to our verification that the subscriptions to be combined are made by a single qualifying purchaser. Please see "Volume Discounts" section of the prospectus for further information on volume discount qualifications.*

## 1a. Share Class - The Selection of a Share Class is Required (CVMC REIT II Only)

Please consult with your Financial Advisor and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding these share classes, including the different fees which are payable with respect to each share class.

**FOR CVMC REIT II INVESTORS - SHARE CLASS REQUIRED** ☐ Class A ☐ Class T ☐ Class I

## 1b. Share Class - The Selection of a Share Class is Required (GREC Only)

Please consult with your Financial Advisor and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding these share classes, including the different fees which are payable with respect to each share class.

**FOR GREC INVESTORS - SHARE CLASS REQUIRED** ☐ Class A ☐ Class I ☐ Class C

CURRENT FORM AS OF 10/16/17 VERSION AF

## 2. Account Type - Check One Box Only

| Account Type | Additional Required Documentation |
|---|---|
| ☐ Individual ☐ TOD* | If TOD, Transfer on Death form<br>*Please see Section 2 of Investor Instructions for details |
| ☐ Joint Tenants ☐ TOD* ☐ Tenants in Common*<br>☐ Community Property* | If JTWROS TOD, Transfer on Death form<br>*All parties must sign / Please see Section 2 of Investor Instructions for details |
| ☐ Trust | Trustee Certification form or trust documents |
| ☐ Estate | Documents evidencing individuals authorized to act on behalf of estate |
| ☐ Custodial ☐ UGMA: State of: ______ ☐ UTMA: State of: ______ | None |
| ☐ Corporation ☐ C Corp ☐ S Corp | Articles of Incorporation or Corporate Resolution |
| ☐ LLC<br>☐ Enter the tax classification (C= C Corporation, S= S Corporation, P= Partnership) _____ | LLC Operating Agreement or LLC Resolution |
| ☐ Partnership | Partnership Certification of Powers or Certificate of Limited Partnership |
| ☐ Non-Profit Organization | Formation document or other document evidencing authorized signers |
| ☐ Profit Sharing Plan* ☐ Defined Benefit Plan*<br>☐ KEOGH Plan* | Pages of plan document that list plan name, date, trustee name(s) and signatures *Please see Section 2 of Investor Instructions for details |
| ☐ Traditional IRA ☐ SEP IRA ☐ ROTH IRA<br>☐ Simple IRA ☐ Inherited/Beneficial IRA | For Inherited IRA indicate Decedent's name: ____________________________ |
| ☐ Other (Specify) ________________________________________ | |

For Non-Qualified Custodial Accounts and all Qualified Accounts, please complete Section 5

## 3. Investment Title - SSN or TIN Required

Please print names in which shares of common stock are to be registered. For trusts, include trust name and name of trustee. If IRA or qualified plan, include both custodian and investor names and applicable Tax ID Numbers. If "same as below", write "same." *(This is the name that will appear on your statement.)*

Title Line 1 ______________________________

Title Line 2 ______________________________

SSN/TIN ______________________________

## 4. Investor Information

**Primary Investor is:** Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA)
**Secondary Investor is:** Additional Account holder, Trustee, Officer/Authorized Signer, Custodian (UGMA/UTMA)

Primary Investor Name ____________ SSN/TIN ____________ DOB ____________

Secondary Investor Name ____________ SSN/TIN ____________ DOB ____________

Street Address ______________________________

City ____________ State ____________ ZIP ____________

Phone (day) ____________ Phone (evening) ____________ Email ____________

Mailing Address (optional) ______________________________

City ____________ State ____________ ZIP ____________

☐ **Check here for eletronic delivery and complete Section 8**

**Citizenship:** Please indicate Citizenship Status **(Required)**

☐ US Citizen ☐ US Citizen residing outside the US ☐ Resident Alien

☐ Non-Resident Alien* Country: ______________________ ☐ Check here if you are subject to backup withholding

Please attach a separate sheet with the above information for each additional investor.

**NOTE: Any and all U.S. taxpayers are required to complete Section 9a. (If a foreign national is, in fact, a U.S. taxpayer, complete Section 9a.)
Please refer to the Guidelines for U.S. Taxpayer Certifications in the Investor Instructions of this Subscription Agreement regarding your SSN or TIN.**

* If non-resident alien, investor must submit the appropriate IRS Form W-8 **(e.g., Form W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment. The applicable IRS Form can be obtained from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

**CURRENT FORM AS OF 10/16/17 VERSION AF**

## 5. Third Party Custodian/Trustee Information

> Applies to ALL retirement accounts and to non-retirement accounts that have elected to use a third party custodian/trustee.

> Make checks payable to the custodian and send ALL paperwork directly to the custodian. The custodian/trustee is responsible for sending payments pursuant to the instructions as set forth below.

Custodian/Trustee Name

Custodian/Trustee Address

City | State | ZIP

Custodian/Trustee Phone | Custodian/Trustee TIN

Investor Account Number with Custodian/Trustee

## 6. Distribution Information

If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%.

Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by CVMC REIT II and/or SIC and/or GREC. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates.

If you elect to participate in the Distribution Reinvestment Plan, you agree that, if at any time you fail to meet the applicable suitability standards set forth in the then current Prospectus, you will promptly provide written notification to: CVMC REIT II and/or SIC and/or GREC, c/o DST Systems, Inc, 430 W. 7th Street, Kansas City, MO 64105.

**> SELECTION REQUIRED BELOW**

☐ I will not participate in the Distribution Reinvestment Plan

**OR**

☐ I will participate in the Distribution Reinvestment Plan, as described in the Prospectus — % of Distribution ______

**And I would also like to:**

☐ Send distributions via check to investor's home address (or for Qualified Plans, to the address listed in Section 5) ______

☐ Send distributions via check to the alternate payee listed here (not available for Qualified Plans without custodial approval) ______

Name

Address

City | State | ZIP

Account Number

☐ **Direct Deposit:** *(Attach Voided Check)* I/we authorize CVMC REIT II, SIC, GREC, or its agent, DST Systems, Inc. by or through a third party provider, (as applicable, the "Issuer") to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Multi-Offering Subscription Agreement, all parties must sign below. **(not available for custodial held accounts without the custodian's approval)**

Financial Institution Name | % of Distribution | ☐ Checking

ABA/ Routing Number | Account Number | ☐ Savings

## 7. Broker-Dealer and Financial Advisor Information

Broker-Dealer Name

Financial Advisor's Name | Rep Number

Financial Advisor's Firm Name | Branch ID

Financial Advisor's Address

Financial Advisor's City | State | ZIP

Financial Advisor's Phone | Financial Advisor's Fax

Financial Advisor's E-Mail Address

CURRENT FORM AS OF 10/16/17 VERSION AF

## 7. Broker-Dealer and Financial Advisor Information, continued

This Subscription was made as follows:

☐ Through a participating Broker-Dealer

☐ Through a participating RIA unaffiliated with a participating Broker-Dealer

☐ CVMC REIT II Friends and Family Purchase*

☐ Shares are being purchased net of commissions
(Not available to CVMC REIT II & Class A shares only for GREC)

* Please refer to CVMC REIT II's prospectus for further information on friends and family discounts and consult with your broker-dealer or financial advisor to determine wheather you qualify for such discounts.

Based on the information I obtained from the investor regarding the investor's financial situation and investment objectives, I hereby certify to CVMC REIT II and/or SIC and/or GREC, that I have reasonable grounds to believe that the purchase of the shares by the investor is suitable for this investor and such investor has sufficient net worth and is in a position to realize the benefits of an investment in the shares, and further that I have (a) informed the investor of all aspects of liquidity and marketability of this investment, including the restrictions on trasfers of the shares, (b) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Multi-Offering Subscription Agreement to the issuer as specified under the laws of the investor's principal state of residence or principal state of business, as applicable, (c) verified the identity of the investor through appropriate methods and will retain proof of such verifcation process as required by applicable law, and (d) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

If a Registered Associate of a FINRA member firm or a Registered Investment Advisor, I hereby certify that I am properly licensed and I am registered in the state of sale. State of sale is defined as the investor's principal place of residence or principal place of business, as applicable.

Signature of Financial Advisor ____________________ Date ____________

Branch Manager Signature (if required by Broker-Dealer) ____________________ Date ____________

## 8. Electronic Delivery (Optional)

☐ CVMC REIT II ☐ GREC ☐ SIC

***Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically for the selected funds above, please affirmatively elect to do so by signing below where indicated.***

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive shareholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail shareholder communications to you directly or (ii) make them available on each offering's respective Website and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Sign below if you consent to the electronic delivery of documents as applicable to the respective offering(s), including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following:

**(a)** I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. **(b)** I acknowledge that documents distributed electronically may be provided in Adobe's Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe's web site at www.adobe.com . The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to shareholder and/or unitholder communications. **(c)** I acknowledge that I may receive at no cost from CVMC REIT II and/or SIC and/or GREC a paper copy of any documents delivered electronically by calling SC Distributors at 877-907-1148 from 9:00 am to 5:00 pm EST Monday-Friday. **(d)** I acknowledge that if the e-mail notification is returned to CVMC REIT II and/or SIC and/or GREC as "undeliverable", a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if CVMC REIT II and/or SIC and/or GREC is unable to obtain a valid e-mail address for me, CVMC REIT II and/or SIC and/or GREC will resume sending a paper copy of its filings by U.S. mail to my address of record. **(e)** I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling SC Distributors at 877-907-1148 from 9:00 am to 5:00 pm EST Monday-Friday.

**Electronic Delivery Acknowledgement Only**

Signature of Investor ____________________ Date ____________

Signature of Joint Investor ____________________ Date ____________

E-mail (If blank - email from Section 4 will be used) ____________________

**Joint Accounts:** If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting shareholder must have access to the e-mail account provided.

Your e-mail address will be held in confidence and used only for matters relating to your investment(s).

CURRENT FORM AS OF 10/16/17 VERSION AF

## 9. Subscriber Acknowledgements & Signatures for CVMC REIT II

The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf ) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below)

| | | |
|---|---|---|
| ____Owner | ____Co-Owner | I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under "Suitability Standards." I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase. |
| ____Owner | ____Co-Owner | I/we have received the final Prospectus of CVMC REIT II at least five (5) business days before signing the Subscription Agreement. |
| ____Owner | ____Co-Owner | I (we) acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid. |
| ____Owner | ____Co-Owner | I/we am/are purchasing the shares for the account referenced above. |
| ____Owner | ____Co-Owner | I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares. |
| ____Owner | ____Co-Owner | **Idaho:** An investor must have either (i) an annual income of $85,000 and a net worth of $85,000 or (ii) a liquid net worth of $300,000. In addition, an investor's total investment in shares of our common stock must not exceed 10% of that investor's liquid net worth. For these purposes, liquid net worth is defined as that portion of an investor's net worth that is cash, cash equivalents, and readily marketable securities. |
| ____Owner | ____Co-Owner | **Iowa:** In addition to the general suitability standards listed above, an Iowa investor must have either (a) a minimum net worth of $300,000 (exclusive of home, auto and furnishings) or (b) a minimum annual income of $70,000 and a net worth of $100,000 (exclusive of home, auto and furnishings). In addition, Iowa recommends that an investor's total investment in this offering or any of its affiliates and any other non exchange traded REIT, not exceed 10% of the Iowa resident's liquid net worth. "Liquid net worth" for purposes of this investment shall consist of cash, cash equivalents and readily marketable securities. |
| ____Owner | ____Co-Owner | **Kansas:** It is recommended by the Office of the Securities Commissioner of Kansas that investors limit their aggregate investment in our securities and the securities of other non-traded real estate investment trusts to not more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents, and readily marketable securities, as determined in conformity with Generally Acceptable Accounting Principles. |
| ____Owner | ____Co-Owner | **Maine:** In addition to the suitability standards noted above, the Maine Office of Securities recommends that an investor's aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities. |
| ____Owner | ____Co-Owner | **Missouri:** In addition to the general suitability requirements listed above, no more than ten percent (10%) of any investor's liquid net worth shall be invested in the securities registered by the Issuer for this offering with the Securities Division. |
| ____Owner | ____Co-Owner | **New Mexico:** In addition to the general suitability standards listed above, a New Mexico investor may not invest more than 10% of their liquid net worth in us, our affiliates and other non-traded real estate investment programs. |
| ____Owner | ____Co-Owner | **North Dakota:** North Dakota investors must represent that, in addition to the stated net income and net worth standards, they have a net worth of at least ten times their investment in us. |
| ____Owner | ____Co-Owner | **Ohio:** It shall be unsuitable for an Ohio investor's aggregate investment in shares of the issuer, affiliates of the issuer, and in other non-traded real estate investment trusts to exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. |
| ____Owner | ____Co-Owner | **Pennsylvania:** In addition to the general suitability standards listed above, a Pennsylvania investor may not invest more than 10% of their net worth (exclusive of home, furnishings and automobiles) in us. |
| ____Owner | ____Co-Owner | **Vermont:** Accredited investors in Vermont, as defined in 17 C.F.R. § 230.501, may invest freely in this offering. In addition to the general suitability standards listed above, non-accredited Vermont investors may not purchase an amount in this offering that exceeds 10% of the investor's liquid net worth. For these purposes, "liquid net worth" is defined as an investor's total assets (not including home, home furnishings, or automobiles) minus total liabilities. |

## 9a. Subscriber Acknowledgements & Signatures for SIC

The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf ) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below)

| | | |
|---|---|---|
| ____Owner | ____Co-Owner | I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under "Suitability Standards." I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase. |
| ____Owner | ____Co-Owner | I/we have received the final Prospectus of SIC at least five (5) business days before signing the Subscription Agreement. |

CURRENT FORM AS OF 10/16/17 VERSION AF

## 9a. Subscriber Acknowledgements & Signatures for SIC, continued

____Owner ____Co-Owner I (we) acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

____Owner ____Co-Owner I/we am/are purchasing the shares for the account referenced above.

____Owner ____Co-Owner I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

____Owner ____Co-Owner **California:** In addition to the suitability standards noted above, a California investor's total investment in SIC shares shall not exceed 10% of his or her net worth.

____Owner ____Co-Owner **Idaho:** In addition to the suitability standards above, the state of Idaho requires that each Idaho investor will not invest in the aggregate, more than 10% of his or her liquid net worth in shares of Sierra Income Corporation's common stock. Liquid net worth is defined as that portion of net worth consisting of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **Iowa:** In addition to the suitability standards noted above, Iowa investors must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000 (net worth should be determined exclusive of home, auto and home furnishings); and (ii) Iowa investors must limit their aggregate investment in SIC shares and in the securities of other non-traded business development companies (BDCs) to 10% of such investor's liquid net worth (liquid net worth should be determined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **Kansas:** In addition to the suitability standards noted above, it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in SIC Shares and other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **Maine:** In addition to the suitability standards noted above, the Maine Office of Securities recommends that an investor's aggregate investment in SIC Shares and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

____Owner ____Co-Owner **New Mexico:** In addition to the suitability standards noted above, a New Mexico resident's investment should not exceed 10% of his or her liquid net worth in SIC shares, its affiliates and other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **North Dakota:** In addition to the suitability standards noted above, North Dakota requires that shares may only be sold to residents of North Dakota that represent they have a net worth of at least ten times their investment in SIC shares and its affiliates and that they meet one of the established suitability standards.

____Owner ____Co-Owner **Oklahoma:** In addition to the suitability standards noted above, an Oklahoma investor must limit his or her investment in SIC shares to 10% of his or her net worth (excluding home, furnishings, and automobiles.)

____Owner ____Co-Owner **Ohio:** In addition to the suitability standards noted above, it shall be unsuitable for an Ohio investor's aggregate investment in SIC shares, its affiliates, and in other non-traded business development programs to exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

____Owner ____Co-Owner **Texas:** In addition to the suitability standards noted above, Texas residents purchasing shares (i) must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $250,000; and (ii) may not invest more than 10% of their net worth in SIC shares. For Texas residents, "net worth" does not include the value of one's home, home furnishings or automobiles.

## 9b. Subscriber Acknowledgements & Signatures for GREC

By executing the Multi-Offering Subscription Agreement, the undersigned hereby agrees to be bound by the terms of the limited liability operating agreement and any amendments or supplements thereto or cancellations thereof and authorizes GREC to make all filings of any and all certificates, instruments, agreements or other documents, whether related to the limited liability agreement or otherwise, as may be required or advisable under the laws of the State of Delaware.

The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf ) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below)

____Owner ____Co-Owner I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under "Suitability Standards." I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

____Owner ____Co-Owner I/we have received the final Prospectus of GREC at least five (5) business days before signing the Subscription Agreement.

____Owner ____Co-Owner I (we) acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

____Owner ____Co-Owner I/we am/are purchasing the shares for the account referenced above.

CURRENT FORM AS OF 10/16/17 VERSION AF

## 9b. Subscriber Acknowledgements & Signatures for GREC, continued

____Owner ____Co-Owner

I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

____Owner ____Co-Owner

**California:** In addition to the minimum suitability standards listed above, a California investor's maximum investment in the Issuer may not exceed 10% of such investor's net worth.

____Owner ____Co-Owner

____Owner ____Co-Owner

**Iowa:** Iowa investors must have either, (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $100,000, or (b) a minimum liquid net worth of at least $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consist of cash, cash equivalents and readily marketable securities. In addition, an Iowa investor's aggregate investment in the company, shares of the company's affiliates, and other non exchange traded direct participation programs may not exceed ten percent (10%) of his or her liquid net worth. Accredited investors in Iowa, as defined in 17 C.F.R. Section 230.501 of the 1933 Securities and Exchange Act, are not subject to the 10% investment limitation.

____Owner ____Co-Owner

____Owner ____Co-Owner

____Owner ____Co-Owner

**Michigan:** It is recommended by the Michigan Securities Division that Michigan citizens not invest more than 10% of their liquid net worth in the shares. Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities that may be converted into cash within one year.

____Owner ____Co-Owner

**New Mexico:** In addition to the minimum suitability standards described above, an investment in the shares, its affiliates and other similar non-traded direct participation programs by a New Mexico resident may not exceed ten percent (10%) of the New Mexico resident's liquid net worth.

____Owner ____Co-Owner

____Owner ____Co-Owner

**Oklahoma:** In addition to the minimum suitability standards described above, an investment by Oklahoma investors should not exceed 10% of their net worth (not including home, home furnishings and automobiles).

____Owner ____Co-Owner

**Pennsylvania:** Because the minimum closing amount is less than $80,000,000, you are cautioned to carefully evaluate the programs ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of program subscriptions.

____Owner ____Co-Owner

## 9d. Subscriber Acknowledgements & Signatures

*See Guidelines for U.S. Taxpayer Certifications (the "guidelines") in Section 9d of the attached Investor Instructions to this Multi-Offering Subscription Agreement for the guidelines on how to complete Section 9d.*

> INFORMATION REQUIRED BELOW

### Certification

Exempt payee code (If any)

Exemption from FATCA reporting code (If any)
(Applies to accounts maintained outside the U.S.)

> SELECTION REQUIRED BELOW

**You must check the box in item 2 below next to the statement that applies to you.**

**By signing below, under penalties of perjury, I certify that:**

1. The number shown in Section 4 of this Multi-Offering Subscription Agreement is my correct taxpayer identification number, and
2. ☐ I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, or

   ☐ I am subject to backup withholding because I have been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, and
3. I am a U.S. citizen or other U.S. person (as defined in the Guidelines), and
4. The FATCA code(s) entered on this form (if any) indicating I am exempt from FATCA reporting is correct.

CURRENT FORM AS OF 10/16/17 VERSION AF

## 9d. Subscriber Acknowledgements & Signatures, continued

Please check all funds applicable.

☐ CVMC REIT II ☐ GREC ☐ SIC

*WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY EACH ISSUER IN CONNECTION WITH THE SUBSCRIBER'S INVESTMENT IN SUCH ISSUER.*

*THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR FOR EACH OFFERING (AT LEAST FIVE (5) BUSINESS DAYS).*

*THE SUBSCRIBER WILL NOT BE ADMITTED AS A SHAREHOLDER OF THE APPLICABLE ISSUER UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY SUCH ISSUER. SUCH ISSUER MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. EACH ISSUER WILL ACCEPT SUBSCRIPTIONS IN GOOD ORDER NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE CURRENT PROSPECTUS. IF AN ISSUER REJECTS THE SUBSCRIBER'S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN TEN(10) BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A SHAREHOLDER.*

### FOR SIC INVESTORS ONLY

***BY SIGNING BELOW, YOU ALSO ACKNOWLEDGE THAT:***

- *YOU SHOULD NOT EXPECT TO BE ABLE TO SELL YOUR SHARES REGARDLESS OF HOW WE PERFORM.*
- *IF YOU ARE ABLE TO SELL YOUR SHARES, YOU WILL LIKELY RECEIVE LESS THAN YOUR PURCHASE PRICE.*
- *WE DO NOT INTEND TO LIST OUR SHARES ON ANY SECURITIES EXCHANGE DURING OR FOR WHAT MAY BE A SIGNIFICANT TIME AFTER THE OFFERING PERIOD, AND WE DO NOT EXPECT A SECONDARY MARKET IN THE SHARES TO DEVELOP.*
- *BEGINNING THE SECOND QUARTER OF 2013, WE IMPLEMENTED A SHARE REPURCHASE PROGRAM, BUT ONLY A LIMITED NUMBER OF SHARES ARE ELIGIBLE FOR*
- *REPURCHASE BY US. IN ADDITION, ANY SUCH REPURCHASES WILL BE AT A PRICE EQUAL TO OUR MOST RECENTLY DISCLOSED NET ASSET VALUE PER SHARE IMMEDIATELY PRIOR TO THE DATE OF REPURCHASE.*
- *YOU SHOULD CONSIDER THAT YOU MAY NOT HAVE ACCESS TO THE MONEY YOU INVEST FOR AN INDEFINITE PERIOD OF TIME.*
- *AN INVESTMENT IN OUR SHARES IS NOT SUITABLE FOR YOU IF YOU NEED ACCESS TO THE MONEY YOU INVEST. SEE "SHARE REPURCHASE PROGRAM," "SUITABILITY STANDARDS" AND "SHARE LIQUIDITY STRATEGY."*
- *BECAUSE YOU WILL BE UNABLE TO SELL YOUR SHARES, YOU WILL BE UNABLE TO REDUCE YOUR EXPOSURE IN ANY MARKET DOWNTURN.*
- *OUR DISTRIBUTIONS MAY BE FUNDED FROM OFFERING PROCEEDS OR BORROWINGS, WHICH MAY CONSTITUTE A RETURN OF CAPITAL AND REDUCE THE AMOUNT OF CAPITAL AVAILABLE TO US FOR INVESTMENT. ANY CAPITAL RETURNED TO STOCKHOLDERS THROUGH DISTRIBUTIONS WILL BE DISTRIBUTED AFTER PAYMENT OF FEES AND EXPENSES.*
- *OUR PREVIOUS DISTRIBUTIONS TO STOCKHOLDERS WERE FUNDED FROM TEMPORARY FEE REDUCTIONS THAT ARE SUBJECT TO REPAYMENT TO OUR ADVISER. THESE DISTRIBUTIONS WERE NOT BASED ON OUR INVESTMENT PERFORMANCE AND MAY NOT CONTINUE IN THE FUTURE. IF OUR ADVISER HAD NOT AGREED TO MAKE EXPENSE SUPPORT PAYMENTS, THESE DISTRIBUTIONS WOULD HAVE COME FROM YOUR PAID IN CAPITAL. THE REIMBURSEMENT OF THESE PAYMENTS OWED TO OUR ADVISER WILL REDUCE THE FUTURE DISTRIBUTIONS TO WHICH YOU WOULD OTHERWISE BE ENTITLED.*

**SIGNATURE REQUIRED BELOW**

### IN ORDER TO HAVE THIS AGREEMENT EXECUTED, THE INVESTOR(S) MUST SIGN THIS SECTION

For the selected funds above, if the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor also authorizes the Investment Program(s) indicated in Section 1 to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares. Signing Section 9d will not constitute an execution of this Multi-Offering Subscription Agreement.

Owner Signature Date

Co-Owner Signature (If applicable) Date

### AUTHORIZATION: FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Multi-Offering Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of the Investment Program(s) indicated in Section 1 that are beneficially owned by the investor as reflected on the records of each said offering as of the applicable record date at any meeting of the shareholders of each said offering. This authorization shall remain in place until revoked in writing by the Custodian. The Investment Program(s) indicated in Section 1 is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee) Date

☐ I am a Registered Investment Advisor representative and am completing and signing this application for a fiduciary account over which I maintain discretionary authority pursuant to a legally valid investment advisory agreement, which discretionary authority includes within its scope my completion and execution of this application on behalf of the investor.THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.

☐ I am acting in a fiduciary capacity and am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.

CURRENT FORM AS OF 10/16/17 VERSION AF

## 10. Check Instructions

**For Non-Custodial Accounts:** Please mail a completed original Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement, to the appropriate address as outlined in Section 10a.

**For Custodial Accounts:** Please mail a completed original Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement.

**PLEASE NOTE:** Only original, completed copies of the Multi-Offering Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Multi-Offering Subscription Agreements.

- **Carter Validus Mission Critical REIT II, Inc. Investors:** The Multi-Offering Subscription Agreement, together with a check made payable to "Carter Validus Mission Critical REIT II, Inc." for the full purchase price, should be delivered to the address in Section 10a.
- **Sierra Income Corporation Investors:** The Multi-Offering Subscription Agreement, together with a check made payable to "UMB Bank, N.A., as Agent for Sierra Income Corporation" for the full purchase price, should be delivered to the address in Section 10a.
- **Greenbacker Renewable Energy Company Investors:** The Multi-Offering Subscription Agreement, together with a check made payable to "Greenbacker Renewable Energy Company" for the full purchase price, should be delivered to the address in Section 10a.
- **Greenbacker Renewable Energy Company Investors in PA:** Until we have raised the minimum offering amount required in the state of Pennsylvania, the Multi-Offering Subscription Agreement, together with a check made payable to "UMB Bank, N.A., as Escrow Agent for Greenbacker Renewable Energy Company, LLC" for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address in Section 10a. Please refer to the "Suitability Standards-Notice to Residents of Pennsylvania Only" section of the Prospectus for additional information regarding the Pennsylvania escrow requirements.

## 10a. Mailing Addresses

### For CVMC REIT II and/or SIC and/or GREC (except PA)

**Regular Mail**
Investment Processing Department
c/o DST Systems, Inc.
PO BOX 219731
Kansas City, MO 64121-9731

**Overnight Mail**
Investment Processing Department
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105-1407

### For GREC in PA *(before escrow requirements are met)*

**Regular Mail**
UMB Bank, N.A. as Escrow Agent for
Greenbacker Renewable Energy Company LLC
c/o DST Systems, Inc.
PO BOX 219731
Kansas City, MO 64121-9731

**Overnight Mail**
UMB Bank, N.A. as Escrow Agent for
Greenbacker Renewable Energy Company LLC
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105-1407

***Should you have any questions or concerns and require customer service to handle your request or inquiry, please contact our transfer agent at:***

Investment Processing Department
c/o DST Systems, 430 W. 7th St., Kansas City, MO 64105
Phone: (888) 292-3178

CURRENT FORM AS OF 10/16/17 VERSION AF

# Multi-Offering Investor Instructions

*(not required to be returned with Subscription Agreement)*

**Investors in AL, AR, KY, MA, MD, NC, NE, NJ, OR and TN may not use this Multi-Offering Subscription Agreement to subscribe for shares of any offering described herein but instead should refer to the subscription agreement for each offering.**

## 1. Investment

**PLEASE NOTE: Money orders, traveler's checks, starter checks, foreign checks, counter checks, third-party checks or cash will not be accepted. Minimum Initial Investment is $2,000 for CVMC REIT II, SIC & GREC. In no event shall any investment be less than $100.**

## 1a-1b. Select a Share Class

## 2. Account Type - Check One Box Only

Please check the appropriate box to indicate the account type of the subscription.

** **Transfer on Death (TOD):** Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who are (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.*

*Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts.*

## 3. Enter Investment Title

## 4. Enter Investor Information

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account or person(s) authorized to effect transactions in an account. When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. Some or all of this information will be used to verify the identity of all persons opening an account.

You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.

## 5. Enter Third Party Custodian Information

If you would like to purchase shares through an IRA account, First Trust Retirement has agreed to act as IRA custodian for such purpose for each of CVMC REIT II and/or SIC and/or GREC. In addition, Community National Bank has agreed to act as IRA custodian for purchases of SIC and/or GREC only or for joint purchases with CVMC REIT II; however, we do not require that you use our IRA custodian.

If you would like to establish a new IRA account with First Trust Retirement, CVMC REIT II and/or SIC and/or GREC will pay the first-year annual IRA maintenance fees of such accounts with First Trust Retirement. If you would like to establish a new IRA account with Community National Bank, CVMC REIT II will pay the first-year annual IRA maintenance fees of such accounts with Community National Bank. Thereafter, investors will be responsible for the annual IRA maintenance fees which are currently $25 per account per year. Further information about custodial services is available through your Financial Advisor or our dealer manager.

## 6. Enter Distribution Information

## 7. Enter Broker-Dealer and Financial Advisor Information

**PLEASE NOTE: The Broker-Dealer or Financial Advisor must complete and sign this section of the Multi-Offering Subscription Agreement. All fields are mandatory.**

Required Representations: By signing Section 7, the Financial Advisor confirms on behalf of the Broker-Dealer that he or she:

- has discussed the investor's prospective purchase of shares with such investor;
- has advised such investor of all fundamental risks related to the investment in the shares, and the risk that the investor could lose his or her entire investment in the shares;
- has reasonable grounds to believe the investor is purchasing these shares for the account referenced in Section 6, and

The Broker-Dealer is duly licensed and may lawfully offer and sell the shares in the state of sale designated as the investor's principal place of residence or principal place of business, as applicable; and agrees to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years.

**Net of Commission Purchase ("NOCP"):** NOCPs are available to registered associates and other employees of soliciting Broker-Dealer, the funds referenced in Section 1 and their affiliates, participants in a wrap account or commission replacement account with approval for a discount by the Broker-Dealer, RIA, bank trust account, etc. Representatives will not receive selling commission. Refer to prospectus for details.

**RIA Submission:** Check this box to indicate whether submission is made through a Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Financial Advisor, if applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Financial Advisor affiliated with a Broker-Dealer, the transaction should be completed through that Broker-Dealer, not through the RIA.

CURRENT FORM AS OF 10/16/17 VERSION AF

## 8. Select Electronic Delivery (Optional)

## 9-9b Subscriber Acknowledgements & Signatures

You must initial ALL appropriate representations for ALL funds applicable.

**IMPORTANT:** Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

## 9d. Subscriber Acknowledgements & Signatures

Please check all funds applicable. By signing the Multi-Offering Subscription Agreement, you agree to provide the information in Section 9-9b of such Agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

## Guidelines for U.S. Taxpayer Certifications

**Definition of a U.S. Person** - For U.S. federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien,
- A partnership, corporation, company or association created or organized in the United States or under the laws of the United States,
- An estate (other than a foreign estate), or
- A domestic trust (as defined in Treasury Regulations section 301.7701-7).

**What Number to Give the Requester** – Social Security numbers ('SSN') have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers ("EIN') have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All 'Section' references are to the Internal Revenue Code of 1986, as amended.

| For this type of account: | Give the SSN of: |
|---|---|
| 1. An individual's account | The individual |
| 2. Two or more individuals (Joint account) | The actual owner of the account or, if combined funds, the first individual on the account (1) |
| 3. Custodian account of a minor (Uniform Gift to Minors Act) | The minor (2) |
| 4. (a) The usual revocable savings trust account (grantor also is trustee) | The grantor-trustee (1) |
| (b) So-called trust account that is not a legal or valid trust under State law | The actual owner (1) |
| 5. Sole proprietorship or disregarded entity owned by an individual | The owner (3) |
| 6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see, Regulations section 1.671-4(b)(2)(i)(A)) | The grantor (4) |

| For this type of account: | Give the SSN of: |
|---|---|
| 7. Disregarded entity not owned by an individual | The owner (3) |
| 8. A valid trust, estate, or pension trust | The legal entity (5) |
| 9. Corporate or LLC electing corporate status on Form 8832 or Form 2553 | The corporation |
| 10. Association, club, religious, charitable, educational, or other tax-exempt organization | The organization |
| 11. Partnership or multi-member LLC | The partnership or LLC |
| 12. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments | The public entity |
| 13. A broker or registered nominee | The broker or nominee |
| 14. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see, Regulations section 1.671-4(b)(2)(i)(B)) | The trust |

*(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.*
*(2) Circle the minor's name and furnish the minor's SSN.*
*(3) You must show your individual name and you also may enter your business or 'DBA' name on the second name line. You may use either your SSN or TIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.*
*(4) **Note:** Grantor also must provide a Form W-9 to trustee of trust.*
*(5) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)*

***Note:** If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.*

**Obtaining a Number**

If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.socialsecurity.gov/forms/ss-5.pdf. You also may get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

CURRENT FORM AS OF 10/16/17 VERSION AF

## Guidelines for U.S. Taxpayer Certifications, continued

**Payees Exempt from Backup Withholding and/or FATCA Reporting**

If you are exempt from backup withholding and/or FATCA reporting, enter in Section 9d, any code(s) that may apply to you.

**Exempt Payee Code**

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

**The following codes identify payees that are exempt from backup withholding:**

1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401 (f)(2)
2. The United States or any of its agencies or instrumentalities
3. A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies or instrumentalities
4. A foreign government or any of its political subdivisions, agencies, or instrumentalities
5. A corporation
6. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession
7. A futures commission merchant registered with the Commodity Futures Trading Commission
8. A real estate investment trust
9. An entity registered at all times during the tax year under the Investment Company Act of 1940
10. A common trust fund operated by a bank under section 584(a)
11. A financial institution
12. A middleman known in the investment community as a nominee or custodian
13. A trust exempt from tax under section 664 or described in section 4947

For interest and dividends, all listed payees are exempt except payees listed in category 7. For broker transactions, payees listed in categories 1 through 4 and 6 through 11 and all C corporations are exempt. For broker transactions, S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.

Exempt payees described above should complete Section 9d to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER AND ANY APPLICABLE EXEMPT PAYEE CODE, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

**Exemption from FATCA Reporting Code.** The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

A – An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)
B – The United States or any of its agencies or instrumentalities
C – A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies, or instrumentalities
D – A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i)
E – A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i)
F – A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state
G – A real estate investment trust
H – A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940
I – A common trust fund as defined in section 584(a)
J – A bank as defined in section 581
K – A broker
L – A trust exempt from tax under section 664 or described in section 4947
M – A tax exempt trust under a section 403(b) plan or section 457(g) plan

**Privacy Act Notice**

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

**Penalties**

- Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
- Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.
- Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
- Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

10/17 MULTI-AF

CARTER VALIDUS MISSION CRITICAL REIT II, INC.
Common Stock
$1,000,000,000 Shares of Common Stock — Maximum Offering

 __________________________
PROSPECTUS
__________________________
November 27, 2017
You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to make any representations other than those contained in the prospectus and supplemental literature authorized by Carter Validus Mission Critical REIT II, Inc. and referred to in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.